UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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Spartan Energy Acquisition Corp.

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2020

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF SPARTAN ENERGY ACQUISITION CORP.

Dear Stockholders of Spartan Energy Acquisition Corp.:

You are cordially invited to attend the special meeting (the “special meeting”) of stockholders of Spartan Energy Acquisition Corp. (“Spartan,” “we,” “our,” “us” or the “Company”), which will be held at                 local time, on                , 2020, via live webcast at the following address:                    . At the special meeting, Spartan stockholders will be asked to consider and vote upon the following proposals:

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The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of July 10, 2020 (the “Business Combination Agreement”), among Spartan, Spartan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Spartan (“Merger Sub”), and Fisker Inc., a Delaware corporation (“Fisker”), pursuant to which Merger Sub will merge with and into Fisker, with Fisker surviving the merger as a wholly owned subsidiary of Spartan and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

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The Charter Proposals—To consider and vote upon each of the following proposals to amend Spartan’s amended and restated certificate of incorporation (the “Charter”) (collectively, the “Charter Proposals”):

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The Authorized Share Charter Proposal—To (a) increase the number of authorized shares of Spartan’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of Spartan’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), from 20,000,000 shares to 150,000,000 shares, and (c) increase the number of authorized shares of Spartan’s Preferred Stock, par value $0.0001 per share, from 1,000,000 shares to 15,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2);

•	The Director Classification Charter Proposal—To reclassify the board of directors (the “Spartan Board”) of Spartan (the “Director Classification Charter Proposal”) (Proposal No. 3);

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The Dual Class Charter Proposal—To implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share (the “Dual Class Charter Proposal”) (Proposal No. 4); and

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The Additional Charter Proposal—To eliminate provisions in the Charter relating to Spartan’s initial business combination that will no longer be applicable to Spartan following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Fisker Inc.” and make certain other changes that the Spartan Board deems appropriate for a public operating company (the “Additional Charter Proposal”) (Proposal No. 5).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to this proxy statement as Annex B.

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The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Fisker options) of 46,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock in the business combination and (b) the issuance and sale of 50,000,000 shares of Class A Common Stock in the private offering of securities to certain investors in connection with the business combination (the “NYSE Proposal”) (Proposal No. 6).

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The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the Fisker Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”) (Proposal No. 7). A copy of the 2020 Plan is attached to this proxy statement as Annex C.

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The ESPP Proposal—To consider and vote upon a proposal to approve and adopt the Fisker Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) and material terms thereunder (the “ESPP Proposal”) (Proposal No. 8). A copy of the ESPP is attached to this proxy statement as Annex D.

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The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2021 annual meeting of stockholders, two directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 9).

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The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Director Election Proposal, the “Proposals”) (Proposal No. 10).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address:

The Spartan Board recommends that Spartan stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting. When you consider the recommendation of the Spartan Board in favor of each of the Proposals, you should keep in mind that certain of Spartan’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Each of the Proposals is more fully described in this proxy statement, which each Spartan stockholder is encouraged to review carefully.

Spartan’s Class A Common Stock and public warrants, which are exercisable for shares of Class A Common Stock under certain circumstances, are currently listed on the NYSE under the symbols “SPAQ” and “SPAQ.WS,” respectively. In addition, certain of our shares of Class A Common Stock and warrants currently trade as units consisting of one share of Class A Common Stock and one-third of one warrant, and are listed on the NYSE under the symbol “SPAQ.U.” The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security. Upon the Closing, we intend to change our name from “Spartan Energy Acquisition Corp.” to “Fisker Inc.,” and we intend to apply to continue the listing of our Class A Common Stock and warrants on the NYSE under the symbols “FSR” and “FSR WS,” respectively.

Pursuant to our Charter, we are providing the holders of shares of Class A Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to Spartan to pay its franchise and income taxes) from the IPO and a concurrent private placement of warrants to Spartan

Energy Acquisition Sponsor LLC, a Delaware limited liability company (our “Sponsor”). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of approximately $569.6 million, the estimated per share redemption price would have been approximately $10.32. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Class A Common Stock sold in the IPO. Holders of Spartan’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Class A Common Stock they may hold, and our shares of Class B Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor, officers and directors own approximately 20% of our outstanding Class A Common Stock and Class B Common Stock, including all of the shares of Class B Common Stock. Our Sponsor, officers and directors have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Spartan is providing this proxy statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting virtually, please submit your proxy card without delay.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors” beginning on page 32 of this proxy statement.

Approval of each of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Approval of the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock virtually present or represented by proxy at the special meeting and entitled to vote thereon, voting as a single class.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7 and 8 and “FOR ALL NOMINEES” for Proposal No. 9. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Proposals. If you are a stockholder of record and you virtually attend the special meeting and wish to vote, you may withdraw your proxy and vote online.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE SPARTAN REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO SPARTAN’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE VIRTUAL SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT

WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Thank you for your consideration of these matters.

Sincerely,

Geoffrey Strong

Chief Executive Officer and Director

Spartan Energy Acquisition Corp.

Whether or not you plan to attend the special meeting of Spartan stockholders online, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of Spartan stockholders and vote online, you must obtain a proxy from your broker or bank.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                 , 2020 and is first being mailed to Spartan stockholders on or about                     , 2020.

SPARTAN ENERGY ACQUISITION CORP.

9 West 57th Street, 43rd Floor

New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF SPARTAN ENERGY ACQUISITION CORP.

To Be Held On                 , 2020

To the Stockholders of Spartan Energy Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting (the “special meeting”) of stockholders of Spartan Energy Acquisition Corp. (“Spartan,” “we,” “our,” “us” or the “Company”) will be held at                  , local time, on                     , 2020, via live webcast at the following address:                     . At the special meeting, Spartan stockholders will be asked to consider and vote upon the following proposals:

•

The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of July 10, 2020 (the “Business Combination Agreement”), among Spartan, Spartan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Spartan (“Merger Sub”), and Fisker Inc., a Delaware corporation (“Fisker”), pursuant to which Merger Sub will merge with and into Fisker, with Fisker surviving the merger as a wholly owned subsidiary of Spartan and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

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The Charter Proposals—To consider and vote upon each of the following proposals to amend Spartan’s amended and restated certificate of incorporation (the “Charter”) (collectively, the “Charter Proposals”):

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The Authorized Share Charter Proposal—To (a) increase the number of authorized shares of Spartan’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of Spartan’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), from 20,000,000 shares to 150,000,000 shares, and (c) increase the number of authorized shares of Spartan’s Preferred Stock, par value $0.0001 per share, from 1,000,000 shares to 15,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2);

•	The Director Classification Charter Proposal—To reclassify the board of directors (the “Spartan Board”) of Spartan (the “Director Classification Charter Proposal”) (Proposal No. 3);

•

The Dual Class Charter Proposal—To implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share (the “Dual Class Charter Proposal”) (Proposal No. 4); and

•

The Additional Charter Proposal—To eliminate provisions in the Charter relating to Spartan’s initial business combination that will no longer be applicable to Spartan following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Fisker Inc.” and make certain other changes that the Spartan Board deems appropriate for a public operating company (the “Additional Charter Proposal”) (Proposal No. 5).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to the accompanying proxy statement as Annex B.

•	The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Fisker options) of 46,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock in the business combination and (b) the issuance and sale of 50,000,000 shares of Class A Common Stock in the private offering of securities to certain investors in connection with the business combination (the “NYSE Proposal”) (Proposal No. 6).

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The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the Fisker Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”) (Proposal No. 7). A copy of the 2020 Plan is attached to the accompanying proxy statement as Annex C.

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The ESPP Proposal—To consider and vote upon a proposal to approve and adopt the Fisker Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) and material terms thereunder (the “ESPP Proposal”) (Proposal No. 8). A copy of the ESPP is attached to this proxy statement as Annex D.

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The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2021 annual meeting of stockholders, two directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 9).

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The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Director Election Proposal, the “Proposals”) (Proposal No. 10).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address:

Only holders of record of Spartan’s Class A Common Stock and Class B Common Stock at the close of business on                 , 2020 are entitled to notice of the virtual special meeting and to vote at the virtual special meeting and any adjournments or postponements thereof. A complete list of Spartan’s stockholders of record entitled to vote at the virtual special meeting will be available at the virtual special meeting and for ten days before the virtual special meeting at Spartan’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the virtual special meeting.

Pursuant to our Charter, we are providing the holders of shares of Class A Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to Spartan to pay its franchise and income taxes) from the IPO and a concurrent private placement of warrants to Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company (our “Sponsor”). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of approximately $569.6 million, the estimated per share redemption price would have been approximately $10.32. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Class A Common Stock sold in the IPO. Holders of Spartan’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Class A Common Stock they may hold, and our shares of Class B Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor, officers and directors own approximately 20% of our outstanding Class A Common Stock and Class B Common Stock, including all of the shares of Class B Common Stock. Our Sponsor, officers and directors have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Subject to approval by Spartan stockholders of the Business Combination Proposal, the NYSE Proposal and the Charter Proposals, New Fisker will adopt a dual class stock structure comparable to the one that will be in effect at Fisker immediately prior to the Closing, comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share. Henrik Fisker and Dr. Geeta Gupta, Fisker’s co-founders, members of New Fisker’s Board of Directors and Chief Executive Officer and Chief Financial Officer, respectively, will hold all of the issued and outstanding shares of New Fisker’s Class B Common Stock following the Closing. Accordingly, Mr. Fisker and Dr. Gupta will hold approximately 89.7% of the voting power of New Fisker’s capital stock on a fully-diluted basis and will be able to control matters submitted to its stockholders for approval, including the election of directors, amendments of its organizational documents and any merger, consolidation, sale of all or substantially all of New Fisker’s assets or other major corporate transactions. For information about New Fisker’s dual class structure, see the section titled “Description of Securities.”

We may not consummate the business combination unless the Business Combination Proposal, the Charter Proposals and the NYSE Proposal are approved at the special meeting. The Charter Proposals, the 2020 Plan Proposal, the ESPP Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

                    , 2020

By Order of the Board of Directors

Geoffrey Strong

Chief Executive Officer and Director

i

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this proxy statement to:

•	“Apollo” are to Apollo Global Management, Inc. (NYSE: APO), a Delaware corporation, and its consolidated subsidiaries;

•	“business combination” are to the transactions contemplated by the Business Combination Agreement;

•	“Business Combination Agreement” are to that certain Business Combination Agreement and Plan of Reorganization, dated as of July 10, 2020, by and among Spartan, Merger Sub and Fisker;

•	“Charter” are to Spartan’s Amended and Restated Certificate of Incorporation;

•

“Class A Common Stock” are to (a) prior to giving effect to the business combination, Spartan’s Class A Common Stock, par value $0.0001 per share, and (b) after giving effect to the business combination, New Fisker’s Class A Common Stock, par value $0.00001 per share;

•

“Class B Common Stock” are to (a) prior to giving effect to the business combination, Spartan’s Class B Common Stock, par value $0.0001 per share, and (b) after giving effect to the business combination, New Fisker’s Class B Common Stock, par value $0.00001 per share;

•	“Closing” are to the closing of the business combination;

•

“Closing Cash” are to (i) the sum of the fair market value (expressed in United States dollars) of all cash and cash equivalents (including marketable securities, checks, bank deposits and short term investments) of Fisker and each subsidiary of Fisker, minus (ii) all amounts in respect of any outstanding checks written by Fisker or any subsidiary of Fisker, in each case, calculated in accordance with the Business Combination Agreement; provided that Closing Cash does not include Excluded Cash;

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“Closing Debt” are to the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any prepayment premiums, breakage costs and other related fees or liabilities payable on the Closing Date as a result of the prepayment thereof or the consummation of the transactions contemplated by the Business Combination Agreement) arising under, any obligations of Fisker or any subsidiary of Fisker consisting of (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money, or (ii) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, calculated in accordance with the Business Combination Agreement. Notwithstanding the foregoing, “Closing Debt” does not include any (v) obligations under operating leases or capitalized leases, (w) undrawn letters of credit, (x) obligations under any interest rate, currency or other hedging agreements (other than breakage costs payable upon termination thereof on the Closing Date), (y) expenses incurred in connection with the Business Combination Agreement and the business combination or (z) outstanding principal and accrued but unpaid interest due on the Fisker Convertible Notes that will convert to Fisker Class A Common Stock pursuant to the Business Combination Agreement;

•	“Closing Date” are to the date on which the Closing occurs;

•	“Common Stock” are to the Class A Common Stock and the Class B Common Stock;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•

“Exchange Ratio” are to the quotient obtained by dividing (i) the Fisker Merger Shares by (ii) the total number of shares of Fisker Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Fisker Common Stock basis, and including, without limitation or duplication, the number of shares of Fisker Class A Common Stock issuable upon conversion of Fisker Preferred Stock, Fisker Founders Stock and Fisker Convertible Notes pursuant to the Business Combination Agreement, and the number of shares of Fisker Class A Common Stock

i

subject to unexpired, issued and outstanding Fisker Options as of immediately prior to the Effective Time;

•

“Excluded Cash” are to the aggregate amount of (a) restricted cash and cash equivalents held or retained by Fisker and Fisker’s subsidiaries for the benefit, or pursuant to the requirement of, any other person, and (b) any cash and cash equivalents held or deposited as security deposits or escrow deposits;

•	“Fisker” are to Fisker Inc., a Delaware corporation;

•

“Fisker Certificate of Incorporation” are to the Amended and Restated Certificate of Incorporation of Fisker dated December 10, 2018, as such may have been amended, supplemented or modified from time to time.

•	“Fisker Class A Common Stock” are to Fisker’s Class A common stock, par value $0.00001 per share;

•	“Fisker Class B Common Stock” are to Fisker’s Class B common stock, par value $0.00001 per share;

•	“Fisker Common Stock” are to the Fisker Class A Common Stock and the Fisker Class B Common Stock;

•

“Fisker Convertible Equity Security” means the Convertible Equity Security issued pursuant to the Convertible Equity Security Purchase Agreement, dated July 7, 2020, by and between Fisker and the purchaser named therein.

•	“Fisker Convertible Notes” are to the convertible notes issued pursuant to the Convertible Note Purchase Agreement, dated July 29, 2019, by and among Fisker and the purchasers named therein;

•	“Fisker Founders Stock” are to shares of Fisker’s Founders preferred stock, par value $0.00001 per share;

•

“Fisker Merger Shares” are to the number of shares equal to (i) the quotient determined by dividing (a) the Fisker Valuation by (b) $10.00, minus (ii) the number of shares of Class A Common Stock ultimately issuable to the holder of the Fisker Convertible Equity Security, plus (iii) the number of Sponsor Shares (as defined below).

•

“Fisker Options” are to all options to purchase outstanding shares of Fisker Class A Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Fisker Inc. 2016 Stock Plan, as such may have been amended, supplemented or modified from time to time;

•	“Fisker Series A Preferred Stock” are to the shares of Fisker’s preferred stock, par value $0.00001 per share, designated as Series A Preferred Stock in the Fisker Certificate of Incorporation;

•	“Fisker Series B Preferred Stock” are to the shares of Fisker’s Preferred Stock, par value $0.00001 per share, designated as Series B Preferred Stock in the Fisker Certificate of Incorporation;

•	“Fisker Preferred Stock” are to the Fisker Series A Preferred Stock and the Fisker Series B Preferred Stock;

•	“Fisker Valuation” are to $1,750,000,000, plus the aggregate amount of Closing Cash and minus the aggregate amount of Closing Debt;

•	“Founder Shares” are to the outstanding shares of our Class B Common Stock;

•	“HF Holdco” are to HF Holdco, LLC, a Nevada limited liability company and an affiliate of Henrik Fisker and Dr. Geeta Gupta;

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“Historical Rollover Stockholders” are to the holders of shares of Class A Common Stock that will be issued in exchange for all outstanding shares of Fisker Class A Common Stock in the business combination;

•	“Initial Business Combination” are to our initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

•	“initial stockholders” are to the holders of our Founder Shares, which includes our Sponsor, our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board;

•	“Initial Public Offering” or “IPO” are to Spartan’s initial public offering of units, which closed on August 14, 2018;

•	“IRS” are to the Internal Revenue Service;

•	“management” or our “management team” are to our officers and directors;

•	“Merger Sub” are to Spartan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Spartan;

•	“Merger Sub Common Stock” are to Merger Sub’s common stock, par value $0.0001 per share;

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“New Fisker” are to (a) prior to giving effect to the business combination, Spartan, and (b) after giving effect to the business combination, Fisker Inc., the new name of Spartan after giving effect to the business combination;

•	“New PIPE Investors” are to investors in the PIPE Financing;

•	“NYSE” are to the New York Stock Exchange;

•	“PIPE Financing” are to the private offering of securities of New Fisker to certain investors in connection with the business combination;

•	“PIPE Funds” are to the proceeds from the PIPE Financing;

•	“PIPE Shares” are to the shares of Class A Common Stock that are issued in the PIPE Financing;

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“Preferred Stock” are to (a) prior to giving effect to the business combination, Spartan’s Preferred Stock, par value $0.0001 per share, and (b) after giving effect to the business combination, New Fisker’s Preferred Stock, par value $0.00001 per share;

•	“private placement warrants” are to the warrants issued to our Sponsor in a private placement simultaneously with the closing of our IPO;

•	“public shares” are to shares of our Class A Common Stock sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•	“public stockholders” are to the holders of our public shares;

•	“public warrants” are to the warrants sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“special meeting” are to the special meeting of stockholders of Spartan that is the subject of this proxy statement and any adjournments or postponements thereof;

•	“Sponsor” are to Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company, which is an affiliate of a private investment fund managed by Apollo;

•	“Spartan,” “we,” “our,” “us” or the “Company” are to Spartan Energy Acquisition Corp., a Delaware corporation;

•	“Spartan Board” are to the board of directors of Spartan;

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“Surviving Corporation” are to (a) prior to giving effect to the business combination, Fisker, and (b) after giving effect to the business combination, Fisker Group Inc., the new name of Fisker after giving effect to the business combination;

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“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to Spartan to pay its franchise and income taxes) from the IPO and a concurrent private placement of private placement warrants to our Sponsor;

•	“units” are to our units sold in the IPO, each of which consists of one share of Class A Common Stock and one-third of one public warrant; and

•	“voting common stock” are to our Class A Common Stock and Class B Common Stock.

Unless otherwise specified, the voting and economic interests of Spartan stockholders set forth in this proxy statement (a) assume that (i) no public stockholders elect to have their public shares redeemed, (ii) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (iii) 46,318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (iv) 129,122,242 shares of Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (v) all pre-merger Fisker Options have vested and been exercised prior to the merger, (vi) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (vii) there are no other issuances of equity interests of Spartan and (viii) the automatic conversion of all outstanding shares of Fisker Class B Common Stock into shares of Fisker Class A Common Stock on a one-for-one basis, as if such conversion had occurred immediately prior to the completion of the business combination and (b) do not take into account private placement warrants and public warrants that will remain outstanding following the business combination and may be exercised at a later date.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Spartan Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting.

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Spartan is a blank check company incorporated on October 13, 2017 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information about Spartan, see the section entitled “Information About Spartan.”

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There are currently 55,200,000 shares of Spartan’s Class A Common Stock and 13,800,000 shares of Spartan’s Class B Common Stock issued and outstanding. In addition, there are currently 27,760,000 warrants of Spartan outstanding, consisting of 18,400,000 public warrants and 9,360,000 private placement warrants. Each whole warrant entitles the holder to purchase one whole share of Class A Common Stock for $11.50 per share. The warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, Spartan may redeem the outstanding warrants, in whole and not in part, for cash in accordance with, and subject to the terms of, the warrant agreement. The private placement warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information about the terms of the warrants, see the section entitled “Description of Securities—Warrants.”

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Fisker, a Delaware corporation, is building a technology-enabled, asset-light automotive business model that it believes will be among the first of its kind and aligned with the future state of the automotive industry. Fisker combines the legendary design and engineering expertise of Henrik Fisker—the visionary behind the iconic BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage, and—to develop high quality electric vehicles with strong emotional appeal by engaging the consumer’s senses through the overall experience of Fisker vehicles. Fisker believes it is well positioned through its global premium EV brand, its renowned design capabilities and sustainability focus. The Fisker mission is to create the world’s most emotional and sustainable vehicles. For more information about Fisker, see the sections entitled “Information About Fisker” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker.”

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On July 10, 2020, we and our wholly owned subsidiary, Merger Sub, entered into the Business Combination Agreement with Fisker. A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

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Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Fisker, with Fisker surviving the merger as a wholly owned subsidiary of New Fisker. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

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At the Closing, 46,318,959 shares of Class A Common Stock will be issued to the Historical Rollover Stockholders in the business combination in exchange for all outstanding shares of Fisker Class A Common Stock, or reserved for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options, assuming that certain provisions of the Business Combination Agreement do not result in an upward adjustment to the number of such shares at Closing (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta). In addition, in connection with the Closing, New Fisker will implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share. At the Closing, 129,122,242 shares of Class B Common Stock will be issued to Henrik Fisker and Dr. Geeta Gupta in the business combination in exchange for all outstanding shares of Fisker Class B Common Stock and Fisker Founders Stock. For

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more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

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The Closing is subject to the satisfaction (or waiver) of a number of conditions set forth in the Business Combination Agreement, including, among others, receipt of the requisite stockholder approval of the Business Combination Agreement and the business combination as contemplated by this proxy statement. For more information about the closing conditions to the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

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The Business Combination Agreement may be terminated at any time prior to the consummation of the business combination upon mutual written consent of Spartan and Fisker, or for other reasons in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Termination.”

•	The proposed business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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Under our Charter, in connection with the business combination, our public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of June 30, 2020, this would have amounted to approximately $10.32 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of Spartan following the completion of the business combination and will not participate in the future growth of New Fisker, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. For more information regarding these procedures, see the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights.”

•	We anticipate that, upon the Closing, the ownership of New Fisker will be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,433 shares of our Class A Common Stock, which will constitute 10.2% of our outstanding Common Stock;

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Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.6% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own 55,192,542 shares of our Class A Common Stock (assuming no further redemptions), which will constitute 18.8% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 17.0% of our outstanding Common Stock;

•	the initial stockholders will own 13,358,824 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Common Stock; and

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Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 89.8% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (c) 46,318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (d) all pre-merger Fisker Options have vested and been exercised prior to the merger, (e) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (f) 129,122,242 shares of our Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (g) the automatic conversion of all outstanding shares of Fisker Class B Common Stock into shares of Fisker Class A Common Stock on a one-for-one basis, as if such conversion had occurred immediately prior to the completion of the business combination, and (h) there are no other issuances of equity interests of New Fisker. If we assume that 100% of the shares of Class A Common Stock held by our public stockholders, i.e., 55,200,000 shares, are redeemed and (b) – (g) remain true, the ownership of New Fisker upon the Closing will be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 12.5% of our outstanding Common Stock;

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Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 6.9% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own no shares of our Class A Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 20.9% of our outstanding Common Stock;

•	the initial stockholders will own 13,358,824 shares of our Class A Common Stock, which will constitute 5.6% of our outstanding Common Stock; and

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Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 93.3% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The ownership percentages with respect to New Fisker set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Spartan’s existing stockholders in New Fisker following the business combination will be different. For example, if we assume that all outstanding 18,400,000 public warrants and 9,360,000 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Fisker would be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 9.3% of our outstanding Common Stock;

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Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.1% of our outstanding Common Stock (including 918,637 shares of Class A Common

Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own 73,600,000 shares of our Class A Common Stock, which will constitute 22.9% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 15.5% of our outstanding Common Stock;

•	the initial stockholders will own 22,718,824 shares of our Class A Common Stock, which will constitute 7.1% of our outstanding Common Stock; and

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Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 88.1% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The public warrants and private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Ownership of New Fisker After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

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The Spartan Board considered various factors in determining whether to approve the Business Combination Agreement and the business combination. For more information about the Spartan Board’s decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal—Spartan Board’s Reasons for the Approval of the Business Combination.”

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In addition to voting on the proposal to approve and adopt the Business Combination Agreement and the business combination (the “Business Combination Proposal”) at the special meeting, Spartan’s stockholders will also be asked to vote on the approval of:

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an amendment to our Charter to (a) increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of our Class B Common Stock from 20,000,000 shares to 150,000,000 shares, and (c) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 15,000,000 shares (the “Authorized Share Charter Proposal”);

•	an amendment to our Charter to reclassify the Spartan Board (the “Director Classification Charter Proposal”);

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an amendment to our Charter to implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share (the “Dual Class Charter Proposal”);

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amendments to our Charter to eliminate provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, change the post-combination company’s name to “Fisker Inc.” and make certain other changes that the Spartan Board deems appropriate for a public operating company (the “Additional Charter Proposal” and, together with the Authorized Share Charter Proposal, the Director Classification Charter Proposal and the Dual Class Charter Proposal, the “Charter Proposals”);

•	for purposes of complying with applicable listing rules of the NYSE, (a) the issuance, or reservation for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options, of 46,318,959 shares of Class A Common Stock to the Historical Rollover Stockholders (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock to Henrik Fisker and Dr. Geeta Gupta in the business combination and (b) the issuance and sale of 50,000,000 shares of Class A Common Stock in the PIPE Financing (the “NYSE Proposal”);

•	the New Fisker 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”);

•	the New Fisker 2020 Employee Stock Purchase Plan (the “ESPP”) and material terms thereunder (the “ESPP Proposal”);

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the election of three directors to serve until the 2021 annual meeting of stockholders, two directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”); and

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the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Director Election Proposal, the “Proposals”).

For more information, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal,” “Proposal No. 4—The Dual Class Charter Proposal,” “Proposal No. 5—The Additional Charter Proposal,” “Proposal No. 6—The NYSE Proposal,” “Proposal No. 7—The 2020 Plan Proposal,” “Proposal No. 8—ESPP Proposal,” “Proposal No. 9—The Director Election Proposal” and “Proposal No. 10—The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

FOR SPARTAN STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the special meeting of stockholders of Spartan, including the proposed business combination. The following questions and answers do not include all the information that is important to Spartan stockholders. We urge Spartan stockholders to carefully read this entire proxy statement, including the annexes and other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:

Spartan stockholders are being asked to consider and vote upon, among other things, a proposal to (a) approve and adopt the Business Combination Agreement, pursuant to which Merger Sub will merge with and into Fisker, with Fisker surviving the merger as a wholly owned subsidiary of New Fisker, (b) approve such merger and the other transactions contemplated by the Business Combination Agreement and (c) approve, for purposes of complying with applicable listing rules of the NYSE, (i) the issuance, or reservation for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options, of 46,318,959 shares of Class A Common Stock to the Historical Rollover Stockholders (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock to Henrik Fisker and Dr. Geeta Gupta in the business combination and (ii) the issuance and sale of 50,000,000 shares of Class A Common Stock in the PIPE Financing. Subject to the terms and conditions set forth in the Business Combination Agreement, all outstanding shares of Fisker Class A Common Stock will be exchanged for shares of Class A Common Stock of New Fisker and all outstanding shares of Fisker Class B Common Stock and Fisker Founders Stock will be exchanged for shares of Class B Common Stock of New Fisker.

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A. This proxy statement and its annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?

A:	Spartan stockholders will vote on the following proposals at the special meeting.

•	The Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated thereby (Proposal No. 1).

•	The Charter Proposals—To consider and vote upon each of the following proposals to amend the Charter:

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The Authorized Share Charter Proposal— To (a) increase the number of authorized shares of Spartan’s Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of Spartan’s Class B Common Stock from 20,000,000 shares to 150,000,000 shares, and (c) increase the number of authorized shares of Spartan’s Preferred Stock from 1,000,000 shares to 15,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2);

•	The Director Classification Charter Proposal—To reclassify the Spartan Board (Proposal No. 3);

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The Dual Class Charter Proposal—To implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B common stock, which will carry 10 votes per share (Proposal No. 4); and

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The Additional Charter Proposal—To eliminate provisions in the Charter relating to Spartan’s Initial Business Combination that will no longer be applicable to Spartan following the Closing, change the post-combination company’s name to “Fisker Inc.” and make certain other changes that the Spartan Board deems appropriate for a public operating company (Proposal No. 5).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to this proxy statement as Annex B.

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The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, (a) the issuance, or reservation for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options, of 46,318,959 shares of Class A Common Stock to the Historical Rollover Stockholders and 129,122,242 shares of Class B Common Stock to Henrik Fisker and Dr. Geeta Gupta in the business combination and (b) the issuance and sale of 50,000,000 shares of Class A Common Stock in the PIPE Financing (Proposal No. 6).

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The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the 2020 Plan and material terms thereunder (Proposal No. 7). A copy of the 2020 Plan is attached to this proxy statement as Annex C.

•	The ESPP Proposal— To consider and vote upon a proposal to approve and adopt the ESPP and material terms thereunder (Proposal No. 8). A copy of the ESPP is attached to this proxy statement as Annex D.

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The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2021 annual meeting of stockholders, two directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (Proposal No. 9).

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The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal (Proposal No. 10).

Q:	Are the Proposals conditioned on one another?

A:

We may not consummate the business combination unless the Business Combination Proposal, the Charter Proposals and the NYSE Proposal are approved at the special meeting. The Charter Proposals, the 2020 Plan Proposal, the ESPP Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement.

Q:	What will happen in the business combination?

A:

On July 10, 2020, Spartan and Merger Sub entered into the Business Combination Agreement with Fisker. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Fisker, with Fisker surviving the merger. After giving effect to the merger, Fisker will become a wholly owned subsidiary of New Fisker. At the Closing, 46,318,959 shares of Class A Common Stock will be issued to the Historical Rollover Stockholders in the business combination in exchange for all outstanding shares of Fisker Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), or reserved for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options. In addition, in connection with the Closing, New Fisker will implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share. At the Closing, 129,122,242 shares of Class B Common Stock will be issued to Henrik Fisker and Dr. Geeta Gupta in the business combination in exchange for all outstanding shares of Fisker Class B Common Stock and Fisker Founders Stock. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Q:	How were the transaction structure and consideration for the business combination determined?

Following our IPO, representatives of Spartan and our Sponsor contacted and were contacted by a number of individuals and entities with respect to business combination opportunities. Our Chief Executive Officer, Geoffrey Strong, and Joseph Romeo, a representative of our Sponsor, initially met with Henrik Fisker and Dr. Geeta Gupta in relation to a possible capital raise. After further conversations, Fisker and Spartan entered into an exclusive, non-binding letter of intent term sheet, which included a $1.75 billion purchase price (which assumed that Fisker, on a consolidated basis, would have no funded indebtedness at the Closing or any cash and cash equivalents of Fisker at the Closing), the dual class stock structure described elsewhere in this proxy statement and various closing conditions. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination” for additional information.

Q:	What conditions must be satisfied to complete the business combination?

A:

There are several closing conditions in the Business Combination Agreement, including the approval by our stockholders of the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

Q:	How will we be managed and governed following the business combination?

Immediately after the Closing, the Spartan Board will be divided into three separate classes, designated as follows:

•	Class I comprised of Wendy J. Greuel, Roderick K. Randall and Henry S. Ward;

•	Class II comprised of Dr. Geeta Gupta and Nadine I. Watt; and

•	Class III comprised of Henrik Fisker and Mark E. Hickson.

It is anticipated that Henrik Fisker will be designated Chairman of the Board upon the Closing.

Please see the section entitled “Management After the Business Combination.”

Q:	Will Spartan obtain new financing in connection with the business combination?

A:	The New PIPE Investors have committed to purchase from Spartan 50,000,000 shares of Class A Common Stock, for an aggregate purchase price of approximately $500,000,000 in the PIPE Financing.

Q:	What equity stake will our current stockholders and the holders of our Founder Shares hold in New Fisker following the consummation of the business combination?

A:	We anticipate that, upon the Closing, the ownership of New Fisker will be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 10.2% of our outstanding Common Stock;

•

Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.6% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own 55,192,542 shares of our Class A Common Stock (assuming no further redemptions), which will constitute 18.8% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 17.0% of our outstanding Common Stock;

•	the initial stockholders will own 13,358,824 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Common Stock; and

•

Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 89.8% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (c) 46,318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (d) all pre-merger Fisker Options have vested and been exercised prior to the merger, (e) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (f) 129,122,242 shares of our Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (g) the automatic conversion of all outstanding shares of Fisker Class B Common Stock into shares of Fisker Class A Common Stock on a one-for-one basis, as if such conversion had occurred immediately prior to the completion of the business combination, and (h) there are no other issuances of equity interests of New Fisker. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Fisker set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Spartan’s existing stockholders in New Fisker following the business combination will be different. For example, if we assume that all outstanding 18,400,000 public warrants and 9,360,000 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Fisker would be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 9.3% of our outstanding Common Stock;

•

Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.1% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own 73,600,000 shares of our Class A Common Stock, which will constitute 22.9% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 15.5% of our outstanding Common Stock;

•	the initial stockholders will own 22,718,824 shares of our Class A Common Stock, which will constitute 7.1% of our outstanding Common Stock; and

•

Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 88.1% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The public warrants and private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Ownership of New Fisker After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Why is Spartan proposing the amendments to the Charter set forth in the Charter Proposals?

A:

Spartan is proposing amendments to the Charter to approve certain items required to effectuate the business combination and other matters the Spartan Board believes are appropriate for the operation of New Fisker, including providing for, among other things, (a) an increase in the number of authorized shares of Spartan’s Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) an increase in the number of authorized shares of Spartan’s Class B Common Stock from 20,000,000 shares to 150,000,000 shares, (c) an increase in the number of authorized shares of Spartan’s Preferred Stock from 1,000,000 shares to 15,000,000 shares, (d) the reclassification of the Spartan Board, (e) the implementation of a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share and (f) the elimination of certain provisions relating to an Initial Business Combination that will no longer be applicable to Spartan following the Closing, change the post-combination company’s name to “Fisker Inc.” and make certain other changes that the Spartan Board deems appropriate for a public operating company. Under the Charter and Delaware law, stockholder approval is required in order to effect the Charter Proposals. See the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal,” “Proposal No. 4—The Dual Class Charter Proposal” and “Proposal No. 5—The Additional Charter Proposal” for additional information.

Q:	Why is Spartan proposing the NYSE Proposal?

A:

Spartan is proposing the NYSE Proposal in order to comply with NYSE Listing Rules, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. In connection with the business combination and PIPE Financing, we may issue up to an aggregate of 96,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock. The Class A Common Stock will carry one vote per share and the Class B Common Stock will carry 10 votes per share. Accordingly, we may issue shares representing up to 2,003.6% of the voting power of shares of Class A Common Stock and Class B Common Stock outstanding on the date of this proxy statement. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the business combination, we are required to obtain stockholder approval of such issuances pursuant to NYSE Listing Rules. See the section entitled “Proposal No. 6—The NYSE Proposal” for additional information.

Q:	Did the Spartan Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A:

No. The Spartan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. Spartan’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Spartan’s advisors, enabled them to make the necessary analyses and determinations regarding the business combination. In addition, Spartan’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Spartan Board in valuing Fisker and assuming the risk that the Spartan Board may not have properly valued the business.

Q:	What happens if I sell my shares of Class A Common Stock before the special meeting?

A:

The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination in accordance with the provisions described in this proxy statement. If you transfer your shares of Class A Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or seek redemption of those shares.

Q:	How has the announcement of the business combination affected the trading price of Spartan’s units, Class A Common Stock and warrants?

A:

On July 9, 2020, the last trading date before the public announcement of the business combination, Spartan’s public units, Class A Common Stock and public warrants closed at $16.08, $14.99 and $4.12, respectively. On                 , 2020 the trading date immediately prior to the date of this proxy statement, Spartan’s public units, Class A Common Stock and warrants closed at $        , $         and $        , respectively.

Q:	Following the business combination, will Spartan’s securities continue to trade on a stock exchange?

A:

Yes. We anticipate that, following the business combination, our Class A Common Stock and public warrants will continue trading on the NYSE under the new symbols “FSR” and “FSR WS,” respectively. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security following the business combination.

Q:	What vote is required to approve the Proposals presented at the special meeting?

A:

Approval of each of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class.

Approval of the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock virtually present or represented by proxy at the special meeting and entitled to vote thereon. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

Q:	May Spartan’s Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in connection with the business combination?

A:

In connection with the stockholder vote to approve the proposed business combination, our Sponsor, directors, officers, advisors and any of their respective affiliates may privately negotiate to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. Our Sponsor, directors, officers, advisors and any of their respective affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account.

Q:	How many votes do I have at the special meeting?

A:

Our stockholders are entitled to one vote at the special meeting for each share of Class A Common Stock or Class B Common Stock held of record as of                    , 2020, the record date for the special meeting. As of the close of business on the record date, there were 55,200,000 outstanding shares of Class A Common Stock, which are held by our public stockholders, and 13,800,000 outstanding shares of Class B Common Stock, which are held by our initial stockholders.

Q:	What constitutes a quorum at the special meeting?

A:

Holders of a majority in voting power of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the special meeting, virtually present or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 34,500,001 shares of Class A Common Stock and Class B Common Stock, in the aggregate, would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q:	How will Spartan’s Sponsor, directors and officers vote?

A:

Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination. Currently, our initial stockholders own approximately 20% of our issued and outstanding shares of Class A Common Stock and Class B Common Stock, in the aggregate.

Q:	What interests do the current officers and directors have in the business combination?

A:

In considering the recommendation of the Spartan Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•	the fact that our Sponsor holds 9,360,000 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 412,500 Founder Shares that were subsequently transferred to our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $        , based on the closing price of our Class A Common Stock of $        per share on                     , 2020;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, own an aggregate of 412,500 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $        , based on the closing price of our Class A Common Stock of $         per share on                     , 2020;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Q:	What happens if I vote against the Business Combination Proposal?

A:

Under our Charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by February 14, 2021, we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you may elect to have your public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of then outstanding shares of Class A Common Stock included as part of the units sold in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in Spartan having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act ) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares (the “20% threshold”). Unlike some other blank check companies, other than the net tangible asset requirement and the 20% threshold described above, we have no specified maximum redemption threshold and there is no other limit on the amount of public shares that you can redeem. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the business combination. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of approximately $569.6 million, the estimated per share redemption price would have been approximately $10.32. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable) (a) in connection with a stockholder vote to approve an amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an Initial Business Combination by February 14, 2021, (b) in connection with the liquidation of the Trust Account or (c) if we subsequently complete a different business combination on or before.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of Class A Common Stock for or against or abstain from voting on the Business Combination Proposal or any other proposal described in this proxy statement. As a result, the business combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (a) if you hold your shares of Class A Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, and (b) prior to 5:00 p.m., Eastern time, on                , 2020 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Class A Common Stock or Class B Common Stock. Notwithstanding the foregoing, a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Holders of our outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using The Depository Trust Company’s (“DTC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of a redemption depend on a holder’s particular facts and circumstances. See the section entitled “Proposal No. 1—The Business Combination Proposal—Certain U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights and to rely solely upon their advice.

Q:	If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:	Do I have appraisal rights if I object to the proposed business combination?

A:	No. There are no appraisal rights available to holders of Class A Common Stock or Class B Common Stock in connection with the business combination.

Q:	What happens to the funds deposited in the Trust Account after consummation of the business combination?

A:

If the Business Combination Proposal is approved, we intend to use a portion of the funds held in the Trust Account to pay (a) a portion of our aggregate costs, fees and expenses in connection with the consummation of the business combination, (b) tax obligations and deferred underwriting discounts and commissions from the IPO and (c) for any redemptions of public shares. The remaining balance in the Trust Account, together with PIPE Proceeds, will be used for general corporate purposes of New Fisker. See the section entitled “Proposal No. 1—The Business Combination Proposal” for additional information.

Q:	What happens if the business combination is not consummated or is terminated?

A:

There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Termination” for additional information regarding the parties’ specific termination rights. In accordance with our Charter, if an Initial Business Combination is not consummated by February 14, 2021, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Spartan Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to our obligations under the General Corporation Law of the State of Delaware (“DGCL”) to provide for claims of creditors and other requirements of applicable law. Holders of our Founder Shares have waived any right to any liquidating distributions with respect to those shares.

In the event of liquidation, there will be no distribution with respect to our outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the business combination expected to be consummated?

A:

It is currently anticipated that the business combination will be consummated promptly following the special meeting of our stockholders to be held on                     , 2020, provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the business combination have been satisfied or waived. For a description of the conditions for the completion of the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the section entitled “Risk Factors” and the annexes attached to this proxy statement, and to consider how the business combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of Class A Common Stock or Class B Common Stock on                , 2020, the record date for the special meeting of our stockholders, you may vote with respect to the proposals online at the virtual special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the special meeting and vote online, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:

At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting .

Q:	If I am not going to attend the virtual special meeting online, should I submit my proxy card instead?

A:

Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have submitted my executed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to us at the address listed below so that it is received by us prior to the special meeting or by attending the virtual special meeting online and voting there. You also may revoke your proxy by sending a notice of revocation to us, which must be received prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Geoffrey Strong, Chief Executive Officer

c/o Spartan Energy Acquisition Corp.

9 West 57th Street, 43rd Floor

New York, New York 10019

Email: info@spartanenergyspac.com

Tel: (212) 515-3200

You may also contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers call collect at (203) 658-9400)

Email: SPAQ.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Spartan Board is soliciting your proxy to vote your shares of Class A Common Stock and Class B Common Stock on all matters scheduled to come before the special meeting. We will pay the cost of soliciting proxies for the special meeting. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. We have agreed to pay Morrow Sodali LLC a fee of $35,000, plus disbursements. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock and Class B Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Class A Common Stock and Class B Common Stock and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the business combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find Additional Information.”

Parties to the Business Combination

Spartan Energy Acquisition Corp.

Spartan is a Delaware corporation formed on October 13, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Spartan and one or more businesses. Upon the Closing, we intend to change our name from “Spartan Energy Acquisition Corp.” to “Fisker Inc.”

Our Class A Common Stock, public warrants, and units, consisting of one share of Class A Common Stock and one-third of one warrant, are traded on the NYSE under the ticker symbols “SPAQ,” “SPAQ WS” and “SPAQ.U,” respectively. We intend to apply to continue the listing of our Class A Common Stock and warrants on the NYSE under the symbols “FSR” and “FSR WS,” respectively, upon the Closing. The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

The mailing address of our principal executive office is 9 West 57th Street, 43rd Floor, New York, New York 10019, and our telephone number is (212) 258-0947.

Fisker Inc.

Fisker is building a technology-enabled, asset-light automotive business model that it believes will be among the first of its kind and aligned with the future state of the automotive industry. Fisker combines the legendary design and engineering expertise of Henrik Fisker—the visionary behind the iconic BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage, and—to develop high quality electric vehicles with strong emotional appeal by engaging the consumer’s senses through the overall experience of Fisker vehicles. Fisker believes it is well positioned through its global premium EV brand, its renowned design capabilities and sustainability focus. Central to Fisker’s business model is the Fisker Flexible Platform Agnostic Design (“FF-PAD”), a proprietary process that allows the development and design of a vehicle to be adapted to any given EV platform in the specific segment size. The Fisker mission is to create the world’s most emotional and sustainable vehicles. Fisker’s goal is to revolutionize how customers view personal transportation and car ownership. Fisker plans to employ an innovative “E-Mobility-as-a-Service” (“EMaaS”) business model that combines a customer-focused experience with flexible leasing options with affordable monthly payments and no fixed term. Fisker’s first vehicle, the Fisker Ocean, a five-passenger vehicle with potentially a 250- to over 300-mile range and state-of-the-art autonomous driving capabilities, will stand out due to Fisker’s innovative and timeless design and a re-imagined customer experience delivered through an advanced software-based user interface. Fisker has designed the Fisker Ocean for a high degree of sustainability, using recycled rubber, eco-suede interior trim made from recycled polyester, and carpeting from fishing nets and bottles recycled from ocean waste, among other sustainable features.

The mailing address of Fisker’s principal executive office is 1850 Francisco Street, Suite B, Torrance, California 90501, and its telephone number is (833) 434-7537.

For more information about Fisker, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker” and “Information About Fisker.”

The Business Combination

On July 10, 2020, we entered into the Business Combination Agreement with Merger Sub and Fisker. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Fisker, with Fisker surviving the merger. After giving effect to the merger, Fisker will become a wholly owned subsidiary of New Fisker.

Immediately prior to the effective time of the merger (the “Effective Time”), Fisker shall cause each share of Fisker Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Fisker Class A Common Stock in accordance with the terms of Fisker’s amended and restated certificate of incorporation. All of the shares of Fisker Preferred Stock converted into shares of Fisker Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of Fisker Preferred Stock will thereafter cease to have any rights with respect to such securities.

Also immediately prior to the Effective Time, Fisker will cause the outstanding principal and accrued but unpaid interest due on the Fisker Convertible Notes immediately prior to the Effective Time to be automatically converted into a number of shares of Fisker Class A Common Stock at the per share conversion price set forth in the applicable Fisker Convertible Note. All of the Fisker Convertible Notes converted into shares of Fisker Class A Common Stock will no longer be outstanding and will cease to exist and each holder of Fisker Convertible Notes will thereafter cease to have any rights with respect to such securities.

Also immediately prior to the Effective Time, Fisker will cause the Fisker Convertible Equity Security that is issued and outstanding immediately prior to the Effective Time to be automatically converted into 5,882,352 shares of Fisker Class A Common Stock. The Fisker Convertible Equity Security that is converted into shares of Fisker Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of the Fisker Convertible Equity Security will thereafter cease to have any rights with respect to such security.

At the Effective Time, by virtue of the merger and without any action on the part of Spartan, Merger Sub, Fisker or the holders of any of Fisker’s securities:

•

each share of Fisker Class A Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Fisker Class A Common Stock resulting from the conversion of Fisker Preferred Stock and Fisker Convertible Notes described above, but excluding shares of Fisker Class A Common Stock resulting from the conversion of the Fisker Convertible Equity Security described above) will be canceled and converted into the right to receive the number of shares of Class A Common Stock equal to the Exchange Ratio;

•

each share of Fisker Class A Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of the Fisker Convertible Equity Security described above will be canceled and converted into the right to receive one share of Class A Common Stock;

•

each share of Fisker Class B Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class B Common Stock equal to the Exchange Ratio;

•

each share of Fisker Founders Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class B Common Stock equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (x) the number of shares of Fisker Class A Common Stock that would have been issuable upon the conversion of such share of Fisker Founders Stock at the then-effective conversion rate as calculated pursuant to Fisker’s amended and restated certificate of incorporation and (y) the Exchange Ratio;

•

all shares of Fisker Common Stock, Fisker Preferred Stock, Fisker Founders Stock and the Fisker Convertible Equity Security held in the treasury of Fisker will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

•

each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one-tenth of a validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation; and

•

each Fisker Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (a) the number of shares of Fisker Class A Common Stock subject to such Fisker Option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (i) the exercise price per share of such Fisker Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Fisker Option immediately prior to the Effective Time.

Pursuant to the terms of the Charter, the Class B Common Stock outstanding prior to the Effective Time will convert into Class A Common Stock at the Closing. All of the shares of Class B Common Stock converted into shares of Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of such Class B Common Stock will thereafter cease to have any rights with respect to such securities.

For more information about the Business Combination Agreement and the business combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Conditions to the Closing

The obligations of Spartan, Merger Sub and Fisker to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of each of the following mutual conditions:

•	the Written Consent (as defined below) shall have been delivered to Spartan;

•

the Proposals shall have been approved and adopted by the requisite affirmative vote of the Spartan stockholders in accordance with this proxy statement, the DGCL, Spartan’s organizational documents and the rules and regulations of the NYSE;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the business combination illegal or otherwise prohibiting consummation of the business combination;

•

all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated (we received notice of early termination of the waiting period under the HSR Act on August 4, 2020); and

•	the shares of Class A Common Stock shall be listed on the NYSE, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

The obligations of Spartan and Merger Sub to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

•

the representations and warranties of Fisker contained in the sections titled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization” (other than certain provisions in such section as described below), (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Fisker contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects except for de minimis inaccuracies as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Fisker, Spartan, Merger Sub or any of their respective affiliates. The other representations and warranties of Fisker contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Fisker Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Fisker Material Adverse Effect;

•

Fisker shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

•	Fisker shall have delivered to Spartan a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

•	no Fisker Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Effective Time;

•

other than those persons identified as continuing directors in the Business Combination Agreement, all members of the board of directors of Fisker and the board of directors of Fisker’s subsidiaries shall have executed written resignations effective as of the Effective Time;

•

all parties to the A&R Registration Rights Agreement (as defined below) (other than Spartan and the Spartan stockholders party thereto) shall have delivered, or caused to be delivered, to Spartan copies of the A&R Registration Rights Agreement duly executed by all such parties;

•	all parties to the Lock-Up Agreements (as defined below) shall have delivered, or caused to be delivered, to Spartan copies of the Lock-Up Agreements duly executed by all such parties;

•

at least two days prior to the Closing, Fisker shall have delivered to Spartan in a form reasonably acceptable to Spartan a properly executed certification that shares of Fisker Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which will be filed by Spartan with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations;

•	Spartan shall have at least $5,000,001 of net tangible assets following the exercise of redemption rights by the holders of Class A Common Stock in accordance with Spartan’s organizational documents;

•	the sale and issuance by Spartan of the PIPE Shares in connection with the PIPE Financing shall have been consummated prior to or in connection with the Effective Time; and

•	Fisker shall have delivered Fisker’s audited financial statements to Spartan.

The obligations of Fisker to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

•

the representations and warranties of Spartan and Merger Sub contained in the sections titled (a) “Corporate Organization,” (b) “Capitalization” (other than certain provisions in such section as described below) (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Spartan and Merger Sub contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects except for de minimis inaccuracies as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Fisker, Spartan, Merger Sub or any of their respective affiliates. The other representations and warranties of Spartan and Merger Sub contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Spartan Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Spartan Material Adverse Effect;

•

Spartan and Merger Sub shall have performed or complied (i) in all respects with the covenant to take all actions necessary to seek the approval of Spartan’s stockholders to extend the deadline for Spartan to consummate its initial business combination, and (ii) in all material respects with all other agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

•	Spartan shall have delivered to Fisker a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

•	no Spartan Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Effective Time;

•	Spartan shall have delivered a copy of the A&R Registration Rights Agreement duly executed by Spartan and the Spartan stockholders party thereto; and

•

Spartan shall have made all necessary and appropriate arrangements with Continental Stock Transfer & Trust Company, acting as trustee, to have all of the funds in the Trust Account disbursed to Spartan immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available for immediate use to Spartan in respect of all or a portion of certain payment obligations set forth in the Business Combination Agreement and the payment of Spartan’s fees and expenses incurred in connection with the Business Combination Agreement and the business combination.

Regulatory Matters

Neither Spartan nor Fisker is aware of any material regulatory approvals or actions that are required for completion of the business combination other than as required under the HSR Act. The parties have filed a premerger notification under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Litigation Relating to the Business Combination

On August 31, 2020, a putative class action lawsuit was filed in the Supreme Court of the State of New York by a purported Spartan stockholder in connection with the business combination: Bailey v. Spartan Energy Acquisition Corp., et al., Index No. 654150/2020 (Sup. Ct. N.Y. Cnty.). The complaint names Spartan and certain current and former members of the Spartan Board as defendants. The complaint alleges, among other things, breach of fiduciary duty claims against the Spartan Board in connection with the business combination. The complaint also alleges that this proxy statement is misleading and/or omits material information concerning the business combination. The complaint generally seeks, among other things, injunctive relief and an award of attorneys’ fees.

Other Agreements

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, on July 10, 2020, our Sponsor entered into a Sponsor Agreement with us pursuant to which our Sponsor will, immediately prior to, and conditioned upon, the Effective Time, automatically and irrevocably surrender and forfeit to us, for no consideration and as a contribution to our capital, 441,176 shares of our Class B Common Stock (the “Sponsor Shares”), whereupon the Sponsor Shares will be canceled.

For more information about the Sponsor Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Sponsor Agreement.”

A&R Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement dated August 9, 2018 (the “IPO Registration Rights Agreement”) will be amended and restated and Spartan, certain persons and entities holding securities of Spartan prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Class A Common Stock or Class B Common Stock in connection with the business combination (the “New Holders” and together with the Initial Holders, the “Reg Rights Holders”) will enter into that amended and restated IPO Registration Rights Agreement attached as an exhibit to the Business Combination Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, Spartan will agree that, within 30 calendar days after the Closing, Spartan will file with the SEC (at Spartan’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Initial Holders and certain of the New Holders (the “Founders Registration Statement”), and Spartan will use its reasonable best efforts to have the Founders Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, Spartan will agree that, as soon as reasonably practicable after Spartan is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, Spartan will file with the SEC (at Spartan’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the New Holders that were not included on the Founders Registration Statement (the “New Holders Registration Statement”) and Spartan will use its reasonable best efforts to have the New Holders Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Spartan if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

For more information about the A&R Registration Rights Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement.”

Lock-Up Agreements

In connection with the Closing, certain investors in Fisker will enter into agreements (the “Lock-Up Agreements”) pursuant to which they will agree, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of Class A Common Stock or any shares of Class B Common Stock held by them immediately after the Effective Time, including any shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock, or any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Effective Time (“Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”) for 180 days after the Closing Date. Thereafter, until the 18 month anniversary of the Closing Date, subject to certain customary exceptions, each of Henrik Fisker and Dr. Geeta Gupta will also agree not to Transfer more than the lesser of (a) such number of Lock-Up Shares resulting in gross proceeds to him or her of $25,000,000 and (b) 10% of the Lock-Up Shares. Thereafter, until the two year anniversary of the Closing Date, subject to certain customary exceptions, each of Henrik Fisker and Dr. Geeta Gupta will also agree not to Transfer more than the number of Lock-Up Shares that, together with any amounts Transferred pursuant to the immediately preceding sentence, would constitute 80% of the Lock-Up Shares.

For more information about the Lock-Up Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Lock-Up Agreements.”

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, at the Closing, we will amend and restate, effective as of the Effective Time, our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of our Class B Common Stock from 20,000,000 shares to 150,000,000 shares, (c) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 15,000,000 shares, (d) reclassify the Spartan Board, (e) implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share, (f) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (g) change the post-combination company’s name to “Fisker Inc.” and (h) make certain other changes that the Spartan Board deems appropriate for a public operating company.

For more information about the amendments to our Charter, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal,” “Proposal No. 4—The Dual Class Charter Proposal” and “Proposal No. 5—The Additional Charter Proposal.”

PIPE Financing

In connection with the execution of the Business Combination Agreement, on July 10, 2020, we entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 50,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $500,000,000, in a private placement.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the business combination. The purpose of the PIPE Financing is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the consummation of the business combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and we will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

For more information about the Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—PIPE Financing.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Spartan Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•	the fact that our Sponsor holds 9,360,000 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•	the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 412,500 Founder Shares which were subsequently transferred to our independent directors and John J.

MacWilliams, a non-independent member of the Spartan Board, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $        , based on the closing price of our Class A Common Stock of $        per share on                     , 2020;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, own an aggregate of 412,500 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $        , based on the closing price of our Class A Common Stock of $        per share on                     , 2020;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Reasons for the Approval of the Business Combination

After careful consideration, the Spartan Board recommends that our stockholders vote “FOR” the approval of the Business Combination Proposal.

For a more complete description of our reasons for the approval of the business combination and the recommendation of the Spartan Board, see the section entitled “Proposal No. 1—The Business Combination Proposal—Spartan Board’s Reasons for the Approval of the Business Combination.”

Redemption Rights

Under our Charter, holders of our Class A Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of shares of Class A Common Stock issued in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in Spartan having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of June 30, 2020, this would have amounted to approximately $10.32 per share. Under our Charter, in connection with an Initial Business Combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 20% of the public shares.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A Common Stock for cash and will no longer own shares of Class A Common Stock and will not participate in our future growth, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Ownership of New Fisker After the Closing

We anticipate that, upon completion of the business combination, the ownership of New Fisker will be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 10.2% of our outstanding Common Stock;

•

Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock, which will constitute 5.6% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own 55,192,542 shares of our Class A Common Stock (assuming no further redemptions), which will constitute 18.8% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 17.0% of our outstanding Common Stock;

•	the initial stockholders will own 13,358,824 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Common Stock; and

•

Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 89.8% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

Unless otherwise specified, the number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (c) 46,318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (d) all pre-merger Fisker Options have vested and been exercised prior to the merger, (e) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (f) 129,122,242 shares of our Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (g) the automatic conversion of all outstanding shares of Fisker Class B Common Stock into shares of Fisker Class A Common Stock on a one-for-one basis, as if such conversion had occurred immediately prior to the completion of the business combination, and (h) there are no other issuances of equity interests of New Fisker. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Fisker set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Spartan’s existing stockholders in New Fisker following the business combination will be different. For example, if we assume that all outstanding 18,400,000 public warrants and 9,360,000 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Fisker would be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 9.3% of our outstanding Common Stock;

•

Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.1% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta);

•	the public stockholders will own 73,600,000 shares of our Class A Common Stock, which will constitute 22.9% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 15.5% of our outstanding Common Stock;

•	the initial stockholders will own 22,718,824 shares of our Class A Common Stock, which will constitute 7.1% of our outstanding Common Stock; and

•

Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 88.1% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The public warrants and private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New Fisker Following the Business Combination

Assuming the Director Election Proposal is approved at the special meeting, we expect the New Fisker board of directors (the “New Fisker Board”) to be comprised of Henrik Fisker, Dr. Geeta Gupta, Wendy J. Greuel, Mark E. Hickson, Roderick K. Randall, Henry S. Ward and Nadine I. Watt.

Accounting Treatment

’The business combination is intended to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Fisker issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Fisker.

Appraisal Rights

Appraisal rights are not available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Other Proposals

In addition to the proposal to approve and adopt the Business Combination Agreement and the business combination, our stockholders will be asked to vote on proposals to amend and restate our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of our Class B Common Stock from 20,000,000 shares to 150,000,000 shares, (c) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 15,000,000 shares, (d) reclassify the Spartan Board, (e) implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share, (f) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (g) change the post-combination company’s name to “Fisker Inc.” and (h) make certain other changes that the Spartan Board deems appropriate for a public operating company. A copy of our Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Authorized Share Charter Proposal, the Director Classification Charter Proposal, the Dual Class Charter Proposal and the Additional Charter Proposal is attached to this proxy statement as Annex B. For more information about the Authorized Share Charter Proposal, the Director Classification Charter Proposal, the Dual Class Charter Proposal and the Additional Charter Proposal, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal,” “Proposal No. 4—The Dual Class Charter Proposal” and “Proposal No. 5—The Additional Charter Proposal.”

In addition, our stockholders will be asked to vote on (a) a proposal to approve, for purposes of complying with applicable NYSE listing rules, (i) the issuance, or reservation for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options, of 46,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock to the Historical Rollover Stockholders in the business combination and (ii) the issuance and sale of 50,000,000 shares of Class A Common Stock in the PIPE Financing, (b) a proposal to approve and adopt the 2020 Plan, (c) a proposal to approve and adopt the ESPP, (d) a proposal to elect three directors to serve until the 2021 annual meeting of stockholders, two directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal and (d) a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal.

See the sections entitled “Proposal No. 6—The NYSE Proposal,” “Proposal No. 7—The 2020 Plan Proposal,” “Proposal No. 8—ESPP Proposal,” “Proposal No. 9—The Director Election Proposal” and “Proposal No. 10—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be held at                 , local time, on                     , 2020, via live webcast at the following address:                , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of Class A Common Stock or Class B Common Stock at the close of business on                     , 2020, which is the record date for the special meeting. You are entitled to one vote for each share of Class A Common Stock or Class B Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 69,000,000 shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate, of which 55,200,000 were public shares and 13,800,000 were Founder Shares held by the initial stockholders.

Proxy Solicitation

Proxies may be solicited by mail. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Spartan Stockholders—Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote thereat attend virtually or are represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of Class A Common Stock and Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting. The Charter Proposals, the Director Election Proposal and the 2020 Plan Proposal, the ESPP Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Recommendation to Spartan Stockholders

The Spartan Board believes that each of the Business Combination Proposal, the Authorized Share Charter Proposal, the Director Classification Charter Proposal, the Dual Class Charter Proposal, the Additional Charter Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal, the Director Election Proposal and the Adjournment Proposal is in the best interests of Spartan and our stockholders and recommends that our stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

When you consider the recommendation of the Spartan Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

Controlled Company Exception

Following the completion of the business combination, Henrik Fisker and Dr. Geeta Gupta will control a majority of the voting power of our outstanding capital stock. As a result, New Fisker will be a “controlled company” under NYSE rules. As a controlled company, New Fisker will be exempt from certain NYSE corporate governance requirements, including those that would otherwise require New Fisker’s board of directors to have a majority of independent directors and require that New Fisker either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While New Fisker does not currently intend to rely on any of these exemptions, it will be entitled to do so for as long as New Fisker will be considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of New Fisker capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

SELECTED HISTORICAL FINANCIAL INFORMATION OF SPARTAN

The selected historical statements of operations data of Spartan for the years ended December 31, 2019 and 2018 and the historical balance sheet data as of December 31, 2019 and 2018 are derived from Spartan’s audited financial statements included elsewhere in this proxy statement. The selected historical condensed statements of operations data of Spartan for the six months ended June 30, 2020 and 2019 and the condensed balance sheet data as of June 30, 2020 are derived from Spartan’s unaudited interim condensed financial statements included elsewhere in this proxy statement. In Spartan management’s opinion, the unaudited interim condensed financial statements include all adjustments necessary to state fairly Spartan’s financial position as of June 30, 2020 and the results of operations for the six months ended June 30, 2020 and 2019.

Spartan’s historical results are not necessarily indicative of the results that may be expected in the future and Spartan’s results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Spartan” and “Information About Spartan” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

Statement of Operations Data	For the Six months Ended June 30, 2020	For the Six months Ended June 30, 2019	For the Year ended December 31, 2019	For the Year ended December 31, 2018
	(in actual dollars and shares)
Revenue	$—	$—	$—	$—
Expenses
Administrative fee—related party	60,000	60,000	120,000	40,000
General and administrative expenses	958,001	595,909	1,132,661	811,091
Other Income
Investment income from Trust Account	4,479,826	6,780,233	12,654,638	4,375,763
Interest income	2,376	14,258	22,557	6,947
Income tax provision	(919,821)	(1,403,022)	(2,615,474)	(878,369)

Net income	$2,544,380	$4,735,560	$8,809,060	$2,653,250
Weighted average shares outstanding of Class A common stock	55,200,000	55,200,000	55,200,000	55,200,000
Basic and diluted net income per share, Class A	$0.06	$0.10	$0.18	$0.06
Weighted average shares outstanding of Class B common stock	13,800,000	13,800,000	13,800,000	13,800,000
Basic and diluted net loss per share, Class B	$(0.07)	$(0.04)	$(0.07)	$(0.05)

Balance Sheet Data	June 30, 2020	December 31, 2019	December 31, 2018
Total assets	$569,988,185	$565,975,181	$557,475,687
Total liabilities	21,104,625	19,636,001	19,945,567
Value of Class A Common Stock that may be redeemed in connection with an initial business combination	543,883,550	541,339,170	532,530,110
Total stockholders’ equity	5,000,010	5,000,010	5,000,010

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF FISKER

The selected historical consolidated statements of operations data of Fisker for the years ended December 31, 2019 and 2018 and the historical consolidated balance sheet data as of December 31, 2019 and 2018 are derived from Fisker’s audited consolidated financial statements included elsewhere in this proxy statement. The selected historical condensed consolidated statements of operations data of Fisker for the six months ended June 30, 2020 and 2019 and the condensed consolidated balance sheet data as of June 30, 2020 are derived from Fisker’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement. In Fisker management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly Fisker’s financial position as of June 30, 2020 and the results of operations for the six months ended June 30, 2020 and 2019. Fisker’s historical results are not necessarily indicative of the results that may be expected in the future and Fisker’s results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. You should read the following selected historical consolidated financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker” and Fisker’s consolidated financial statements and related notes included elsewhere in this proxy statement.

Statement of Operations Data	For The Six months Ended June 30, 2020	For The Six months Ended June 30, 2019	For The Year Ended December 31, 2019	For The Year Ended December 31, 2018
	(in actual dollars and shares)
Revenue	$—	$—	$—	$—
General and administrative	1,535,005	2,016,886	3,625,833	1,475,613
Research and development	560,340	1,908,363	6,961,981	1,938,871

Loss from operations	(2,095,345)	(3,925,249)	(10,587,814)	(3,414,484)
Other income (expense):
Other income (expense)	8,125	—	575	(21,000)
Interest income	5,357	5,671	8,503	7,427
Interest expense	(561,648)	(579)	(177,997)	(1,590)
Change in fair value of embedded derivative	(260,114)	—	(79,751)	—
Foreign currency gain (loss)	(37,328)	(7,293)	(42,266)	(1,298)

Net Loss	$(2,940,953)	$(3,927,450)	$(10,878,750)	$(3,430,945)

Deemed dividend attributable to preferred stock	—	—	—	(1,222,368)

Net loss attributable to common shareholders	$(2,940,953)	$(3,927,450)	$(10,878,750)	$(4,653,313)

Weighted average shares outstanding of Class A common stock	82,738	45,560	57,139	20,040
Weighted average shares outstanding of Class B common stock	38,727,340	38,727,340	38,727,340	38,727,340
Net loss per share attributable to Class A and Class B Common shareholders- Basic and Diluted	$(0.08)	$(0.10)	$(0.28)	$(0.12)

Balance Sheet Data	June 30, 2020	December 31, 2019	December 31, 2018
Total assets	$3,781,215	$2,076,427	$5,651,302
Total liabilities	12,751,922	8,198,823	987,749
Total temporary equity	11,020,683	11,020,683	11,020,683
Total stockholders’ deficit	(19,991,390)	(17,143,079)	(6,357,130)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this proxy statement, regarding the proposed business combination, Spartan’s ability to consummate the business combination, the benefits of the transaction, the post-combination company’s future financial performance following the business combination and the post-combination company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, Spartan disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement. Spartan cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Spartan.

In addition, Spartan cautions you that the forward-looking statements regarding Spartan and the post-combination company, which are contained in this proxy statement, are subject to the following factors:

•	the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against Spartan following announcement of the business combination;

•

the inability to complete the business combination due to the failure to obtain approval of the stockholders of Spartan, or satisfy the other conditions to closing in the Business Combination Agreement;

•	the risk that Spartan may not be able to obtain the financing necessary to consummate the business combination;

•	the risk that the proposed business combination disrupts current plans and operations of Fisker or Spartan as a result of the announcement and consummation of the business combination;

•	Fisker’s ability to enter into binding contracts with OEMs or tier-one suppliers in order to execute on its business plan;

•

New Fisker’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of New Fisker to grow and manage growth profitably following the business combination;

•

Spartan’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Spartan to grow and manage growth profitably following the business combination;

•	costs related to the business combination;

•	Spartan’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the business combination;

•	the possibility of third-party claims against Spartan’s Trust Account;

•	changes in applicable laws or regulations;

•	the ability of Fisker to execute its business model, including market acceptance of its planned products and services;

•	that Fisker has identified a material weakness in its internal control over financial reporting which, if not corrected, could affect the reliability of Fisker’s consolidated financial statements;

•	the possibility that the novel coronavirus pandemic (“COVID-19”) may hinder Spartan’s ability to consummate the business combination;

•	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of Spartan or the post-combination company; and

•	the possibility that Spartan or the post-combination company may be adversely affected by other economic, business or competitive factors.

Should one or more of the risks or uncertainties described in this proxy statement, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in Spartan’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the subsequent Quarterly Reports on Form 10-Q. Spartan’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

RISK FACTORS

The following risk factors will apply to our business and operations following the completion of the business combination. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Fisker and our business, financial condition and prospects following the completion of the business combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements of Fisker and notes to the financial statements included herein.

Risks Related to Fisker

Fisker’s ability to develop, manufacture and obtain required regulatory approvals for a car of sufficient quality and appeal to customers on schedule and on a large scale is unproven.

Fisker’s business depends in large part on its ability to develop, manufacture, market and sell or lease its electric vehicles. Initially, Fisker plans to manufacture vehicles in collaboration with one or more automotive component and engineering services suppliers, including large original equipment manufacturers (OEMs) or tier-one automotive suppliers. Fisker has not yet executed definitive supply or manufacturing agreements with any OEM or tier-one automotive supplier for the supply of parts for production of the Fisker Ocean, or any of its other future vehicle offerings. If Fisker is unable to negotiate and finalize such supply and manufacturing agreements with an OEM or a tier-one automotive supplier, it will not be able to produce any vehicles and will not be able to generate any revenue, or the vehicles may become more expensive to deliver with a higher bill of materials, which would have a material adverse effect on its business, prospects, operating results and financial condition.

The continued development and the ability to start manufacturing Fisker vehicles, including the Fisker Ocean, are and will be subject to risks, including with respect to:

•	Fisker’s ability to secure necessary funding;

•	Fisker’s ability to negotiate and execute definitive agreements with its various suppliers for hardware, software, or services necessary to engineer or manufacture its vehicles;

•	Fisker’s ability to accurately manufacture vehicles within specified design tolerances;

•	obtaining required regulatory approvals and certifications;

•	compliance with environmental, safety, and similar regulations;

•	securing necessary components, services, or licenses on acceptable terms and in a timely manner;

•	delays by Fisker in delivering final component designs to its suppliers;

•	Fisker’s ability to attract, recruit, hire, retain and train skilled employees;

•	quality controls that prove to be ineffective or inefficient;

•	delays or disruptions in Fisker’s supply chain including raw material supplies;

•	Fisker’s ability to maintain arrangements on reasonable terms with its manufacturing partners and suppliers, engineering service providers, delivery partners, and after sales service providers; and

•	other delays, backlog in manufacturing and research and development of new models, and cost overruns.

Fisker’s ability to develop, manufacture and obtain required regulatory approvals for a vehicle of sufficient quality and appeal to customers on schedule and on a large scale is unproven, and the business plan is still evolving. Fisker may be required to introduce new vehicle models and enhanced versions of existing models. To date, Fisker has limited experience, as a company, designing, testing, manufacturing, marketing and selling or leasing its electric vehicles and therefore cannot assure you that it will be able to meet customer expectations. Any failure to develop such manufacturing processes and capabilities within Fisker’s projected costs and timelines would have a material adverse effect on its business, prospects, operating results and financial condition.

Fisker is substantially reliant on its relationships with OEMs, suppliers and service providers for the parts and components in its vehicles, as well as for the manufacture of its initial vehicles. If any of these OEMs, suppliers or service partners choose to not do business with Fisker, then Fisker would have significant difficulty in procuring and producing its vehicles and its business prospects would be significantly harmed.

Fisker has entered into a number of non-binding agreements with third parties in order to implement its asset-light business model and will need to enter into definitive agreements with one or more OEMs and suppliers in order to produce the Fisker Ocean and other vehicles in a manner contemplated by its business plan. Furthermore, Fisker has explored and intends to secure alternative suppliers and providers for many of the most material aspects of its business model.

Collaboration with third parties for the manufacturing of vehicles is subject to risks with respect to operations that are outside Fisker’s control. Fisker could experience delays to the extent its current or future partners do not continue doing business with Fisker, meet agreed upon timelines, experience capacity constraints or otherwise are unable to deliver components or manufacture vehicles as expected. There is risk of potential disputes with partners, and Fisker could be affected by adverse publicity related to its partners whether or not such publicity is related to their collaboration with Fisker. Fisker’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of Fisker’s partners’ vehicles or other vehicles manufactured by the same partner. In addition, although Fisker intends to be involved in material decisions in the supply chain and manufacturing process, given that Fisker also relies on its partners to meet its quality standards, there can be no assurance that Fisker will be able to maintain high quality standards.

Fisker may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further its business purpose. These alliances could subject Fisker to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party, and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect Fisker’s business.

To sell or lease Fisker vehicles as currently contemplated, Fisker will need to enter into certain additional agreements and arrangements that are not currently in place. These include entering into definitive agreements with third party service partners for fleet management, vehicle storage, dockside collection, mobile fleet servicing, financing and end of lease collections. If Fisker is unable to enter into such definitive agreements, or is only able to do so on terms that are unfavorable to Fisker, it may have a material adverse effect on its business, prospects, operating results and financial condition.

Fisker’s relationship with one or more OEMs and automotive suppliers is integral to its platform procurement and manufacturing plan, but Fisker does not have any binding commitments from an OEM or automotive supplier to participate in a platform sharing arrangement or manufacturing activities and it may not be able to obtain such commitments. Fisker therefore is seeking alternative arrangements with a number of OEMs, component suppliers, and manufacturers, which it may not be successful in obtaining.

To manufacture Fisker’s vehicles as currently contemplated, Fisker will need to enter into definitive agreements and arrangements that are not currently in place. Although Fisker has a historic working relationship with VW to source the Modularer E-Antriebs-Baukasten (“MEB”) platform, including the Fisker Ocean prototype built on the MEB platform by IDG, Fisker does not have a definitive agreement with VW or any other OEM to use a platform and commercially manufacture its vehicles, and as a result, Fisker may not be able to implement its business strategy in the timeframe anticipated, or at all. If Fisker is unable to enter into definitive agreements or is only able to do so on terms that are unfavorable to Fisker, it may not be able to timely identify adequate strategic relationship opportunities, or form strategic relationships, and consequently, Fisker may not be able to fully carry out its business plans. Accordingly, investors should not place undue reliance on Fisker’s statements about its production plans or their feasibility in the timeframe anticipated, or at all.

If Fisker is unable to contract with OEMs or suppliers on platform sharing and manufacturing of its vehicles, Fisker would need to develop its own platform and manufacturing facilities, which may not be feasible and, if feasible at all, would significantly increase its capital expenditure and would significantly delay production of its vehicles.

Fisker may be unable to enter into agreements with OEMs and suppliers for platform sharing and manufacturing on terms and conditions acceptable to Fisker and therefore may need to contract with other third parties or establish its own production capacity. There can be no assurance that in such event Fisker would be able to partner with other third parties or establish its own production capacity to meet its needs on acceptable terms, or at all. The expense and time required to complete any transition and to assure that vehicles manufactured at facilities of new third-party partners comply with Fisker’s quality standards and regulatory requirements would likely be greater than currently anticipated. If Fisker needs to develop its own manufacturing and production capabilities, which may not be feasible, it would significantly increase Fisker’s capital expenditures and would significantly delay production of Fisker’s vehicles. This may require Fisker to attempt to raise or borrow money, which may not be successful. Also, it may require Fisker to change the anticipated pricing of its vehicles, which would adversely affect Fisker’s margins and cash flows. Any of the foregoing could adversely affect Fisker’s business, results of operations, financial condition and prospects.

Manufacturing in collaboration with partners is subject to risks.

Fisker’s business model relies on outsourced manufacturing of its vehicles. The cost of tooling a manufacturing facility with a collaboration partner is high, but such cost will not be known until Fisker enters into a vehicle manufacturing agreement. Collaboration with third parties to manufacture vehicles is subject to risks that are outside Fisker’s control. Fisker could experience delays if its partners do not meet agreed upon timelines or experience capacity constraints. There is risk of potential disputes with partners, which could stop or slow vehicle production, and Fisker could be affected by adverse publicity related to its partners, whether or not such publicity is related to such third parties’ collaboration with Fisker. Fisker’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of its partners’ products. In addition, Fisker cannot guarantee that its suppliers will not deviate from agreed-upon quality standards.

Fisker may be unable to enter into agreements with manufacturers on terms and conditions acceptable to it and therefore it may need to contract with other third parties or significantly add to its own production capacity. Fisker may not be able to engage other third parties or establish or expand its own production capacity to meet its needs on acceptable terms, or at all. The expense and time required to adequately complete any transition may be greater than anticipated. Any of the foregoing could adversely affect its business, results of operations, financial condition and prospects.

There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for Fisker’s electric vehicles, and there can be no assurance such systems will be successfully developed.

Fisker vehicles will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies are inherently complex, and Fisker will need to coordinate with its vendors and suppliers in order to reach production for its electric vehicles. Defects and errors may be revealed over time and Fisker’s control over the performance of third-party services and systems may be limited. Thus, Fisker’s potential inability to develop the necessary software and technology systems may harm its competitive position.

Fisker is relying on third-party suppliers to develop a number of emerging technologies for use in its products, including lithium ion battery technology. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that Fisker’s suppliers will be able to meet the technological requirements, production timing, and volume requirements to support its business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics Fisker anticipates in its business plan. As a result, Fisker’s business plan could be significantly impacted and Fisker may incur significant liabilities under warranty claims which could adversely affect its business, prospects, and results of operations.

Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles, which could harm its business and prospects.

Any delay in the financing, design, manufacture, regulatory approval or launch of Fisker’s vehicles, including entering into agreements for platform sharing, supply of component parts, and manufacturing, could materially damage its brand, business, prospects, financial condition and operating results and could cause liquidity constraints. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent Fisker delays the launch of its vehicles, its growth prospects could be adversely affected as it may fail to establish or grow its market share. Fisker relies on third-party suppliers for the provision and development of the key components and materials used in its vehicles. To the extent Fisker’s suppliers experience any delays in providing it with or developing necessary components, it could experience delays in delivering on its timelines.

Prior to mass production of the Fisker Ocean, Fisker will need the vehicle to be fully designed and engineered and be approved for sale according to differing requirements, including but not limited to regulatory requirements, in the different geographies Fisker intends to launch its vehicles. If Fisker encounters delays in any of these matters, Fisker may consequently delay its deliveries of the Fisker Ocean.

Fisker is dependent on its suppliers, a significant number of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of Fisker’s vehicles in a timely manner and at prices and volumes acceptable to it could have a material adverse effect on its business, prospects and operating results.

While Fisker plans to obtain components from multiple sources whenever possible, many of the components used in its vehicles will be purchased by Fisker from a single source. While Fisker believes that it may be able to establish alternate supply relationships and can obtain or engineer replacement components for its single source components, Fisker may be unable to do so in the short term (or at all) at prices or quality levels that are acceptable to it. In addition, Fisker could experience delays if its suppliers do not meet agreed upon timelines or experience capacity constraints.

Any disruption in the supply of components, whether or not from a single source supplier, could temporarily disrupt production of Fisker’s vehicles until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond Fisker’s control or which it does not presently anticipate, could also affect its suppliers’ ability to deliver components to Fisker on a timely basis. Any of the foregoing could materially and adversely affect Fisker’s results of operations, financial condition and prospects.

If any of Fisker’s suppliers become economically distressed or go bankrupt, Fisker may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase its costs, affect its liquidity or cause production disruptions.

Fisker expects to purchase various types of equipment, raw materials and manufactured component parts from its suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, Fisker may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect’s Fisker’s ability to deliver vehicles and could increase Fisker’s costs and negatively affect its liquidity and financial performance.

Fisker’s vehicles will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within Fisker’s vehicles will make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, once Fisker’s vehicles are commercially available, a field or testing failure of battery packs in Fisker’s vehicles could occur, which could result in bodily injury or death and could subject Fisker to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive and could harm Fisker’s brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications, the social and environmental impacts of cobalt mining, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could seriously harm its business and reputation.

Fisker has a limited operating history and faces significant challenges as a new entrant into the automotive industry. Fisker vehicles are in development and Fisker does not expect its first vehicle to be produced until the fourth quarter of 2022, at the earliest, if at all.

Fisker was incorporated in September 2016 and has a short operating history in the automobile industry, which is continuously evolving. Fisker has no experience as an organization in high volume manufacturing of the planned electric vehicles. Fisker cannot assure you that it or its partners will be able to develop efficient, automated, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable Fisker to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market the Fisker Ocean and future vehicles. You should consider Fisker’s business and prospects in light of the risks and significant challenges it faces as a new entrant into its industry, including, among other things, with respect to its ability to:

•	design and produce safe, reliable and quality vehicles on an ongoing basis;

•	obtain the necessary regulatory approvals in a timely manner;

•	build a well-recognized and respected brand;

•	establish and expand its customer base;

•	successfully market not just Fisker’s vehicles but also its other services, including its Flexee lease and other services it intends to provide;

•	properly price its services, including its charging solutions, financing and lease options, and successfully anticipate the take-rate and usage of such services by users;

•	successfully service its vehicles after sales and maintain a good flow of spare parts and customer goodwill;

•	improve and maintain its operational efficiency;

•	maintain a reliable, secure, high-performance and scalable technology infrastructure;

•	predict its future revenues and appropriately budget for its expenses;

•	attract, retain and motivate talented employees;

•	anticipate trends that may emerge and affect its business;

•	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

•	navigate an evolving and complex regulatory environment.

If Fisker fails to adequately address any or all of these risks and challenges, its business may be materially and adversely affected.

Fisker is an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future. There is substantial doubt about its ability to continue as a going concern.

Fisker has incurred a net loss since its inception. Fisker believes that it will continue to incur operating and net losses each quarter until at least the time it begins significant deliveries of its vehicles. Even if Fisker is able to successfully develop and sell or lease its vehicles, there can be no assurance that they will be commercially successful.

Fisker expects the rate at which it will incur losses to be significantly higher in future periods as it, among other things, designs, develops and manufactures its vehicles; builds up inventories of parts and components for its vehicles; increases its sales and marketing activities, including opening new Fisker Experience Centers; develops its distribution infrastructure; and increases its general and administrative functions to support its growing operations. Fisker may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenues, which would further increase Fisker’s losses.

Fisker’s independent registered public accounting firm has included an emphasis of matter paragraph regarding Fisker’s ability to continue as a going concern in its opinion on Fisker’s consolidated financial statements as of December 31, 2019, due to insufficient capital for Fisker to fund its operations. Fisker’s consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty and do not reflect the transactions contemplated by the business combination.

Fisker’s EMaaS business model has yet to be tested and any failure to commercialize Fisker’s strategic plans would have an adverse effect on Fisker’s operating results and business, harm its reputation and could result in substantial liabilities that exceed its resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond Fisker’s control, including substantial risks and expenses while establishing or entering new markets, setting up operations and undertaking marketing activities. The likelihood of Fisker’s success must be considered in light of these risks, expenses, complications, delays, and the competitive environment in which Fisker operates. There is, therefore, nothing at this time upon which to base an assumption that Fisker’s EMaaS business model will prove successful, and Fisker may not be able to generate significant revenue, raise additional capital or operate profitably. Fisker will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up Fisker’s infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with its growth. In addition, as a result of the capital-intensive nature of Fisker’s business, it can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in Fisker’s company is therefore highly speculative and could result in the loss of your entire investment.

Fisker’s operating and financial results forecast relies in large part upon assumptions and analyses developed by Fisker. If these assumptions or analyses prove to be incorrect, Fisker’s actual operating results may be materially different from its forecasted results.

The projected financial and operating information appearing elsewhere in this proxy statement reflect current estimates of future performance. Whether actual operating and financial results and business developments will be consistent with Fisker’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside Fisker’s control, including, but not limited to:

•	whether Fisker can obtain sufficient capital to sustain and grow its business;

•	Fisker’s ability to manage its growth;

•	whether Fisker can manage relationships with key suppliers;

•	the ability to obtain necessary regulatory approvals;

•	demand for Fisker products and services;

•	the timing and costs of new and existing marketing and promotional efforts;

•	competition, including from established and future competitors;

•	Fisker’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•	the overall strength and stability of domestic and international economies;

•	regulatory, legislative and political changes; and

•	consumer spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond Fisker’s control, could materially and adversely affect its business, results of operations and financial results.

Fisker may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If Fisker fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

It is difficult to predict Fisker’s future revenues and appropriately budget for its expenses, and Fisker may have limited insight into trends that may emerge and affect its business. Fisker will be required to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of products to its prospective customers. Currently, there is no historical basis for making judgments on the demand for Fisker’s vehicles or its ability to develop, manufacture, and deliver vehicles, or Fisker’s profitability in the future. If Fisker overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase Fisker’s costs. If Fisker underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that Fisker’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If Fisker fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to its customers could be delayed, which would harm Fisker’s business, financial condition and operating results.

Fisker could experience cost increases or disruptions in supply of raw materials or other components used in its vehicles. If Fisker is unable to establish an arrangement for the sustainable supply of batteries for its vehicles, its business would be materially and adversely harmed.

Fisker may be unable to adequately control the costs associated with its operations. Fisker expects to incur significant costs related to procuring raw materials required to manufacture and assemble its vehicles. Fisker expects to use various raw materials in its vehicles including, steel, recycled rubber, recycled polyester, carpeting from fishing nets and bottles recycled from ocean waste. The prices for these raw materials fluctuate depending on factors beyond Fisker’s control. Fisker’s business also depends on the continued supply of battery cells for its vehicles. Fisker is exposed to multiple risks relating to availability and pricing of quality lithium-ion battery cells.

Furthermore, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges and raw material costs. Substantial increases in the prices for Fisker’s raw materials or components would increase Fisker’s operating costs, and could reduce Fisker’s margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages, which would result in increased costs in raw materials to Fisker or impact of prospects.

Fisker’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of your investment.

You must consider the risks and difficulties Fisker faces as an early stage company with a limited operating history. If Fisker does not successfully address these risks, its business, prospects, operating results and financial condition will be materially and adversely harmed. Fisker has a very limited operating history on which investors can base an evaluation of its business, operating results and prospects. It is difficult to predict Fisker’s future revenues and appropriately budget for its expenses, and Fisker has limited insight into trends that may emerge and affect its business. In the event that actual results differ from Fisker’s estimates or Fisker adjusts its estimates in future periods, Fisker’s operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this proxy statement was prepared by management and reflects current estimates of future performance.

If Fisker’s vehicles fail to perform as expected, Fisker’s ability to develop, market, and sell or lease its electric vehicles could be harmed.

Once production commences, Fisker vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair, recalls, and design changes. Fisker vehicles will use a substantial amount of software code to operate and software products are inherently complex and often contain defects and errors when first introduced. Fisker has a limited frame of reference by which to evaluate the long-term performance of its systems and vehicles. There can be no assurance that Fisker will be able to detect and fix any defects in the vehicles prior to their sale to consumers. If any of Fisker’s vehicles fail to perform as expected, Fisker may need to delay deliveries or initiate product recalls, which could adversely affect Fisker’s brand in its target markets and could adversely affect its business, prospects, and results of operations.

Fisker’s services may not be generally accepted by its users. If Fisker is unable to provide quality customer service, its business and reputation may be materially and adversely affected.

Fisker servicing may primarily be carried out through third parties certified by Fisker. Although such servicing partners may have experience in servicing other vehicles, they will initially have limited experience in servicing Fisker vehicles. There can be no assurance that Fisker service arrangements will adequately address the service requirements of its customers to their satisfaction, or that Fisker and its partners will have sufficient resources to meet these service requirements in a timely manner as the volume of vehicles Fisker deliver increases.

In addition, if Fisker is unable to roll out and establish a widespread service network that complies with applicable laws, user satisfaction could be adversely affected, which in turn could materially and adversely affect Fisker’s reputation and thus its sales, results of operations, and prospects.

The automotive market is highly competitive, and Fisker may not be successful in competing in this industry.

Both the automobile industry generally, and the electric vehicle segment in particular, are highly competitive, and Fisker will be competing for sales with both ICE vehicles and other EVs. Many of Fisker’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than Fisker does and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products, including their electric vehicles. Fisker expects competition for electric vehicles to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization, and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect Fisker’s business, financial condition, operating results, and prospects.

The automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes. Developments in alternative technologies, including but not limited to hydrogen, may adversely affect the demand for Fisker’s electric vehicles.

Fisker may be unable to keep up with changes in electric vehicle technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells, or compressed natural gas, or improvements in the fuel economy of the ICE, may materially and adversely affect Fisker’s business and prospects in ways Fisker does not currently anticipate. Any failure by Fisker to successfully react to changes in existing technologies could materially harm its competitive position and growth prospects.

Reservations for Fisker’s vehicles are cancellable.

Deposits paid to reserve the Fisker Ocean SUVs are cancellable by the customer until the customer enters into a lease or purchase agreement. Because all of Fisker’s reservations are cancellable, it is possible that a significant number of customers who submitted reservations for the Fisker Ocean may not purchase vehicles.

The potentially long wait from the time a reservation is made until the time the vehicle is delivered, and any delays beyond expected wait times, could also impact user decisions on whether to ultimately make a purchase. Any cancellations could harm Fisker’s financial condition, business, prospects, and operating results.

Fisker may be subject to risks associated with autonomous driving technology.

Fisker’s vehicles will be designed with connectivity for future installation of an autonomous hardware suite and Fisker plans to partner with a third-party software provider in the future to implement autonomous capabilities. However, Fisker cannot guarantee that it will be able to identify a third party to provide the necessary hardware and software to enable autonomous capabilities in an acceptable timeframe, on terms satisfactory to it, or at all. Autonomous driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on drive interactions, and drivers may not be accustomed to using or adapting to such technologies. To the extent accidents associated with Fisker’s autonomous driving systems occur, Fisker could be subject to liability, negative publicity, government scrutiny, and further regulation. Any of the foregoing could materially and adversely affect Fisker’s results of operations, financial condition, and growth prospects.

Fisker has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Fisker’s consolidated financial statements and have other adverse consequences.

Fisker has identified material weaknesses in internal control over financial reporting, which relate to: (a) Fisker’s risk assessment process, including as it relates to fraud risks; (b) general segregation of duties, including the review and approval of journal entries; and (c) precision level to ensure accruals were recorded in the correct period.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its consolidated financial statements that could not be prevented or detected on a timely basis.

Fisker’s management has concluded that these material weaknesses in Fisker’s internal control over financial reporting are due to the fact that, prior to the completion of the business combination, Fisker was a private company with limited resources and did not have the necessary business processes and related internal control formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee Fisker’s business processes and controls surrounding risk assessment, segregation of duties and accuracy of accruals.

Fisker’s management is in the process of developing a remediation plan. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Fisker’s management will monitor the effectiveness of Fisker’s remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in further material misstatements to Fisker’s annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If Fisker is unable to assert that its internal control over financial reporting is effective, or when required in the future, if New Fisker’s independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of New Fisker’s financial reports, the market price of New Fisker Common Stock could be adversely affected and New Fisker could become subject to litigation or investigations by the NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Fisker’s future growth is dependent on the demand for, and upon consumers’ willingness to adopt, electric vehicles.

Fisker’s future growth is dependent on the demand for, and upon consumers’ willingness to adopt electric vehicles, and even if electric vehicles become more mainstream, consumers choosing Fisker over other EV manufacturers. Demand for electric vehicles may be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in downward price pressure and adversely affect Fisker’s business, prospects, financial condition, and operating results.

In addition, the demand for Fisker’s vehicles and services will highly depend upon the adoption by consumers of new energy vehicles in general and electric vehicles in particular. The market for new energy vehicles is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing consumer demands and behaviors.

Other factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•

perceptions about electric vehicle quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, whether or not such vehicles are produced by Fisker or other manufacturers;

•	range anxiety;

•	the availability of new energy vehicles, including plug-in hybrid electric vehicles;

•	the availability of service and charging stations for electric vehicles;

•	the environmental consciousness of consumers, and their adoption of EVs;

•	perceptions about and the actual cost of alternative fuel; and

•	macroeconomic factors.

Any of the factors described above may cause current or potential customers not to purchase electric vehicles in general, and Fisker electric vehicles in particular. If the market for electric vehicles does not develop as Fisker expects or develops more slowly than Fisker expects, its business, prospects, financial condition and operating results will be affected.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on Fisker’s business, prospects, financial condition and operating results.

Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or other reasons, may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or Fisker’s electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and Fisker’s business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production, alternative fuel and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, Fisker’s financial position could be harmed.

Fisker may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which it may apply. As a result, Fisker’s business and prospects may be adversely affected.

Fisker may apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies. Fisker anticipates that in the future there will be new opportunities for it to apply for grants, loans and other incentives from the United States, state and foreign governments. Fisker’s ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of its applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. Fisker cannot assure you that it will be successful in obtaining any of these additional grants, loans and other incentives. If Fisker is not successful in obtaining any of these additional incentives and Fisker is unable to find alternative sources of funding to meet its planned capital needs, its business and prospects could be materially adversely affected.

If Fisker fails to manage its future growth effectively, it may not be able to market and sell or lease its vehicles successfully.

Fisker intends to expand its operations significantly, which will require hiring, retaining and training new personnel, controlling expenses, establishing facilities and experience centers, and implementing administrative infrastructure, systems and processes. In addition, because Fisker’s electric vehicles are based on a different technology platform than traditional ICE vehicles, individuals with sufficient training in electric vehicles may not be available to be hired, and Fisker will need to expend significant time and expense training employees it hires. Fisker also requires sufficient talent in additional areas such as software development. Furthermore, as Fisker is a relatively young company, its ability to train and integrate new employees into its operations may not meet the growing demands of its business which may affect its ability to grow. Any failure to effectively manage its growth could materially and adversely affect Fisker’s business, prospects, operating results and financial condition.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect Fisker’s business, prospects, financial condition and operating results.

Once Fisker’s cars are in production, it will need to maintain warranty reserves to cover warranty-related claims. If Fisker’s warranty reserves are inadequate to cover future warranty claims on Fisker’s vehicles, Fisker’s business, prospects, financial condition and operating results could be materially and adversely affected. Fisker may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Fisker may not succeed in establishing, maintaining and strengthening the Fisker brand, which would materially and adversely affect customer acceptance of its vehicles and components and its business, revenues and prospects.

Fisker’s business and prospects heavily depend on its ability to develop, maintain and strengthen the Fisker brand. If Fisker is not able to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. Fisker’s ability to develop, maintain and strengthen the Fisker brand will depend heavily on the success of its marketing efforts. The automobile industry is intensely competitive, and Fisker may not be successful in building, maintaining and strengthening its brand. Many of Fisker’s current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than Fisker does. If Fisker does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.

Fisker’s distribution model is different from the predominant current distribution model for automobile manufacturers, which makes evaluating its business, operating results and future prospects difficult.

Fisker’s distribution model is different from the predominant current distribution model for automobile manufacturers, which makes evaluating its business, operating results and future prospects difficult. Fisker’s distribution model is not common in the automotive industry today. Fisker plans to conduct vehicle sales directly to users rather than through dealerships, primarily through its Flexee App and Fisker Experience Centers. This model of vehicle distribution is relatively new and, with limited exceptions, unproven, and subjects Fisker to substantial risk. For example, Fisker will not be able to utilize long established sales channels developed through a franchise system to increase sales volume. Moreover, Fisker will be competing with companies with well established distribution channels. Fisker’s success will depend in large part on its ability to effectively develop its own sales channels and marketing strategies. If Fisker is unable to achieve this, it could have a material adverse effect on its business, prospects, financial results and results of operations. There are substantial automotive franchise laws in place in many geographies in the world and Fisker might be exposed to significant franchise dealer litigation risks.

Fisker may face regulatory limitations on its ability to sell vehicles directly which could materially and adversely affect Fisker’s ability to sell its electric vehicles.

Some states have laws that may be interpreted to impose limitations on this direct-to-consumer sales model. The application of these state laws to Fisker’s operations may be difficult to predict. Laws in some states may limit Fisker’s ability to obtain dealer licenses from state motor vehicle regulators.

In addition, decisions by regulators permitting Fisker to sell vehicles may be challenged by dealer associations and others as to whether such decisions comply with applicable state motor vehicle industry laws. In some states, there have also been regulatory and legislative efforts by dealer associations to propose laws that, if enacted, would prevent Fisker from obtaining dealer licenses in their states given Fisker’s anticipated sales model. A few states have passed legislation that clarifies Fisker’s ability to operate, but at the same time limits the number of dealer licenses Fisker can obtain or dealerships that Fisker can operate.

Internationally, there may be laws in jurisdictions that may restrict Fisker’s sales or other business practices. Even for those jurisdictions Fisker has analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with Fisker’s ability to sell vehicles directly to consumers could have a negative and material impact on Fisker’s business, prospects, financial condition and results of operations.

Fisker will initially depend on revenue generated from a single model and in the foreseeable future will be significantly dependent on a limited number of models.

Fisker will initially depend on revenue generated from a single vehicle model and in the foreseeable future will be significantly dependent on a limited number of models. Historically, automobile customers have come to expect a variety of vehicle models offered in a manufacturer’s fleet and new and improved vehicle models to be introduced frequently. Given that for the foreseeable future Fisker’s business will depend on a single or limited number of models, to the extent a particular model is not well-received by the market, Fisker’s sales volume, business, prospects, financial condition, and operating results could be materially and adversely affected.

Doing business internationally creates operational and financial risks for Fisker’s business.

Fisker’s business plan includes operations in international markets, including initial manufacturing and supply activities in Europe, initial sales in North America and Europe, and eventual expansion into other international markets. Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. If Fisker fails to coordinate and manage these activities effectively, its business, financial condition or results of operations could be adversely affected. International sales entail a variety of risks, including currency exchange fluctuations, challenges in staffing and managing foreign operations, tariffs and other trade barriers, unexpected changes in legislative or regulatory requirements of foreign countries into which Fisker sells its products and services, difficulties in obtaining export licenses or in overcoming other trade barriers, laws and business practices favoring local companies, political and economic instability, difficulties protecting or procuring intellectual property rights, and restrictions resulting in delivery delays and significant taxes or other burdens of complying with a variety of foreign laws.

Fisker is highly dependent on the services of Henrik Fisker, its Chief Executive Officer.

Fisker is highly dependent on the services of Henrik Fisker, its co-founder and Chief Executive Officer, and, together with his wife, its Chief Financial Officer, its largest stockholder. Mr. Fisker is the source of many, if not most, of the ideas and execution driving Fisker. If Mr. Fisker were to discontinue his service to Fisker due to death, disability or any other reason, Fisker would be significantly disadvantaged.

Fisker’s business depends substantially on the continuing efforts of its executive officers, key employees and qualified personnel, and its operations may be severely disrupted if it lost their services.

Fisker’s success depends substantially on the continued efforts of its executive officers, key employees and qualified personnel, and its operations may be severely disrupted if it lost their services. As Fisker builds its brand and becomes more well known, the risk that competitors or other companies may poach its talent increases. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm Fisker’s business and prospects.

Fisker’s business may be adversely affected by labor and union activities.

Although none of Fisker’s employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. Fisker may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on Fisker’s business, financial condition or operating results.

Fisker faces risks related to health epidemics, including the recent COVID-19 pandemic, which could have a material adverse effect on its business and results of operations.

Fisker faces various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the recent pandemic of respiratory illness caused by a novel coronavirus known as COVID-19. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. For example, employees at Fisker’s headquarters located in Torrance, California, are currently subject to a stay-at-home order from the state government. These measures may adversely impact Fisker’s employees and operations and the operations of its customers, suppliers, vendors and business partners, and may negatively impact its sales and marketing activities. In addition, various aspects of Fisker’s business cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect Fisker’s manufacturing plans, sales and marketing activities, business and results of operations.

The spread of COVID-19 has caused Fisker to modify its business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in sales activities, meetings, events and conferences), and Fisker may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of Fisker’s workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, Fisker’s operations will be impacted.

The extent to which the COVID-19 pandemic impacts Fisker’s business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, Fisker may continue to experience an adverse impact to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment, or a decline in consumer confidence as a result of the COVID-19 pandemic could have a material adverse effect on the demand for Fisker’s vehicles. Under difficult economic conditions, potential customers may seek to reduce spending by forgoing Fisker’s vehicles for other traditional options or may choose to keep their existing vehicles, and cancel reservations.

There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.

Fisker’s business plans require a significant amount of capital. In addition, its future capital needs may require Fisker to sell additional equity or debt securities that may dilute its stockholders or introduce covenants that may restrict its operations or its ability to pay dividends.

Fisker expects its capital expenditures to continue to be significant in the foreseeable future as it expands its business, and that its level of capital expenditures will be significantly affected by user demand for its products and services. The fact that Fisker has a limited operating history means it has limited historical data on the demand for its products and services. As a result, Fisker’s future capital requirements may be uncertain and actual capital requirements may be different from those it currently anticipates. Fisker may need to seek equity or debt financing to finance a portion of its capital expenditures. Such financing might not be available to Fisker in a timely manner or on terms that are acceptable, or at all.

Fisker’s ability to obtain the necessary financing to carry out its business plan is subject to a number of factors, including general market conditions and investor acceptance of Fisker’s EMaaS business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to Fisker. If Fisker is unable to raise sufficient funds, it will have to significantly reduce its spending, delay or cancel its planned activities or substantially change its corporate structure. Fisker might not be able to obtain any funding, and it might not have sufficient resources to conduct its business as projected, both of which could mean that Fisker would be forced to curtail or discontinue its operations.

In addition, Fisker’s future capital needs and other business reasons could require it to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute its stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict Fisker’s operations or its ability to pay dividends to its stockholders.

If Fisker cannot raise additional funds when it needs or want them, its operations and prospects could be negatively affected.

Failure of information security and privacy concerns could subject Fisker to penalties, damage its reputation and brand, and harm its business and results of operations.

Fisker expects to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. Fisker will transmit and store confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

Fisker has adopted strict information security policies and deployed advanced measures to implement the policies, including, among others, advanced encryption technologies, and plans to continue to deploy additional measurers as Fisker grows. However, advances in technology, an increased level of sophistication and diversity of Fisker’s products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that it uses. If Fisker is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to Fisker’s liabilities to the owners of confidential information or even subject it to fines and penalties. In addition, complying with various laws and regulations could cause Fisker to incur substantial costs or require it to change its business practices, including its data practices, in a manner adverse to Fisker’s business.

In addition, Fisker will need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the United States, Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018 and the State of California adopted the California Consumer Privacy Act of 2018 (“CCPA”). Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under the GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject Fisker to legal and reputational risks.

Compliance with any additional laws and regulations could be expensive, and may place restrictions on the conduct of Fisker’s business and the manner in which it interacts with its customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against Fisker, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against Fisker by governmental entities or others, and damage to its reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with Fisker’s privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by Fisker to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause Fisker’s customers to lose trust in Fisker and could expose Fisker to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders Fisker receives.

Fisker retains certain information about its users and may be subject to various privacy and consumer protection laws.

Fisker intends to use its vehicles’ electronic systems to log information about each vehicle’s use, such as charge time, battery usage, mileage and driving behavior, in order to aid Fisker in vehicle diagnostics, repair and maintenance, as well as to help Fisker customize and optimize the driving and riding experience. Fisker users may object to the use of this data, which may harm its business. Possession and use of Fisker’s users’ driving behavior and data in conducting its business may subject Fisker to legislative and regulatory burdens in the United States and other jurisdictions that could require notification of any data breach, restrict Fisker’s use of such information, and hinder its ability to acquire new customers or market to existing customers. If users allege that Fisker has improperly released or disclosed their personal information, Fisker could face legal claims and reputational damage. Fisker may incur significant expenses to comply with privacy, consumer protection and security standards and protocols imposed by laws, regulations, industry standards or contractual obligations. If third parties improperly obtain and use the personal information of Fisker’s users, Fisker may be required to expend significant resources to resolve these problems.

Any unauthorized control or manipulation of Fisker’s vehicles’ systems could result in loss of confidence in Fisker and its vehicles and harm its business.

Fisker’s vehicles will contain complex information technology systems. For example, Fisker’s vehicles will be outfitted with built-in data connectivity to accept and install periodic remote updates from Fisker to improve or update the functionality of its vehicles. Fisker has designed, implemented and tested security measures intended to prevent cybersecurity breaches or unauthorized access to its information technology networks, its vehicles and their systems, and intends to implement additional security measures as necessary. However, hackers may attempt in the future, to gain unauthorized access to modify, alter and use such networks, vehicles and systems to gain control of, or to change, Fisker’s vehicles’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicle. Vulnerabilities could be identified in the future and Fisker’s remediation efforts may not be successful. Any unauthorized access to or control of Fisker’s vehicles or their systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to Fisker’s vehicles, their systems or data, as well as other factors that may result in the perception that Fisker’s vehicles, their systems or data are capable of being “hacked,” could negatively affect Fisker’s brand and harm its business, prospects, financial condition and operating results.

Interruption or failure of Fisker’s information technology and communications systems could impact Fisker’s ability to effectively provide its services.

Fisker plans to outfit its vehicles with in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities for cost-saving preventative maintenance. The availability and effectiveness of Fisker’s services depend on the continued operation of information technology and communications systems, which Fisker has yet to develop. Fisker’s systems will be vulnerable to damage or interruption from, among others, fire, terrorist attacks, natural disasters, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm Fisker’s systems. Fisker’s data centers could also be subject to break-ins, sabotage and intentional acts of vandalism causing potential disruptions. Some of Fisker’s systems will not be fully redundant, and its disaster recovery planning cannot account for all eventualities. Any problems at Fisker’s data centers could result in lengthy interruptions in its service. In addition, Fisker’s vehicles are highly technical and complex and may contain errors or vulnerabilities, which could result in interruptions in its business or the failure of its systems.

Fisker faces risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

Fisker’s facilities or operations could be adversely affected by events outside of its control, such as natural disasters, wars, health epidemics (as more fully described in the risk factor “Fisker faces risks related to health epidemics, including the recent COVID-19 pandemic, which could have a material adverse effect on its business and results of operations” located elsewhere in these Risk Factors), and other calamities. Although Fisker has servers that are hosted in an offsite location, its backup system does not capture data on a real-time basis and it may be unable to recover certain data in the event of a server failure. Fisker cannot assure you that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect Fisker’s ability to provide services.

Fisker may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause Fisker to incur substantial costs.

Companies, organizations, or individuals, including Fisker’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with Fisker’s ability to make, use, develop, sell, leasing or market its vehicles or components, which could make it more difficult for Fisker to operate its business. From time to time, Fisker may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge Fisker to take licenses. Fisker’s applications and uses of trademarks relating to its design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if Fisker is determined to have infringed upon a third party’s intellectual property rights, it may be required to do one or more of the following:

•	cease selling or leasing, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;

•	pay substantial damages;

•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

•	redesign its vehicles or other goods or services; or

•	establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against Fisker and Fisker’s failure or inability to obtain a license to the infringed technology or other intellectual property right, Fisker’s business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Fisker may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

Fisker may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position. Fisker relies on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect its rights in its technology. Despite Fisker’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use Fisker’s intellectual property or seek court declarations that they do not infringe upon its intellectual property rights. Monitoring unauthorized use of Fisker’s intellectual property is difficult and costly, and the steps Fisker has taken or will take will prevent misappropriation. From time to time, Fisker may have to resort to litigation to enforce its intellectual property rights, which could result in substantial costs and diversion of its resources.

Patent, trademark, and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, Fisker’s intellectual property rights may not be as strong or as easily enforced outside of the United States. Failure to adequately protect Fisker’s intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of Fisker’s competitive advantage and a decrease in its revenue which, would adversely affect its business, prospects, financial condition and operating results.

Fisker’s patent applications may not issue as patents, which may have a material adverse effect on Fisker’s ability to prevent others from commercially exploiting products similar to theirs.

Fisker cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application for the same subject matter as Fisker has, Fisker may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Fisker cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, Fisker’s competitors may design around Fisker’s issued patents, which may adversely affect its business, prospects, financial condition or operating results.

As Fisker’s patents may expire and may not be extended, its patent applications may not be granted and its patent rights may be contested, circumvented, invalidated or limited in scope, Fisker’s patent rights may not protect it effectively. In particular, Fisker may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on its business operations, financial condition and results of operations.

Fisker cannot assure you that it will be granted patents pursuant to its pending applications. Even if Fisker’s patent applications succeed and it is issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide Fisker with meaningful protection or competitive advantages. The claims under any patents that issue from Fisker’s patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to Fisker’s. The intellectual property rights of others could also bar Fisker from licensing and exploiting any patents that issue from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which Fisker has developed and are developing its technology. These patents and patent applications might have priority over Fisker’s patent applications and could subject its patent applications to invalidation. Finally, in addition to those who may claim priority, any of Fisker’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

Fisker may be subject to damages resulting from claims that it or its employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers.

Many of Fisker’s employees were previously employed by other automotive companies or by suppliers to automotive companies. Fisker may be subject to claims that it or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If Fisker fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent Fisker’s ability to commercialize its products, which could severely harm its business. Even if Fisker is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Fisker’s vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on its business and operating results.

All vehicles sold must comply with international, federal, and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by Fisker to have the Fisker Ocean or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on its business and operating results.

Fisker is subject to substantial regulation and unfavorable changes to, or failure by Fisker to comply with, these regulations could substantially harm its business and operating results.

Fisker’s electric vehicles, and the sale of motor vehicles in general, are subject to substantial regulation under international, federal, state, and local laws. Fisker expects to incur significant costs in complying with these regulations. Regulations related to the electric vehicle industry and alternative energy are currently evolving and Fisker faces risks associated with changes to these regulations.

To the extent the laws change, Fisker’s vehicles may not comply with applicable international, federal, state or local laws, which would have an adverse effect on its business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, Fisker’s business, prospects, financial condition and operating results would be adversely affected.

Internationally, there may be laws in jurisdictions Fisker has not yet entered or laws it is unaware of in jurisdictions it has entered that may restrict its sales or other business practices. Even for those jurisdictions Fisker has analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with Fisker’s ability to sell or lease vehicles directly to consumers could have a negative and material impact on its business, prospects, financial condition and results of operations.

Fisker will face risks associated with potential international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm its business.

Fisker will face risks associated with any potential international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm its business. Fisker anticipates having international operations and subsidiaries that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. Fisker has no experience to date selling or leasing and servicing its vehicles internationally and such expansion would require Fisker to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. Fisker will be subject to a number of risks associated with international business activities that may increase its costs, impact its ability to sell or lease its EVs and require significant management attention. These risks include:

•	conforming Fisker’s vehicles to various international regulatory requirements where its vehicles are sold which requirements may change over time;

•	difficulty in staffing and managing foreign operations;

•	difficulties attracting customers in new jurisdictions;

•

foreign government taxes, regulations and permit requirements, including foreign taxes that Fisker may not be able to offset against taxes imposed upon it in the United States, and foreign tax and other laws limiting its ability to repatriate funds to the United States;

•	fluctuations in foreign currency exchange rates and interest rates, including risks related to any foreign currency swap or other hedging activities it undertakes;

•	United States and foreign government trade restrictions, tariffs and price or exchange controls;

•	foreign labor laws, regulations and restrictions;

•	changes in diplomatic and trade relationships;

•	political instability, natural disasters, war or events of terrorism; and

•	the strength of international economies.

If Fisker fails to successfully address these risks, its business, prospects, operating results and financial condition could be materially harmed.

Fisker’s business could be adversely affected by trade tariffs or other trade barriers.

In recent years, both China and the United States have each imposed tariffs indicating the potential for further trade barriers. These tariffs may escalate a nascent trade war between China and the United States. Tariffs could potentially impact its raw material prices and impact any plans to sell vehicles in China. In addition, these developments could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on Fisker’s business, financial condition and results of operations.

Fisker may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

Fisker may become subject to product liability claims, even those without merit, which could harm its business, prospects, operating results, and financial condition. The automobile industry experiences significant product liability claims and Fisker faces inherent risk of exposure to claims in the event its vehicles do not perform as expected or malfunction resulting in personal injury or death. Fisker’s risks in this area are particularly pronounced given it has limited field experience of its vehicles. A successful product liability claim against Fisker could require Fisker to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about Fisker’s vehicles and business and inhibit or prevent commercialization of other future vehicle candidates, which would have material adverse effect on Fisker’s brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of Fisker’s coverage, or outside of Fisker’s coverage, may have a material adverse effect on Fisker’s reputation, business and financial condition. Fisker may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it does face liability for its products and are forced to make a claim under its policy.

Fisker is or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject Fisker to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, results of operations, financial condition and reputation.

Fisker is or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit Fisker and its officers, directors, employees and business partners acting on its behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect Fisker’s business, results of operations, financial condition and reputation. Fisker’s policies and procedures designed to ensure compliance with these regulations may not be sufficient and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which it may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject Fisker to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect Fisker’s business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact Fisker’s business and investments in its shares.

Fisker may face legal challenges in one or more states attempting to sell or lease directly to customers which could materially adversely affect its costs.

Fisker’s business model includes the direct sale of vehicles to individual customers. Most, if not all, states require a license to sell or lease vehicles within the state. Many states prohibit manufacturers from directly selling or leasing vehicles to customers. In other states, manufacturers must operate a physical dealership within the state to deliver vehicles to customers. As a result, Fisker may not be able to sell or lease directly to customers in each state in the United States.

Fisker is currently not registered as a dealer in any state. In many states, it is unclear if, as a manufacturer, Fisker will be able to obtain permission to sell or lease and deliver vehicles directly to customers. For customers residing in states in which Fisker will not be allowed to sell, lease or deliver vehicles, Fisker may have to arrange alternate methods of delivery of vehicles. This could include delivering vehicles to adjacent or nearby states in which Fisker is allowed to directly sell or lease and ship vehicles, and arranging for the customer to transport the vehicles to their home states. These workarounds could add significant complexity, and as a result, costs, to Fisker’s business.

Fisker will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect Fisker’s billing and reporting.

To manage the expected growth of its operations and increasing complexity, Fisker will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect Fisker’s billing and reporting. Fisker’s current and planned systems, procedures and controls may not be adequate to support its complex arrangements and the rules governing revenue and expense recognition for its future operations and expected growth. Delays or problems associated with any improvement or expansion of Fisker’s operational and financial systems and controls could adversely affect Fisker’s relationships with its customers, cause harm to its reputation and brand and could also result in errors in its financial and other reporting.

Failure to build Fisker’s finance infrastructure and improve its accounting systems and controls could impair Fisker’s ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, Fisker will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the regulations of the NYSE, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Fisker to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending the year in which the business combination is completed, Fisker must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to the Closing, Fisker has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.

Fisker anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Fisker expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require Fisker to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Fisker’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, Fisker may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Fisker’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If Fisker is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if it is unable to maintain proper and effective internal controls, Fisker may not be able to produce timely and accurate financial statements. If Fisker cannot provide reliable financial reports or prevent fraud, its business and results of operations could be harmed, investors could lose confidence in its reported financial information and Fisker could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities.

Fisker Certificate of Incorporation provides, and New Fisker’s second amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit its stockholders’ ability to obtain a chosen judicial forum for disputes with New Fisker or its directors, officers, employees or stockholders.

Fisker Certificate of Incorporation requires, and New Fisker’s second amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in New Fisker’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of New Fisker’s capital stock shall be deemed to have notice of and consented to the forum provisions in New Fisker’s second amended and restated certificate of incorporation. In addition, New Fisker’s second amended and restated certificate of incorporation and amended and restated bylaws will provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. New Fisker intends to enforce this provision, but it does not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New Fisker or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in Fisker Certificate of Incorporation or New Fisker’s second amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, New Fisker may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

New Fisker charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of New Fisker’s stock.

Fisker Certificate of Incorporation and New Fisker’s amended and restated bylaws to be in effect upon the Closing will contain provisions that could delay or prevent a change in control of New Fisker. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

•	providing for a classified board of directors with staggered, three-year terms;

•	authorizing its Board of Directors to issue preferred stock with voting or other rights or preferences that could discourage a takeover attempt or delay changes in control;

•	Mr. Fisker and Dr. Gupta hold sufficient voting power to control voting for election of directors and amend the Fisker Certificate of Incorporation;

•	prohibiting cumulative voting in the election of directors;

•	providing that vacancies on its Board of Directors may be filled only by a majority of directors then in office, even though less than a quorum;

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prohibiting the adoption, amendment or repeal of New Fisker’s amended and restated bylaws or the repeal of the provisions of its amended and restated certificate of incorporation to be in effect upon the Closing regarding the election and removal of directors without the required approval of at least two-thirds of the shares entitled to vote at an election of directors;

•	prohibiting stockholder action by written consent;

•	limiting the persons who may call special meetings of stockholders; and

•	requiring advance notification of stockholder nominations and proposals.

These provisions may frustrate or prevent any attempts by New Fisker stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of New Fisker’s board of directors, which is responsible for appointing the members of its management. In addition, the provisions of Section 203 of the Delaware General Corporate Law (“DGCL”) govern New Fisker. These provisions may prohibit large stockholders, in particular those owning 15% or more of New Fisker’s outstanding voting stock, from merging or combining with New Fisker for a certain period of time without the consent of its board of directors.

These and other provisions in New Fisker’s amended and restated certificate of incorporation and its amended and restated bylaws to be in effect upon the Closing and under Delaware law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of New Fisker Common Stock and result in the market price of New Fisker’s Common Stock being lower than it would be without these provisions. For more information, see the section of this proxy statement captioned “Description of Securities—Certain Anti-Takeover Provisions of Delaware Law and our Proposed Second A&R Charter and Bylaws.”

Claims for indemnification by New Fisker’s directors and officers may reduce New Fisker’s available funds to satisfy successful third-party claims against New Fisker and may reduce the amount of money available to New Fisker.

New Fisker’s amended and restated certificate of incorporation and amended and restated bylaws will provide that New Fisker will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, New Fisker’s amended and restated bylaws and its indemnification agreements that it will enter into with its directors and officers will provide that:

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New Fisker will indemnify its directors and officers for serving New Fisker in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	New Fisker may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

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New Fisker will be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

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New Fisker will not be obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against New Fisker or its other indemnitees, except with respect to proceedings authorized by its board of directors or brought to enforce a right to indemnification;

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the rights conferred in New Fisker’s amended and restated bylaws are not exclusive, and New Fisker is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	New Fisker may not retroactively amend its amended and restated bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

Fisker’s management has limited experience in operating a public company.

Fisker’s executive officers have limited experience in the management of a publicly traded company. Fisker’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company. Fisker may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

The dual class structure of New Fisker’s Common Stock has the effect of concentrating voting control with Henrik Fisker and Dr. Geeta Gupta, Fisker’s co-founders, members of its Board of Directors and Chief Executive Officer and Chief Financial Officer, respectively. This will limit or preclude your ability to influence corporate matters, including the outcome of important transactions, including a change in control.

Shares of New Fisker’s Class B Common Stock will have 10 votes per share, while shares of New Fisker’s Class A Common Stock have one vote per share. Henrik Fisker and Dr. Geeta Gupta, Fisker’s co-founders, members of New Fisker’s Board of Directors and Chief Executive Officer and Chief Financial Officer, respectively, hold all of the issued and outstanding shares of New Fisker’s Class B Common Stock. Accordingly, Mr. Fisker and Dr. Gupta will hold approximately 89.8% of the voting power of New Fisker’s capital stock on a fully-diluted basis and will be able to control matters submitted to its stockholders for approval, including the election of directors, amendments of its organizational documents and any merger, consolidation, sale of all or substantially all of New Fisker’s assets or other major corporate transactions. Mr. Fisker and Dr. Gupta may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of New Fisker, could deprive its stockholders of an opportunity to receive a premium for their capital stock as part of a sale of New Fisker, and might ultimately affect the market price of shares of New Fisker’s Class A Common Stock. For information about New Fisker’s dual class structure, see the section titled “Description of Securities.”

New Fisker’s dual class structure may depress the trading price of New Fisker’s Class A Common Stock.

New Fisker cannot predict whether its dual class structure will result in a lower or more volatile market price of New Fisker’s Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, pursuant to which companies with multiple classes of shares of common stock are excluded. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of New Fisker’s Common Stock may cause stockholder advisory firms to publish negative commentary about New Fisker’s corporate governance practices or otherwise seek to cause New Fisker to change its capital structure. Any such exclusion from indices or any actions or publications by stockholder advisory firms critical of New Fisker’s corporate governance practices or capital structure could adversely affect the value and trading market of New Fisker’s Class A Common Stock.

New Fisker will be a controlled company within the meaning of the NYSE rules, and, as a result, qualifies for exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. To the extent New Fisker utilizes any of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such requirements. New Fisker does not currently intend to rely on the exemptions afforded to controlled companies at this time.

So long as more than 50% of the voting power for the election of directors of New Fisker is held by an individual, a group or another company, New Fisker will qualify as a “controlled company” under NYSE rules. Following the completion of the business combination, Henrik Fisker and Dr. Geeta Gupta will control a majority of the voting power of New Fisker’s outstanding capital stock. As a result, New Fisker will be a “controlled company” under NYSE rules. As a controlled company, New Fisker will be exempt from certain NYSE corporate governance requirements, including those that would otherwise require New Fisker’s board of directors to have a majority of independent directors and require that New Fisker either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of New Fisker’s executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While New Fisker does not currently intend to rely on any of these exemptions, it will be entitled to do so for as long as New Fisker will be considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of New Fisker capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Henrik Fisker and Dr. Geeta Gupta are married to each other. The separation or divorce of the couple in the future could adversely affect New Fisker’s business.

Henrik Fisker and Dr. Geeta Gupta, Fisker’s co-founders, members of the Board of Directors and Chief Executive Officer and Chief Financial Officer, respectively, are married to each other. They are two of New Fisker’s executive officers and are a vital part of its operations. If they were to become separated or divorced or could otherwise not amicably work with each other, one or both of them may decide to cease his or her employment with New Fisker or it could negatively impact New Fisker’s working environment. Alternatively, their work performance may not be satisfactory if they become preoccupied with issues relating to their personal situation. In these cases, New Fisker’s business could be materially harmed.

New Fisker’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change net operating loss carryforwards, or NOLs, to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. If Fisker has experienced an ownership change at any time since its incorporation, New Fisker may already be subject to limitations on its ability to utilize its existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, the business combination and future changes in New Fisker’s stock ownership, which may be outside of New Fisker’s control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit New Fisker’s use of accumulated state tax attributes. As a result, even if New Fisker earns net taxable income in the future, its ability to use its pre-change NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to New Fisker.

Changes to applicable U.S. tax laws and regulations may have a material adverse effect on New Fisker’s business, financial condition and results of operations.

New laws and policy relating to taxes may have an adverse effect on New Fisker’s business, financial condition and results of operations. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to New Fisker. For example, the U.S. government enacted the Tax Cuts and Jobs Act, or the Tax Act, and certain provisions of the Tax Act may adversely affect New Fisker. Changes under the Tax Act include, but are not limited to, a federal corporate income tax rate decrease to 21% for tax years beginning after December 31, 2017, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017 and the elimination of carrybacks of net operating losses. Under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which modified the Tax Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. The Tax Act is unclear in many respects and could be subject to potential amendments and technical corrections, and is subject to interpretations and implementing regulations by the Treasury and IRS, any of which could mitigate or increase certain adverse effects of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation. Generally, future changes in applicable U.S. tax laws and regulations, or their interpretation and application could have an adverse effect on New Fisker’s business, financial condition and results of operations.

New Fisker’s failure to meet the continued listing requirements of the NYSE could result in a delisting of its Common Stock.

If, after listing, New Fisker fails to satisfy the continued listing requirements of the NYSE such as the corporate governance requirements or the minimum closing bid price requirement, the NYSE may take steps to delist its Common Stock. Such a delisting would likely have a negative effect on the price of New Fisker’s Common Stock and would impair your ability to sell or purchase New Fisker’s Common Stock when you wish to do so. In the event of a delisting, New Fisker can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its Common Stock to become listed again, stabilize the market price or improve the liquidity of its Common Stock, prevent its Common Stock from dropping below the NYSE minimum bid price requirement or prevent future non-compliance with NYSE’s listing requirements.

If securities or industry analysts do not publish research or reports about New Fisker’s business or publish negative reports about its business, New Fisker’s share price and trading volume could decline.

The trading market for New Fisker’s Common Stock will depend on the research and reports that securities or industry analysts publish about New Fisker or its business. Currently, New Fisker does not have any analyst coverage and may not obtain analyst coverage in the future. In the event New Fisker obtains analyst coverage, it will not have any control over such analysts. If one or more of the analysts who cover New Fisker downgrade New Fisker’s shares or change their opinion of New Fisker’s shares, New Fisker’s share price would likely decline. If one or more of these analysts cease coverage of New Fisker company or fail to regularly publish reports on New Fisker, New Fisker could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

Risks Related to Spartan

Risks Related to Our Business, Operations and Industry

The risks discussed herein have been identified by Spartan’s management based on an evaluation of the historical risks faced by Fisker and relate to Spartan management’s current expectations as to future risks that may result from Spartan’s anticipated ownership and operation of Fisker. Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to Spartan.

The loss of senior management or technical personnel could adversely affect our ability to successfully effect the business combination and successfully operate the business thereafter.

Our ability to successfully effect the business combination and successfully operate the business is dependent upon the services of our senior management and technical personnel. While we have scrutinized the individuals who will stay with us following the business combination, our assessment of these individuals may not prove to be correct. We do not plan to obtain any insurance against the loss of any of these individuals. The loss of the services of our senior management or technical personnel could have a material adverse effect on our business, financial condition and results of operations. Spartan will also be dependent, in part, upon Fisker’s technical personnel in connection with operating the business following the business combination. A loss by Fisker of its technical personnel could seriously harm Spartan’s business and results of operations.

There are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm Spartan’s business may occur and not be detected.

Spartan’s management does not expect that Spartan’s internal and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, an evaluation of controls can only provide reasonable assurance that all material control issues and instances of fraud, if any, in Spartan have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. Spartan will also be dependent, in part, upon Fisker’s internal controls. A failure of Spartan’s or Fisker’s controls and procedures to detect error or fraud could seriously harm Spartan’s business and results of operations.

Spartan’s business could be adversely affected by security threats, including cybersecurity threats and related disruptions.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss. Spartan will also be dependent, in part, upon Fisker’s information. A failure in the security of Fisker’s information systems could seriously harm Spartan’s business and results of operations.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws. However, under the terms of the warrant agreement governing the terms of our warrants, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, we will use our best efforts to file a registration statement under the Securities Act covering such shares. We will use our best efforts to cause the same to become effective, but in no event later than 60 business days after the Closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Common Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws.

Risks Related to Spartan and the Business Combination

Following the consummation of the business combination, our sole material asset will be our direct equity interest in Fisker and we will be accordingly dependent upon distributions from Fisker to pay taxes and cover our corporate and other overhead expenses and pay dividends, if any, on our common stock.

We are a holding company and, subsequent to the completion of the business combination, will have no material assets other than our direct equity interest in Fisker. We will have no independent means of generating revenue. To the extent Fisker has available cash, we will cause Fisker to make distributions of cash to us to pay taxes, cover our corporate and other overhead expenses and pay dividends, if any, on our common stock. To the extent that we need funds and Fisker fails to generate sufficient cash flow to distribute funds to us or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Our independent registered public accounting firm’s report on our audited financial statements included elsewhere in this proxy statement contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2020, not including cash and marketable securities held in the Trust Account in the amount of $569,592,365, we had $323,563 in cash and cash equivalents and $1,784,625 in total current liabilities. Further, we have incurred and may continue to incur significant costs in pursuit of an Initial Business Combination. If we are not successful in consummating an Initial Business Combination by February 14, 2021, we will liquidate in accordance with our Charter. Our plans to consummate an Initial Business Combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Fisker, we cannot assure you that this diligence revealed all material issues that may be present in Fisker, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Our initial stockholders have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by our public stockholders in connection with an Initial Business Combination, our initial stockholders have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination. As of the date hereof, our initial stockholders own shares equal to approximately 20% of our issued and outstanding shares of Class A Common Stock and Class B Common Stock in the aggregate. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the initial stockholders agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of the Spartan Board and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal.

When considering the Spartan Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and officers have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the fact that our Sponsor holds 9,360,000 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 412,500 Founder Shares which were subsequently transferred to our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $                , based on the closing price of our Class A Common Stock of $                per share on                     , 2020;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, own an aggregate of 412,500 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $                , based on the closing price of our Class A Common Stock of $                per share on                     , 2020;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Our initial stockholders hold a significant number of shares of our common stock and our Sponsor holds a significant number of our warrants. They will lose their entire investment in us if we do not complete an Initial Business Combination.

Our Sponsor, our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, hold all of our 13,800,000 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete an Initial Business Combination by February 14, 2021. In addition, our Sponsor holds an aggregate of 9,360,000 private placement warrants that will also be worthless if we do not complete an Initial Business Combination by February 14, 2021.

The Founder Shares are identical to the shares of Class A Common Stock included in the units, except that (a) the Founder Shares and the shares of Class A Common Stock into which the Founder Shares convert upon an Initial Business Combination are subject to certain transfer restrictions, (b) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of an Initial Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an Initial Business Combination by              (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete an Initial Business Combination by             ) and (c) the Founder Shares are automatically convertible into shares of our Class A Common Stock at the time of an Initial Business Combination, as described herein.

The personal and financial interests of our Sponsor, officers and directors may have influenced their motivation in identifying and selecting the business combination, completing the business combination and influencing our operation following the business combination.

We will incur significant transaction costs in connection with the business combination.

We have and expect to incur significant, non-recurring costs in connection with consummating the business combination. All expenses incurred in connection with the Business Combination Agreement and the business combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination are currently estimated at approximately             , including approximately $19.32 million in deferred underwriting discounts and commissions to the underwriters of our IPO.

We may be subject to business uncertainties while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on Spartan and Fisker. These uncertainties may impair the ability to retain and motivate key personnel and could cause third parties that deal with Fisker to defer entering into contracts or making other decisions or seek to change existing business relationships.

The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for Spartan following the business combination in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may waive one or more of the conditions to the business combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by our Charter, bylaws and applicable laws. For example, it is a condition to our obligation to close the business combination that certain of Fisker’s representations and warranties be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time. However, if the Spartan Board determines that it is in the best interests of Spartan to proceed with the business combination, then the Spartan Board may elect to waive that condition and close the business combination.

If we are unable to complete an Initial Business Combination on or prior to             , our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an Initial Business Combination on or prior to             , our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described below)), and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in our Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent public accountants), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. Although no third parties have refused to execute an agreement waiving such claims to the monies held in the Trust Account to date, if any third party refuses to execute such an agreement in the future, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an Initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete an Initial Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to an Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the Trust Account or (b) we consummate an Initial Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the Spartan Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the Spartan Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, the Spartan Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Even if we consummate the business combination, there is no guarantee that the public warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the public warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without a holder’s approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Because certain of our shares of Class A Common Stock and warrants currently trade as units consisting of one share of Class A Common Stock and one-third of one warrant, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. This is different from other blank check companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an Initial Business Combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

We may issue additional common stock or preferred stock to complete the business combination or under an employee incentive plan after completion of the business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of common or preferred stock to complete the business combination or under an employee incentive plan after completion of the business combination. The issuance of additional shares of common or preferred stock:

•	potential termination of the Business Combination Agreement if our securities are not listed on another national exchange mutually agreed to by Fisker;

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A Common Stock and/or warrants.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on the NYSE after the business combination. In connection with the business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $150 million, and the market value of our publicly held shares would be required to be at least $40 million. We cannot assure you that we will be able to meet those initial listing requirements at that time. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, Class A Common Stock and public warrants are listed on the NYSE, our units, Class A Common Stock and public warrants qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The Spartan Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination.

The Spartan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. Spartan’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Spartan’s advisors, enabled them to make the necessary analyses and determinations regarding the business combination. Accordingly, investors will be relying solely on the judgment of the Spartan Board in valuing Fisker and assuming the risk that the Spartan Board may not have properly valued the business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed business combination or demand redemption of their shares for cash, which could potentially impact Spartan’s ability to consummate the business combination.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. After the business combination (and assuming no redemptions by our public stockholders of public shares), our Sponsor, officers and directors will hold approximately 55.6% of our Common Stock, including the 13,358,824 shares of Class A Common Stock into which the Founder Shares convert (which will constitute 4.5% of our Common Stock). Assuming a maximum redemption by our public stockholders of 100% of the public shares, our Sponsor, officers and directors will hold approximately 68.5% of our Common Stock including the 13,358,824 shares of Class A Common Stock into which the Founder Shares convert (which will constitute 5.6% of our Common Stock). Pursuant to the terms of a letter agreement entered into at the time of the IPO, the Founder Shares (which will be converted into shares of Class A Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, the shares of Class A Common Stock into which the Founder Shares convert will be released from these transfer restrictions. In connection with the Closing, the IPO Registration Rights Agreement will be amended and restated and Spartan and the Reg Rights Holders will enter into the A&R Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, Spartan will agree that, within 30 calendar days after the Closing, Spartan will file with the Founders Registration Statement with the SEC (at Spartan’s sole cost and expense), and Spartan will use its reasonable best efforts to have the Founders Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, Spartan will agree that, as soon as reasonably practicable after Spartan is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, Spartan will file the New Holders Registration Statement with the SEC (at Spartan’s sole cost and expense), and Spartan will use its reasonable best efforts to have the New Holders Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and will be entitled to customary piggyback registration rights. Further, under the Subscription Agreements, we are required to file a registration statement within 30 days after the Closing to register the resale of the PIPE Shares, and we will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

For more information about the A&R Registration Rights Agreement and Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement” and the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—PIPE Financing.”

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Class A Common Stock has not been active. Accordingly, the valuation ascribed to our Class A Common Stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning New Fisker or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products and technologies on a timely basis;

•	changes in laws and regulations affecting our business;

•	our ability to meet compliance requirements;

•	commencement of, or involvement in, litigation involving New Fisker;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Common Stock available for public sale;

•	any major change in the Spartan Board or management;

•	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to New Fisker following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A Common Stock adversely, the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover New Fisker following the business combination change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover New Fisker following the business combination were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase public shares from public stockholders, which may influence the vote on the Business Combination Proposal and reduce the public “float” of our Class A Common Stock.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the business combination, although they are under no obligation to do so. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have not consummated any such purchases or acquisitions, have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of public shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. See the section entitled “Proposal No. 1—The Business Combination Proposal—Potential Purchases of Public Shares” for a description of how our Sponsor, directors, officers, advisors or any of their respective affiliates will select which stockholders or warrantholders to purchase securities from in any private transaction.

Legal proceedings in connection with the business combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

On August 31, 2020, a putative class action lawsuit was filed in the Supreme Court of the State of New York by a purported Spartan stockholder in connection with the business combination: Bailey v. Spartan Energy Acquisition Corp., et al., Index No. 654150/2020 (Sup. Ct. N.Y. Cnty.). The complaint names Spartan and certain current and former members of the Spartan Board as defendants. The complaint alleges, among other things, breach of fiduciary duty claims against the Spartan Board in connection with the business combination. The complaint also alleges that this proxy statement is misleading and/or omits material information concerning the business combination. The complaint generally seeks, among other things, injunctive relief and an award of attorneys’ fees. Additional lawsuits may be filed against Spartan or its directors and officers in connection with the business combination. Defending such additional lawsuits could require Spartan to incur significant costs and draw the attention of Spartan’s management team away from the business combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the business combination is consummated may adversely affect the combined company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the business combination from becoming effective within the contemplated timeframe.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete the business combination, and results of operations.

As a result of the business combination, our tax obligations and related filings may become significantly more complex and subject to greater risk of audit or examination by taxing authorities, and outcomes resulting from such audits or examinations could adversely impact our after-tax profitability and financial results. In addition, we may expect to have international supplier, distributor and customer relationships and may expand operations to multiple jurisdictions, including jurisdictions in which the tax laws, their interpretation or their administration may not be favorable to us, and future tax legislative or regulatory changes in any jurisdiction in which we will operate or have subsidiaries could result in changes to the taxation of our income and operations, which could cause our after-tax profitability to be lower than anticipated.

After the business combination, our operations will be subject to significant income, withholding and other tax obligations in the United States and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to our income, operations and subsidiaries related to those jurisdictions. Our after-tax profitability could be subject to volatility or affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce our tax liabilities, (b) changes in the valuation of our deferred tax assets and liabilities, (c) expected timing and amount of the release of any tax valuation allowances, (d) tax treatment of stock-based compensation, (e) changes in the relative amount of our earnings subject to tax in the various jurisdictions in which we operate or have subsidiaries, (f) the potential expansion of our business into or otherwise becoming subject to tax in additional jurisdictions, (g) changes to our existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of our intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions and (i) our ability to structure our operations in an efficient and competitive manner. Due to the complexity of multinational tax obligations and filings, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. Outcomes from these audits or examinations could have an adverse effect on our after-tax profitability and financial condition.

Our after-tax profitability may also be adversely impacted by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect. For example, the Tax Act enacted many significant changes to the U.S. tax laws. Future guidelines from the IRS with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The recently enacted CARES Act has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation. Additionally, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent BEPS recently entered into force among the jurisdictions that have ratified it, although the United States has not yet entered into this convention. These recent changes could negatively impact our taxation, especially if we expand our relationships and operations internationally.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following August 14, 2023, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

Our warrants and Founder Shares may have an adverse effect on the market price of our Class A Common Stock and make it more difficult to effectuate our business combination.

We issued warrants to purchase 18,400,000 shares of Class A Common Stock as part of the units. We also issued 9,360,000 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share.

Our initial stockholders currently own an aggregate of 13,800,000 Founder Shares. The Founder Shares are convertible into shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as set forth herein. In addition, if our Sponsor makes any working capital loans, it may convert those loans into up to an additional 1,000,000 private placement warrants, at the price of $1.50 per warrant. Any issuance of a substantial number of additional shares of Class A Common Stock upon exercise of these warrants and conversion rights will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock issued to complete the business combination. Therefore, our warrants and Founder Shares may make it more difficult to effectuate the business combination or increase the cost of acquiring Fisker.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the business combination even if a substantial majority of our stockholders do not agree.

Our Charter does not provide a specified maximum redemption threshold, except that in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The business combination or post-combination company may be materially adversely affected by the recent COVID-19 outbreak.

In addition to the risks described above under “Fisker faces risks related to health epidemics, including the recent COVID-19 pandemic, which could have a material adverse effect on its business and results of operations,” our ability to consummate the business combination may be materially adversely affected due to significant governmental measures being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of Fisker’s personnel, vendors and service providers to negotiate and consummate the business combination in a timely manner. The extent to which COVID-19 impacts the business combination or the post-combination company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the business combination may be materially adversely affected. Additionally, if the financial markets or the overall economy are impacted for an extended period, the post-combination company’s results of operations, financial position and cash flows may be materially adversely affected.

Risks Related to the Redemption

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of the business combination may cause an increase in our share price and may result in a lower value realized now than a stockholder might realize in the future had the stockholder redeemed their shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult, and rely solely upon, the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the anticipated consummation of the business combination. See the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights,” tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 5:00 p.m., Eastern time, on                , 2020. In order to obtain a physical

stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

In addition, holders of outstanding units of Spartan must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If a public stockholder fails to receive notice of Spartan’s offer to redeem its public shares in connection with the business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

Spartan will comply with the proxy rules when conducting redemptions in connection with the business combination. Despite Spartan’s compliance with these rules, if a public stockholder fails to receive Spartan’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that Spartan will furnish to holders of its public shares in connection with the business combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

The U.S. federal income tax treatment of the redemption of our Class A Common Stock as a sale of such Class A Common Stock depends on a stockholder’s specific facts.

The U.S. federal income tax treatment of a redemption of our Class A Common Stock will depend on whether the redemption qualifies as a sale of such Class A Common Stock under Section 302 of the Code, which will depend largely on the total number of shares of our stock treated as held (actually or constructively) by the stockholder electing to redeem its Class A Common Stock relative to all of our shares of stock outstanding before and after the redemption.

If such redemption is not treated as a sale of Class A Common Stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution. See “Proposal No. 1—The Business Combination Proposal—Certain U.S. Federal Income Tax Considerations” for a more detailed discussion of the U.S. federal income tax treatment of a redemption of Class A Common Stock.

If Spartan is unable to consummate the business combination or any other Initial Business Combination by February 14, 2021, the public stockholders may be forced to wait beyond such date before redemption from the Trust Account.

If Spartan is unable to consummate the business combination by February 14, 2021, Spartan will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of Spartan’s remaining stockholders and the Spartan Board, dissolve and liquidate, subject in each case to Spartan’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the transaction contemplated by the Business Combination Agreement. The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Spartan will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be reflected as the equivalent of Fisker issuing stock for the net assets of Spartan, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the business combination will be those of Fisker. The summary unaudited pro forma condensed combined balance sheet data as of June 30, 2020 gives effect to the business combination as if it had occurred on June 30, 2020. The summary unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2020 and year ended December 31, 2019 give effect to the business combination as if it had occurred on January 1, 2019.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the post-combination company appearing elsewhere in this proxy statement and the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Spartan and Fisker for the applicable periods included in this proxy statement. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the post-combination company’s financial position or results of operations actually would have been had the business combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the post-combination company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by Spartan’s public stockholders of shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account:

•

Assuming Minimum Redemption: In connection with the Extension (as defined below), an aggregate of 7,458 shares of Spartan’s Class A Common Stock was redeemed, and approximately $0.1 million was withdrawn out of the Trust Account for such redemption. After redemptions, there were 55,192,542 public shares outstanding. This presentation assumes that no additional shares of Class A Common Stock are redeemed from the public stockholders.

•

Assuming Maximum Redemption: This presentation assumes that in addition to the 7,458 public shares redeemed in August 2020, 55,192,542 of the public shares are redeemed. This scenario gives effect to public share redemptions for aggregate redemption payments of $569.6 million using a per share redemption price that was calculated as $569,592,365 in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 55,192,542 public shares outstanding. As Spartan is issuing equity to the equity holders of Fisker, there is no minimum cash required to close the transaction.

	Pro Forma Combined (Assuming Minimum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Six months Ended June 30, 2020 (in thousands except per share data)
Revenue	$—	$—
Net loss per share – Class A—basic and diluted	$ (0.01)	$ (0.01)
Weighted-average Class A shares outstanding—basic and diluted	165,232,769	110,040,227
Net loss per share – Class B—basic and diluted	$(0.01)	$(0.01)
Weighted-average Class B shares outstanding—basic and diluted	129,122,242	129,122,242
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2019 (in thousands except per share data)
Revenue	$—	$—
Net loss per share – Class A—basic and diluted	$(0.04)	$(0.05)
Weighted-average Class A shares outstanding—basic and diluted	165,232,769	110,040,227
Net loss per share – Class B—basic and diluted	$(0.04)	$(0.05)
Weighted-average Class B shares outstanding—basic and diluted	129,122,242	129,122,242
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2020
Total assets	$1,047,079	$477,564
Total liabilities	$4,941	$4,941
Total stockholders’ equity	$1,042,138	$472,623

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

Spartan is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Spartan is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Spartan was incorporated in Delaware on October 13, 2017. On August 14, 2018, Spartan consummated its IPO of 55,200,000 units, including 7,200,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to Spartan of $552,000,000. On August 14, 2018, simultaneously with the consummation of the IPO, Spartan completed the private sale of 9,360,000 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per warrant to our Sponsor, generating gross proceeds to Spartan of approximately $14,040,000.

Approximately $552,000,000 of the net proceeds from the IPO and the private placement with our Sponsor has been deposited in the Trust Account and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. As of June 30, 2020, there was $569.6 million held in the Trust Account. Spartan had 24 months from the closing of the IPO (by August 14, 2020) to complete an Initial Business Combination. On July 23, 2020, Spartan filed a proposal to amend Spartan’s amended and restated certificate of incorporation (the “charter”) to extend the date by which Spartan has to complete a business combination (the “Extension”) for an additional six months, from August 14, 2020 to February 14, 2021. On August 3, 2020, Spartan held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, Spartan’s stockholders approved and adopted an amendment (the “Charter Amendment”) to Spartan’s amended and restated certificate of incorporation to extend the date by which Spartan has to consummate a business combination for an additional six months, from August 14, 2020 to February 14, 2021. In connection with the Charter Amendment, the holders of 7,458 shares of Class A Common Stock exercised their right to redeem their shares for aggregate cash redemption amount of approximately $76,922.

Fisker is building a technology-enabled, asset-light automotive business model that it believes will be among the first of its kind and aligned with the future state of the automotive industry. Fisker combines the legendary design and engineering expertise of Henrik Fisker—the visionary behind the iconic BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage, and—to develop high quality electric vehicles with strong emotional appeal by engaging the consumer’s senses through the overall experience of Fisker vehicles. Fisker believes it is well positioned through its global premium EV brand, its renowned design capabilities and sustainability focus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the historical balance sheet of Spartan and the historical balance sheet of Fisker on a pro forma basis as if the business combination and related transactions, summarized below, had been consummated on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, combine the historical statements of operations of Spartan and Fisker for such periods on a pro forma basis as if the business combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Merger Sub with and into Fisker, with Fisker surviving the merger as a wholly-owned subsidiary of Spartan;

•	the net proceeds of $482.5 million ($500.0 million gross less $17.5 million in fees) from the issuance and sale of 50,000,000 shares of Class A Common Stock at $10.00 per share in the PIPE Financing;

•	the issuance and conversion of all of Fisker’s convertible equity securities and convertible notes into Common Stock; and

•	the conversion of all outstanding Fisker shares and stock options into Common Stock totaling 175.8 million shares.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Spartan was derived from the unaudited and audited financial statements of Spartan as of and for the six months ended June 30, 2020, and for the year ended December 31, 2019, which are included elsewhere in this proxy statement. The historical financial information of Fisker was derived from the unaudited and audited consolidated financial statements of Fisker as of and for the six months ended June 30, 2020, and for the year ended December 31, 2019, which are included elsewhere in this proxy statement. This information should be read together with Spartan’s and Fisker’s unaudited and audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Spartan,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker” and other financial information included elsewhere in this proxy statement.

The business combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Spartan will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Fisker issuing stock for the net assets of Spartan, accompanied by a recapitalization. The net assets of Spartan will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Fisker.

Fisker has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•	Fisker stockholders will have the largest voting interest in the post-combination company;

•	The Class B Common Stock issued to two Fisker stockholders allows for incremental voting rights;

•	The board of directors of the post-combination company will have seven members, and Fisker will have the ability to nominate the majority of the members of the board of directors;

•	Fisker management will hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	The post-combination company will assume the Fisker name; and

•	The intended strategy of the post-combination entity will continue Fisker’s current strategy of being a leader in the automotive industry.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by Spartan’s public stockholders of shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account:

•

Assuming Minimum Redemption: In connection with the Extension, an aggregate of 7,458 shares of Spartan’s Class A Common Stock was redeemed, and approximately $0.1 million was withdrawn out of the Trust Account for such redemption. After redemptions, there were 55,192,542 public shares outstanding. This presentation assumes that no additional shares of Class A Common Stock are redeemed from the public stockholders.

•	Assuming Maximum Redemption: This presentation assumes that in addition to the 7,458 public shares redeemed in August 2020, 55,192,542 of the public shares are redeemed. This scenario gives effect to public share redemptions for aggregate redemption payments of $569.6 million using a per share redemption price that was calculated as $569,592,365 in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 55,192,542 public shares outstanding. As Spartan is issuing equity to the equity holders of Fisker, there is no minimum cash required to close the transaction.

Description of the Business Combination

The aggregate consideration for the business combination will be $1.8 billion, payable in the form of shares of Common Stock.

The following summarizes the consideration in both the minimum redemption and maximum redemption scenarios:

(in thousands, except for share and per share amounts)
Shares transferred at Closing(1)	175,803,645
Value per share(2)	10.00

Total Share Consideration	$1,758,036

(1)	Actual shares transferred is subject to an adjustment prior to closing.
(2)	Share Consideration is calculated using a $10.00 reference price. Actual total Share Consideration will be dependent on the value of Common Stock at closing.

Holders of Fisker Class A Common Stock and Fisker Class B Common Stock will receive shares of Class A Common Stock and Class B Common Stock, respectively, in an amount determined by application of the Exchange Ratio except for the purchaser of the Fisker Convertible Equity Security. The purchaser of the Fisker Convertible Equity Security will receive a number of shares as defined in the Convertible Equity Security Purchase Agreement, dated July 7, 2020. The following summarizes the pro forma Common Stock shares outstanding under the two redemption scenarios:

	Assuming Minimum Redemption (Shares)%		Assuming Maximum Redemption (Shares)%
Fisker Shareholders—Class A(1)	39,466,611	13.4%	39,466,611	16.5%
Convertible Equity Security shares	5,882,352	1.9%	5,882,352	2.5%
Convertible Note shares	1,332,440	0.4%	1,332,440	0.5%

Fisker total—Class A	46,681,403	15.7%	46,681,403	19.5%

Fisker Shareholders—Class B	129,122,242	44.0%	129,122,242	54.0%

Total Fisker Merger Shares	175,803,645	59.7%	175,803,645	73.5%
Spartan public shares	55,192,542	18.8%	—	0.0%
Founder Shares	13,358,824	4.5%	13,358,824	5.6%
PIPE Financing	50,000,000	17.0%	50,000,000	20.9%

Pro Forma Common Stock at June 30, 2020	294,355,011	100.0%	239,162,469	100.0%

(1)	Includes an additional 362,444 shares calculated based on the Closing Cash as of June 30, 2020 for pro forma purposes.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of Spartan and Fisker. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

(in thousands)

	As of June 30, 2020			Convertible Security Offering and Convertible Note Issuances				As of June 30, 2020			As of June 30, 2020
	Fisker (Historical)	Spartan (Historical)	Reclassification Adjustments (Note 2)			Pro Forma Adjustments (Assuming Minimum Redemption)		Pro Forma Combined (Assuming Minimum Redemption)	Pro Forma Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
ASSETS
Current assets:
Cash and cash equivalents	$3,624	$324	$—	$46,500	A	$(77)	C	$1,046,850	$(569,515)	P	$477,335
				2,577	B	569,592	D
						500,000	E
						(19,320)	F
						(56,170)	G
						(200)	H
Advances to related party	—	12				—		12	—		12
Prepaid expenses	—	60	(60)			—		—	—		—
Prepaid expenses and other current assets	35	—	60			—		95	—		95

Total current assets	3,659	396	—	49,077		993,825		1,046,957	(569,515)		477,442
Non-current assets:
Cash and investments held in Trust Account	—	569,592	—			(569,592)	D	—	—		—
Property and equipment, net	54	—	—			—		54	—		54
Right-of-use asset, net	68	—	—			—		68	—		68

Total non-current assets	122	569,592	—	—		(569,592)		122	—		122

TOTAL ASSETS	3,781	569,988	—	49,077		424,233		1,047,079	(569,515)		477,564

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	667	—	949			(748)	G	667	—		667
						(200)	H
Accrued expenses	2,120	—	835			(853)	G	1,950	—		1,950
						(153)	I
Accounts payable and accured expenses	—	948	(948)			—		—	—		—
Accrued income and franchise taxes	—	836	(836)			—		—	—		—
Convertible Security				50,000	A	(50,000)	O	—	—		—
Lease liabilities	72	—	—			—		72	—		72

Total current liabilities	2,859	1,784	—	50,000		(51,954)		2,689	—		2,689
Non-current liabilities:
Customer deposits	2,252	—	—			—		2,252	—		2,252
Bridge notes payable	7,642	—	—	2,577	B	(10,219)	I	—	—		—
Deferred underwriting commissions	—	19,320	—			(19,320)	F	—	—		—

Total non-current liabilities	9,894	19,320	—	2,577		(29,539)		2,252	—		2,252

Total liabilities	12,753	21,104	—	52,577		(81,493)		4,941	—		4,941

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Series A Convertible Preferred stock	4,634	—	—			(4,634)	K	—	—		—
Series B Convertible Preferred stock	6,386	—	—			(6,386)	K	—	—		—
Common stock subject to possible redemption	—	543,884	—			(543,884)	J	—	—		—
Stockholders’ equity (deficit):
Founders Convertible Preferred stock	—	—	—			—		—	—		—

	As of June 30, 2020			Convertible Security Offering and Convertible Note Issuances				As of June 30, 2020			As of June 30, 2020
	Fisker (Historical)	Spartan (Historical)	Reclassification Adjustments (Note 2)			Pro Forma Adjustments (Assuming Minimum Redemption)		Pro Forma Combined (Assuming Minimum Redemption)	Pro Forma Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Class A Common stock	—	—	—			—	C	16	(5)	P	11
						5	E
						—	I
						5	J
						4	K
						1	L
						1	O
Class B Common stock	—	1	—			(1)	L	13	—		13
						13	M
Additional paid-in capital	849	895	—			(77)	C	1,103,519	(569,510)	P	534,009
						499,995	E
						(17,500)	G
						10,372	I
						543,879	J
						11,016	K
						(13)	M
						4,104	N
						49,999	O
Retained earnings	—	4,104	(4,104)			—		—	—		—
Accumulated deficit	(20,841)	—	4,104	(3,500)	A	(37,069)	G	(61,410)	—		(61,410)
						(4,104)	N

Total stockholders’ equity (deficit)	(19,992)	5,000	—	(3,500)		1,060,630		1,042,138	(569,515)		472,623

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	3,781	569,988	—	49,077		424,233		1,047,079	(569,515)		477,564

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2020				For the Six Months Ended June 30, 2020
	Fisker (Historical)	Spartan (Historical)	Pro Forma Adjustments (Assuming Minimum and Maximum Redemption)		Pro Forma Combined (Assuming Minimum and Maximum Redemption)
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
Administrative fee—related party	—	60	—		60
General and administrative	1,535	958	(1,601)	AA	892
Research and development	560	—	—		560

Total operating costs and expenses	2,095	1,018	(1,601)		1,512

Loss from operations	(2,095)	(1,018)	1,601		(1,512)
Other income (expense):
Other income (expense)	8	—	—		8
Interest income	5	2	—		7
Interest expense	(562)	—	562	BB	—
Change in fair value of embedded derivative	(260)	—	260	CC	—
Foreign currency gain	(37)	—	—		(37)
Other income—Interest income on Trust Account	—	4,480	(4,480)	DD	—

Total other income (expense)	(846)	4,482	(3,658)		(22)

Net income (loss) before income tax provision	(2,941)	3,464	(2,057)		(1,534)
Income tax provision	—	920	(920)	EE	—

Net income (loss)	(2,941)	2,544	(1,137)		(1,534)

			Assuming Minimum Redemption (Note 4)		Assuming Maximum Redemption (Note 4)
Weighted average Common shares outstanding—Class A	82,738	55,200,000	165,232,769		110,040,227
Basic and diluted net income (loss) per share—Class A	$(0.08)	$0.06	$(0.01)		$(0.01)
Weighted average Common shares outstanding—Class B	38,727,340	13,800,000	129,122,242		129,122,242
Basic and diluted net income (loss) per share—Class B	$(0.08)	$(0.07)	$(0.01)		$(0.01)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019				For the Year ended December 31, 2019
	Fisker (Historical)	Spartan (Historical)	Pro Forma Adjustments (Assuming Minimum and Maximum Redemption)		Pro Forma Combined (Assuming Minimum and Maximum Redemption)
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
Administrative fee—related party	—	120	—		120
General and administrative	3,626	1,133	—		4,759
Research and development	6,962	—	—		6,962

Total operating costs and expenses	10,588	1,253	—		11,841

Loss from operations	(10,588)	(1,253)	—		(11,841)
Other income (expense):
Other income (expense)	1	—	—		1
Interest income	9	23	—		32
Interest expense	(178)	—	178	BB	—
Change in fair value of embedded derivative	(80)	—	80	CC	—
Foreign currency gain (loss)	(42)	—	—		(42)
Other income—Interest income on Trust Account	—	12,655	(12,655)	DD	—

Total other income (expense)	(290)	12,678	(12,397)		(9)

Net income (loss) before income tax provision	(10,878)	11,425	(12,397)		(11,850)
Income tax provision	—	2,615	(2,615)	EE	—

Net income (loss)	(10,878)	8,810	(9,782)		(11,850)

			Assuming Minimum Redemption (Note 4)		Assuming Maximum Redemption (Note 4)
Weighted average Common shares outstanding—Class A	57,139	55,200,000	165,232,769		110,040,227
Basic and diluted net income (loss) per share—Class A	$(0.28)	$0.18	$(0.04)		$(0.05)
Weighted average Common shares outstanding—Class B	38,727,340	13,800,000	129,122,242		129,122,242
Basic and diluted net income (loss) per share—Class B	$(0.28)	$(0.07)	$(0.04)		$(0.05)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Spartan will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Fisker issuing stock for the net assets of Spartan, accompanied by a recapitalization. The net assets of Spartan will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Fisker.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the business combination occurred on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 present pro forma effect to the business combination as if it had been completed on January 1, 2019. These periods are presented on the basis of Fisker as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Spartan’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the period ended June 30, 2020, included elsewhere in this proxy statement;

•	Fisker’s unaudited condensed consolidated balance sheet as of June 30, 2020 and the related notes for the period ended June 30, 2020, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Spartan’s unaudited condensed statement of operations for the six months ended June 30, 2020 and the related notes, included elsewhere in this proxy statement; and

•	Fisker’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2020 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Spartan’s audited statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement; and

•	Fisker’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that Spartan believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Spartan believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Spartan and Fisker.

2.	Accounting Policies

Upon consummation of the business combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management had identified differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Fisker and Spartan have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the business combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(A)

Represents proceeds of $46.5 million, net of issuance costs of $3.5 million, received from the issuance of the Fisker Convertible Equity Security in July 2020, none of which is currently reflected in Fisker’s historical consolidated balance sheet as of June 30, 2020.

(B)	Reflects an additional $2.6 million of Convertible Bridge Notes that were issued in July 2020. The notes are due July 29, 2021 with simple interest rate of 5% per annum.

(C)	Reflects the 7,458 shares of Spartan’s Class A Common Stock that were redeemed in August 2020 in connection with the Extension for approximately $0.1 million.

(D)

Reflects the reclassification of $569.6 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the business combination or future cash needs of New Fisker.

(E)	Represents the gross proceeds from the private placement of 50,000,000 shares of Class A Common Stock at $10.00 per share pursuant to the PIPE Financing.

(F)	Reflects the payment of $19.3 million of deferred underwriters’ fees. The fees are expected to be paid at the Closing out of the trust account.

(G)

Represents expected transaction costs in consummating the business combination. Of the total amount shown, approximately $1.6 million was incurred and accrued for on the balance sheet as of June 30, 2020. Approximately $17.5 million of the total amount relates to equity issuance, and is reflected as a reduction against proceeds in Additional paid-in capital.

(H)	Reflects the settlement of Spartan’s historical liabilities that will be settled prior to the consummation of the transaction and thus will not be part of the Company after the Closing.

(I)

Represents the conversion of the Fisker Convertible Notes upon a business combination, causing a conversion of the outstanding principal amount and any unpaid accrued interest into equity securities (assuming Fisker does not utilize the election to convert directly into proceeds paid to the holders of Fisker’s Class A Common Stock in connection with the business combination). The Fisker Convertible Notes were issued from July 2019 to July 2020 and are expected to convert at the Closing.

(J)	Reflects the reclassification of approximately $543.9 million of Class A Common Stock subject to possible redemption to permanent equity.

(K)

Represents recapitalization of Fisker equity and issuance of 39.5 million of the post-combination company’s Class A Common Stock to Fisker equity holders as consideration for the reverse recapitalization.

(L)

Reflects the conversion of Spartan’s Class B Common Stock held by the initial stockholders to Class A Common Stock. Pursuant to the terms of the Charter, all shares of Class B Common Stock outstanding prior to the Effective Time will be converted into shares of Class A Common Stock at the Closing. All of the shares of Class B Common Stock converted into shares of Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of such Class B Common Stock will thereafter cease to have any rights with respect to such securities.

(M)	Reflects the issuance of 129.1 million shares of Class B Common Stock to Henrik Fisker and Dr. Geeta Gupta in exchange for their shares of Fisker Class B Common Stock.

(N)	Reflects the reclassification of Spartan’s historical retained earnings.

(O)

Reflects the conversion of the Fisker Convertible Equity Security upon the Closing. Upon the Closing, the mandatory conversion feature upon a business combination will be triggered, causing a conversion of the outstanding principal amount of the Fisker Convertible Equity Security into equity securities at a specified price. The Fisker Convertible Equity Security is expected to be outstanding from July 2020 through the Closing.

(P)

Reflects the maximum redemption of 55,192,542 public shares for aggregate redemption payments of $569.6 million allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.32 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Elimination of non-recurring transaction expenses incurred in connect with the Transaction.

(BB)	Elimination of interest expense from the Fisker Convertible Notes that convert upon the Closing.

(CC)	Elimination of the change in fair value of the embedded derivative liability in the Fisker Convertible Notes that convert upon the Closing.

(DD)	Elimination of investment income on the Trust Account.

(EE)	Reflects elimination of income tax expense as a result of elimination of the trust account income (noted in footnote DD).

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2019. As the business combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. Holders of Fisker Class A Common Stock and Fisker Class B Common Stock will receive shares of Class A Common Stock and Class B Common Stock, respectively, in an amount determined by application of the Exchange Ratio except for the purchaser of the Fisker Convertible Equity Security. The purchaser of the Fisker Convertible Equity Security will receive a number of shares as defined in the Convertible Equity Security Purchase Agreement, dated July 7, 2020. In the maximum redemption scenario, this calculation eliminates all of the public shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption by Spartan’s public stockholders of shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account for the six months ended June 30, 2020 and for the year ended December 31, 2019:

	For the Six Months Ended June 30, 2020		For the Year ended December 31, 2019
	Assuming Minimum Redemption	Assuming Maximum Redemption	Assuming Minimum Redemption	Assuming Maximum Redemption
Pro forma net loss	(1,534)	(1,534)	(11,850)	(11,850)
Weighted average shares outstanding of Class A common stock	165,232,769	110,040,227	165,232,769	110,040,227
Net loss per share (Basic and Diluted) attributable to Class A common stockholders (1)	$(0.01)	$(0.01)	$(0.04)	$(0.05)
Weighted average shares outstanding of Class B common stock	129,122,242	129,122,242	129,122,242	129,122,242
Net loss per share (Basic and Diluted) attributable to Class B common stockholders (1)	$(0.01)	$(0.01)	$(0.04)	$(0.05)

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for Spartan and Fisker and unaudited pro forma condensed combined per share information after giving effect to the business combination, assuming two redemption scenarios as follows:

•

Assuming Minimum Redemption: In connection with the Extension, an aggregate of 7,458 shares of Spartan’s Class A Common Stock was redeemed, and approximately $0.1 million was withdrawn out of the Trust Account for such redemption. After redemptions, there were 55,192,542 public shares outstanding. This presentation assumes that no additional shares of Class A Common Stock are redeemed from the public stockholders.

•

Assuming Maximum Redemption: This presentation assumes that in addition to the 7,458 public shares redeemed in August 2020, 55,192,542 of the public shares are redeemed. This scenario gives effect to public share redemptions for aggregate redemption payments of $569.6 million using a per share redemption price that was calculated as $569,592,365 in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 55,192,542 public shares outstanding. As Spartan is issuing equity to the equity holders of Fisker, there is no minimum cash required to close the transaction.

The pro forma book value information reflects the business combination as if it had occurred on June 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the business combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read in conjunction with the historical financial statements of Spartan and Fisker and related notes included elsewhere in this proxy statement. The unaudited pro forma combined per share information of Spartan and Fisker is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Spartan and Fisker would have been had the companies been combined during the periods presented.

			Combined Pro Forma
	Fisker (Historical)	Spartan (Historical)	Pro Forma Combined (Assuming Minimum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the Six Months ended June 30, 2020
Book Value per share (1)	$(0.52)	$0.07	$3.54	$1.98
Weighted average shares outstanding of Class A common stock—basic and diluted	82,738	55,200,000	165,232,769	110,040,227
Weighted average shares outstanding of Class B common stock—basic and diluted	38,727,340	13,800,000	129,122,242	129,122,242
Net income per share of Class A common stock—basic and diluted	$(0.08)	$0.06	$(0.01)	$(0.01)
Net loss per share of Class B common stock—basic and diluted	$(0.08)	$(0.07)	$(0.01)	$(0.01)
As of and for the Year ended December 31, 2019
Weighted average shares outstanding of Class A common stock—basic and diluted	57,139	55,200,000	165,232,769	110,040,227
Weighted average shares outstanding of Class B common stock—basic and diluted	38,727,340	13,800,000	129,122,242	129,122,242
Net income per share of Class A common stock—basic and diluted	$(0.28)	$0.18	$(0.04)	$(0.05)
Net loss per share of Class B common stock—basic and diluted	$(0.28)	$(0.07)	$(0.04)	$(0.05)

(1)	Book value per share = (Total equity excluding preferred shares)/shares outstanding. The components of book value per share calculation are as follow (in thousands except per share data):

	Fisker (Historical)	Spartan (Historical)	Pro Forma Combined (Assuming Minimum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Total Equity (excluding preferred shares)	(19,991)	5,000	1,042,138	472,623
Total Shares Outstanding —Class A and B	38,810,078	69,000,000	294,355,011	239,162,469

SPECIAL MEETING OF SPARTAN STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Spartan Board for use at the special meeting of stockholders to be held on                 , 2020, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                 , 2020. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

All stockholders as of the record date, or their duly appointed proxies, may attend the special meeting, which will be a completely virtual meeting. There will be no physical meeting locations and the special meeting will only be conducted via live webcast. Stockholders may attend the special meeting online, including to vote and submit questions, at the following address:                  .

We are utilizing a virtual stockholder meeting format for the special meeting in light of the health risks associated with the outbreak of COVID-19. It is currently our intent to resume in-person meetings at our first annual meeting of stockholders in 2021, and thereafter, assuming normal circumstances. Our virtual stockholder meeting format uses technology designed to increase stockholder access, save Spartan and our stockholders time and money and provide our stockholders rights and opportunities to participate in the virtual special meeting similar to those they would have at an in-person special meeting, at no cost. In addition to online attendance, we provide stockholders with an opportunity to hear all portions of the official special meeting as conducted by the Spartan Board, submit written questions and comments during the special meeting and vote online during the open poll portion of the special meeting. We welcome your suggestions on how we can make our virtual special meeting more effective and efficient.

Stockholders have multiple opportunities to submit questions to Spartan for the special meeting. Stockholders who wish to submit a question in advance may do so at                . Stockholders also may submit questions live during the meeting. Questions pertinent to special meeting matters may be recognized and answered during the special meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for special meeting matters. In addition, we will offer live technical support for all stockholders attending the special meeting.

To attend online and participate in the special meeting, stockholders of record will need to                .

Date, Time and Place

The special meeting will be held at                     , local time, on                     , 2020, via live webcast at                 , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of our common stock, i.e., Class A Common Stock or Class B Common Stock, at the close of business on                     , 2020, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 69,000,000 shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate, of which 55,200,000 were shares of Class A Common Stock and 13,800,000 were Founder Shares held by the initial stockholders.

Vote of the Sponsor, Directors and Officers of Spartan

Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Our Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Class A Common Stock purchased in our IPO or in the aftermarket, in connection with the business combination. The Founder Shares held by the Sponsor, our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by February 14, 2021. However, our Sponsor, directors and officers are entitled to redemption rights upon our liquidation with respect to any shares of Class A Common Stock they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote thereat are present online or represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of Class A Common Stock and Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting. The Charter Proposals, the Director Election Proposal, the 2020 Plan Proposal and the ESPP Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Recommendation to Spartan Stockholders

After careful consideration, the Spartan Board recommends that our stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

For a more complete description of our reasons for the approval of the business combination and the recommendation of the Spartan Board, see the section entitled “Proposal No. 1—The Business Combination Proposal—Spartan Board’s Reasons for the Approval of the Business Combination.”

Voting Your Shares

Each share of Class A Common Stock and each share of Class B Common Stock that you own in your name entitles you to one vote on each of the Proposals for the special meeting. Your one or more proxy cards show the number of shares of Class A Common Stock and Class B Common Stock that you own. There are several ways to vote your shares of Class A Common Stock and Class B Common Stock:

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You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Class A Common Stock or Class B Common Stock will be voted as recommended by the Spartan Board. The Spartan Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Proposals, “FOR” the NYSE Proposal, “FOR” the 2020 Plan Proposal, “FOR” the ESPP Proposal, “FOR ALL NOMINEES” in the Director Election Proposal and “FOR” the Adjournment Proposal.

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You can attend the special meeting virtually and vote online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Class A Common Stock or Class B Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Class A Common Stock or Class B Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify our secretary, in writing, before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting virtually, revoke your proxy and vote online, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called to consider only the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal, the Director Election Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Class A Common Stock or Class B Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200 (banks and brokerage firms, please call collect at (203) 658-9400).

Redemption Rights

Under our Charter, any holders of our Class A Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the consummation of the business combination. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of $569,592,365, the estimated per share redemption price would have been approximately $10.32.

In order to exercise your redemption rights, you must:

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if you hold your shares of Class A Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

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check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Class A Common Stock;

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prior to 5:00 p.m., Eastern time, on                     , 2020 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street, 30th Floor, New York, New York 10004, by email at mzimkind@continentalstock.com or by telephone at (212) 509-4000; and

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deliver your shares of Class A Common Stock either physically or electronically through DTC to the transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of Class A Common Stock as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.

Holders of outstanding units of Spartan must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental

Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Common Stock as they may receive higher proceeds from the sale of their Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Class A Common Stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, our future growth following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate a “business combination” (as defined in the Charter) by February 14, 2021, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Proxy Solicitation Costs

We are soliciting proxies on behalf of the Spartan Board. This solicitation is being made by mail but also may be made by telephone or in person. Spartan and its directors, officers and employees may also solicit proxies in person. We will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Spartan will bear the cost of the solicitation.

We have engaged Morrow Sodali LLC to assist in the proxy solicitation process. We will pay that firm a fee of $35,000, plus disbursements. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Business Combination Agreement and the business combination. Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement. Please see the subsection below entitled “The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Because we are holding a special meeting of stockholders to vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class.

The Business Combination Agreement

This subsection of the proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the business combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General: Structure of the Business Combination

On July 10, 2020, Spartan, Merger Sub and Fisker entered into the Business Combination Agreement, pursuant to which Merger Sub and Fisker will enter into the business combination. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the merger and the other transactions contemplated thereby, are summarized below.

The merger is to become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger. The parties will hold the Closing immediately prior to such filing of a certificate of merger on the Closing Date which date will occur as promptly as practicable following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), but in no event later than three business days after the satisfaction or waiver, if permissible, of each of the conditions to the completion of the business combination (or on such other date, time or place as Spartan and Fisker may mutually agree).

Conversion of Securities

Immediately prior to the Effective Time, Fisker will cause each share of Fisker Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Fisker Class A Common Stock in accordance with the terms of Fisker’s amended and restated certificate of incorporation. All of the shares of Fisker Preferred Stock converted into shares of Fisker Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of Fisker Preferred Stock will thereafter cease to have any rights with respect to such securities.

Also immediately prior to the Effective Time, Fisker will cause the outstanding principal and accrued but unpaid interest due on the Fisker Convertible Notes immediately prior to the Effective Time to be automatically converted into a number of shares of Fisker Class A Common Stock at the per share conversion price set forth in the applicable Fisker Convertible Note. All of the Fisker Convertible Notes converted into shares of Fisker Class A Common Stock will no longer be outstanding and will cease to exist and each holder of Fisker Convertible Notes will thereafter cease to have any rights with respect to such securities.

Also immediately prior to the Effective Time, Fisker will cause the Fisker Convertible Equity Security that is issued and outstanding immediately prior to the Effective Time to be automatically converted into 5,882,352 shares of Fisker Class A Common Stock. The Fisker Convertible Equity Security that is converted into shares of Fisker Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of the Fisker Convertible Equity Security will thereafter cease to have any rights with respect to such security.

At the Effective Time, by virtue of the merger and without any action on the part of Spartan, Merger Sub, Fisker or the holders of any of Fisker’s securities:

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each share of Fisker Class A Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Fisker Class A Common Stock resulting from the conversion of Fisker Preferred Stock and Fisker Convertible Notes described above, but excluding shares of Fisker Class A Common Stock resulting from the conversion of the Fisker Convertible Equity Security described above) will be canceled and converted into the right to receive the number of shares of Class A Common Stock equal to the Exchange Ratio;

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each share of Fisker Class A Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of the Fisker Convertible Equity Security described above will be canceled and converted into the right to receive one share of Class A Common Stock;

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each share of Fisker Class B Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class B Common Stock equal to the Exchange Ratio;

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each share of Fisker Founders Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class B Common Stock equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (x) the number of shares of Fisker Class A Common Stock that would have been issuable upon the conversion of such share of Fisker Founders Stock at the then-effective conversion rate as calculated pursuant to Fisker’s amended and restated certificate of incorporation and (y) the Exchange Ratio;

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all shares of Fisker Common Stock, Fisker Preferred Stock, Fisker Founders Stock and the Fisker Convertible Equity Security held in the treasury of Fisker will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

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each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one-tenth of a validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation; and

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each Fisker Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (a) the number of shares of Fisker Class A Common Stock subject to such Fisker Option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (i) the exercise price per share of such Fisker Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Fisker Option immediately prior to the Effective Time.

Pursuant to the terms of the Charter, the Class B Common Stock outstanding prior to the Effective Time will convert into Class A Common Stock at the Closing. All of the shares of Class B Common Stock converted into shares of Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of such Class B Common Stock will thereafter cease to have any rights with respect to such securities.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or, if permissible, waiver of all of the closing conditions.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of Spartan, Merger Sub and Fisker relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement.

The Business Combination Agreement contains representations and warranties made by Fisker to Spartan and Merger Sub relating to a number of matters, including the following:

•	organization and qualification to do business;

•	subsidiaries;

•	certificate of incorporation and bylaws;

•	capitalization;

•	authority to enter into the Business Combination Agreement;

•	absence of conflicts with organizational documents, applicable laws or certain other agreements;

•	permits and compliance;

•	financial statements;

•	absence of certain changes or events since December 31, 2019;

•	absence of litigation;

•	employee benefit plans;

•	labor and employment matters;

•	real property and title to assets;

•	intellectual property;

•	taxes;

•	environmental matters;

•	material contracts;

•	insurance;

•	approval of the board and stockholders;

•	certain business practices;

•	interested party transactions;

•	Exchange Act;

•	brokers;

•	sexual harassment and misconduct; and

•	exclusivity of the representations and warranties made by Fisker.

The Business Combination Agreement contains representations and warranties made by Spartan and Merger Sub to Fisker relating to a number of matters, including the following:

•	corporate organization;

•	organizational documents;

•	capitalization;

•	authority to enter into the Business Combination Agreement;

•	absence of conflicts with organizational documents, applicable laws or certain other agreements;

•	compliance;

•	proper filing of documents with the SEC, financial statements and compliance with the Sarbanes-Oxley Act;

•	absence of certain changes or events since December 31, 2019;

•	absence of litigation;

•	approval of the board and the stockholders;

•	no prior operations of Merger Sub;

•	brokers;

•	the Trust Account;

•	employees;

•	taxes;

•	the listing of Class A Common Stock, warrants and units; and

•	investigation and reliance.

Conduct of Business Pending the Merger

Fisker agreed that, prior to the Effective Time or termination of the Business Combination Agreement, it will conduct its business, and cause its subsidiaries to conduct their respective businesses, in the ordinary course of business and in a manner consistent with past practice. Fisker agreed to use its reasonable best efforts to preserve substantially intact the business organization of Fisker and its subsidiaries, keep available the services of the current officers, key employees and consultants of Fisker and its subsidiaries, and preserve the current relationships of Fisker and its subsidiaries with customers, suppliers and other persons with which Fisker or any of its subsidiaries has significant business relations.

In addition to the general covenants above, Fisker agreed that prior to the Effective Time, subject to specified exceptions, it will not, and will cause its subsidiaries not to, without the written consent of Spartan (which may not be unreasonably conditioned, withheld or delayed):

•	amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

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issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of Fisker or any subsidiary of Fisker, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Fisker or any subsidiary of Fisker, provided that (x) the exercise or settlement of any Fisker Options in effect on the date of the Business Combination Agreement or grants of Fisker Options in the ordinary course of business consistent with past practice, and (y) the issuance of shares of Fisker Class A Common Stock (or other class of equity security of Fisker, as applicable) pursuant to the terms of the Fisker Preferred Stock, Fisker Founders Stock, Fisker Class B Common Stock and the Fisker Convertible Notes, in each case, in effect on the date of the Business Combination Agreement will not require the consent of Spartan; or (B) any material assets of Fisker or any subsidiary of Fisker;

•	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

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reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

•	acquire any corporation, partnership, other business organization or any division thereof;

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incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

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(A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant, (B) enter into any new (except as permitted under clause (E)), or materially amend any existing, employment, retention, bonus, change in control, severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant, (D) establish or become obligated under any collective bargaining agreement or other contract or agreement with a labor union, trade union, works council, or other representative of employees; (E) hire any new employees unless (1) necessary to replace an employee whose employment has ended, as permitted under the Business Combination Agreement (and in which case such hiring shall be on terms substantially similar to the terms applicable to the employment of the employee being replaced) or (2) such employees are hired on an at-will basis with (I) total direct compensation below $250,000 on an annualized basis, and (II) employment terms that permit(s) termination of employment: (x) by Fisker or a subsidiary of Fisker with no more than one day’s advance notice, and (y) without severance or other payment or penalty obligations of Fisker or any subsidiary of Fisker; or (F) transfer any employee or terminate the employment or service of any employee other than any such termination for cause; except that Fisker may (1) take action as required under any employee benefit plan maintained by Fisker or any subsidiary of Fisker or other employment or consulting agreement in effect on the date of the Business Combination Agreement, (2) change the title of its employees in the ordinary course of business consistent with past practice and (3) make annual or quarterly bonus or commission payments in the ordinary course of business and in accordance with the bonus or commission plans existing on the date of the Business Combination Agreement);

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adopt, amend and/or terminate any material Plan except as may be required by applicable law, is necessary in order to consummate the business combination, or health and welfare plan renewals in the ordinary course of business;

•	materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

•	amend any material tax return;

•	change any material method of tax accounting;

•	make, change or rescind any material election relating to taxes;

•	settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

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materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of Fisker’s or any subsidiary’s material rights thereunder, in each case in a manner that is adverse to Fisker or any subsidiary of Fisker, taken as a whole, except in the ordinary course of business;

•	enter into any contract or agreement that would have been a material contract had it been entered into prior to the date of the Business Combination Agreement;

•	fail to maintain the existence of, or use reasonable efforts to protect, intellectual property rights owned or purported to be owned by Fisker or any subsidiary of Fisker (“Company-Owned IP”);

•	enter into any contract, agreement or arrangement that obligates Fisker or any subsidiary of Fisker to develop any intellectual property related to the business of Fisker or its products;

•

intentionally permit any material item of Company-Owned IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company-Owned IP;

•

waive, release, assign, settle or compromise any action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $200,000 individually or $500,000 in the aggregate; or

•	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Spartan agreed that, prior to the Effective Time or termination of the Business Combination Agreement, the businesses of Spartan and Merger Sub will be conducted in the ordinary course of business and in a manner consistent with past practice. In addition, Spartan and Merger Sub have agreed that prior to the Effective Time, subject to specified exceptions, they will not, without the written consent of Fisker (which may not be unreasonably withheld, conditioned or delayed):

•	amend or otherwise change their organizational documents or form any subsidiary of Spartan other than Merger Sub;

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their capital stock, other than redemptions from the Trust Account that are required pursuant to Spartan’s organization documents, including the Charter;

•

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of Spartan’s common stock or warrants except for redemptions from the Trust Account and conversions of the Class B Common Stock that are required pursuant to Spartan’s organizational documents;

•

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Spartan or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Spartan or Merger Sub, except in connection with conversion of the Class B Common Stock pursuant to Spartan’s organizational documents and in connection with a loan from the Sponsor or an affiliate thereof or certain of Spartan’s officers and directors to finance Spartan’s transaction costs in connection with the transactions contemplated by the Business Combination Agreement;

•	acquire any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

•

incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Spartan, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from the Sponsor or an affiliate thereof or certain of Spartan’s officers and directors to finance Spartan’s transaction costs in connection with the transactions contemplated by the Business Combination Agreement;

•

make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by Spartan’s independent accountants;

•	amend any material tax return;

•	change any material method of tax accounting;

•	make, change or rescind any material election relating to taxes;

•	settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

•	liquidate, dissolve, reorganize or otherwise wind up the business and operations of Spartan or Merger Sub;

•	amend any agreement related to the Trust Account; or

•	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Additional Agreements

Proxy Statement

As promptly as practicable after the execution of the Business Combination Agreement, Spartan agreed to prepare and file with the SEC this proxy statement to be sent to the stockholders of Spartan relating to the special meeting to consider the Proposals.

Spartan Stockholders’ Meetings; Fisker Stockholders’ Written Consent

Spartan agreed to call and hold the special meeting as promptly as practicable following the clearance of this proxy statement by the SEC. Spartan agreed, through the Spartan Board, to recommend to its stockholders that they approve the Proposals and shall include the recommendation of the Spartan Board in this proxy statement.

Fisker agreed to seek the irrevocable written consent of the holders of (i) the holders of at least a majority of the outstanding shares of Fisker Common Stock, Fisker Preferred Stock (on an as-converted basis) and Fisker Founders Stock (on an as-converted basis), voting together as a single class, (ii) the holders of at least a majority of the outstanding shares of Fisker Preferred Stock, voting together as a single class on an as-converted basis and (iii) the holders of at least a majority of the outstanding shares of Fisker Founders Stock, voting together as a single class on an as-converted basis, in favor of the approval and adoption of the Business Combination Agreement and the merger and all other transactions contemplated by the Business Combination Agreement (the “Written Consent”) promptly following the execution of the Business Combination Agreement (and in any event within one business day). Fisker satisfied such obligations and delivered the Written Consent on July 13, 2020.

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement, but only, in the case of Spartan, to the extent not inconsistent with the fiduciary duties of the Spartan Board, the parties will not, and will cause their respective subsidiaries and its and their respective representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such party or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s subsidiaries other than with the other parties to the Business Combination Agreement and their respective representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of the Business Combination Agreement and related documents and the consummation of the transactions contemplated thereby will not be deemed a violation of this provision. Each party will, and will cause its subsidiaries and its and their respective affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Each party also agrees that it will promptly request each person (other than the parties hereto and their respective representatives) that has prior to the date thereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all confidential information furnished to such person by or on behalf of it prior to the date thereof (to the extent so permitted under, and in accordance with the terms of such confidentiality agreement). If a party or any of its subsidiaries or any of its or their respective representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then such party will promptly (and in no event later than 24 hours after such party becomes aware of such inquiry or proposal) notify such person in writing that such party is subject to an exclusivity agreement with respect to the business combination that prohibits such party from considering such inquiry or proposal, but only, in the case of Spartan, to the extent not inconsistent with the fiduciary duties of the Spartan Board.

Stock Exchange Listing

Spartan will use its reasonable best efforts to cause the shares of Class A Common Stock to be issued in connection with the business combination to be approved for listing on the NYSE at the Closing. Until the

Closing, Spartan will use its reasonable best efforts to keep the Class A Common Stock and warrants listed for trading on the NYSE.

Other Covenants and Agreements

The Business Combination Agreement contains other covenants and agreements, including covenants related to:

•	Fisker and Spartan providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

•

certain employee benefit matters, including the establishment of an equity incentive award plan to be effective after the Closing and the amendment and restatement of employment agreements with certain of Fisker’s executive officers;

•	director and officer indemnification;

•	prompt notification of certain matters;

•	Fisker, Spartan and Merger Sub using reasonable best efforts to consummate the business combination;

•	Spartan using reasonable best efforts to consummate the PIPE Financing, and Fisker cooperating with Spartan in such efforts;

•	public announcements relating to the business combination;

•	the intended tax treatment of the business combination;

•	cooperation regarding any filings required under the HSR Act;

•	Spartan making disbursements from the Trust Account;

•	Spartan taking all necessary action so that immediately after the Effective Time the Spartan Board will be comprised of the individuals set forth in the Director Election Proposal;

•	Fisker using reasonable best efforts to deliver audited financial statements for the years ended December 31, 2018 and 2019; and

•

Spartan taking all actions necessary to seek the approval of the stockholders of Spartan to extend the deadline for Spartan to consummate its initial business combination to a date after August 14, 2020 in accordance with the Charter so as to permit the consummation of the business combination.

Conditions to Closing of the Business Combination Agreement

Mutual Conditions

The obligations of Spartan, Merger Sub and Fisker to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of each of the following mutual conditions:

•	the Written Consent (as defined above) shall have been delivered to Spartan (we received the Written Consent on July 13, 2020);

•

the Proposals shall have been approved and adopted by the requisite affirmative vote of the Spartan stockholders in accordance with this proxy statement, the DGCL, Spartan’s organizational documents and the rules and regulations of the NYSE;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the business combination illegal or otherwise prohibiting consummation of the business combination;

•

all required filings under the HSR Act, shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated; and

•	the shares of Class A Common Stock shall be listed on the NYSE, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

Spartan and Merger Sub Conditions

The obligations of Spartan and Merger Sub to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

•

the representations and warranties of Fisker contained in the sections titled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization” (other than certain provisions in such section as described below) (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Fisker contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects except for de minimis inaccuracies as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Fisker, Spartan, Merger Sub or any of their respective affiliates. The other representations and warranties of Fisker contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Fisker Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Fisker Material Adverse Effect;

•

Fisker shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

•	Fisker shall have delivered to Spartan a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

•	no Fisker Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Effective Time;

•

other than those persons identified as continuing directors in the Business Combination Agreement, all members of the board of directors of Fisker and the board of directors of Fisker’s subsidiaries shall have executed written resignations effective as of the Effective Time;

•

all parties to the A&R Registration Rights Agreement (other than Spartan and the Spartan stockholders party thereto) shall have delivered, or caused to be delivered, to Spartan copies of the A&R Registration Rights Agreement duly executed by all such parties;

•	all parties to the Lock-Up Agreements shall have delivered, or caused to be delivered, to Spartan copies of the Lock-Up Agreements duly executed by all such parties;

•

at least two days prior to the Closing, Fisker shall have delivered to Spartan in a form reasonably acceptable to Spartan a properly executed certification that shares of Fisker Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which will be filed by Spartan with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations;

•	Spartan shall have at least $5,000,001 of net tangible assets following the exercise of redemption rights by the holders of Class A Common Stock in accordance with Spartan’s organizational documents;

•	the sale and issuance by Spartan of the PIPE Shares in connection with the PIPE Financing shall have been consummated prior to or in connection with the Effective Time; and

•	Fisker shall have delivered Fisker’s audited financial statements to Spartan.

Some of the conditions to Spartan’s obligations are qualified by the concept of a “Fisker Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Fisker Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of Fisker and Fisker’s subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by Fisker of its obligations under the Business Combination Agreement or the consummation of the business combination; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Fisker Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which Fisker and Fisker’s subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by Fisker or Fisker’s subsidiaries as required by the Business Combination Agreement or any ancillary agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the business combination (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities) (provided that this clause (f) shall not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the transactions contemplated hereby), (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (g) shall not prevent a determination that any Effect underlying such failure has resulted in a Fisker Material Adverse Effect, or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which Spartan has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (a) through (d), to the extent that Fisker and Fisker’s subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which Fisker and Fisker’s subsidiaries operate.

Fisker Conditions

The obligations of Fisker to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

•

the representations and warranties of Spartan and Merger Sub contained in the sections titled (a) “Corporate Organization,” (b) “Capitalization,” (other than certain provisions in such section as described below) (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Spartan and Merger Sub contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects except for de minimis inaccuracies as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Fisker, Spartan, Merger Sub or any of their respective affiliates. The other representations and warranties of Spartan and Merger Sub contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Spartan Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Spartan Material Adverse Effect;

•

Spartan and Merger Sub shall have performed or complied (i) in all respects with the covenant to take all actions necessary to seek the approval of Spartan’s stockholders to extend the deadline for Spartan to consummate its initial business combination, and (ii) in all material respects with all other agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

•	Spartan shall have delivered to Fisker a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

•	no Spartan Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Effective Time;

•	Spartan shall have delivered a copy of the A&R Registration Rights Agreement duly executed by Spartan and the Spartan stockholders party thereto; and

•

Spartan shall have made all necessary and appropriate arrangements with Continental Stock Transfer & Trust Company, acting as trustee, to have all of the funds in the Trust Account disbursed to Spartan immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available for immediate use to Spartan in respect of all or a portion of certain payment obligations set forth in the Business Combination Agreement and the payment of Spartan’s fees and expenses incurred in connection with the Business Combination Agreement and the business combination.

Some of the conditions to Fisker’s obligations are qualified by the concept of a “Spartan Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Spartan Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or is reasonably expected to be materially adverse to the business, financial condition or results of operations of Spartan, or (ii) would prevent, materially delay or materially impede the performance by Spartan or Merger Sub of their respective obligations under the Business Combination Agreement or the consummation of the business combination; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Spartan Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which Spartan operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by Spartan as required by the Business Combination Agreement or any ancillary agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the business combination (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the transactions contemplated hereby), or (g) any actions taken, or failures to take action, or such other changed or events, in each case, which Fisker has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (a) through (d), to the extent that Spartan is materially disproportionately affected thereby as compared with other participants in the industry in which Spartan operates.

Termination

The Business Combination Agreement may be terminated and the business combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the business combination by Fisker’s stockholders or Spartan’s stockholders, as follows:

•	by mutual written consent of Spartan and Fisker;

•

by Spartan or Fisker, if (i) the Effective Time will not have occurred prior to the date that is 180 days after the date of the Business Combination Agreement (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained therein and such breach or violation is the principal cause of the failure of a condition to the Merger on or prior to the Outside Date, and, in the event that any law is enacted after the execution of the Business Combination Agreement extending the applicable waiting period under the HSR Act, the Outside Date will be automatically extended by the length of any such extension; (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the business combination illegal or otherwise preventing or prohibiting consummation of the business combination, including the Merger; or (iii) any of the Proposals fail to receive the requisite vote for approval at the special meeting;

•

by Fisker if there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Spartan and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of Spartan and Merger Sub will have become untrue, in either case such that certain conditions set forth in the Business Combination Agreement would not be satisfied (“Terminating Spartan Breach”); provided that Fisker has not waived such Terminating Spartan Breach and Fisker is not then in material breach of Fisker’s representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating Spartan Breach is curable by Spartan and Merger Sub, Fisker may not terminate the Business Combination Agreement under this section for so long as Spartan and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by Fisker to Spartan; or

•

by Spartan if there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Fisker set forth in the Business Combination Agreement, or if any representation or warranty of Fisker has become untrue, in either case such that certain conditions set forth in the Business Combination Agreement would not be satisfied (“Terminating Fisker Breach”); provided that Spartan has not waived such Terminating Fisker Breach and Spartan and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Fisker Breach is curable by Fisker, Spartan may not terminate the Business Combination Agreement under this provision for so long as Fisker continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by Spartan to Fisker.

Effect of Termination

If the Business Combination Agreement is terminated pursuant to one of the events described above, such agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business Combination Agreement, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements have been or will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, on July 10, 2020, our Sponsor entered into a Sponsor Agreement with us pursuant to which our Sponsor will, immediately prior to, and conditioned upon, the Effective Time, automatically and irrevocably surrender and forfeit to us, for no consideration and as a contribution to our capital, 441,176 shares of our Class B Common Stock, whereupon the Sponsor Shares will be canceled.

A&R Registration Rights Agreement

In connection with the Closing, the IPO Registration Rights Agreement will be amended and restated and Spartan and the Reg Rights Holders will enter into the A&R Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, Spartan will agree that, within 30 calendar days after the Closing, Spartan will file the Founders Registration Statement with the SEC (at Spartan’s sole cost and expense), and Spartan will use its reasonable best efforts to have the Founders Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, Spartan will agree that, as soon as reasonably practicable after Spartan is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, Spartan will file the New Holders Registration Statement with the SEC (at Spartan’s sole cost and expense) and Spartan will use its reasonable best efforts to have the New Holders Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Spartan if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

For more information about the A&R Registration Rights Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement.”

Lock-Up Agreements

In connection with the Closing, certain investors in Fisker representing 154,290,094 shares of New Fisker will enter into the Lock-Up Agreements pursuant to which they will agree, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Lock-Up Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) for 180 days after the Closing Date. Thereafter, until the 18 month anniversary of the Closing Date, subject to certain customary exceptions, each of Henrik Fisker and Dr. Geeta Gupta will also agree not to Transfer more than the lesser of (a) such number of Lock-Up Shares resulting in gross proceeds to him or her of $25,000,000 and (b) 10% of the Lock-Up Shares. Thereafter, until the two year anniversary of the Closing Date, subject to certain customary exceptions, each of Henrik Fisker and Dr. Geeta Gupta will also agree not to Transfer more than the number of Lock-Up Shares that, together with any amounts Transferred pursuant to the immediately preceding sentence, would constitute 80% of the Lock-Up Shares.

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, at the Closing, we will amend and restate, effective as of the Effective Time, our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of our Class B Common Stock from 20,000,000 shares to 150,000,000 shares, (c) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 15,000,000 shares, (d) reclassify the Spartan Board, (e) implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share, (f) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (g) change the post-combination company’s name to “Fisker Inc.” and (h) make certain other changes that the Spartan Board deems appropriate for a public operating company.

For more information about the amendments to our Charter, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal,” “Proposal No. 4—The Dual Class Charter Proposal” and “Proposal No. 5—The Additional Charter Proposal.”

PIPE Financing

In connection with the execution of the Business Combination Agreement, on July 10, 2020, we entered into separate Subscription Agreements with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 50,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $500,000,000, in a private placement.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the business combination. The purpose of the PIPE Financing is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the consummation of the business combination, we will file the PIPE Resale Registration Statement with the SEC (at our sole cost and expense), and we will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

Background of the Business Combination

Spartan is a Delaware corporation formed on October 13, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our business strategy is to identify, acquire and, after the initial business combination, build a company in the energy industry in North America. Spartan’s goal is to build a focused business with multiple competitive advantages that have the potential to improve the target business’s overall value proposition. The ultimate goal of this business strategy is to maximize stockholder value. The proposed business combination was the result of an extensive search for a potential transaction utilizing the vast network and industry experience of Spartan’s management team and Apollo. The terms of the business combination were the result of extensive negotiations between representatives of Spartan and Fisker management. The following is a brief description of the background of these negotiations, the business combination and related transactions.

On August 14, 2018, Spartan completed its IPO of 55,200,000 public units, including 7,200,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, with each unit consisting of one share of Class A Common Stock and one-third of one public warrant, raising gross proceeds of approximately $552.0 million. Simultaneously with the closing of the IPO, Spartan completed the private sale of 9,360,000 private placement warrants to our Sponsor, generating gross proceeds to us of approximately $14.0 million.

Following the closing of the IPO, Spartan representatives commenced a robust search for businesses or assets to acquire for the purpose of consummating Spartan’s initial business combination. We reviewed self-generated ideas, explored ideas with the underwriters from the IPO, and contacted, and were contacted by, a number of individuals and entities with respect to hundreds of business combination opportunities. As part of this process, Spartan representatives considered over one hundred potential acquisition targets. Spartan representatives evaluated approximately twenty potential acquisition targets in a wide variety of industry sectors, including targets that were engaged in businesses involving energy sustainability or utilizing technologies that would make a positive impact on the environment.

In several cases, Spartan presented term sheets or illustrative transaction structures (or similar documentation) describing the structure or principal terms of potential business combinations. As part of its acquisition strategy, Spartan did not focus its efforts pursuing potential transactions in competitive or auction situations, but instead focused on bilateral discussions with the key decision makers of each of the other potential acquisitions regarding a potential transaction. Due to the progression of the discussions with Fisker, as well as the Spartan Board’s conclusion that a transaction with Fisker would present the most attractive opportunity for Spartan, the Spartan Board ultimately determined that the business combination with Fisker was the most attractive potential transaction for Spartan. The decision to ultimately pursue the business combination with Fisker over the other potential acquisitions was generally the result of, but not limited to, one or more of the following factors:

•

the other potential acquisitions did not fully meet the investment criteria of Spartan, which included, among other things, candidates that are at an inflection point, exhibit a need for capital to achieve the company’s growth strategy and would benefit from Spartan’s management’s transactional, financial, managerial and investment experience;

•	the determination of Spartan’s management and our Sponsor that Fisker was of superior quality to the other potential acquisitions; and

•	a difference in valuation expectations between Spartan and the senior executives or stockholders of the other potential acquisitions.

On May 28, 2019, Geoff Strong, our Chief Executive Officer, and Joseph Romeo, Principal at Apollo, met with Henrik Fisker, Chairman and Chief Executive Officer of Fisker, and Dr. Geeta Gupta, Chief Financial Officer of Fisker in New York, New York to discuss a possible business combination.

On November 13, 2019, Hinrich Woebcken, a senior advisor to Apollo (and who has now been retained by Apollo to provide certain strategic and operational advisory services to Fisker), met with Mr. Fisker and Dr. Gupta at Fisker’s offices in Torrance, California.

During CES 2020, Mr. Woebcken viewed the Fisker Ocean while on display and met informally with Mr. Fisker and Dr. Gupta.

On June 10, 2020, Mr. Romeo had a telephone conversation with Dr. Gupta regarding a possible transaction between Spartan and Fisker.

On June 13, 2020, Spartan received and reviewed Fisker’s management presentation. The following day, Mr. Fisker and Dr. Gupta and Messrs. Strong and Romeo and Samuel Archibald of Apollo participated in a videoconference to review Fisker’s business updates and strategy and to discuss the structure of a potential business combination.

On June 15, 2020, Spartan and Fisker executed a non-disclosure agreement to facilitate more in-depth discussions between the parties regarding a possible business combination. Fisker granted Spartan access to its electronic data room. Over the next few days, Spartan reviewed certain materials included in the data room. On June 17, 2020, via videoconference, representatives of Spartan (including Messrs Romeo and Archibald) and Fisker (Mr. Fisker, Dr. Gupta, Stefan G. Krause, President and Chief Operating Officer of Fisker, and Dr. Burkhard J. Huhnke, Chief Technology Office of Fisker (at the time a technical advisor)) walked through Fisker’s management presentation and discussed key business topics.

On June 19, 2020, representatives of Spartan, Fisker and Cowen, Fisker’s financial advisor, participated in a videoconference at which Spartan presented to Fisker proposed key terms for a business combination including with respect to valuation, deal structure and sources and uses of funds. The terms included a possible pre-money total enterprise value for Fisker of $1.5 billion to 2.0 billion, a $250 million to $450 million PIPE Financing and that our Sponsor would consider allocating a portion of its Class B Common Stock to provide an incentive for an investor in an interim equity raise by Fisker or to provide incentives for investors in the PIPE Financing. The possibility of including a “minimum cash” condition precedent was also discussed. Later that day, Spartan contacted and retained Vinson & Elkins L.L.P. (“Vinson & Elkins”) to advise Spartan on a possible business combination with Fisker. Vinson & Elkins assisted Spartan in drafting a non-binding letter of intent.

On June 21, 2020, Spartan shared a draft of the non-binding letter of intent with Fisker for discussion purposes. The draft non-binding letter of intent provided for a pre-money total enterprise value of Fisker, on a cash-free and debt-free basis, of $1.75 billion, with equity consideration in the form of Class A Common Stock, a $250 million to $450 million PIPE Financing and that our Sponsor would allocate a portion of its Class B Common Stock or Private Placement Warrants to Fisker or Fisker’s Series C Investor to provide incentives for a $25 million interim equity raise by Fisker or for a cornerstone PIPE commitment. The draft non-binding letter of intent also provided for Fisker to terminate any existing discussions with respect to any proposed transactions similar to the business combination and to negotiate exclusively with Spartan until July 21, 2020. Vinson & Elkins and Fisker’s counsel, Orrick Herrington & Sutcliffe LLP (“Orrick”), had a subsequent call to discuss comments thereto and Orrick followed up later that evening with comments to the draft non-binding letter of intent. The comments to the draft non-binding letter of intent added an adjustment to the merger consideration for Closing Cash, added the dual class stock structure and revised the exclusivity provision to be mutual on both Fisker and Spartan.

Early on June 22, 2020, Vinson & Elkins and Spartan discussed Orrick’s comments and revised the non-binding letter of intent in response to the comments and shared the revised draft with Orrick. The revised draft non-binding letter of intent accepted Orrick’s proposed Closing Cash adjustment, dual class stock structure and mutual exclusivity. Representatives of Spartan and Fisker then had a call to discuss the terms of the draft non-binding letter of intent.

In the afternoon of June 22, 2020, the Spartan Board held a telephonic meeting to discuss pursuing a business combination with Fisker. All members of the Spartan Board were present. At the meeting, Spartan representatives, including Messrs. Strong and Romeo, provided the Spartan Board with information about Fisker and their proposed terms for a business combination with Fisker and conveyed their belief that a business combination with Fisker was an attractive opportunity and superior to any other prospect then being considered by Spartan. After reviewing relevant information about Fisker, including its business plan, the merits of a combination and the results of Spartan representatives’ due diligence, the Spartan Board expressed support for the transaction with Fisker and instructed Spartan management to continue with the negotiation.

Later on June 22, 2020, Spartan and Fisker entered into a non-binding letter of intent, providing for:

•

subject to completion of due diligence satisfactory to Spartan, a business combination involving the merger of Fisker into a wholly owned subsidiary of Spartan at an initial pre-money valuation of $1.75 billion, on a cash-free, debt-free basis;

•	the conversion of all outstanding shares of Fisker into shares of Class A Common Stock at $10.00 per share;

•

Spartan to adopt a dual class stock structure, comprised of Class A Common Stock, which carry one vote per share, and Class B Common Stock, which will carry 10 votes per share and Mr. Fisker and Dr. Gupta will be the sole holders of Class B Common Stock;

•

agreement of each of Spartan and Fisker to terminate any existing discussions with respect to any proposed transaction similar to the business combination and to negotiate exclusively with the other until July 21, 2020;

•	a transaction closing conditioned upon, among other things, the completion of Spartan’s private placement offering with anticipated proceeds of $250-$450 million;

•

our Sponsor to allocate a portion of its Class B Common Stock warrants to Fisker or to the holder of Fisker Convertible Equity Securities in order to provide incentives for the interim equity raise and/or cornerstone PIPE commitment; and

•	certain other provisions relating to executive employment agreements and registration rights.

During the week of June 22, 2020, Spartan engaged Cowen, Credit Suisse and Goldman Sachs to serve as co-placement agents for the PIPE Financing. On June 24, 2020, representatives of Spartan, Fisker, Cowen, Credit Suisse and Goldman Sachs participated in an organizational call during which the parties discussed the potential business combination, the steps to consummate a business combination and timing and process of, and documents for, the PIPE Financing.

Also beginning the week of June 22, 2020, Spartan engaged a number of third-party advisors, in addition to Vinson & Elkins, to assist with various aspects of commercial, financial and legal diligence, including McKinsey & Company to assist in the evaluation of the overall electrified vehicle market and the addressable market of Fisker’s vehicles more specifically.

On June 25, 2020, representatives of Vinson & Elkins and Orrick participated in a conference call to discuss timing and process of a business combination, including with respect to initial drafts of transaction documents, certain deal points as set forth in the non-binding letter of intent and diligence matters.

On June 26, 2020, Vinson & Elkins delivered an initial draft of a business combination agreement to Orrick.

On June 27, 2020, Vinson & Elkins delivered to Orrick a draft term sheet relating to registration rights to be granted to certain historical stockholders of Fisker and limitations on the right of certain historical stockholders of Fisker to transfer their shares of Class A Common Stock post business combination (i.e., a lock-up).

Also on June 27, 2020, representatives of Spartan, Fisker, Cowen, Credit Suisse, Goldman Sachs and Vinson & Elkins participated in a business due diligence call during which Fisker representatives reviewed, among other things, manufacturing and design aspects and agreements and anticipated arrangements with third parties, VW in particular, of the Fisker Ocean and future Fisker vehicles; expected timing, key steps and capital requirements through start of production of the Fisker Ocean; and intellectual property matters.

On June 28, 2020, Spartan and Fisker amended their non-binding letter of intent, revising the anticipated proceeds of Spartan’s private placement to $450 million and extending exclusivity until August 30, 2020 with an evergreen extension feature for 30-day intervals unless either party terminated on 10 days’ notice.

Representatives of Spartan and Fisker and their advisors prepared an investor presentation, relating to Fisker and its business, which included certain prospective financial information for Fisker, as well as a pro forma capitalization table of the post-combination company as of the Closing. The investor presentation was made available on June 28, 2020 to investors interested in participating in the PIPE Financing.

Beginning June 29, 2020 and over the next two weeks, Cowen, Credit Suisse and Goldman Sachs facilitated telephonic and video conferences with a number of prospective investors in the PIPE Financing. A number of the prospective investors participated in discussions with Spartan and Fisker representatives and were provided the investor presentation as well as access to an electronic data room containing supporting information. A draft of a subscription agreement prepared by Vinson & Elkins was shared with prospective investors and representatives of Vinson & Elkins addressed and negotiated comments to the subscription agreement from the various interested investors.

On June 29, 2020, Orrick sent a revised draft of the business combination agreement to Vinson & Elkins. Throughout the following two weeks, Spartan and Fisker exchanged several drafts of the business combination agreement to resolve issues raised by Spartan or Fisker, which focused principally on: (a) limitations on the right of certain historical stockholders of Fisker to transfer their shares of Class A Common Stock post-business combination (i.e., a lock-up), (b) the mechanics for conversion of the outstanding Fisker securities into Class A Common Stock and Class B Common Stock, (c) the representations, warranties and covenants of Fisker in light of Spartan’s due diligence review and (d) an agreement by our Sponsor to allocate a portion of its Class B Common Stock to Fisker in order to offset dilution associated with Fisker’s issuance of the Fisker Convertible Equity Security.

Between July 2, 2020 and July 7, 2020, Fisker and an investor negotiated the Fisker Convertible Equity Security.

On July 3, 2020, Vinson & Elkins delivered to Orrick initial drafts of the A&R Registration Rights Agreement and Lock-Up Agreement. Thereafter, the parties exchanged further drafts, as well as drafts of the other exhibits to the business combination agreement, and, prior to the execution of the business combination agreement, the parties finalized the terms and conditions of such documents.

On July 5, 2020, the Fisker board of directors held a special meeting by teleconference. All members of the Fisker board of directors were present. Also in attendance were members of the Fisker management, and representatives of Orrick. During this meeting, Orrick reviewed the terms of the Fisker Convertible Equity Security. On July 6, 2020, the Fisker board of directors executed an action by unanimous written consent approving the Fisker Convertible Equity Security.

On July 7, 2020, the Spartan Board convened a special meeting by teleconference. All members of the Spartan Board were present. Representatives of Spartan and Vinson & Elkins attended the meeting. Spartan representatives reported on matters relating to the business combination. The Spartan Board was apprised of the status of ongoing legal, commercial and financial due diligence, the indications of interest received in the PIPE Financing, and proposed valuation of Fisker in relation to publicly traded comparable companies and recently announced transactions. The Spartan Board and representatives discussed the status of contractual agreements with VW, and the fact that, while a framework agreement had been negotiated with VW, it had not yet been executed, and that even if it was executed it would be a non-binding framework agreement and substantial additional work would be required before Fisker had fully negotiated and binding agreements for production of its vehicles. The Spartan Board considered the fact that the historical relationship between Fisker and VW and its subsidiaries, in addition to the work that both Fisker and VW had done to negotiate the framework agreement, indicated that VW was likely to continue working with Fisker. The Spartan Board also discussed the likelihood that another OEM would be willing to contract with Fisker to manufacture Fisker’s vehicles.

Late on July 9, 2020, the Fisker board of directors held a special meeting by teleconference. All members of the Fisker board of directors were present. Also in attendance were members of Fisker management, and representatives of Orrick. During this meeting, Orrick provided to the Fisker board of directors a review of fiduciary duties under Delaware law in the context of consideration of the proposed business combination transaction. Orrick also reviewed the terms of the business combination, including the Business Combination Agreement and the other definitive agreements, copies of all of which were provided to the Fisker board of directors in advance of the meeting. Following discussion of the information presented, the Fisker board of directors then scheduled a meeting for July 10, 2020 to further discuss the proposed transaction.

On July 10, 2020, our Sponsor agreed to allocate a portion of its Class B Common Stock to Fisker in order to offset dilution associated with Fisker’s issuance of the Fisker Convertible Equity Security. Vinson & Elkins circulated, and the parties subsequently finalized, the Sponsor Agreement and the parties reflected the agreement in the business combination agreement.

On July 10, 2020, the Spartan Board held a special meeting by teleconference. All members of the Spartan Board were present. Also in attendance were members of Spartan management, and representatives of Apollo, Vinson & Elkins and Goldman Sachs. During this meeting, Goldman Sachs provided to the Spartan Board a review of the electronic vehicle market opportunity and the proposed valuation for Fisker. Vinson & Elkins provided to the Spartan Board a review of fiduciary duties under Delaware law in the context of consideration of the proposed business combination transaction. Vinson & Elkins also reviewed with the Spartan Board the scope of the due diligence review and the terms of the business combination, including the Business Combination Agreement, the form of subscription agreements and the other definitive agreements, copies of all of which were provided to the Spartan Board in advance of the meeting. After considerable review of the information presented to the Spartan Board, the Spartan Board unanimously approved the Business Combination Agreement and the other transaction documents related thereto and the PIPE Financing.

Also on July 10, 2020, the Fisker board of directors approved the Business Combination Agreement and the transactions contemplated thereby.

Later that evening, the parties executed the Business Combination Agreement, and the investors subscribing to purchase PIPE Shares in connection with the PIPE Financing executed the Subscription Agreements. Under the PIPE Financing, certain investors agreed to purchase, at the Closing, $500 million of Class A Common Stock at $10.00 per share.

Before the market opened on July 13, 2020, Fisker and Spartan announced the business combination together with the execution of the Business Combination Agreement along with the Subscription Agreements.

Spartan Board’s Consideration of and Reasons for Approving the Business Combination

The Spartan Board considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, the Spartan Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The Spartan Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the Spartan Board may have given different weight to different factors. This explanation of the reasons for the Spartan Board’s approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the Spartan Board reviewed the results of the due diligence conducted by Spartan’s management and Spartan’s advisors, which included:

•	meetings and calls with Fisker management and advisors regarding business model, operations and forecasts;

•	meetings and calls with Fisker’s anticipated suppliers, including VW, and industry partners;

•	research on comparable public companies, including electric vehicle developers;

•	review of material contracts;

•	review of intellectual property matters;

•	review of commercial, financial, tax, legal and accounting due diligence;

•	consultation with legal and financial advisors and industry experts;

•	financial and valuation analysis of Fisker and the business combination; and

•	the financial statements of Fisker.

In approving the business combination, the Spartan Board determined not to obtain a fairness opinion. The officers and directors of Spartan have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the business combination.

The factors considered by the Spartan Board include, but were not limited to, the following:

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Fisker’s Design and Marketing. The Spartan Board considered the established track record of design excellence by Henrik Fisker at leading OEMs such as BMW and Aston Martin, as well in the Fisker Karma. The Spartan Board also considered the expected retail base for Fisker’s vehicles and the Fisker digital strategy.

•

ESG Performance. The Spartan Board considered the expected product sustainability of Fisker’s vehicles, including the expected use of sustainable materials in the Fisker Ocean, and Fisker’s commitment to measurement and reporting of ESG matters. The Spartan Board also considered the experience and diversity of the Fisker board and management.

•

Asset Light Model. The Spartan Board considered Fisker’s model of a flexible supply chain, with expected access to the supply chain and manufacturing capabilities of VW or another OEM, and Fisker’s lack of a costly manufacturing footprint. Spartan management’s meetings and calls with Fisker management, discussions with anticipated suppliers, including VW, and industry partners, including IDG, and consultation with industry experts led the Spartan Board to conclude that Fisker would be able to access existing supply chain and manufacturing capabilities of OEMs, and avoid the time and expense necessary to develop its own manufacturing footprint.

•

Development Capability. The Spartan Board considered Fisker’s ability to ramp production and meet schedules through a partnership with VW or an alternative manufacturer, and direct-to-consumer approach. Spartan management’s review of Fisker’s contracts and discussions with anticipated suppliers, including VW, and industry partners, including IDG, led the Spartan Board to conclude that, while Fisker had not entered into definitive manufacturing agreements, it was likely to be able to obtain definitive agreements for manufacturing from VW or an alternative manufacturer.

•

Visibility to Cash Flow Generation. The Spartan Board considered Fisker’s expected product margins and capex needs, specifically the ability to obtain leading component pricing and leverage existing infrastructure investments through its asset light model, and that the cash from the PIPE Financing and trust account (assuming modest redemptions) was projected to be sufficient to achieve start of production of the Fisker Ocean.

•

Terms of the Business Combination Agreement. The Spartan Board reviewed the financial and other terms of the Business Combination Agreement and determined that they were the product of arm’s-length negotiations among the parties.

•

Independent Director Role. The Spartan Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. Spartan’s independent directors took an active role in guiding Spartan management as Spartan evaluated and negotiated the proposed terms of the business combination. Following an active and detailed evaluation, the Spartan Board’s independent directors unanimously approved, as members of the Spartan Board, the Business Combination Agreement and the business combination.

In addition, the Spartan Board determined that the business combination satisfies the investment criteria that the Spartan Board identified in connection with the IPO. For more information, see the section entitled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination.”

In the course of its deliberations, the Spartan Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the business combination, including the following:

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Developmental Stage Company Risk. The risk that Fisker is an early-stage, pre-revenue company, with substantial losses, expected increases in operating costs, no existing sales of production vehicles, and the risk that it may not be able to execute on its business plan.

•

Assumption and Forecast Risk. The risk that Fisker may not be able to achieve current operating expense assumptions or achieve its operating result forecast, including its expectation to produce its first vehicle by the fourth quarter of 2022.

•	Financing Risk. The risk that Fisker may not be able to meet its future capital requirements, including capital required for initial investment to reach first production and revenue.

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Supplier Risk. The fact that Fisker is expected to be substantially reliant upon its relationship with VW and its subsidiaries, or another supply partner, for the majority of expected components in Fisker’s vehicles, as well as the manufacture of Fisker’s initial vehicles, and that if Fisker is not able to reach definitive agreements for parts supply and manufacturing, then Fisker would have significant difficulty in procuring and producing its vehicles. The Spartan Board also considered the fact that Fisker does not have any binding commitments from VW or its subsidiaries, or other supply partners, to participate in the design or manufacturing of Fisker’s initial vehicles.

•

Outsourcing Risk. The fact that Fisker intends to outsource production, manufacturing, marketing and servicing of its vehicles to third parties, and the risk that third-parties may fail to produce Fisker’s vehicles in a timely manner or that Fisker may need to develop its own production, manufacturing, marketing, sales and service capabilities.

•	Competitive Risk. The risk that Fisker operates in a highly competitive and rapidly evolving industry.

•	Dual Class Vote Risk. The fact that the dual class structure will concentrate voting control of the combined company in Fisker’s founders.

•	Public Company Risk. The risks that are associated with being a publicly traded company that is an early-stage, pre-revenue company.

•	Benefits May Not Be Achieved Risk. The risk that the potential benefits of the business combination may not be fully achieved or may not be achieved within the expected timeframe.

•

Redemption Risk. The risk that a significant number of Spartan stockholders elect to redeem their shares prior to the consummation of the business combination and pursuant to Spartan’s existing Charter, which would potentially make the business combination more difficult to complete or reduce the amount of cash available to the combined company to execute its business plan following the Closing.

•	Stockholder Vote Risk. The risk that Spartan’s stockholders may fail to provide the votes necessary to effect the business combination.

•

Litigation Risk. The risk of the possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

•	Closing Conditions Risk. The risk that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within Spartan’s control.

•	No Third-Party Valuation Risk. The risk that Spartan did not obtain a third-party valuation or fairness opinion in connection with the business combination.

•

Fees, Expenses and Time Risk. The risk of incurring significant fees and expenses associated with completing the business combination and the substantial time and effort of management required to complete the business combination.

•	Other Risks. Various other risk factors associated with Fisker’s business, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the Spartan Board also considered that the officers and directors of Spartan may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of Spartan’s stockholders. Spartan’s independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the Spartan Board, the Business Combination Agreement and the business combination. For more information, see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

The Spartan Board concluded that the potential benefits that it expects Spartan and its stockholders to achieve as a result of the business combination outweigh the potentially negative factors associated with the business combination. Accordingly, the Spartan Board, based on its consideration of the specific factors listed above, unanimously (a) determined that the business combination and the other transactions contemplated by the Business Combination Agreement are fair to, and in the best interests of, Spartan’s stockholders, (b) approved, adopted and declared advisable the Business Combination Agreement and the transactions contemplated thereby and (c) recommended that the stockholders of Spartan approve each of the Proposals.

The above discussion of the material factors considered by the Spartan Board is not intended to be exhaustive but does set forth the principal factors considered by the Spartan Board.

Unaudited Prospective Financial Information

Fisker provided Spartan with its internally prepared forecasts for each of the years in the four-year period ending December 31, 2025 (and assuming start of production of the Fisker Ocean in the fourth quarter of 2022). Spartan management reviewed the forecasts and presented key elements of the forecasts to the Spartan Board as part of the Spartan Board’s review and subsequent approval of the business combination. Fisker and Spartan do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of future performance, revenue, financial condition or other results. However, in connection with the proposed business combination, management of Spartan used the financial forecasts set forth below as part of its comprehensive analysis. The forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information but, in the view of Fisker’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Fisker.

The forecasts include EBITDA and Free Cash Flow, which are non-GAAP financial measures. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available, and Spartan’s management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Spartan’s management may not be comparable to similarly titled measures used by other companies.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that Spartan, Fisker, their respective directors, officers, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or stockholders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the projections in making a decision regarding the business combination, as the projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Fisker’s business, all of which are difficult to predict and many of which are beyond Fisker’s and Spartan’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Fisker’s and Spartan’s control. The various risks and uncertainties include those set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. None of Fisker’s independent registered public accounting firm, Spartan’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to Spartan and the Spartan Board in connection with their review of the proposed business combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR FISKER, SPARTAN UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The projections were prepared by, and are the responsibility of, Fisker and Spartan management. Deloitte & Touche LLP, Fisker’s independent registered public accounting firm, and WithumSmith+Brown, PC, Spartan’s independent auditor, have not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, express no opinion or any other form of assurance on it or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Deloitte & Touche LLP report included in this proxy statement relates to historical financial information of Fisker. It does not extend to the projections and should not be read as if it does.

The key elements of the forecasts provided by management of Spartan to the Spartan Board, which assumes that the Fisker Ocean production commences in the fourth quarter of 2022, are summarized in the tables below:

Key Financial Metrics:

	Forecast
	Year Ended December 31,
	2022E	2023E	2024E	2025E
	(dollars in billions)
Total Revenue	$0.6	$3.3	$10.6	$13.2
Free Cash Flow(1)	(0.3)	0.1	1.0	1.9
EBITDA(2)	0.0	0.4	2.0	2.8
EBITDA Margin(3)	4%	13%	19%	21%

(1)

Fisker defines Free Cash Flow as net cash provided by (used in) operating activities in the period less payments for capital expenditures and impact on cash of lease financing in the period. Free Cash Flow is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for cash flow from operations prepared in accordance with GAAP.

(2)

Fisker defines EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before interest expense, income tax benefit (provision), and depreciation and amortization expense. EBITDA is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net income (loss) prepared in accordance with GAAP.

(3)

Fisker defines EBITDA Margin as EBITDA, divided by total revenue, for the period presented. EBITDA margin is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net income (loss) margin prepared in accordance with GAAP.

The investor presentation filed by Spartan as Exhibit 99.3 to Form 8-K on July 13, 2020 mislabeled EBITDA and EBITDA Margin as “Adj. EBITDA” or “Adj. EBITDA Margin” in certain headings and footnotes. For the avoidance of doubt, the information presented in such investor presentation was EBITDA or EBITDA Margin, and is consistent with the information provided above.

Key Non-Financial Metrics:

	Forecast
	Year Ended December 31,
	2022E	2023E	2024E	2025E
	(in thousands)
Ocean (SUV) units sold or leased	8	51	150	160
Lifestyle Pickup units sold or leased	—	—	25	45
Sport Crossover units sold or leased	—	—	—	20

Total units sold or leased	8	51	175	225

Projected revenue is based on a variety of operational assumptions, including the number of Fisker vehicles sold or leased, and the average sales or lease price per vehicle.

Other key assumptions impacting projections include projected gross margin per vehicle, other operating expenses, SG&A expenses, R&D expenses, and capital expenditures, among others. Fisker’s revenue forecasts are based on its management’s assessment of the potential market demand for its electric vehicles, including the increasing acceptance of such vehicles and the unique attributes it intends to incorporate into its vehicles. In addition to assessments of potential market size and acceptance for its electric vehicles, Fisker’s forecasts reflect anticipated costs based on its asset-light model and outsourcing of manufacturing activities. While SG&A expenses may increase in absolute dollars as Fisker grows, such expenses are expected to represent a smaller percentage of revenue contributing to improvements in adjusted EBITDA margin.

Satisfaction of 80% Test

It is a requirement under our Charter and the NYSE listing requirements that the business or assets acquired in an Initial Business Combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for an Initial Business Combination. In connection with its evaluation and approval of the business combination, the Spartan Board determined that the fair market value of Fisker exceeded $1.5 billion, based on, among other things, comparable company EBITDA multiples and revenue multiples.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Spartan Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•	the fact that our Sponsor holds 9,360,000 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 412,500 Founder Shares which were subsequently transferred to our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board, own an aggregate of 412,500 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $            , based on the closing price of our Class A Common Stock of $             per share on                     , 2020;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the business combination, our Sponsor, directors, officers, advisors or any of their respective affiliates may privately negotiate transactions to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with the business combination for a per share pro rata portion of the Trust Account. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of public shares could be to (a) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors, advisors or any of their respective affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with the business combination. To the extent that our Sponsor, officers, directors, advisors or any of their respective affiliates enter into a privately negotiated purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the business combination, whether or not such stockholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the stockholder meeting related to the business combination. Our Sponsor, officers, directors, advisors or any of their respective affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors, advisors or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors, advisors and any of their respective affiliates will not make purchases of Class A Common Stock if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Total Company Shares to Be Issued in the Business Combination

We anticipate that, upon the Closing, the ownership of New Fisker will be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 10.2% of our outstanding Common Stock;

•

Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.6% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), and assuming they do convert all of the Class B Common Stock to Class A Common Stock will own 145,535,758 shares of our Class A Common Stock, or 49.5% of our outstanding Class A Common Stock;

•	the public stockholders will own 55,192,542 shares of our Class A Common Stock (assuming no further redemptions), which will constitute 18.8% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 17.0% of our outstanding Common Stock;

•	the initial stockholders will own 13,358,824 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Common Stock; and

•

Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 89.8% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

Unless otherwise specified, the number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (c) 46,318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (d) all pre-merger Fisker Options have vested and been exercised prior to the merger, (e) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (f) 129,122,242 shares of our Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (g) the automatic conversion of all outstanding shares of Fisker Class B Common Stock into shares of Fisker Class A Common Stock on a one-for-one basis, as if such conversion had occurred immediately prior to the completion of the business combination, and (h) there are no other issuances of equity interests of New Fisker. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Fisker set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by Spartan’s existing stockholders in New Fisker following the business combination will be different. For example, if we assume that all outstanding 18,400,000 public warrants and 9,360,000 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Fisker would be as follows:

•	the Historical Rollover Stockholders other than Henrik Fisker and Dr. Geeta Gupta will own 29,905,443 shares of our Class A Common Stock, which will constitute 9.3% of our outstanding Common Stock;

•

Henrik Fisker and Dr. Geeta Gupta will own 16,413,516 shares of our Class A Common Stock, assuming they do not convert any of their Class B Common Stock to Class A Common Stock, which will constitute 5.1% of our outstanding Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), and assuming they do convert all of the Class B Common Stock to Class A Common Stock will own 144,903,908 shares of our Class A Common Stock, or 45.2% of our outstanding Class A Common Stock;

•	the public stockholders will own 73,600,000 shares of our Class A Common Stock, which will constitute 22.9% of our outstanding Common Stock;

•	the New PIPE Investors will own 50,000,000 shares of our Class A Common Stock, which will constitute 15.5% of our outstanding Common Stock;

•	the initial stockholders will own 22,718,824 shares of our Class A Common Stock, which will constitute 7.1% of our outstanding Common Stock; and

•

Henrik Fisker and Dr. Geeta Gupta will own 129,122,242 shares of our Class B Common Stock, or 100% of our outstanding Class B Common Stock, assuming that the Class B Common Stock is not converted to Class A Common Stock, such that as of immediately following the completion of the business combination, taking into account all of their Class A Common Stock and Class B Common Stock, Henrik Fisker and Dr. Geeta Gupta will collectively have approximately 88.1% of the voting power of the capital stock of New Fisker on a fully-diluted basis.

The public warrants and private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

You should read “Summary of the Proxy Statement—Ownership of New Fisker After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New Fisker Following the Business Combination

Assuming the Director Election Proposal is approved by our stockholders at the special meeting, we expect the New Fisker Board to be comprised of the individuals set forth below following the completion of the business combination.

Name	Age	Position
Henrik Fisker	57	Chairman and Chief Executive Officer
Dr. Geeta Gupta	45	Chief Financial Officer and Director
Wendy J. Greuel	59	Director
Mark E. Hickson	53	Director
Roderick K. Randall	61	Director
Henry S. Ward	44	Director
Nadine I. Watt	52	Director

Redemption Rights

Under our Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of June 30, 2020, this would have amounted to approximately $10.32 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of Spartan. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Each redemption of shares of Class A Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $569.6 million as of June 30, 2020. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Accounting Treatment

The business combination is intended to be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805 in which we believe Fisker will be deemed the accounting acquirer.

Certain U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax considerations for U.S. holders (as defined below) of our Class A Common Stock and Non-U.S. holders (as defined below) of our Class A Common Stock that, in either case, elect to have their Class A Common Stock redeemed for cash if the business combination is completed. This discussion is limited to holders that hold our Class A Common Stock as a “capital asset” for U.S. federal income tax purposes (generally property held for investment) and purchased our Class A Common Stock in the IPO. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders to which this section applies. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion. The statements and conclusions herein are not free from doubt, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

The following does not purport to be a complete analysis of all potential tax effects resulting from the completion of the business combination that are associated with redemptions of our Class A Common Stock or that apply to certain Non-U.S. holders who continue to hold shares of our Class A Common Stock, and this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	persons that acquired our Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	real estate investment trusts;

•	regulated investment companies;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our Class A Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Class A Common Stock to consult, and rely solely upon, their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH

RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Considerations for U.S. Holders

This section is addressed to “U.S. holders” of our Class A Common Stock. For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our Class A Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Redemption of Class A Common Stock

In the event that a U.S. holder’s Class A Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale or other exchange of Class A Common Stock, the U.S. holder will be treated as described under “—U.S. Federal Income Tax Considerations for U.S. Holders—Redemption of Class A Common Stock—Gain or Loss on Redemption Treated as a Sale of Class A Common Stock” below. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below under “—U.S. Federal Income Tax Considerations for U.S. Holders—Redemption of Class A Common Stock—Taxation of Redemption Treated as a Distribution.”

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares of stock outstanding both before and after the redemption. The redemption of a U.S. holder’s Class A Common Stock generally will be treated as a sale of such Class A Common Stock (rather than as a corporate distribution) if the redemption (a) is “substantially disproportionate” with respect to the U.S. holder, (b) results in a “complete termination” of the U.S. holder’s interest in us or (c) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock owned directly by the U.S. holder, but also shares of our stock that are treated as constructively owned by the U.S. holder. In addition to stock actually owned by a U.S. holder, such U.S. holder may also be treated as constructively owning stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock that the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A Common Stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A Common Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (a) all of the shares of our Class A Common Stock actually and constructively owned by the U.S. holder are redeemed or (b) all of the shares of our Class A Common Stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. Finally, the redemption of a U.S. holder’s Class A Common Stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with, and rely solely upon, its own tax advisors as to the tax consequences of electing to have Class A Common Stock redeemed for cash.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution, and the tax effects will be as described under “—Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A Common Stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Gain or Loss on Redemption Treated as a Sale of Class A Common Stock. If the redemption qualifies as a sale of Class A Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash received in such redemption and (b) the U.S. holder’s adjusted tax basis in its Class A Common Stock redeemed. A U.S. holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder that were treated as a return of capital for U.S. federal income tax purposes. Any capital gain or loss recognized with respect to a redemption generally will be long-term capital gain or loss if the U.S. holder held the Class A Common Stock redeemed for more than one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemption Treated as a Distribution. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. holder will generally be treated as receiving a distribution of cash from Spartan. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “—U.S. Federal Income Tax Considerations for U.S. Holders—Redemption of Class A Common Stock—Gain or Loss on Redemption Treated as a Sale of Class A Common Stock” above.

Dividends we pay to a U.S. holder that is a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Common Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

The rules governing the tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of the Class A Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. U.S. holders of our Class A Common Stock considering the exercise of their redemption rights should consult, and rely solely upon, their own tax advisors as to whether the redemption of their Class A Common Stock will be treated as a sale or as a distribution under the Code.

Information Withholding and Backup Withholding

Payments received by a U.S. holder as a result of the exercise of redemption rights may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. holder that (a) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (b) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Considerations for Non-U.S. Holders

This section is addressed to “Non-U.S. holders” of our Class A Common Stock. For purposes of this discussion, a “Non-U.S. holder” is any beneficial owner of our Class A Common Stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Redemption of Class A Common Stock

The characterization of the redemption of a Non-U.S. holder’s Class A Common Stock pursuant to the redemption provisions described in the section entitled “Special Meeting of Spartan Stockholders—Redemption Rights” as a sale or distribution for U.S. federal income tax purposes generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A Common Stock, as described under “U.S. Federal Income Tax Considerations for U.S. Holders” above.

Gain on Redemption Treated as a Sale of Class A Common Stock. If the redemption qualifies as a sale of Class A Common Stock with respect to a Non-U.S. holder, such Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the redemption of its Class A Common Stock unless:

•

the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States); or

•

our Class A Common Stock constitutes a United States real property interest by reason of us being classified as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. holder in the United States.

A Non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. holder whose gain is described in the second bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a rate of 30% or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business. We believe that we currently are not (and have not been during the applicable testing period) a USRPHC for U.S. federal income tax purposes on the date of the redemption.

Taxation of Redemption Treated as a Distribution. If the redemption does not qualify as a sale of Class A Common Stock, a Non-U.S. holder will generally be treated as receiving a distribution of cash from Spartan. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “—U.S. Federal Income Tax Considerations for Non-U.S. Holders—Redemption of Class A Common Stock—Gain on Redemption Treated as a Sale of Class A Common Stock” above.

Subject to the withholding requirements under FATCA (as defined below) and provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, each of which is discussed below, any portion of such distribution treated as dividend made to a Non-U.S. holder on our Class A Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, some or all of any amounts thus withheld may be refundable to the Non-U.S. holder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Dividends paid to a Non-U.S. holder that are effectively connected with a trade or business conducted by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

The rules governing the tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of the Class A Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. As a result, a withholding agent may require a Non-U.S. holder to provide certain information regarding its ownership in order to determine whether the redemption proceeds should be treated as sale proceeds or as a distribution subject to withholding. Non-U.S. holders of our Class A Common Stock considering the exercise of their redemption rights should consult, and rely solely upon, their own tax advisors as to whether the redemption of their Class A Common Stock will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. holder (including constructive dividends received pursuant to a redemption of our Class A Common Stock) must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Any dividends paid to a Non-U.S. holder (including constructive dividends received pursuant to a redemption of our Class A Common Stock) generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds of the sale or other disposition by a Non-U.S. holder of our Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A Common Stock, and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a disposition of our Class A Common Stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (a) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (b) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Class A Common Stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Non-U.S. holders should consult, and rely solely upon, their own tax advisors regarding the possible implications of FATCA to them.

HOLDERS OF OUR CLASS A COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS SHOULD CONSULT, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF SUCH A REDEMPTION, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Regulatory Matters

Neither Spartan nor Fisker is aware of any material regulatory approvals or actions that are required for completion of the business combination other than as required under the HSR Act. The parties have filed a premerger notification under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Litigation Relating to the Business Combination

On August 31, 2020, a putative class action lawsuit was filed in the Supreme Court of the State of New York by a purported Spartan stockholder in connection with the business combination: Bailey v. Spartan Energy Acquisition Corp., et al., Index No. 654150/2020 (Sup. Ct. N.Y. Cnty.). The complaint names Spartan and certain current and former members of the Spartan Board as defendants. The complaint alleges, among other things, breach of fiduciary duty claims against the Spartan Board in connection with the business combination. The complaint also alleges that this proxy statement is misleading and/or omits material information concerning the business combination. The complaint generally seeks, among other things, injunctive relief and an award of attorneys’ fees.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting.

The Business Combination Proposal (and consequently, the Business Combination Agreement and the business combination) will be approved and adopted only if we obtain the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE AUTHORIZED SHARE CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, our stockholders are also being asked to approve and adopt an amendment to the Charter to (a) increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of our Class B Common Stock from 20,000,000 shares to 150,000,000 shares, and (c) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 15,000,000 shares. The full text of the Proposed Second A&R Charter reflecting the proposed amendment pursuant to the Authorized Share Charter Proposal is attached to this proxy statement as Annex B.

Reasons for the Amendments

The Authorized Share Charter Proposal is intended to provide adequate authorized share capital to (a) accommodate the issuance of shares of Class A Common Stock and Class B Common Stock as part of the exchange for outstanding securities of Fisker at Closing (or reservation for issuance in respect of New Fisker options issued in exchange for outstanding pre-merger Fisker Options) pursuant to the Business Combination Agreement, PIPE Financing, 2020 Plan, the ESPP and the future conversion of outstanding warrants into shares of Class A Common Stock and (b) provide flexibility for future issuances of Class A Common Stock, Class B Common Stock and Preferred Stock if determined by the New Fisker Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Vote Required for Approval

The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

The approval of the Authorized Share Charter Proposal requires the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE CHARTER PROPOSAL.

PROPOSAL NO. 3—THE DIRECTOR CLASSIFICATION CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, our stockholders are also being asked to approve an additional amendment to the Charter providing for the reclassification of the Spartan Board. The full text of the Proposed Second A&R Charter reflecting the proposed amendment pursuant to the Director Classification Charter Proposal is attached to this proxy statement as Annex B.

If the Director Classification Charter Proposal is approved, the Spartan Board will be reclassified. Our current Charter provides for three classes of directors, with each class of directors serving until the third annual meeting of stockholders after their election. The Spartan Board believes it is in the best interests of Spartan and its stockholders to change the classifications of members of the Spartan Board such that there are three classes of directors, with Wendy J. Greuel, Roderick K. Randall and Henry S. Ward assigned to Class I, Dr. Geeta Gupta and Nadine I. Watt assigned to Class II and Henrik Fisker and Mark E. Hickson assigned to Class III.

If the Director Classification Charter Proposal is approved, the term of office of the Class I directors shall expire at the first annual meeting of stockholders following the initial classification of the Board of Directors and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Subject to any limitations imposed by applicable law and subject to the special rights of the holders of any series of preferred stock to elect directors, any vacancy occurring in the New Fisker Board for any reason, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the New Fisker Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

Reasons for the Amendment

The Spartan Board believes that the proposed amendment is in the best interest of the post-combination company because it is designed to assure the continuity and stability of the New Fisker Board’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with New Fisker and, therefore, will be familiar with our business and operations. The Spartan Board also believes that this classification will assist the New Fisker Board in protecting the interests of our stockholders in the event of an unsolicited offer for New Fisker by encouraging any potential acquirer to negotiate directly with the New Fisker Board.

Potential Anti-Takeover Effects

This proposal may increase the amount of time required for a takeover bidder to obtain control of New Fisker without the cooperation of the New Fisker Board, even if the takeover bidder were to acquire a majority of the voting power of New Fisker’s outstanding voting stock. Without the ability to obtain immediate control of the New Fisker Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of New Fisker. Thus, this amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, this amendment will make it more difficult for stockholders to change the majority composition of the New Fisker Board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the New Fisker Board, this amendment could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over New Fisker, the Spartan Board believes that by forcing potential bidders to negotiate with the New Fisker Board for a change of control transaction, the New Fisker Board will be better able to maximize stockholder value in any change of control transaction.

The Spartan Board is not aware of any present or threatened third-party plans to gain control of New Fisker, and this proposal is not being recommended in response to any such plan or threat. Rather, the Spartan Board is recommending this proposal as part of its review of New Fisker’s key governance mechanisms in connection with the business combination and to assist in assuring fair and equitable treatment for all of New Fisker’s stockholders in hostile takeover situations. The Spartan Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of New Fisker.

Vote Required for Approval

The Director Classification Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

The approval of the Director Classification Charter Proposal requires the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR CLASSIFICATION CHARTER PROPOSAL.

PROPOSAL NO. 4—THE DUAL CLASS CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, Spartan’s stockholders are also being asked to approve amendments to the Charter to implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share. The full text of the Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Additional Charter Proposal is attached to this proxy statement as Annex B.

Reasons for the Amendment

Because, upon consummation of the Business Combination, Henrik Fisker and Dr. Geeta Gupta will be the sole beneficial owners of shares of Class B common stock, and those shares are generally restricted from transfers, except in limited circumstances, this dual class stock structure provides Henrik Fisker and Dr. Geeta Gupta with the ability to control the outcome of matters requiring stockholder approval. We believe that our success rests on our ability to undertake a long-term view, and the Fiskers’ controlling interest will enhance New Fisker’s ability to focus on long-term value creation and help insulate New Fisker from short-term outside influences. The Fiskers’ voting control also provides New Fisker with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining the Fiskers’ control.

Vote Required for Approval

The Dual Class Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders.

The approval of the Dual Class Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADDITIONAL CHARTER PROPOSAL.

PROPOSAL NO. 5—THE ADDITIONAL CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, Spartan’s stockholders are also being asked to approve amendments to the Charter to (a) eliminate certain provisions relating to an Initial Business Combination that will no longer be applicable to us following the consummation of the business combination, (b) change the post-combination company’s name to “Fisker Inc.” and (c) make such other changes that the Spartan Board deems appropriate for a public operating company. The full text of the Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Additional Charter Proposal is attached to this proxy statement as Annex B.

Reasons for the Amendment

The Spartan Board believes the proposed amendment is appropriate to adequately update the Charter for the post-combination company, because it will eliminate obsolete language that will no longer be applicable following the consummation of the business combination and make such other changes that are more appropriate for a public operating company, including removing the provision in the Charter that provides that (i) we renounce any expectancy that any of our directors or officers will offer any corporate opportunity of which he or she may become aware to us and (ii) the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

Vote Required for Approval

The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

The approval of the Additional Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADDITIONAL CHARTER PROPOSAL.

PROPOSAL NO. 6—THE NYSE PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, Spartan’s stockholders are also being asked to approve (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Fisker options) of 46,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock in the business combination and (b) the issuance and sale of 50,000,000 shares of Class A Common Stock in the PIPE Financing.

Why Spartan Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Section 312.03(c) of the NYSE Listed Company Manual.

Under Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if such securities are not issued in a public offering for cash and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is, or will be upon the issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock. Spartan will issue shares representing 20% or more of the number of outstanding shares of Class A Common Stock and Class B Common Stock of Spartan prior to the issuance, or 20% or more of its voting power prior to the issuance, pursuant to the Business Combination Agreement and the PIPE Financing.

Effect of Proposal on Current Stockholders

If the NYSE Proposal is adopted, up to an aggregate of 96,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock may be issued in connection with the business combination and the PIPE Financing, representing up to 76.7% of the shares of Class A Common Stock and Class B Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of Spartan.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting.

Approval of the NYSE Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the NYSE Proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

PROPOSAL NO. 7—THE 2020 PLAN PROPOSAL

Overview

In this Proposal No. 7, we are asking our stockholders to approve the New Fisker 2020 Equity Incentive Plan, which we refer to herein as the 2020 Plan. A total of 24,097,751 shares of New Fisker Class A Common Stock will initially be reserved for issuance under the 2020 Plan. The Spartan Board approved the 2020 Plan on                 , 2020, subject to stockholder approval at the special meeting. If stockholders approve this proposal, the 2020 Plan will become effective on the consummation of the business combination. If the 2020 Plan is not approved by the stockholders, it will not become effective and no awards will be granted thereunder. The 2020 Plan is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the 2020 Plan, a copy of which is attached hereto as Annex C.

The 2020 Plan is intended to be a continuation of the Fisker 2016 Stock Plan (the “Fisker 2016 Stock Plan”), which will be assumed in the business combination and amended, restated and re-named into the form of the 2020 Plan effective as of the Closing Date. If the 2020 Plan becomes effective, then no additional stock awards will be granted under the Fisker 2016 Stock Plan as in effect immediately prior to the consummation of the business combination, although all outstanding stock awards granted under the Fisker 2016 Stock Plan as in effect immediately prior to the consummation of the business combination will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable plan.

The material terms of the 2020 Plan are summarized below. The key differences between the terms of the 2020 Plan and the terms of the Fisker 2016 Stock Plan are as follows:

•

Subject to capitalization adjustments and the share counting provisions described below, a total of 24,097,751 New Fisker shares will initially be authorized for stock awards granted under the 2020 Plan (which amount is equal to 18,998,512 new shares plus 5,143,005 shares that are available for issuance under the Fisker 2016 Stock Plan) as of June 30, 2020.

•

The 2020 Plan provides for an automatic share reserve increase on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lesser of (i) 3% of the outstanding New Fisker shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the New Fisker Board.

•

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units, performance shares, other stock-based awards and other cash-based awards.

•

Under the 2020 Plan, no outside director may receive awards under the 2020 Plan with a total grant date fair value that, when combined with cash compensation received for service as an outside director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of their initial service as an outside director.

•

The 2020 Plan provides that all stock awards granted thereunder will be subject to recoupment in accordance with any clawback policy that New Fisker is required to adopt pursuant to the listing standards of any national securities exchange or association on which New Fisker securities are listed or as otherwise required by applicable law or imposed by the New Fisker Board.

Reasons to Approve the 2020 Plan

As of September 10, 2020, a total of 1,940,835 shares of Fisker Class A Common Stock remained available for future grants under the Fisker 2016 Stock Plan (5,143,005 on a post-exchange basis). We believe that the current share reserve of the Fisker 2016 Stock Plan is insufficient to meet New Fisker’s future needs with respect to attracting, motivating and retaining key executives and employees and non-employee directors in a competitive market for talent. The share discussion below is presented on a pre-exchange ratio basis, which is assumed to be 2.650 New Fisker shares for every Fisker share.

The table below shows the stock awards that were outstanding under the Fisker 2016 Stock Plan as of June 30, 2020, each of which were granted in the form of stock options. As of June 30, 2020, the closing price of our Class A Common Stock as reported on the NYSE was $10.72 per share.

Equity Grant History

Shares underlying outstanding stock options (#)	Weighted avg. exercise price of per share	Weighted avg. remaining term
6,729,657	$0.57	6.92

The table below shows net annual dilution and other metrics relating to equity grants under the Fisker 2016 Stock Plan for the last three fiscal years.

Metric	2019	2018	2017	Average
Annual Dilution(1)	(0.4)%	(0.3)%	7.6%	2.3%
Annual Burn Rate(2)	0.2%	0.9%	10.7%	3.9%
Year-End Overhang(3)	22.5%	22.7%	22.8%	22.7%

(1)

Calculated by dividing (i) the number of shares underlying awards granted to all recipients during the year, minus award cancellations and forfeitures during the year, by (ii) the number of shares of our capital stock outstanding at year-end.

(2)	Calculated by dividing (i) the number of shares underlying awards granted to all recipients during the year by (ii) the number of shares of our capital stock outstanding at year-end.
(3)

Calculated by dividing the sum of (i) the number of shares underlying outstanding awards and (ii) shares available for future awards, by the number of shares of our capital stock outstanding, in each case at year-end.

Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares of our capital stock outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal No. 7 include embedded assumptions that are highly dependent on the public trading price of our Common Stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding New Fisker’s future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

The 2020 Plan Combines Compensation and Corporate Governance Best Practices

The 2020 Plan includes provisions that are designed to protect stockholders’ interests and reflect corporate governance best practices.

•

No Discounted Stock Options or SARs. All stock options and SARs granted under the 2020 Plan must have an exercise or strike price equal to or greater than the fair market value of New Fisker Class A Common Stock on the date the stock option or SAR is granted, except in connection with certain exchange programs or corporate transactions, as discussed below.

•	No Reload Stock Options or SARs or Tax Gross-ups. The 2020 Plan does not provide for reload stock options or SARs or tax gross-ups in any circumstance.

•

Limit on Non-Employee Director Awards. As described above, no outside director may receive awards under the 2020 Plan with a total grant date fair value that, when combined with cash compensation received for service as an outside director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of their initial service as an outside director.

•

Awards Subject to Clawback. As described above, the 2020 Plan provides that all stock awards granted thereunder will be subject to recoupment in accordance with any clawback policy that New Fisker is required to adopt pursuant to the listing standards of any national securities exchange or association on which New Fisker securities are listed or as otherwise required by applicable law or imposed by the New Fisker Board.

Description of the 2020 Plan

Set forth below is a summary of the material features of the 2020 Plan. The 2020 Plan is set forth in its entirety as Annex C to this proxy statement, and all descriptions of the 2020 Plan contained in this Proposal No. 7 are qualified by reference to Annex C.

Purpose

The 2020 Plan is intended to (i) attract and retain the best available personnel to ensure New Fisker success and accomplish its goals, (ii) incentivize employees, directors and independent contractors of New Fisker with long-term equity-based compensation to align their interests with stockholders’, and (iii) promote the success of New Fisker’s business. The 2020 Plan is a continuation of the Fisker 2016 Stock Plan, which will be assumed from a subsidiary and amended, restated and re-named into the form of the 2020 Plan effective as of the consummation of the business combination.

Types of Stock Awards

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units, performance shares, other stock-based awards and other cash-based awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2020 Plan, the maximum aggregate number of shares that may be issued under the 2020 Plan is 24,097,751 shares of New Fisker Class A Common Stock. The shares may be authorized, but unissued, or reacquired New Fisker Class A Common Stock. Furthermore, subject to adjustments as set forth in the 2020 Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2020 Plan pursuant to Incentive Stock Options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2020 Plan.

The number of shares available for issuance under the 2020 Plan will be automatically increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the lesser of (i) 3% of the outstanding shares of New Fisker capital stock on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the New Fisker Board.

Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as set forth in the 2020 Plan), the unissued shares that were subject thereto shall continue to be available under the 2020 Plan for issuance pursuant to future stock awards. In addition, any shares that New Fisker retains upon exercise of a stock award in order to satisfy the exercise or purchase price for such stock award or any withholding taxes due with respect to such stock award shall be treated as not issued and shall continue to be available under the 2020 Plan for issuance pursuant to future stock awards. Shares issued under the 2020 Plan and later forfeited to us due to the failure to vest or repurchased by New Fisker at the original purchase price paid to it for the shares (including without limitation upon forfeiture to or repurchase by New Fisker in connection with a participant ceasing to be a service provider) shall again be available for future grant under the 2020 Plan. To the extent a stock award under the 2020 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2020 Plan.

Shares Available Following Certain Transactions

Stock awards granted in accordance with applicable stock exchange requirements that are in substitution or exchange for awards previously granted by a company New Fisker or its affiliates acquires or combines with will not reduce (or add to) the shares authorized for issuance under the 2020 Plan or the limitations on grants to outside directors. Also, if a company New Fisker or one of its affiliates acquires, or combines with, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to such plan (as adjusted to take into account the transaction as appropriate) may, subject to compliance with applicable stock exchange requirements, be used for stock awards under the 2020 Plan and shall not reduce (or add to) the shares authorized for issuance under the 2020 Plan; provided that such stock awards shall not be made beyond the latest date awards or grants could have been made under the pre-existing plan and shall only be made to individuals who were not New Fisker or its affiliates’ employees or service providers prior to such acquisition or combination.

Eligibility

Employees, directors and independent contractors of New Fisker or its affiliates are all eligible to participate in the 2020 Plan. Incentive Stock Options may only be granted to employees. As of June 30, 2020, for equity plan purposes, New Fisker had a total of approximately 30 employees, approximately two consultants and four non-employee directors who would be eligible to be granted stock awards from the 2020 Plan.

Administration

The 2020 Plan will be administered by the New Fisker Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). To the extent desirable to qualify transactions under the 2020 Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2020 Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2020 Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value of a share of Class A Common Stock in accordance with the 2020 Plan; (ii) select the service providers to whom stock awards may be granted under the 2020 Plan; (iii) determine the number of shares to be covered by each stock award granted under the 2020 Plan; (iv) approve forms of stock award agreements for use under the 2020 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2020 Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2020 Plan (subject to stockholder approval); (vii) construe and interpret the terms of the 2020 Plan and stock awards granted pursuant to the 2020 Plan; (viii) prescribe, amend and rescind rules and regulations relating to the 2020 Plan; (ix) modify or amend each stock award (subject to the terms of the 2020 Plan); (x) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2020 Plan; (xi) authorize any person to execute on New Fisker’s behalf any instrument required to effect the grant of a stock award previously granted by the Administrator; (xii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xiii) make all other determinations deemed necessary or advisable for administering the 2020 Plan.

To the extent permitted by applicable law, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2020 Plan to one or more of New Fisker’s directors or officers.

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to New Fisker or its subsidiaries’ employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of New Fisker stock or the stock of any of its subsidiaries, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of New Fisker stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, or other transaction, described in Section 424(a) of the Code.

At the time a stock option is granted, the Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause,” as defined in the 2020 Plan, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, or as may be provided in any other written agreement between New Fisker or any affiliate and the participant, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason other than Cause. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Administrator will determine the terms and conditions of each SAR, except that the exercise price for each SAR cannot be less than 100% of the fair market value of the underlying shares of New Fisker Class A Common Stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from New Fisker in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, shares of New Fisker Class A Common Stock or a combination thereof, as determined by the Administrator. SARs are exercisable at the times and on the terms established by the Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of New Fisker Class A Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of New Fisker Class A Common Stock.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Administrator. Please refer to the discussion below under “—Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Performance Units and Performance Shares

Performance units and performance shares are stock awards that will result in a payment to a participant only if the performance goals that the Administrator establishes are satisfied. The Administrator will determine the applicable performance goals. Please refer to the discussion below under “—Performance Goals” for more information. After the applicable performance period has ended, the participant will be entitled to receive a payout of the number of performance units or shares earned during the performance period, depending upon the extent to which the applicable performance objectives have been achieved.

Other Cash-Based Award and Other Stock-Based Award

Other stock-based awards are rights or interests valued in whole or in part by reference to, or otherwise based on, or related to, shares of New Fisker Class A Common Stock, including but not limited to unrestricted shares awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the 2020 Plan, and rights to acquire shares. Other cash-based awards are awards granted pursuant to the 2020 Plan that will be paid in cash on such terms as the Administrator establishes.

Performance Goals

The Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin;

(14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning, in each case measured as determined by the Administrator. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Outside Director Limitations

No non-employee director (“Outside Director”) may receive awards under the 2020 Plan with a total grant date fair value that, when combined with cash compensation received for service as an Outside Director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as an Outside Director. Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence / Transfer Between Locations

The Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence. A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between New Fisker’s locations or between New Fisker and any subsidiary. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such three-month period and the incentive stock option shall thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Administrator deems appropriate.

Recoupment Policy

All stock awards granted under the 2020 Plan will be subject to recoupment in accordance with any clawback policy that New Fisker is required to adopt pursuant to the listing standards of any national securities exchange or association on which New Fisker securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the New Fisker Board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the New Fisker Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with New Fisker.

Corporate Transaction

Except as set forth in a stock award agreement, in the event of (i) a transfer of all or substantially all of New Fisker’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of New Fisker with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of New Fisker’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the Administrator determines, which may include (a) New Fisker’s continuation of such outstanding stock awards (if New Fisker is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the 2020 Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between New Fisker or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2020 Plan

If approved by our stockholders, the 2020 Plan will continue in effect for a term of 10 years measured from the date of approval by the board of directors, unless terminated earlier under the terms of the 2020 Plan. The Administrator may at any time amend, alter, suspend or terminate the 2020 Plan pursuant to the listing standards of any national securities exchange or association on which New Fisker securities are listed or as otherwise required by applicable law.

U.S. Federal Tax Aspects

The following generally summarizes the U.S. federal income tax consequences that will arise with respect to awards under the 2020 Plan, but it is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or foreign laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2020 Plan should consult their own professional tax advisors concerning tax aspects of awards under the 2020 Plan. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For stock options, other than incentive stock options, and SARs the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price—the appreciation value—on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

The Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of the shares on the date of exercise or the amount realized from the sale exceeds the stock option price.

A participant who receives restricted stock will not have taxable income upon grant, but will generally be taxed upon vesting unless the participant elects to be taxed at the time of grant of restricted stock. Absent such election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting.

A participant who receives RSUs, performance units, performance shares, other stock-based awards or other cash-based awards will not have taxable income upon grant of the award; instead the participant will generally be taxed upon vesting. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have New Fisker withhold otherwise deliverable Shares or cash (including, without limitation, withholding cash from the proceeds of a sale of Shares subject to an Award), or delivering to New Fisker already-owned shares, or such other method as may be set forth in an award agreement; provided that, unless the Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. Except as otherwise determined by the Administrator, the fair market value of the shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

New Fisker will be entitled to a tax deduction in connection with a stock award under the 2020 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) places a limit of $1 million on the amount of compensation that New Fisker may deduct as a business expense in any year with respect to certain of New Fisker’s most highly paid executive officers. While the Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of stockholders to maintain flexibility in New Fisker’s approach to executive compensation and to structure a program that New Fisker consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

The 2020 Plan does not provide for set benefits or amounts of awards and we have not approved any stock awards that are conditioned on stockholder approval of the 2020 Plan. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the 2020 Plan are not determinable at this time.

Equity Compensation Plan Information

The following table provides information as of June 30, 2020 with respect to the shares of Fisker Class A Common Stock that may be issued under Fisker’s existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,792,657	(1)	$0.5645	1,932,937
Equity compensation plans not approved by security holders	—		—	—

Total	6,792,657		$0.5645	1,932,937

(1)	Consists of stock options granted under the Fisker 2016 Stock Plan.

Vote Required for Approval

The 2020 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 7 will have no effect, even if approved by our stockholders.

The approval of the 2020 Plan Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2020 Plan Proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2020 PLAN PROPOSAL.

PROPOSAL NO. 8—THE ESPP PROPOSAL

Overview

In this Proposal No. 8, we are asking our stockholders to approve the New Fisker 2020 Employee Stock Purchase Plan, which we refer to herein as the ESPP. A total of 3,213,034 shares of New Fisker Class A Common Stock will initially be reserved for issuance under the ESPP. The Spartan Board approved the ESPP on                 , 2020, subject to stockholder approval at the special meeting. If stockholders approve this proposal, the ESPP will become effective on the consummation of the business combination. If the ESPP is not approved by the stockholders, it will not become effective and no awards will be granted thereunder. The ESPP is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached hereto as Annex D.

Description of the ESPP

Purpose

The ESPP provides a means by which eligible employees and/or eligible service providers of either New Fisker or one of its affiliates may be given an opportunity to purchase shares New Fisker Class A Common Stock. The ESPP will permit New Fisker to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the ESPP, New Fisker will seek to retain and assist New Fisker affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for New Fisker’s success and that of its affiliates. As of June 30, 2020, approximately 30 Fisker employees and approximately two other Fisker service providers are eligible to participate in the ESPP.

The ESPP includes two components: a “423 Component” and a “Non 423 Component.” The 423 Component is intended to qualify as an Employee Stock Purchase Plan pursuant to Section 423 of the Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the New Fisker Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who are not eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

Administration

The New Fisker Board administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. Further, the New Fisker Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase New Fisker Class A Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the ESPP.

The New Fisker Board has the power to delegate administration of the ESPP to a committee composed of not fewer than one member of the New Fisker Board. As used herein with respect to the ESPP, the term “New Fisker Board” refers to any committee the New Fisker Board appoints, and to the New Fisker Board. Whether or not the New Fisker Board has delegated administration of the ESPP to a committee, the New Fisker Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.

Stock Subject to the ESPP

Subject to adjustments as provided in the ESPP, the maximum number of shares of New Fisker Class A Common Stock that may be issued under the ESPP will not exceed 3,213,034 shares of New Fisker Class A Common Stock, plus the number of shares of New Fisker Class A Common Stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2032 fiscal year in an amount equal to one-half percent (0.5%) of the total number of shares of New Fisker Class A Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase, unless the New Fisker Board determines prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of New Fisker Class A Common Stock. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of New Fisker Class A Common Stock not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to purchase shares of Class A Common Stock to all eligible employees and eligible service providers from time to time. Offerings may comprise one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Class A Common Stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of New Fisker Class A Common Stock, subject to certain limitations.

Eligibility

Purchase rights may be granted only to New Fisker employees, employees of qualifying related corporations or, solely with respect to the Non-423 Component, employees of a New Fisker affiliate (other than a qualifying related corporation) or eligible service providers. The New Fisker Board may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least two years of service since the employee’s last hire date (or such lesser period as the New Fisker Board may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the New Fisker Board may determine), (iii) customarily works not more than five months per calendar year (or such lesser period as the New Fisker Board may determine), (iv) is an officer within the meaning of Section 16 of the Exchange Act, (v) is a highly compensated employee within the meaning of the Code, or (vi) has not satisfied such other criteria as the New Fisker Board may determine consistent with Section 423 of the Code. Unless otherwise determined by the New Fisker Board for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than five months per calendar year.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ Employee Stock Purchase Plans, do not permit such eligible employee’s rights to purchase stock to accrue in excess of $25,000 worth of stock in any calendar year.

Participation in the ESPP

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of New Fisker Class A Common Stock purchasable either with a percentage of such employee’s earnings or with a maximum dollar amount, as designated by the New Fisker Board; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the New Fisker Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of shares of New Fisker Class A Common Stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of New Fisker Class A Common Stock on the offering date; or (ii) 85% of the fair market value of the shares of New Fisker Class A Common Stock on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with New Fisker general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner New Fisker directs

Purchase of Stock

The New Fisker Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of New Fisker Class A Common Stock will be purchased in accordance with such offering. In connection with each offering, the New Fisker Board may specify a maximum number of shares of New Fisker Class A Common Stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of New Fisker Class A Common Stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any New Fisker Board action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of New Fisker Class A Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form. New Fisker may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and New Fisker will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Termination of Employment

Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. New Fisker will have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, New Fisker will distribute to such individual all of his or her accumulated but unused contributions without interest.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of New Fisker Class A Common Stock, up to the maximum number of shares of New Fisker Class A Common Stock permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of New Fisker Class A Common Stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the shares of New Fisker Class A Common Stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of New Fisker Class A Common Stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the New Fisker Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the ESPP, (ii) the classes and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the classes and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of New Fisker’s dissolution or liquidation, the New Fisker Board will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The New Fisker Board will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.

Effect of Certain Corporate Transactions

In the event of:

•	a transfer of all or substantially all of New Fisker’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of our New Fisker with or into another corporation, entity or person; or

•

the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of New Fisker’s then outstanding capital stock;

any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or, if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of New Fisker Class A Common Stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The New Fisker Board will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Amendment, Termination or Suspension of the ESPP

The New Fisker Board may amend the ESPP at any time in any respect the New Fisker Board deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of New Fisker Class A Common Stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of New Fisker Class A Common Stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

The New Fisker Board may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

Federal Income Tax Information

The following generally summarizes the U.S. federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of New Fisker Class A Common Stock acquired under the ESPP, but it is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or foreign laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that New Fisker will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below. This summary also assumes that the 423 Component complies with Code Section 423 and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

As described above, the ESPP has a 423 Component and a Non-423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the 423 Component or the Non-423 Component.

423 Component

Rights granted under the 423 Component are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. Under this component, a participant will be taxed on amounts withheld for the purchase of New Fisker Class A Common Stock as if such amounts are actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares:

•

If the stock is disposed of more than two years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (ii) the excess of the fair market value of the stock as of the beginning of the offering over the purchase price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

•

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

Any compensation income that a participant receives upon sale of the New Fisker Class A Common Stock that he or she purchased under the 423 Component is not subject to withholding for income, Medicare or social security taxes. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

Non-423 Component

Rights granted under the Non-423 Component are not intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the New Fisker Class A Common Stock on the day he or she purchases the New Fisker Class A Common Stock, less the purchase price. When a participant sells the New Fisker Class A Common Stock purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the Class A Common Stock on the day he or she purchased the stock. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

Any compensation income that a participant receives upon sale of the Class A Common Stock that he or she purchased under the Non-423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.

Tax Consequences to New Fisker

There are no federal income tax consequences to New Fisker by reason of the grant or exercise of rights under the ESPP. New Fisker is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

Vote Required for Approval

The ESPP Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 8 will have no effect, even if approved by our stockholders.

The approval of the ESPP Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the ESPP Proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP PROPOSAL.

PROPOSAL NO. 9—THE DIRECTOR ELECTION PROPOSAL

Overview

The Spartan Board currently consists of five members. Pursuant to our Charter, the members of the Spartan Board are divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of John M. Stice, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Robert C. Reeves and Jan C. Wilson, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Geoffrey Strong and John J. MacWilliams, will expire at the third annual meeting of stockholders.

In addition, the Proposed Second A&R Charter provides that each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Pursuant to the Business Combination Agreement and the Proposed Second A&R Charter, at Closing, we will expand the size of our board of directors from five directors to seven, and the New Fisker Board will consist of Henrik Fisker, Dr. Geeta Gupta, Wendy J. Greuel, Mark E. Hickson, Roderick K. Randall, Henry S. Ward and Nadine I. Watt. It is currently contemplated that Wendy J. Greuel, Roderick K. Randall and Henry S. Ward will be nominated to serve as Class I directors, Dr. Geeta Gupta and Nadine I. Watt will be nominated to serve as Class II directors and Henrik Fisker and Mark E. Hickson will be nominated to serve as Class III directors.

Information regarding each nominee is set forth in the section entitled “Management After the Business Combination.”

Vote Required for Approval

The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 9 will have no effect, even if approved by our stockholders.

The approval of the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election Proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR ALL NOMINEES” FOR ELECTION TO THE SPARTAN BOARD.

PROPOSAL NO. 10—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Spartan Board to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal. If our stockholders approve the Adjournment Proposal, we may adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders who have voted previously.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Spartan stockholders, the Spartan Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal.

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the special meeting.

The approval of the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the Spartan Board

THE SPARTAN BOARD RECOMMENDS THAT SPARTAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FISKER

The following discussion and analysis provides information that Fisker’s management believes is relevant to an assessment and understanding of Fisker’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Consolidated Financial and Operating Data of Fisker” and the historical audited annual consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and unaudited interim condensed consolidated financial statements as of June 30, 2020 and the six-month periods ended June 30, 2020 and 2019, and the related respective notes thereto, included elsewhere in this proxy statement. The discussion and analysis should also be read together with Fisker’s unaudited pro forma financial information for the year ended December 31, 2019 and the six months ended June 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Fisker’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker” to “Fisker” and “the Company” refer to the business and operations of Fisker Inc. and its consolidated subsidiaries prior to the Business Combination and to New Fisker and its consolidated subsidiaries, following the consummation of the Business Combination.

Overview

Fisker is building a technology-enabled, asset-light automotive business model that it believes will be among the first of its kind and aligned with the future state of the automotive industry. This involves a focus on vehicle development, customer experience, sales and service to change the personal mobility experience through technological innovation, ease of use and flexibility. The Company combines the legendary design and engineering expertise of Henrik Fisker – the visionary behind the iconic BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage, and – to develop high quality electric vehicles with strong emotional appeal by engaging the consumer’s senses through the overall experience of Fisker vehicles. Central to Fisker’s business model is the Fisker Flexible Platform Agnostic Design (“FF-PAD”), a proprietary process that allows the development and design of a vehicle to be adapted to any given electric vehicle (“EV”) platform in the specific segment size. The process focuses on selecting industry leading vehicle specifications and adapting the design to crucial hard points on a third-party supplied EV platform and outsourced manufacturing to reduce development cost and time to market. Fisker believes it is well-positioned through its global premium EV brand, its renowned design capabilities and sustainability focus.

The Fisker Ocean is targeting a large and rapidly expanding “premium with volume” segment (meaning a premium automaker producing more than 100,000 units of a single model such as the BMW 3 Series or Tesla Model 3) of the electric SUV market. Fisker expects to begin production of the Ocean as early as the fourth quarter of 2022 and, through August 6, 2020, the Company has received over 7,300 paid reservations for the Ocean. The Fisker Ocean, a five-passenger vehicle with potentially a 250- to over 300-mile range and state-of-the-art autonomous driving capabilities, will be differentiated in the marketplace by its innovative and timeless design and a re-imagined customer experience delivered through an advanced software-based user interface. The Fisker Ocean is designed for a high degree of sustainability, using recycled rubber, eco-suede interior trim made from recycled polyester, and carpeting from fishing nets and plastic bottles recycled from ocean waste, among many other sustainable features. The optional features for the Ocean, including California Mode (patent pending), a solar photovoltaic roof and augmented reality “Head-up” display, resulted in the Fisker Ocean prototype being the most awarded new automobile at CES 2020 by Time, Newsweek, Business Insider, CNET and others.

Fisker believes its innovative business model, including “E-Mobility-as-a-Service” (“EMaaS”), will revolutionize how consumers view personal transportation and car ownership. Over time, Fisker plans to combine a customer-focused experience with flexible leasing options, affordable monthly payments and no fixed lease terms. Through an innovative platform sharing partnership strategy, Fisker believes that it will be able to significantly reduce the capital intensity typically associated with developing and manufacturing vehicles, while maintaining flexibility and optionality in component sourcing and manufacturing due to Fisker’s FF-PAD proprietary process. Through Fisker’s FF-PAD proprietary process, Fisker will partner with one or more industry-leading original equipment manufacturers (“OEMs”) and/or tier-one automotive suppliers for platform sharing and access to procurement networks, while focusing on key differentiators in innovative design, software and user interface. Fisker envisions a go-to-market strategy with both web- and app-based digital sales, loan financing approvals, leasing, and service management, with limited reliance on traditional brick-and-mortar “sales-and-service” dealer networks. Fisker believes that this customer-focused approach will drive revenue, user satisfaction and higher margins than competitors.

The Business Combination

Fisker entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”) with Spartan Energy Acquisition Corp. (“Spartan”) on July 10, 2020. Pursuant to the Business Combination Agreement, and assuming a favorable vote of Spartan’s stockholders, Spartan Merger Sub Inc. (“Merger Sub”), a newly formed subsidiary of Spartan, will be merged with and into Fisker (the “Business Combination”). Upon consummation of the Business Combination, the separate corporate existence of Merger Sub shall cease, Fisker will survive and become a wholly-owned subsidiary of Spartan (“New Fisker”).

The Business Combination is anticipated to be accounted for as a reverse recapitalization. Fisker will be deemed the accounting predecessor and the combined entity will be the successor SEC registrant, meaning that Fisker’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, Spartan will be treated as the acquired company for financial statement reporting purposes. The most significant change in the successor’s future reported financial position and results are expected to be an estimated net increase in cash (as compared to Fisker’s consolidated balance sheet at June 30, 2020) of between approximately $473 million, assuming maximum shareholder redemptions permitted under the Business Combination Agreement, and $1,043 million, assuming minimum shareholder redemptions, and in each case including $500 million in gross proceeds from the private investment in public equity (“PIPE”) by Spartan and $50 million in gross proceeds from the sale of a Fisker convertible equity security that closed in July 2020. Total transaction costs are estimated at approximately $79 million. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition, immediately prior to the effective time of the Business Combination, Fisker will cause the outstanding principal and accrued but unpaid interest due on its outstanding convertible notes, which amounted to approximately $7.6 million as of June 30, 2020, to be automatically converted into a number of shares of New Fisker’s Class A Common Stock, and such converted convertible notes will no longer be outstanding and will cease to exist. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker—Liquidity and Capital Resources—Debt.”

As a result of the Business Combination, Fisker will become the successor to an SEC-registered and New York Stock Exchange-listed company, which will require Fisker to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Fisker expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit and other professional service fees.

Key Trends, Opportunities and Uncertainties

Fisker is a pre-revenue company and believes that its future performance and success depends to a substantial extent on the ability to capitalize on the following opportunities, which in turn is subject to significant risks and challenges, including those discussed below and in the section of this proxy statement titled “Risk Factors.”

Partnering with Industry-Leading OEMs and/or Tier-One Automotive Suppliers

Fisker is currently in negotiations with several industry-leading OEMs and tier-one automotive suppliers for platform sharing, component sourcing and manufacturing. This allows Fisker to focus on vehicle design, strong brand affiliation and a differentiated customer experience. Fisker intends to leverage one or more EV platforms to accelerate its time to market, reduce vehicle development costs and gain access to an established global supply chain of batteries and other components.

Fisker believes that its business model will reduce the considerable execution risk typically associated with new car companies. Through such platform sharing, component sourcing and manufacturing partnerships, Fisker believes it will be able to accelerate its time to market and reduce vehicle development costs. Fisker intends to meet timing, cost and quality expectations while optimally matching its cost structure with its projected production ramp by leveraging such partnerships and trained workforces. Remaining hardware agnostic allows for selection of partners, components, and manufacturing decisions to be based on both timeline and cost advantages and enables Fisker to focus on delivering truly innovative design features, a superior customer experience, and a leading user interface that leverages sophisticated software and other technology advancements.

Fisker continues to negotiate a potential relationship with several industry-leading OEMs and tier-one automotive suppliers. Fisker has not entered into a definitive agreement for such an arrangement and there is no guarantee that such a definitive agreement will be reached. Fisker intends to enter into agreements covering supply, engineering services (including tooling), and vehicle assembly, among other matters. Further, while Fisker is strongly incentivized to promptly conclude negotiations to meet its commercialization timeline, Fisker does not yet have a binding agreement with any contract manufacturer to commercially manufacture its vehicles. If Fisker is unable to enter into definitive agreements or if Fisker is only able to do so on terms that are unfavorable to it, there is no assurance that commercialization will occur within the anticipated timeframe or at costs consistent with production plans. Extended negotiation of the specific project-related agreements, the sourcing of components or labor at higher than anticipated cost, or any delays in sourcing suppliers of sustainable parts may delay Fisker’s commercialization plans or require it to change the anticipated pricing of its vehicles. Such delays could be caused by a variety of factors, some of which may be out of Fisker’s control. For example, the outbreak of the COVID-19 pandemic has severely restricted international travel, which may make it more difficult for Fisker to conclude agreements with partners outside the United States. See the section entitled “Risk Factors—Risks Related to Fisker—Fisker faces risks related to health epidemics, including the recent COVID-19 pandemic, which could have a material adverse effect on its business and results of operations.” Unanticipated events, delays in negotiations by third parties and any required changes in Fisker’s current business plans could materially and adversely affect its business, margins and cash flows.

Market Trends and Competition

Fisker anticipates robust demand for the Fisker Ocean, based on its award-winning design, its unique sustainability features, the management team’s experience and know-how and, in particular, the growing acceptance of and demand for EVs as a substitute for gasoline-fueled vehicles. According to Bloomberg’s Electric Vehicle Outlook 2020, the global EV fleet is expected to increase at an estimated cumulative annual growth rate of approximately 26%, from less than 20 million vehicles in 2020 to more than 120 million by 2030, driven by worldwide governmental and private initiatives for growth. The EV market is highly competitive and Fisker believes the market will be broken down into three primary consumer segments: the white space segment, the value segment, and the conservative premium segment. See the section entitled “Information About Fisker—Sales – Go to Market Strategy.” Fisker expects to sell approximately 50% of its vehicles within the white space segment, appealing to customers who want to be part of the new EV movement and value sustainability and environmental, social, and governance (“ESG”) initiatives. Fisker believes that it will be well positioned to be the primary alternative to Tesla in this segment with the Ocean priced around the base price of the Model 3 and Model Y. While Fisker will compete with other EV startups, many of them are moving into the higher luxury priced segments due to the lack of volume pricing of components that Fisker expects to obtain through platform sharing partnerships with industry-leading OEMs and/or tier-one automotive suppliers. To expand market share and attract customers from competitors, Fisker must continue to innovate and convert successful research and development efforts into differentiated products, including new EV models.

Fisker is also working to quantify the sustainability advancements and claims that the Fisker brand would produce the most sustainable vehicles in the world, which it believes will be an increasingly important differentiator among a growing subset of consumers. In Fisker’s pursuit of these objectives, it will be in competition with substantially larger and better capitalized vehicle manufacturers. While Fisker believes that the low-capital-intensity platform sharing partnership strategy, together with direct-to-customer commercialization, provides the Company with an advantage relative to traditional and other established auto manufacturers, Fisker’s better capitalized competitors may seek to undercut the pricing or compete directly with Fisker’s designs by replicating their features. In addition, while Fisker believes that its strong management team forms the necessary backbone to execute on its strategy, the Company expects to compete for talent, as Fisker’s future growth will depend on hiring qualified and experienced personnel to operate all aspects of the business as it prepares to launch commercial operations.

Commercialization

Fisker currently anticipates commencing production of the Fisker Ocean in the fourth quarter of 2022, with initial customer deliveries in late 2022 at the earliest. Production commencement is dependent upon Fisker entering into definitive platform sharing agreements with one or more industry-leading OEMs and/or tier-one automotive suppliers. Failure to enter into these agreements timely could result in being unable to begin production in the timeframe anticipated. Through August 6, 2020, Fisker has obtained over 7,300 paid reservations and 31,500 indications of interest through the Flexee app (meaning the Flexee App has been downloaded and the potential purchaser has provided a contact phone number), reflecting the significant public interest in the Fisker Ocean.

Fisker plans to initially market its vehicles through its direct-to-consumer sales model, leveraging its proprietary Flexee app, which will serve as a one-stop-shop for all components of its EMaaS business model. Over time, Fisker plans to develop Fisker Experience Centers in select cities in North America and Europe, which will enable prospective customers to experience Fisker vehicles through test drives and virtual and augmented reality. Fisker also intends to enter, in each launch market, into third-party service partnerships with credible vehicle service organizations with established service facilities, operations and technicians. These companies’ services will be integrated into and booked via the Flexee app in order to create a hassle-free, app-based service experience for Fisker’s customers delivered at home, at work, or with a pick-up and delivery service booked online. For North America, as an example, Fisker has entered into a non-exclusive Memorandum of Understanding with Manheim related to fleet management services. Fisker will continue to seek opportunities to build the service partnership model.

Over time, Fisker aims to transform the EV sales model through the flexible lease model, under which customers will be able to utilize a vehicle on a month-to-month basis at an anticipated cost of $379 per month for the base model, with the ability to terminate the lease or upgrade their vehicle at any time. Development of a fleet of high value, sustainable EVs will allow Fisker to offer these flexible lease options to capture more customers. Fisker intends to require a non-refundable up-front payment of $3,000 under the flexible lease model, which the Company believes will reduce its cash flow risk and incentivize customers to keep their vehicles for a period of time. Assuming an eight-year expected vehicle life, Fisker anticipates that, over time, it will acquire a substantial fleet of used EVs available for sale or further flexible lease by Fisker, which it believes will enhance its ability to maintain its premium brand and pricing.

Fisker believes its digital, direct-to-consumer sales model reflects today’s changing consumer preferences and is less capital intensive and expensive than the traditional automotive sales models. Fisker’s commercialization strategy is, however, relatively novel for the car industry, which has historically relied on extensive advertising and marketing, as well as relationships with physical car dealership networks. Should Fisker’s assumptions about the commercialization of its vehicles prove overly optimistic or if the Company is unable to develop, obtain or maintain the direct-to-consumer marketing or service technology upon which its prospective customer base would rely, Fisker may incur delays to its ability to commercialize the Fisker Ocean. This may also lead Fisker to make changes in its commercialization plans, which could result in unanticipated marketing delays or cost overruns, which could in turn adversely impact margins and cash flows or require Fisker to change its pricing. Further, to the extent that Fisker doesn’t generate the margins it expects upon commercialization of the Fisker Ocean, Fisker may be required to raise additional debt or equity capital, which may not be available or may only be available on terms that are onerous to Fisker and its stockholders.

Regulatory Landscape

Fisker operates in an industry that is subject to and benefits from environmental regulations, which have generally become more stringent over time, particularly across developed markets. Regulations in Fisker’s target markets include economic incentives to purchasers of EVs, tax credits for EV manufacturers, and economic penalties that may apply to a car manufacturer based on its fleet-wide emissions ratings. See the section entitled “Information about Fisker—Government Regulation and Credits.” For example, a federal tax credit of $7,500 may be available to U.S. purchasers of Fisker vehicles, which would bring the effective estimated purchase price of the base Fisker Ocean model to approximately $30,000. Further, the registration and sale of Zero Emission Vehicles (“ZEVs”) in California will earn Fisker ZEV credits, which it may be able to sell to other OEMs or tier-one automotive suppliers seeking to access the state’s market. Several other U.S. states have adopted similar standards. In the European Union, where European car manufacturers are penalized for excessive fleet-wide emissions on the one hand and incentivized to produce low emission vehicles on the other, Fisker believes it will have the opportunity to monetize the ZEV technology through fleet emissions pooling arrangements with car manufacturers that may not otherwise meet their CO2 emissions targets. While Fisker expects environmental regulations to provide a tailwind to its growth, it is possible for certain regulations to result in margin pressures. For example, regulations that effectively impose EV production quotas on auto manufacturers may lead to an oversupply of EVs, which in turn could promote price decreases. As a pure play EV company, Fisker’s margins could be particularly and adversely impacted by such regulatory developments. Trade restrictions and tariffs, while historically minimal between the European Union and the United States where most of Fisker’s production and sales are expected, are subject to unknown and unpredictable change that could impact Fisker’s ability to meet projected sales or margins.

Basis of Presentation

Fisker currently conducts its business through one operating segment. As a pre-revenue company with no commercial operations, Fisker’s activities to date have been limited and were conducted primarily in the United States and its historical results are reported under U.S. GAAP and in U.S. dollars. Upon commencement of commercial operations, Fisker expects to expand its global operations substantially, including in the USA and the European Union, and as a result Fisker expects its future results to be sensitive to foreign currency transaction and translation risks and other financial risks that are not reflected in its historical financial statements. As a result, Fisker expects that the financial results it reports for periods after it begins commercial operations will not be comparable to the financial results included in this proxy statement.

Components of Results of Operations

Fisker is an early stage company and its historical results may not be indicative of its future results for reasons that may be difficult to anticipate. Accordingly, the drivers of Fisker’s future financial results, as well as the components of such results, may not be comparable to Fisker’s historical or projected results of operations.

Revenues

Fisker has not begun commercial operations and currently does not generate any revenue. Once Fisker commences production and commercialization of its vehicles, it expects that the significant majority of its revenue will be initially derived from direct sales of Fisker Ocean SUVs and, subsequently, from flexible leases of its vehicles.

Cost of Goods Sold

To date, Fisker has not recorded cost of goods sold, as it has not recorded commercial revenue. Once Fisker commences the commercial production and sale of its vehicles, it expects cost of goods sold to include mainly vehicle components and parts, including batteries, direct labor costs, amortized tooling costs, and reserves for estimated warranty expenses.

General and Administrative Expense

General and administrative expenses consist mainly of personnel-related expenses for Fisker’s executive and other administrative functions and expenses for outside professional services, including legal, accounting and other advisory services.

Fisker is rapidly expanding its personnel headcount, in anticipation of ramping up for commercial operations and becoming a public company upon the consummation of the Business Combination. Accordingly, in addition to the non-recurring transaction costs discussed above, Fisker expects its general and administrative expenses to increase significantly in the near term and for the foreseeable future. Upon commencement of commercial operations, Fisker also expects general and administrative expenses to include facilities, marketing and advertising costs.

Research and Development Expense

To date, Fisker’s research and development expenses have consisted primarily of external engineering services in connection with the design of the Fisker Ocean model and development of the first prototype. As Fisker ramps up for commercial operations, it anticipates that research and development expenses will increase for the foreseeable future as the Company expands its hiring of engineers and designers and continues to invest in new vehicle model design and development of technology.

Income Tax Expense / Benefit

Fisker’s income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. Fisker maintains a valuation allowance against the full value of its U.S. and state net deferred tax assets because Fisker believes the recoverability of the tax assets is not more likely than not.

Results of Operations

Comparison of the Six Months Ended June 30, 2020 to the Six Months Ended June 30, 2019

The following table sets forth Fisker’s historical operating results for the periods indicated:

	Six Months Ended June 30,
	2020	2019	$ Change	% Change
	(dollar amounts in thousands)
Operating costs and expenses:
General and administrative	$1,535	$2,017	$(482)	(23.9)%
Research and development	560	1,908	(1,348)	(70.6)%

Total operating costs and expenses	2,095	3,925	(1,830)	(46.6)%

Loss from operations	(2,095)	(3,925)	1,830	(46.6)%
Other income (expense):
Other income	8	—	8	n.m.
Interest income	5	6	(1)	n.m.
Interest expense	(562)	(1)	(561)	n.m.
Change in fair value of embedded derivatives	(260)	—	(260)	n.m.
Foreign currency loss	(37)	(7)	(30)	n.m.

Total other income (expense)	(846)	(2)	(844)	n.m.

Net loss	$(2,941)	$(3,927)	$986	(25.1)%

n.m. = not meaningful.

General and Administrative

General and administrative expenses decreased by $0.5 million or 23.9% from $2.0 million in the first six months of 2019 to $1.5 million in the first six months of 2020, primarily due to a one-time charge of $0.8 million for a legal settlement in the first quarter of 2019, insurance reimbursement of $0.2 million for legal expense received in the first quarter of 2020, and a $0.3 million increase in transaction expenses in the second quarter of 2020.

Research and Development

Research and development expenses decreased by $1.3 million or 70.6% from $1.9 million through the first six months of 2019 to $0.6 million through the first six months of 2020. The decrease primarily reflected the successful completion of the Fisker Ocean prototype vehicle in late 2019, which resulted in a decrease in R&D headcount and a $0.4 million decrease in compensation and benefits allocated to R&D and a $0.9 million decrease in external engineering consulting costs.

Other Income

Other income increased by a nominal amount in the first six months of 2020 from nil in the first six months of 2019.

Interest Income

Interest income decreased a nominal amount from the first six months of 2019 to the first six months of 2020.

Interest Expense

Interest expense was $0.6 million through the first half of 2020 and nominal in first half of 2019, reflecting the issuance of convertible bridge notes, starting in the second half of 2019 through the first half of 2020.

Change in Fair Value of Embedded Derivatives

The change in fair value of embedded derivatives amounted to $0.3 million in the first six months of 2020 compared to nil in the same six-month period of 2019, reflecting the change in value of the embedded derivative relating to Fisker’s convertible bridge notes.

Foreign Currency Loss

Fisker recorded a nominal foreign currency loss in both the first six months of 2020 and the first six months of 2019. There was a nominal increase in that recorded loss period over period.

Net Loss

Net loss was $2.9 million in the first six months of 2020, a decrease of $1.0 million or 25.1% from $3.9 million in the first six months of 2019, for the reasons discussed above.

Comparison of the Fiscal Year Ended December 31, 2019 to the Fiscal Year Ended December 31, 2018

The following table sets forth Fisker’s historical operating results for the periods indicated:

	Years Ended December 31,
	2019	2018	$ Change	% Change
	(dollar amounts in thousands)
Operating costs and expenses:
General and administrative	$3,626	$1,476	$2,150	145.7%
Research and development	6,962	1,939	5,023	259.1%

Total operating costs and expenses	10,588	3,415	7,173	210.0%

Loss from operations	(10,588)	(3,415)	(7,173)	210.0%
Other income (expense):
Other income (expense)	1	(21)	22	n.m.
Interest income	9	7	2	28.6%
Interest expense	(178)	(2)	(176)	n.m.
Change in fair value of embedded derivatives	(80)	—	(80)	n.m.
Foreign currency loss	(42)	(1)	(41)	n.m.

Total other expense	(290)	(17)	(273)	n.m.

Net loss	(10,878)	(3,432)	(7,446)	217.0%

Deemed dividend attributable to preferred stock	—	(1,222)	1,222	100.0%

Net loss attributable to common shareholders	$(10,878)	$(4,654)	$(6,224)	133.7%

n.m. = not meaningful.

General and Administrative

General and administrative expenses increased by $2.1 million or 145.7% from $1.5 million in 2018 to $3.6 million in the 2019, reflecting an increase in legal expenses of approximately $1.7 million due to general professional legal services and litigation expense and a one-time charge of $0.8 million for the settlement of a legal matter in the 2019 period.

Research and Development

Research and development expenses increased by approximately $5.0 million or 259.1% from $1.9 million in 2018 to $7.0 million in 2019, reflecting mainly a ramp-up in external engineering consulting in connection with the Fisker Ocean prototype design of approximately $4.4 million and an increase of internal research and development personal costs of approximately $0.6 million.

Other Income (Expense)

Other income (expense) increased from a nominal expense position in 2018 to a nominal income position in 2019.

Interest Income

Interest income increased a nominal amount from fiscal year 2018 to fiscal year 2019.

Interest Expense

Interest expense increased from nearly nil in 2018 to $0.2 million in 2019, reflecting the issuance of convertible bridge notes, as discussed above.

Change in Fair Value of Embedded Derivatives

The change in fair value of embedded derivatives was $0.1 million in 2019 (compared to nil in 2018), reflecting the change in value of the embedded derivative relating to Fisker’s convertible bridge notes.

Foreign Currency Loss

Foreign currency loss increased a nominal amount from fiscal year 2018 to fiscal year 2019.

Net Loss

Net loss was $10.9 million in 2019, an increase of $7.5 million from $3.4 million in 2018, for the reasons discussed above.

In 2018, Fisker also recorded a deemed dividend attributable to preferred stock in the amount of $1.2 million, resulting in net loss attributable to common shareholders of $4.7 million in that year. Fisker did not have a comparable impact in 2019.

Liquidity and Capital Resources

As of the date of this proxy statement, Fisker has yet to generate any revenue from its business operations. To date, Fisker has funded its capital expenditure and working capital requirements through equity and debt capital, as further discussed below. Fisker’s ability to successfully commence commercial operations and expand its business will depend on many factors, including its working capital needs, the availability of equity or debt financing and, over time, its ability to generate cash flows from operations.

As of June 30, 2020, Fisker’s cash and cash equivalents amounted to $3.6 million and its long-term debt amounted to $7.6 million. On a pro forma basis, assuming the shareholder approval and consummation of the Business Combination, Fisker’s cash and cash equivalents would have amounted to between approximately $477 million and $1,046 million at June 30, 2020, depending on the extent of redemptions by Spartan stockholders.

Fisker expects its capital expenditures and working capital requirements to increase substantially in the near future, as it seeks to produce the Fisker Ocean EV model, develop its customer support and marketing infrastructure and expand its research and development efforts. Fisker believes that its cash on hand following the consummation of the Business Combination, including the net proceeds from Spartan’s cash in trust (assuming de minimis redemptions by Spartan’s stockholders), and the PIPE will be sufficient to meet its working capital and capital expenditure requirements for a period of at least twelve months from the date of this proxy statement and sufficient to fund its operations until it commences production of the Fisker Ocean, assuming Fisker is able to do so as currently contemplated. Fisker may, however, need additional cash resources due to changed business conditions or other developments, including unanticipated delays in negotiations with OEMs and tier-one automotive suppliers or other suppliers, supply chain challenges, disruptions due to COVID-19, competitive pressures, and regulatory developments, among other developments. To the extent that Fisker’s current resources are insufficient to satisfy its cash requirements, Fisker may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than Fisker expects, Fisker may be forced to decrease its level of investment in product development or scale back its operations, which could have an adverse impact on its business and financial prospects. See Note 1 to the audited consolidated financial statements included elsewhere in this proxy statement.

Going Concern

As of June 30, 2020, the Company evaluated whether there were any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months. Since inception, the Company has incurred significant losses of approximately $20.8 million. The Company expects to continue to incur significant operating losses for the foreseeable future. The Company has historically funded its operations primarily through the sale of convertible debt and equity securities. Prior to the transaction, the Company determined that in order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt, equity or both. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. As a result, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued. In addition, Fisker’s independent registered public accounting firm’s report on its audited financial statements included elsewhere in this proxy statement contains an explanatory paragraph that expresses substantial doubt about Fisker’s ability to continue as a “going concern.”

Debt

In addition to the $7.4 million of principal in convertible bridge notes outstanding on June 30, 2020, Fisker has subsequently issued to investors additional convertible bridge notes in an aggregate principal amount of $2.6 million. The convertible bridge notes are due July 29, 2021, with simple interest rate of 5% per annum. In June 2020, Fisker amended the terms of its convertible bridge notes to provide that a transaction with a Special Purpose Acquisition Corporation (“SPAC”), which includes the Business Combination, prior to repayment or conversion in full of the notes, would result, immediately prior to such SPAC transaction, in the automatic conversion of the outstanding principal and any accrued but unpaid interest under the convertible bridge notes into shares of Fisker’s Class A Common Stock (or, at the election of the Company, directly into proceeds paid to the holders of Fisker’s Class A Common Stock in connection with such SPAC transaction) at a price per share that is 75% of the price per share of Fisker’s Class A Common Stock paid in such SPAC transaction.

Cash Flows

The following table provides a summary of Fisker’s cash flow data for the periods indicated:

	Six Months Ended June 30,		Years Ended December 31,
	2020	2019	2019	2018
	(dollar amounts in thousands)
Net cash used in operating activities	$(1,139)	$(2,577)	$(7,260)	$(3,417)
Net cash used in investing activities	—	(14)	(14)	(48)
Net cash provided by financing activities	2,906	4	3,586	7,614

Cash Flows used in Operating Activities

Fisker’s cash flows used in operating activities to date have been primarily comprised of costs related to research and development, payroll and other general and administrative activities. As Fisker continues to ramp up hiring ahead of starting commercial operations, Fisker expects its cash used in operating activities to increase significantly before it starts to generate any material cash flows from its business.

Net cash used in operating activities was $1.1 million in the six months ended June 30, 2020, down from $2.6 million net cash used in the six months ended June 30, 2019.

Net cash used in operating activities was $7.3 million in 2019, up from $3.4 million in 2018.

Cash Flows used in Investing Activities

Fisker’s cash flows from investing activities, to date, have been comprised mainly of purchases of property and equipment and have not been material. Fisker expects these costs to increase substantially in the near future as it ramps up activity ahead of commencing commercial operations.

Fisker had no investing cash flow activity in the six months ended June 30, 2020 compared to a negligible amount of cash used in the six months ended June 30, 2019. Net cash used in investing activities were also negligible for the years ended 2019 and 2018.

Cash Flows from Financing Activities

Through June 30, 2020, Fisker has financed its operations primarily through the sale of equity securities and, to a lesser extent, convertible notes. In July 2020, Fisker raised $50 million in proceeds from the sale of convertible equity securities.

Net cash from financing activities was $2.9 million in the first six months of 2020 and negligible in the comparable period of 2019. Net cash from financing activities was $3.6 million in 2019, reflecting mainly proceeds from the issuance of convertible notes. Net cash from financing activities was $7.6 million in 2018, mainly reflecting net proceeds from the issuance of equity securities.

Contractual Obligations and Commitments

The following table summarizes Fisker’s contractual obligations and other commitments for cash expenditures as of June 30, 2020, and the years in which these obligations are due:

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 years
	(Dollar amounts in thousands)
Contractual Obligations:
Convertible bridge notes(1)	$7,419	$—	$7,419	$—	$—

Total	$7,419	$—	$7,419	$—	$—

(1)	Amounts do not include interest, which accrues at a simple interest rate of 5% per annum, payable upon demand following maturity or at the time of conversion, whichever is earlier.

Fisker currently leases its headquarters space in the Los Angeles area under a single lease classified as an operating lease expiring on December 31, 2020. The Company has not executed any binding agreement for leases beyond December 31, 2020. Fisker expects to enter into a new lease arrangement prior to the expiration of its existing lease.

Off-Balance Sheet Arrangements

Fisker is not a party to any off-balance sheet arrangements, as defined under SEC rules.

Critical Accounting Policies and Estimates

Fisker’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In the preparation of these financial statements, Fisker is required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Fisker considers an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the consolidated financial statements.

Fisker’s significant accounting policies are described in Note 2 to its audited consolidated financial statements included elsewhere in this proxy statement. Because Fisker is a pre-revenue company without commercial operations, management believes it does not currently have any critical accounting policies or estimates. Management believes that the accounting policies most likely to become critical in the near future are those described below.

Stock-Based Compensation and Common Stock Valuation

Fisker recognizes the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. Fisker reverses previously recognized costs for unvested options in the period that forfeitures occur. Fisker determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•	Expected Term—Fisker uses the simplified method when calculating the expected term due to insufficient historical exercise data.

•	Expected Volatility—As Fisker’s shares are not actively traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

•	Expected Dividend Yield—The dividend rate used is zero as Fisker has never paid any cash dividends on common stock and does not anticipate doing so in the foreseeable future.

•	Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

Common Stock Valuations

The grant date fair value of Fisker common stock will typically be determined by Fisker’s board of directors with the assistance of management and a third-party valuation specialist. While Fisker has not yet determined our valuation approach for future grants, given its pre-revenue stage of development, management believes that an Option Pricing Model (“OPM”) may be the most appropriate method for allocating enterprise value to determine the estimated fair value of Fisker common stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding Fisker’s expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Once Fisker’s stock is publicly traded, the board of directors intends to determine the fair value of New Fisker common stock based on the closing market price on or around the date of grant.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

Spartan is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Fisker expects to remain an emerging growth company at least through the end of the 2020 fiscal year and Fisker expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Fisker’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

See Note 2 to the audited consolidated financial statements included elsewhere in this proxy statement for more information about recent accounting pronouncements, the timing of their adoption, and Fisker’s assessment, to the extent it has made one, of their potential impact on Fisker’s financial condition and its results of operations and cash flows.

Quantitative and Qualitative Disclosures About Market Risk

Fisker has not, to date, been exposed to material market risks given its early stage of operations. Upon commencing commercial operations, Fisker expects to be exposed to foreign currency translation and transaction risks and potentially other market risks, including those related to interest rates or valuation of financial instruments, among others.

Foreign Currency Risk

Fisker’s functional currency is the U.S. dollar, while certain of Fisker’s current and future subsidiaries are expected to have functional currencies in Euro and British pound sterling, reflecting their principal operating markets. Once Fisker commences commercial operations, it expects to be exposed to both currency transaction and translation risk. For example, Fisker expects its contracts with OEMs and/or tier-one automotive suppliers to be transacted in Euro or other foreign currencies. In addition, Fisker expects that certain of its subsidiaries will have functional currencies other than the U.S. dollar, meaning that such subsidiaries’ results of operations will be periodically translated into U.S. dollars in Fisker’s consolidated financial statements, which may result in revenue and earnings volatility from period to period in response to exchange rates fluctuations. To date, Fisker has not had material exposure to foreign currency fluctuations and has not hedged such exposure, although it may do so in the future.

INFORMATION ABOUT FISKER

Fisker Vision

A clean future for all.

Fisker Mission

Create the world’s most emotional and sustainable vehicles.

Overview

Fisker is building a technology-enabled, asset-light automotive business model that it believes will be among the first of its kind and aligned with the future state of the automotive industry. This involves a focus on vehicle development, customer experience, sales and service to change the personal mobility experience through technological innovation, ease of use and flexibility. Fisker combines the legendary design and engineering expertise of Henrik Fisker – the visionary behind the iconic BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage, and – to develop high quality electric vehicles with strong emotional appeal by engaging the consumer’s senses through the overall experience of Fisker vehicles. Central to Fisker’s business model is the Fisker Flexible Platform Agnostic Design (“FF-PAD”), a proprietary process that allows the development and design of a vehicle to be adapted to any given EV platform in the specific segment size. The process focuses on selecting industry leading vehicle specifications and adapting the design to crucial hard points on a third-party supplied EV platform and outsourced manufacturing to reduce development cost and time to market.

Fisker believes it is well positioned through its global premium EV brand, its renowned design capabilities and sustainability focus. Fisker’s first EV, the Fisker Ocean, is an award-winning, affordable, all-electric SUV with premium styling and features that Fisker expects to begin producing in the fourth quarter of 2022. Through August 6, 2020, Fisker has received over 7,300 paid reservations.

Fisker believes over the next 10 years the automotive industry will experience a substantial evolution. In addition to continued electrification and support for environmental, social and governance (“ESG”) initiatives, Fisker believes there will be an acceleration of platform and supply chain sharing. This, Fisker believes, will considerably reduce direct investment costs in automobile hardware, such as steel-stamped platforms, crash structures, and other components that are not readily visible to customers, but that are essential to create an automobile. Fisker expects that software and visual exterior/interior design and user interface (“UI”) graphics will be the primary differentiators of EVs for customers. Finally, Fisker anticipates that customers will demand less restrictive leases and easier ways of accessing mobility, and Fisker’s offering of new mobility choices, along with great design and a hassle-free experience, will enable Fisker to gain a leading-market position.

The Fisker Ocean is targeting a large and rapidly expanding “premium with volume” segment (meaning a premium automaker producing more than 100,000 units of a single model such as the BMW 3 Series or Tesla Model 3) of the electric SUV market. The Fisker Ocean, a five-passenger vehicle with potentially a 250- to over 300-mile range and state-of-the-art autonomous driving capabilities, will stand out due to Fisker’s innovative and timeless design and a re-imagined customer experience delivered through an advanced software-based UI. Fisker has designed the Ocean for a high degree of sustainability, using recycled rubber, eco-suede interior trim made from recycled polyester, and carpeting from fishing nets and bottles recycled from ocean waste, among many other sustainable features. The Fisker Ocean was recognized among the best new automobiles at CES 2020 by Time, Newsweek, Business Insider, CNET and others. Fisker expects to price the Fisker Ocean starting at $37,499 for customers who want to purchase the vehicle, or a flexible lease model (instead of a traditional fixed-term lease) starting at $379 per month, which Fisker believes will position the Fisker Ocean as a highly competitive and affordable all-electric SUV, with premium styling and features.

Fisker’s goal is to revolutionize how customers view personal transportation and car ownership. Fisker plans to employ an innovative “E-Mobility-as-a-Service” (“EMaaS”) business model that combines a customer-focused experience with flexible leasing options with affordable monthly payments and no fixed term. Fisker envisions a go-to-market strategy with both web- and app-based digital sales, loan financing approvals, leasing, and service management tools with limited reliance on traditional brick-and-mortar “sales-and-service” dealer networks. Prospective customers would be able to “touch and feel” the vehicles at immersive Fisker Experience Centers, which Fisker anticipates will initially be located in key strategic locations across the United States and Europe. These centers will utilize dynamic augmented and virtual reality for customers to experience the vehicles, their technology, and sustainability features. Virtual factory tours, group test drives and in-store vehicle visualization, will be offered to prospective customers at Fisker Experience Centers, along with specification and offering for customers choosing not to use the web- or app- based sales. Fisker believes that this customer-focused approach will drive user engagement in Fisker’s products, brand and technology, and result in positive customer experiences. Such customer satisfaction, Fisker believes, should result in brand loyalty with potentially sustainable revenues.

Through Fisker’s FF-PAD proprietary process, Fisker intends to significantly reduce the capital intensity and investments typically associated with a new car manufacturing business and accelerate its path to production in several ways, including:

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Launching with a highly respected brand name in the automotive and EV categories. The Fisker name is a recognized part of automotive industry history and has established premium EV brand value in the global EV marketplace. Henrik Fisker, Fisker’s co-founder, Chairman and Chief Executive Officer, is a pioneer in the EV industry, having launched the world’s first luxury plug-in hybrid EV, and has a track record of successful designs as the former Chief Executive Officer and President of BMW Designworks USA and the former Design Director for Aston Martin. Fisker enters the market with an established brand name that is associated with automotive innovation and superior design.

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Using an existing EV Platform. Fisker is currently in negotiations with a number of industry-leading OEMs and tier-one automotive suppliers for platform sharing, component sourcing and manufacturing (see the section entitled “—Strategic Collaborations” for more information). Fisker intends to leverage one or more EV platforms to accelerate its time to market, reduce vehicle development costs, and gain access to an established global supply chain that includes a multi-source battery supply consortium. Fisker’s proprietary FF-PAD process is hardware agnostic.

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Using an existing manufacturing facility. With an estimated 20% automotive manufacturing overcapacity in the world, Fisker intends to leverage existing modern manufacturing facilities and trained workforce, which positions Fisker well to meet timing, cost, and quality expectations while optimally matching Fisker’s cost structure with its projected production ramp. Partnering with one or more industry-leading OEMs on manufacturing is intended to position Fisker to meet its projected production and delivery targets.

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Developing a digitally-driven, hassle-free sales and service experience. Fisker believes that Fisker’s digital, direct-to-customer sales model reflects today’s changing customer preferences and is superior to “traditional” capital intensive and expensive automotive sales models. Fisker’s proprietary Flexee App will enable vehicle configuration, seamless digital sales and vehicle delivery. Fisker also intends to enter into a service partnership with third parties such as Pivet and Manheim, which are affiliates of Cox Automotive, to create a hassle-free, app-based service experience for its customers.

Market Opportunity

Sustainable vehicles are the future of transportation

In the last few years, Fisker has observed a significant transformation in the motor vehicle landscape. Electric cars, which were once only a fringe element in a market dominated by major global automakers, are quickly becoming mainstream. Along with Tesla, which has been public since 2010, the major automakers are all transitioning towards electric models. Joining them, Fisker and several other start-ups are developing EV offerings.

In Fisker’s view, this trend is driven by several factors. A rising environmental consciousness is encouraging customers to weigh their emission footprint. As a zero-emission alternative to traditional internal combustion engine (“ICE”) options, an EV that can match or exceed an ICE in performance is a natural choice. Assisting with that choice, local and national governments are offering various forms of rebates and credits for the purchase of an EV and have otherwise begun to support the rise of e-mobility by accelerating the push for zero emission vehicles due to increased awareness of the impacts of global warming. As EV sales grow, parts volume grows in tandem, allowing automakers to purchase parts at a lower cost and further accelerating the switch to electric. Lastly, the continuing improvement in battery technology, continuing build-out of electric charging infrastructure, and the growing comfort with EV range capabilities are easing “range anxiety” and facilitating adoption.

Source: Derived from data in Bloomberg Electric Vehicle Outlook 2020

But there is more to sustainability than just electrification. The Fisker Ocean will be built primarily from sustainable materials. By seeking to use excess existing manufacturing capacity, Fisker will not be contributing to the development of any additional industrial manufacturing construction. Fisker is committed to sustainability on all fronts, and it believes that commitment is in line with today’s market.

Sustainability is not the only major trend from which Fisker is intending to benefit. Fisker believes a more subtle transition is underway. For 100 years, the automobile industry has been hardware-based. Customers were fixated on the physical attributes and performance specifications of vehicles. Today, that is changing. While EV technology is such that the raw performance capabilities are largely on par with or better than ICE counterparts, customers are increasingly focused on software. The software interface and user experience are critical. That understanding inspired us to set out to be the first “digital” car company, leading the way to a more software-based future.

Few automotive manufacturers have established brand names in the EV space in order to fully benefit from the resulting changes to the automotive industry. The Fisker name is well recognized in the automotive world – the design credentials of our brand are undisputed, and the focus on building the most sustainable, fully electric vehicles aligns Fisker with changing consumer behavior and expectations for increased environmental consciousness.

The rise of the SUV

When designing its first offering, the Fisker team elected to develop an SUV. Fisker chose an SUV because it recognized another major trend in auto sales – the rise of the SUV.

For various reasons, today’s customers increasingly prefer SUVs to traditional sedans or crossovers. According to JATO, 2018 SUV sales globally, in the U.S. and E.U. were 29.8 million, 7.8 million and 5.4 million vehicles, respectively, meaning that Fisker would require less than 1% market share in each market to achieve its near-term plan (see the section entitled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination—Unaudited Prospective Financial Information”). With the Tesla Model Y, the Audi E-Tron, the Mercedes EQC and the Volvo XC40 Recharge on the market or expected in 2020, the EV SUV market continues to accelerate. According to Research Nester, the global SUV market is forecasted to be 53.2 million SUVs in 2027.

Source: Derived from data in DOC, OICA and GoodCarBadCar

Fisker Flexible Platform Adaptive Design (FF-PAD)

Fisker intends to establish a platform sharing partnership with one or more industry-leading OEMs and/or tier-one automotive suppliers. Such a platform will form the basis of the Fisker Ocean and potentially additional Fisker models. Engaging in collaboration and partnership arrangements is intended to enable Fisker to share investments made by industry-leading OEMs and tier-one automotive suppliers, allowing Fisker to focus on creating value beyond basic engineering and customer expectations. Fisker believes this platform-sharing arrangement will reduce delivery risk by eliminating factors such as development of new and untested manufacturing processes and creation of new supply chains.

The critical elements of the platform (also referred to as a “skateboard”) Fisker plans to adopt would include, for example, the sheet metal structure for the floor plan of the vehicle, the electrical powertrain, the suspension, steering and braking systems, airbags, seatbelts, and other architectural elements such as seat frames and HVAC. The implicit functionality provided by the platform/skateboard reduces the task of satisfying all of the requirements associated with high- and low-speed crashworthiness, side impacts and roof crush, occupant injury, and pedestrian safety, among others, to one of system tuning. Similarly, durability, noise, vibration, and harshness performance become optimizing exercises where Fisker takes an already highly developed product and improves in those areas that are important to its customers.

Fundamentally, the platforming sharing approach is intended to allow Fisker to mitigate risk in the research and development and delivery phases of the program so that Fisker can focus on creating additional value for its customers without distracting its resources on reinventing proven engineering.

By managing the degree of change in each functional and business area, Fisker intends to manage the overall program total risk, which greatly reduces cost and time to market while simultaneously ensuring high product quality. These advantages are intended to manifest themselves (i) to Fisker’s customers as reduced cost of ownership and high levels of ownership satisfaction, and (ii) to Fisker’s investors as reduced cost and time to market.

Alongside the FF-PAD, Fisker will focus its design and engineering process to improve the flow of information from customer demands, to design and engineering:

•	Sales and marketing: identify target customer and the customer’s demands for vehicles

•	Vehicle engineering: translate customer demand into a full technical specification of the vehicle, describing every attribute in quantifiable terms (SI units or Vehicle Evaluation Rating)

•	Design: deliver the visual aesthetic with a unique emotional attraction

•	Engineering: translate the technical and aesthetic specifications into engineered components and subsystems to deliver a fully optimized, compatible final product

The fulcrum of this process is the Vehicle Architecture (“VA”) team. The VA team is placed at the center of the flow of information from these branches of the business and is tasked with balancing the conflicting requirements and arbitrating between business groups to achieve consensus.

Using the VA team in this way is intended to result in a highly efficient design and engineering process and reduce cost and time to market. One key aspect of this approach is to eliminate several over-lapping teams found in traditional automobile manufacturers and most new startups, including studio engineering, vehicle packaging and decision-making unit, and siloed computer-aided design authoring groups. By eliminating these separate teams and amalgamating them into one pivotal group, Fisker intends to reduce lines of communication and the potential for undiscovered errors.

Another key advantage of the VA approach is that it facilitates partnerships beyond that of simple platform sharing. By creating a group whose key role is to coordinate and organize, it then becomes a simple task to extend that role to include multiple, task oriented external partners in an effectively seamless fashion. By utilizing the VA role, Fisker is able to more seamlessly distribute other key elements of the business, as set forth in the graphic below which illustrates the total task to bring a vehicle to market.

This approach is intended to allow Fisker to efficiently leverage many of the industry leaders in service provision for the engineering, validation, supply chain and manufacturing tasks.

Fisker’s Manufacturing Approach

The existing automotive production industry has an estimated 20% overcapacity. Specifically, Fisker estimates that the industry has the capacity to produce approximately 100 million vehicles annually versus current production of around 80 million annually. Fisker has decided to seek out a partnership with an existing manufacturer rather than constructing new production capacity. This approach is intended to lower Fisker’s upfront costs, while also supporting Fisker’s ESG mission by reducing the carbon footprint of its operations. Fisker is currently in negotiations with several industry-leading OEMs and tier-one automotive suppliers for platform sharing, component sourcing and manufacturing. Fisker intends to manufacture its vehicles using an existing manufacturer’s facilities (which could be in the U.S., Europe, or elsewhere) and utilizing such manufacturer’s existing labor force.

Recruiting and training a new vehicle manufacturing workforce can be an expensive and time consuming task. By leveraging existing capacity, Fisker intends to bypass this startup cost and eliminate the need to recruit and train labor, with all the associated risk of poor initial build quality which can easily damage reputation. This approach is also intended to enable more efficient knowledge transfer—as we work alongside our partners, Fisker personnel will absorb and learn vital skills which can then be deployed if and when we choose to create dedicated Fisker manufacturing facilities. Fisker also intends to reduce ramp up time through such partnerships, which would in turn allow Fisker to achieve production on a rapid timescale, while limiting risk to product quality.

An additional and significant advantage of working with established manufacturing partners is that such enterprises are already connected to the existing automotive supply chain. The maturity of supply chain relationships is critical, and is reflected in the connectivity of business systems and IT infrastructure. A typical vehicle consists of over 5,000 individual parts and assemblies, each of which is sourced from an extended supply chain consisting of thousands of suppliers. Compounding this further is the fact that there is complexity in the vehicle build specifications to suit customer choice. These parts must be delivered to the final point of assembly at a rate and in a sequence that matches planned vehicle production. Considering that a typical automotive facility will assemble these more than 5,000 parts into a complete vehicle at a rate of one vehicle every 120 seconds, the smooth running of that logistics effort becomes critical to the running of the operation. Such organizational efficiency is the result of decades of experience and cannot be easily replicated. These critical relationships extend beyond the simple supply of parts and into areas such as local government, where support and cooperation is vital to ensure that local infrastructure updates are considered at a strategic local government level. Such partnerships are also decades in the making, and are critical to the ongoing success of the enterprise.

Competitive Strengths

Fisker’s competitive strengths include the following:

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Legendary automotive Fisker brand. Henrik Fisker, Fisker’s co-founder, Chairman and Chief Executive Officer, is a pioneer in the EV industry and has built a global reputation for superior quality and distinctive automotive design over the last three decades. He is the former Chief Executive Officer and President of BMW Designworks USA and the former Member of the Board and Design Director for Aston Martin. He has spent his career designing luxury vehicles, including several award-winning cars and automobile industry icons such as the BMW Z8, Aston Martin’s most successful model (the last generation Vantage), and the Fisker Karma (the first luxury EV with a range extender). Unlike new entrants that launch with no brand identity or reputation for quality or execution, Fisker is entering the market with an established brand name in automotive innovation and superior design.

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Award-winning all-electric SUV. Fisker’s first model, the Fisker Ocean, was the most awarded new automobile at CES 2020, receiving accolades for its modern SUV design, luxury interior space, premium performance, and optional state-of-the-art equipment and software. The Fisker Ocean is a five-passenger, premium-yet-affordable, all-electric SUV that features a range of approximately 250 to over 300 miles (with 80% of its capacity re-charged in just 30 minutes), optional advanced autonomous driving capabilities, and optional photovoltaic solar roof. Fisker designed the Fisker Ocean to be the world’s most sustainable vehicle, eco-suede interior trim made from recycled polyester, and carpeting from fishing nets and bottles recycled from ocean waste. At a starting price below $40,000, Fisker believes the Fisker Ocean will be highly competitive in the large and rapidly growing premium with volume segment of the electric SUV market.

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Digitally-driven, customer-first focus. Fisker believes that the competitive strengths in the new EV industry will significantly change over time. While in the combustion engine world, engine know-how, drivetrain technology, brand, design, and manufacturing capability were core competitive strengths, Fisker believes that, in the EV industry, key competitive differentiators will be brand, design, customer experience, charging network access, connectivity and software. Fisker’s strength in these areas range from an established premium EV brand, to a completely new customer experience, access to the largest charging network, and software and connectivity skills. Additionally, Fisker has been set up by Henrik Fisker since inception to be environmentally responsible, without the legacy issues of the established car companies. Fisker intends to revolutionize how customers view personal transportation and car ownership. Fisker plans to implement the first EMaaS business model in the car industry, combining a novel customer-focused experience with flexible leasing options, low monthly payments and no fixed term. Fisker is also designing an app-based, direct-to-customer strategy for vehicle configuration, sales and financing, leasing, and service management to replace the traditional brick-and-mortar “sales-and-service” dealer network. Fisker plans to drive marketing through immersive Fisker Experience Centers in key strategic locations in the United States and Europe that will use dynamic augmented reality and virtual reality to convey the new-and-improved technology and sustainability features of its vehicles and its customer-centric business model. Family-friendly Fisker Experience

Centers will offer prospective customers virtual factory tours, group test drives and the opportunity for in-store vehicle visualization, specification, and ordering. Fisker also intends to enter into a service partnership with third parties such as Pivet and Manheim to create a hassle-free service experience for Fisker’s customers. Service requests will be easily scheduled through Fisker’s Flexee App, with vehicle pick-up and delivery by Fisker-branded personnel, through Manheim or other third-parties. Fisker believes that its customer-first approach will drive revenue and user satisfaction, while lowering upfront capital investment and enabling greater margins for Fisker over time.

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Substantially “de-risked” path to commercialization. Fisker has developed a detailed plan that is intended to reduce the considerable execution risk typically associated with new car companies. For example, Fisker intends to establish a collaboration with one or more industry-leading OEMs and tier-one automotive suppliers that will give Fisker access to platform sharing, component sourcing, and manufacturing. Fisker intends to leverage such arrangements to accelerate its time to market and reduce vehicle development costs. By utilizing these types of arrangements, Fisker will seek to benefit from previously established high-volume vehicle engineering, manufacturing, and safety experience and know-how. Fisker also intends to gain access to an established supply chain that includes one or more established suppliers and a low cost, multi-source battery supply consortium. Fisker also intends to leverage one or more third-party manufacturing facilities and trained workforce, which positions Fisker well to meet timing, cost and quality expectations while optimally matching Fisker’s cost structure with its projected production ramp. Partnering on a platform, supply chain and manufacturing is intended to position Fisker to meet its projected production and delivery targets and enable Fisker to focus on what it believes will be the key differentiators for a new car company: delivering truly innovative design features, a superior customer experience, and a leading UI that leverages sophisticated software and other technology advancements.

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Focus on the “critical few” for controlled operating expenses. Fisker intends to deploy a team that is optimized to concentrate on the “critical few” tasks that are core to Fisker’s business. In order to stay efficiently lean, Fisker plans to build out the team to create a core skillset that gives Fisker control of product definition and project governance in the delivery phase. Following introduction of its products, Fisker intends to build on these foundations, expanding the team to enhance its capabilities to innovate in those areas of product performance that embody the Fisker mission. Those tasks beyond the “critical few” will be delivered through a series of selected partnerships. Alongside the Fisker engineering team, Fisker will partner with one or more engineering services providers to provide the majority of mundane task execution. Fisker has expertise in this arena with several key members of the team having worked in this space prior to joining Fisker.

Growth Strategy

Fisker intends to leverage its competitive strengths and the following growth strategies to drive stakeholder value.

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Continue to develop the Fisker Ocean. Fisker intends to continue to invest in research and development and work on establishing partnerships that would enable Fisker to commence customer deliveries of the Fisker Ocean as early as late 2022. Fisker believes that it can achieve this goal by using an established platform, parts sourcing and the manufacturing advantages resulting from such partnerships, as well as the deep automobile design and execution experience of Fisker’s management team. As part of this plan, Fisker expects to begin building prototype, pre-production Fisker Oceans in 2021 through one or more partners’ manufacturing facilities. Additionally, Fisker has entered into agreements with Italdesign Giugiaro S.p.A (“IDG”), to provide prototyping and engineering services relating to the Fisker Ocean.

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Re-imagine the customer experience for personal transportation and car ownership. Fisker believes immense opportunities exist to re-imagine the customer experience for personal transportation and car ownership. Fisker will continue to design EVs that will be differentiated in the marketplace by proprietary design innovation and a customer experience delivered through a state-of-the-art, software-based UI. Fisker will also continue to develop its proprietary Flexee App to improve the customer experience throughout the entire personal transportation lifecycle. In addition, Fisker is designing its EVs to be compatible with existing charging infrastructures, including ChargePoint and EVgo, as well as Electrify America, with whom Fisker has executed a network program charging agreement.

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Develop additional high value, sustainable EV models. Fisker believes the combination of its superior design expertise, along with the power and versatility of a platform provided by an industry-leading OEM or tier-one automotive supplier, will enable Fisker to efficiently achieve its goal of providing the world with a fleet of high value, sustainable EVs. Fisker intends to utilize one or more platforms over time to develop a lifestyle pickup truck and a sport crossover to complement the Fisker Ocean. In addition, in the future, Fisker will also explore additional EV platform opportunities that will facilitate its mission to revolutionize the personal transportation industry.

Fisker’s Vehicles

Fisker’s first vehicle will be the Fisker Ocean, an all-electric premium SUV that is expected to have a highly competitive starting price of $37,499 in the U.S. market before federal and state incentives are applied (Fisker will initiate sales with all of its currently allocated EV credits – $7,500 on the first 200,000 delivered vehicles). It will have at least three option packages, with prices anticipated to range from a base price of $37,499 to approximately $69,900 for several premium features. This allows customers with different preferences and means to find a vehicle and price that fits their needs. Fisker expects most of its sales initially to be vehicles with higher priced option packages, which is typical for a new, exciting vehicle entering the market.

Fisker is planning to develop several unique option packages to broaden the market appeal of the Fisker Ocean, including an anticipated extreme off-road package, which Fisker refers to as Force E. Fisker plans to announce several option packages, each with their own characteristics by the end of 2020.

Fisker believes the electric range of the Fisker Ocean will be potentially 250 to over 300 miles, depending on driving conditions and testing procedures (e.g., EPA cycle vs. WLTP cycle). Fisker believes its software engineers have the ability to optimize its proprietary battery management system and other technical aspects of the battery system to potentially offer potentially longer-range versions.

The Fisker Ocean has many selling points that will set Fisker apart from any of its competitors, including:

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California Mode. California Mode (patent-pending) delivers an open-air experience with the push of one button. California Mode enables all of the vehicle’s windows – side windows, sunroof and the rear hatch window – to open simultaneously. This feature allows for long items (like a surfboard) to be transported by placing them through the rear window without having to drive with an open hatch. This feature will not work as well on an ICE vehicle as exhaust fumes could enter the cabin.

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Extra wide track. For the size of the vehicle and category, Fisker believes the Ocean’s extra wide track will, among other technical features, give the Ocean best-in-class ride and handling while maintaining the same tire aspect ratios. The wide track on sports cars contribute to a visual powerful “stance,” and Fisker believes this will further distinguish the Ocean’s design. It has also allowed for a more dramatically sculptured body side design and, combined with the dynamic silhouette, Fisker believes it has achieved a class-leading aesthetically arresting and emotional design.

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Fixed hood. Major electronic components have been moved under the hood to increase the interior space. The Ocean therefore does not need a traditional opening hood, where extra cost is spent on hinges and seals. This means the Ocean has fewer cut lines in the front end of the car, simplifying the design.

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User Interface. The Ocean features a large curved center screen with integrated haptic buttons. Fisker has done extensive design development on the highest quality UI to enhance the driving experience. Fisker believes combining a large touch screen with several haptic buttons provides drivers a user-friendly interface that allows drivers to access the most-often-used functions while maintaining their eyes on the road.

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Autonomy. Fisker believes autonomous driving technology will ultimately be regulated, produced in high volume by a few large automotive companies, and be available to everyone. Fisker believes it will be able to offer state-of-the-art autonomous driving features through a partnership with industry-leading OEMs and tier-one automotive suppliers.

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Solar roof. The Fisker brand is a pioneer in full length curved solar roof design and integration into a passenger vehicle. Fisker believes that it can continue this leadership and will be providing an optional solar roof with state-of-the-art PV solar cells. The solar roof makes a strong personal statement for those customers that want to fully optimize for zero emissions and sustainability.

•	Vegan interior. Fisker is planning to offer a full vegan interior on the Fisker Ocean.

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Recycled materials in the interior. Fisker plans to introduce carpets made from recycled plastic bottles and fishing nets from the world’s oceans. Fisker is also looking at introducing several other recycled materials throughout the Fisker Ocean.

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Sustainability. Fisker aims to make the Fisker Ocean the world’s most sustainable vehicle, measured by how many components use recycled materials, the fact that Fisker offers a full-length solar roof option, and the fact that Fisker plans on using existing manufacturing capacity rather than building new plants. In addition, Fisker will work with all of its suppliers to try to make them use the most sustainable manufacturing methods possible.

Fisker is planning to introduce three more vehicles by 2025 using an established-platform-sharing arrangement with one or more industry-leading OEMs. In addition to the Ocean, the four-vehicle lineup will include a super-sports sedan based on Fisker’s Emotion concept, a sport crossover, and a lifestyle pickup truck. Each of those vehicles have already been defined and the initial design concept has already been created. These vehicles are designed to stand out and provide a unique offering in each of their segments, attributes that Fisker believes will assist Fisker in achieving future growth.

New electronics architecture

The Fisker Ocean electronics architecture is based around a small number of key domain controllers, for advanced driver assistance functions, drivetrain and battery management, and infotainment. A traditional vehicle electronics architecture typically contains a high number of independent and self-contained modules, each a black box to the rest of the car. This new architecture, based on a few high-performance computers, opens new avenues for integration, sensor fusion, and an adaptive and evolving user experience. A connectivity module enables full communication with the Fisker cloud and the possibility for edge computing, while over-the-air (“OTA”) software updates ensure the in-car experience can stay ahead of market expectations.

Future generations of Fisker architecture will integrate automotive requirements into customized electronics chips and boards, with hardware accelerators for AI, machine-learning, and computer-vision. This further reduction in electronics component counts will lead to lower power consumption, increased computational power, and even greater scope for feature integration and optimization.

Digital car of the future: delivered over the air

The new electric, digital car is more technologically sophisticated than its predecessors. Many immediate benefits to the customer of this always-online car will be evident in the infotainment system. Entertainment and productivity apps, mobility services, and navigation aids can keep pace with the latest regional trends. The integrated and fully connected nature of the digital car opens new opportunities for innovation, and enables functions previously impossible, such as predictive maintenance and remote fault diagnosis.

Through edge computing and ultra-low latency 5G connectivity, it also becomes possible for virtually infinite cloud computing resources to be used as a seamless extension of the computing power in the car. Continuous software updates, both for embedded systems in the car and functions hosted in the cloud, let the digital car grow and become smarter over its lifetime.

E-powertrain

In future generations of Fisker cars, Fisker intends to utilize software to improve the powertrain performance, making the cars more efficient, allowing more instantaneous power output, or improving the charging experience. For example, powertrain parameters will be tailored to each driver in real time, based on driving habits, traffic density, road geometry, and environmental conditions. The optimal characteristics of the motors can be constantly measured and altered, and the level of the recuperation system can be adjusted in real time. On-board diagnostics, combined with predictive models and anomaly detection can guide the customer to schedule a service appointment before they can even perceive any symptoms, possibly averting a costly repair.

UX/UI

Fisker EVs will always be “connected.” Fisker’s next-generation connectivity platform will enable the seamless integration of online services and functions, whether unique Fisker services or from third parties. Features that are visualized on the large center touchscreen or digital instrument cluster will meet strict driver-distraction guidelines and will be rendered in high resolution through Fisker’s custom UI framework. The leading-edge head-up display will project useful information onto the windshield so the driver’s eyes never need to leave the road. The Flexee App seamlessly connects to the car, ensuring the customer’s digital life and driving experience meet in the car.

With data analysis, cloud computing, and OTA updates, the in-car experience can adapt over time to the driver, not the other way around as has traditionally been the case.

Sales—Go To Market Strategy

Fisker believes over the next seven years, the U.S. and E.U. EV market will be broken down into three fundamental segments: the white space segment, the value segment and the conservative premium segment. All three segments will attract customers from traditional ICE vehicles, but the largest growth, by volume, will be the white space segment and the value segment.

EV Segment	Attributes of Segment	Fisker Plan within Segment
White space segment

Currently occupied by Tesla globally and by a few Chinese EV independent start-ups operating in China only.

Appeals to customers who want to be part of the new EV movement, who value sustainability and ESG.

Can only be occupied by pure EV brands that only produce EVs with a clear commitment towards zero emission vehicles.

Fisker believes it will be the primary alternative to Tesla in this segment with the Fisker Ocean priced around the base price of the Tesla Model 3 and Model Y.

Fisker believes other EV startups will move into the higher luxury priced segments due to the lack of volume pricing of components.

Fisker expects to sell approximately 50% of its vehicles into this segment.

Value segment

Focus on price and value proposition—customers will buy vehicles in this segment when the purchase price and cost of maintaining/running fits the budget and is better than an ICE vehicle.

Yet to be dominated by any auto maker.

Fisker believes it will penetrate the upper end of this segment by offering a compelling and differentiated price/performance vehicle, compared to other traditional car makers struggling to compete due to lack of volume pricing.

Fisker expects to sell approximately 10% of its vehicles into this segment.

EV Segment	Attributes of Segment	Fisker Plan within Segment
Conservative premium segment

Emerging segment currently occupied by several traditional auto makers that are trying to keep their own customers from deflecting to new start up EV makers like Tesla.

Vehicles in this segment, produced by the traditional premium automakers, are struggling with a clear EV identity as they try to bridge the traditional ICE attributes with new EV attributes.

Fisker believes its vehicles will be very attractive to customers sitting “on the fence” in this segment, ready to leave their ICE brand, but needing assurance of quality and reliability. This is a segment where Fisker believes it can attract new customers that will come from traditional ICE brands.

Fisker believes it will sell approximately 40% of its vehicles into this segment, but it will grow rapidly, as Fisker will be able to offer a more emotional design, an exclusive EV brand, a larger battery and better equipment for the price due to Fisker’s volume pricing versus the lower volume traditional brands.

Marketing, Brand Awareness, Order Growth, and Sales/Lease

Fisker has developed a proprietary direct-to-customer mobile application. After showing the Fisker Ocean at CES 2020, Fisker received over 25,000 indications of interest (meaning the Flexee App has been downloaded and the potential purchaser has provided a contact phone number), and Fisker has received over 31,500 indications of interest as of August 6, 2020. As of August 6, 2020, Fisker has received over 7,300 paid reservations, all without any paid marketing.

Fisker plans to grow paid reservations substantially by the end of 2020 by raising the brand profile and brand awareness. Fisker plans to hire several online market agencies to increase its marketing efforts. Fisker believes that a large and growing portion of the world’s population believe in the importance of sustainability, and as a company built with an ESG-first mindset, it has the ability to attract and build brand loyalty from this critical market segment. Fisker also plans to open Fisker Experience Centers across the U.S. and E.U. that will have a completely new brand experience focused on the environment and enjoyment of life. Fisker also plans to attend events and trade shows and to increase its social media presence. Additionally, Fisker plans to enter a new electric SUV sustainable racing series called Extreme E which will be televised globally.

•	Data and marketing studies show that a large number of consumers have a clear preference for pure EV brands, but currently only have the choice of Tesla.

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According to AUTOCAR, customers prefer no hassle, easy digital buying – three-quarters of Teslas are sold online and, in the Netherlands and Germany, more than 50% of vehicle purchases are made without a test drive.

Finally, Fisker believes many customers from any of the three above segments will welcome a new choice of an independent EV OEM. Fisker believes its collaborative use of a platform-sharing arrangement will be an advantage to Fisker over any independent competitor as it will give customers assurance of:

•	Quality: Built by one or more industry leading automotive manufacturers

•	Reliability: Engineered by one or more OEMs

•	Service and Maintenance: Confidence in product with standardized service and maintenance plans provided by credible third-party partners

Fisker is confident that its competitive strengths, including its development strategy and the selling points of its vehicles, will enable Fisker to compete effectively in its target markets and achieve its vision and mission.

Service, Marketing and Insurance

Fisker’s co-founder Henrik Fisker’s reputation and Fisker’s roll-out of the Fisker Ocean has generated significant media coverage of the company and its vehicles, and Fisker believes this brand awareness will expand dramatically upon the achievement of major company milestones. As such, Fisker believes media coverage and word-of-mouth will be the primary drivers of Fisker’s sales leads and have already helped Fisker achieve a high volume of reservations without traditional marketing efforts and with a relatively low marketing budget. Fisker plans to continue to expand its social media presence as a key part of its marketing effort. Additionally, Mr. Fisker intends to increase his personal engagement on social media in order to make potential customers feel they hear directly from the Fisker founder’s “voice.” In addition, Fisker plans to attend global events and open Fisker Experience Centers to give the opportunity for more potential buyers to experience its vehicles. Fisker is also planning a distinctive new customer rewards program and a unique customer retention engagement program.

Fisker intends to use a combination of third-party insurance and self-insurance mechanisms, potentially including (if financially feasible and in compliance with regulatory requirements) a wholly-owned captive insurance subsidiary to provide for the insurance against certain risks, including auto liability and physical damage, general liability and products liability.

Direct Sales and Service

Fisker markets and will sell its vehicles directly to customers using Fisker’s proprietary digital platforms, including the Flexee App and website. This digital approach allows Fisker to collect customer data and improve the overall customer experience. Fisker’s digital customer interactive platforms are cost effective and increase the value proposition and competitiveness of Fisker’s vehicles.

Fisker believes it will be able to quickly build its company brand on a global scale and retain its customers through the direct interaction with its customers. In addition, Fisker plans to launch a unique “miles”-style retention program, which will include awards where Fisker’s reservation holders and future customers can generate points that can be converted into money or put towards the purchase or lease of a vehicle. This program is a unique rewards program that resembles successful programs used in other non-automotive industries.

Fisker is also planning to offer both financing and insurance of its vehicles directly through its digital platforms. Fisker believes it can reduce the total cost of ownership (“TCO”) for its customers and potentially generate additional sources of revenue by providing both financing and insurance for its vehicles.

Fisker plans to keep introducing new direct-to-customer programs and services to further define the Fisker customer experience. As described elsewhere, Fisker also plans to keep Fisker’s lean sales, lease, and service model in order to be able to continue to offer great value to its customers regardless of the segment Fisker enters.

Fisker intends that its digital platform will eventually allow potential customers to view a selection of used Fisker vehicles for both purchase and Flexee lease. Fisker also anticipates that non-Fisker vehicle trade-ins will be done digitally and handled in collaboration with Fisker’s service providers.

Vehicle Maintenance

An important aspect to consumers is the maintenance of vehicles. Fisker believes customers ultimately do not enjoy taking their vehicle to service, waiting in line, filling out forms, waiting for a loaner vehicle, etc., only to be called back to pick up their vehicle and go through the same process. Fisker will offer a new approach to service that will result in less required infrastructure, higher efficiency, and significantly higher customer satisfaction. Through consumer requests on the Flexee App or information gathered through on-board diagnostics and connectivity, vehicle maintenance needs will be identified proactively. The vehicle will be picked up at a customer-specified location and brought to a nearby centralized service facility. This process will avoid the unpleasant experience that service stops at dealerships represent to consumers today.

Fisker will have no “first mandatory service” as its vehicles will not need such a service. If a customer vehicle needs service, Fisker believes it will be for mainly two reasons: (1) a fault shows up in the on-board diagnostics/request to go to service or (2) the customer notices something needs to be “fixed” and service is needed. In those cases, either the vehicle’s on-board diagnostics will alert Fisker, or the customer will alert Fisker through its digital platforms. Fisker will then pick up the customer vehicle at an agreed time and place, service the vehicle and bring it back at an agreed time and place. Fisker believes it will eventually be able to conduct pick-up and delivery without the customer being physically present, using a digital key and a location map.

Fisker believes a majority of service can be done in one day and will not need an exchange of a loaner vehicle, as Fisker anticipates most people will be at work during the service period. Should a loaner vehicle be needed, Fisker’s service representative will bring it and take it back when delivering the service vehicle back to the customer. This efficient service model will be performed in conjunction with select service partners, such as Pivet and Manheim, which are Fisker’s partners in the North American market. Fisker believes this service model delivers a better, faster, and more convenient customer experience. Fisker also believes this model drastically reduces cost, as Fisker does not need to construct and operate dealerships at which to perform service. Manheim has already streamlined its service model and because no customers will be required to visit the service centers, the service centers can be located in lower cost areas and be focused only on vehicle service and not customer reception.

Fisker plans to have several company-owned service centers for more technically challenging cases, which will be strategically placed across geographies.

Fisker believes its service model will take the customer experience and satisfaction to a new level and that Fisker’s service cost during the warranty period will be reduced. Fisker also believes this service will reduce cost for customers maintaining used Fisker vehicles.

Vehicle Financing

The most common method of buying a car is borrowing the money and then paying it off in installments. Over 85% of new car purchases and half of used car purchases are financed as opposed to being paid for in a lump sum with cash. Approximately 30% of new vehicles are leased.

Fisker intends to launch a non-fixed term financing contract for Fisker’s customers, which Fisker will call the “Flexee lease.” The Flexee lease is inclusive of car use and maintenance. Fisker is working on options to add insurance as well. Fisker believes it will be able to offer a comparatively low lease payment due to lower capitalized costs, lower depreciation, and very low maintenance and replacement parts cost compared to traditional automobile brands.

The capitalized cost reduction occurs through elimination of the dealer margin usually financed in a lease, a customer down payment, and by including government EV incentives where and when available.

The lower and more even depreciation of the vehicle cost over its usable life results from the anticipated eight-year useful life of the vehicle and the relatively high expected residual value of the vehicle due to the expected high battery resale values. Additionally, carefully managed residual risk through reuse and refurbishment of the vehicles will minimize wear and tear and extend the vehicle life and value.

There are two methods of financing a car: direct and indirect. A direct loan is one that the borrower arranges with a lender directly. Indirect financing is arranged by the car dealership where the car is purchased. Fisker intends to offer branded financing directly to consumers. Fisker anticipates that the loan process and funding will be arranged through financial services partners in different countries. Because of the high profitability of direct financing, Fisker will evaluate whether to establish its own captive finance company in the future.

Total Cost of Ownership

In general, EVs have significantly lower TCO than internal combustion engines vehicles. Fisker also believes that its EVs will have lower TCO than those of its EV competitors.

The TCO advantage over ICE vehicles resides in the fact that electricity is cheaper than gasoline or diesel, an EV has less components that can break as compared to an ICE vehicle, brake pads are less utilized in EV due to motor regenerative breaking, and an EV has fewer fluids and components exposed to friction, among other factors. Therefore, the Fisker Ocean is anticipated to have 30% to 50% lower TCO than a comparable vehicle with an internal combustion engine. The Fisker Ocean uses regenerative braking systems that use motor resistance through the electric motor, so brake pad utilization and cost is very minimal. EV powertrains are much simpler than their ICE vehicle counterparts. EVs don’t rely on a complicated multi-speed transmission. Instead, most use a fixed-ratio, direct-drive setup. EVs have significantly fewer parts. There is also no exhaust system, muffler, catalytic converter, fuel injector or fuel pump in an EV. Electric motors are not only reliable, long-lasting, and easy to maintain, but they also provide instant power on acceleration, they are quiet, highly efficient and, of course, they do not produce tailpipe emissions or odor.

There are a number of federal and state incentives available for EVs that further lower TCO. The TCO advantage of the Fisker Ocean versus comparable EVs is expected to result primarily from the parts pricing and vehicle servicing approach of Fisker. Through Fisker’s direct sales and Flexee lease models, Fisker de-emphasizes service part markups, resulting in lower maintenance and repair costs. Additionally, Fisker’s vehicle bodies will be made of steel, which is less costly to repair, and repair centers for this type of body work are more widely available.

Additionally, given the lower repair costs for Fisker vehicles, Fisker’s aim is to reduce insurance premiums for its customers. A key element that makes up customer TCO is cost of repair in the event of physical damage to the vehicle as a result of an impact. In order to deliver lowest possible TCO, Fisker has developed a repair strategy, which is aligned with independent insurance providers. This is developed as an intrinsic part of the engineering of the vehicle. To ensure Fisker has the lowest TCO in the industry, Fisker has studied in detail the highest quality material and joining technologies for all parts of the vehicle that could be damaged in a collision, from a low speed bump in a parking lot, to a major, high-speed impact. By analyzing in detail how the Fisker Ocean absorbs impact energy, Fisker is able to precisely place the right material in the right place on the vehicle. Consequently, the Fisker Ocean body structure will be made of several grades of steel—from basic, highly formable mild steel for the skin, to ultra-high strength, hot stamped Boron steel for high load bearing areas. These materials are compatible with ‘low tech’ repair methods, meaning that there are a huge number of fully qualified repair facilities already in operation throughout all of Fisker’s main intended markets. This ensures that the cost of every type of “standard” in-service repair will be known in advance and insurance premiums can be optimized as a result.

Further, Fisker’s predictive maintenance through the telematics connection of the vehicle to Fisker’s cloud ensures maintenance is completed long before a part can break, saving significant costs for parts replacement and inferred damages.

Fisker Added Value

Because Fisker’s vehicles will adopt much of the base engineering from a platform provided by an established OEM, Fisker intends to focus its design and engineering efforts exclusively on what differentiates a Fisker product from the competition, leaving the “reinvention of the wheel” to competitors with the time, the money, and the inclination to do so.

Key among the attributes defining Fisker-brand design and engineering is exterior and interior design language. The Fisker Ocean will establish the look and feel of Fisker products going forward—an evolution of the design language Henrik Fisker developed over his career and with which he has become synonymous. A key element of this design language is the broad shouldered, “muscular” stance of the vehicle. In creating an exterior design with these proportions, the Fisker team has taken some key decisions intended to move typical autobody engineering solutions to a position more relevant to EVs. For instance, customers are less interested in the hardware “under the hood” of EVs as compared to vehicles with internal combustion engines. Given that fact, Fisker will adopt a fixed hood and, in doing so, create a new design language for the front end of its vehicles. Not only will this give Fisker vehicles a distinctive, unique look, it also simplifies an otherwise complex manufacturing build tolerance issue. This approach provides greater control of the front-end package and removes certain hardware, ultimately facilitating Fisker’s desire to design a vehicle with class-leading frontal high-speed impact and pedestrian impact safety.

The Fisker Ocean will also introduce Fisker’s proprietary California Mode feature. This feature allows for all door windows, the sixth light in the rear quarter, the glazed roof, and the tailgate glass to be fully opened with a single press of one control. Not only does this provide the ideal combination of convertible “openness” with fixed roof safety and security, but it also adds utility to the vehicle, allowing long cargo to be carried through the open tailgate glass.

Fisker-brand design and engineering also encompasses Fisker’s goal to build the world’s most sustainable vehicles. On the exterior of the vehicle Fisker plans to install one of the largest automotive solar roof installations currently available. This feature will be designed to have the capability to deliver annually the equivalent of up to 1000km of completely carbon free miles. The technology behind this system is state of the art photovoltaic (“PV”) cells. Fisker is working with two suppliers who are leaders in their respective fields. The first supplier owns the PV technology that will deliver the panels generating the energy. These panels can be manufactured in complex shapes allowing them to be incorporated directly into the glass panels of the sunroof. Fisker’s second supplier, who specializes in the manufacture of opening glass roof panels, will incorporate the PV panels into a uniquely designed opening roof delivering a system that Fisker believes will be a world first in terms of a vehicle mounted, opening solar roof.

The sustainability features extend to the interior of the vehicle, where Fisker will utilize several materials that are at the cutting edge of recycling and reuse. For example, through the reuse of tire manufacturing byproducts, Fisker will significantly reduce the amount of process waste that would otherwise go to landfill. Fisker is also working with suppliers who recover and repurpose ocean waste. These suppliers recover plastic materials that have accumulated in oceans, such as bottles and fishing nets, and reprocess them into automotive grade feedstock which can then be used to manufacture new interior trim fabrics and moldings. In doing so Fisker reduces its requirement to source ‘new’ hydrocarbon-based feedstock, while simultaneously providing an outlet for, and thus supporting, those suppliers who are investing in ocean clean up as an alternate source of raw material.

Fisker design language extends further into the interior of the vehicle with the deployment of Fisker’s unique UI. In addition to seamless integration of user devices, such as mobile phones and tablets, Fisker has developed a curved central screen display that is the largest in its class. This screen is the centerpiece of the Fisker UI and will integrate all main vehicle electrical functions and settings into a single, simple interface. The ergonomics of the central screen are further enhanced by combining user programmable “soft keys” on the touch screen surface, with five fixed switches that control the five most frequently used functions. In this way Fisker will deliver a futuristic EV “glass cockpit” without the annoyance of searching through several menus to find that critical function, which has been a criticism of similar systems. The combination of this unique central screen and the digital driver’s display will ensure a class-leading user experience.

Customers and Backlog

Fisker’s inaugural EV, the Fisker Ocean, is an award-winning, premium-yet-affordable, all-electric SUV that Fisker expects to begin producing in late 2022. Fisker has received over 31,500 indications of interest as of August 6, 2020 through its Flexee App. Also, as of August 6, 2020, Fisker has received over 7,300 paid reservations.

Research and Development

Fisker’s research and development activities primarily take place at Fisker’s headquarters in Torrance, California, and at Fisker’s partners’ facilities.

The majority of Fisker’s current activities are primarily focused on the research and development of Fisker’s EVs and software technology platforms. Fisker undertakes significant testing and validation of its products in order to ensure that Fisker will meet the demands of its customers. Fisker is working with its strategic partners to bring Fisker Ocean and other future EV models to commercialization.

Sustainability Actions

As demonstrated in Fisker’s vision and mission, Fisker is committed to sustainability, which includes Fisker’s dedication not only to the environment, but also Fisker’s communities and other stakeholders. Fisker intends to engage with its community through direct actions such as beach clean-ups, and is currently evaluating incentive and other programs to support sustainability throughout its corporate activities.

Fisker’s Commitment to Building a Leading ESG, Digital Car Company

Fisker believes that its commitment to building a world class digital automotive company upon a broad foundation of environmental, sustainability and ethical governance policies will benefit all of its consumers and help drive better, more efficient and more profitable results.

Fisker commits to establishing ESG goals and initiatives that are consistent with its mission, and to monitor and report on progress against these ESG initiatives. As part of such process, Fisker has identified specific areas that will benefit its employees, customers and stockholders and other stakeholders. And Fisker’s diverse Board of Directors is a testament to this commitment.

Intellectual Property

Fisker’s success depends in part upon Fisker’s ability to protect its core technology and intellectual property. Fisker attempts to protect its intellectual property rights, both in the United States and abroad, through a combination of patent, trademark, copyright and trade secret laws, as well as nondisclosure and invention assignment agreements with Fisker’s consultants and employees, and Fisker seeks to control access to and distribution of its proprietary information through non-disclosure agreements with Fisker’s vendors and business partners. Unpatented research, development and engineering skills make an important contribution to Fisker’s business, but Fisker pursues patent protection when Fisker believes it is possible and consistent with Fisker’s overall strategy for safeguarding intellectual property.

As of June 30, 2020, Fisker owns five issued U.S. patents and has 40 pending or allowed patent applications. In addition, Fisker has 20 registered U.S. trademark applications, 142 registered foreign trademark applications and 20 pending trademark applications. Fisker’s patents and patent applications are directed to, among other things, vehicle design, engineering and battery technology.

Government Regulation and Credits

Fisker operates in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which Fisker is subject govern, among others, water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; the protection of the environment, natural resources and endangered species; and the remediation of environmental contamination. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of Fisker’s ability to continue its operations.

Environmental standards applicable to Fisker are established by the laws and regulations of the countries in which Fisker operates, standards adopted by regulatory agencies and the permits and licenses. Each of these sources is subject to periodic modifications and what Fisker anticipates will be increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, and possibly orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Emissions

In the U.S., Europe and China, there are vehicle emissions performance standards that will provide an opportunity for Fisker to sell emissions credits.

United States

California has greenhouse gas emissions standards that closely follow the standards of the U.S. Environmental Protection Agency. The registration and sale of Zero Emission Vehicles (“ZEVs”) in California will earn Fisker ZEV credits that Fisker can sell to other OEMs. Other U.S. states have adopted similar standards including Colorado, Connecticut, Maine, Maryland, Massachusetts, New Jersey, New York, Oregon, Rhode Island and Vermont. Fisker intends to take advantage of these regimes by registering and selling ZEVs in these other U.S. states.

ZEV credits in California are calculated under the ZEV Regulation and are paid in relation to ZEVs sold and registered in California including Battery Electric Vehicles (“BEVs”) and Fuel Cell Electric Vehicles (“FCEVs”).

The ZEV program assigns ZEV credits to each vehicle manufacturer. Vehicle manufacturers are required to maintain ZEV credits equal to a set percentage of non-electric vehicles sold and registered in California.

Each vehicle sold and registered in California earns a number of credits based on the drivetrain type and the all-electric range (“AER”) of the vehicle under the Urban Dynamometer Driving Schedule Test Cycle. Plug-in hybrid vehicles (“PHEVs”) receive between 0.4 and 1.3 credits per vehicle sold and registered in California. Battery electric and fuel cell vehicles receive between 1 and 4 credits per vehicle sold in California, based on range.

The credit requirement was 7% in 2019 which required about 3% of sales to be ZEVs. The credit requirement will rise to 22 percent in 2025, which will require about 8 percent of sales to be ZEVs.

If a vehicle manufacturer does not produce enough EVs to meet its quota, it can choose to buy credits from other manufacturers who do or pay a $5,000 fine for each credit it is short. This should provide an opportunity for Fisker.

European Union

Regulation (EU) No. 443/2009 setting emissions performance standards for new passenger cars in the EU (as amended) provides that if the average CO2 emissions of a manufacturer’s fleet exceed its limit value in any Calendar Year from Calendar Year 2019 onwards, the manufacturer will have to pay to the European Commission an excess emissions premium of €95 for each subsequent CO2 g/km of exceedance per vehicle registered in the EU.

In the EU, manufacturers of passenger cars may act jointly through a pooling arrangement to collectively meet their CO2 emissions targets.

The indicative average EU fleet-wide emissions target for new passenger cars for the calendar year 2019 was 130 CO2 g/km. From 1 January 2020 this target has been reduced to 95 CO2 g/km. From 1 January 2020 until 31 December 2024 this target will be complemented by additional measures corresponding to a reduction of 10 CO2 g/km. Between 2025 and 2029 the target will be 15% stricter compared to 2021. From 1 January 2030, the target will be equal to a 37.5% reduction of the target in 2021.

The European Commission adjusts the Specific Emissions Target each year for each manufacturer on the basis of the average mass of the relevant passenger cars using a limit value curve. This is laid down in Implementing Decisions.

Manufacturers of passenger cars are given additional incentives to put on the European market zero and low-emission passenger cars emitting less than 50 CO2 g/km through a “super-credits” system. These are taken into account for the calculation of a manufacturer’s specific average emissions. Such passenger cars are to be counted as 2 vehicles in 2020, 1.67 vehicles in 2021, 1.33 vehicles in 2022, and 1 vehicle from 2023 onwards (subject to a cap of 7.5 CO2 g /km over the 2020-2022 period for each manufacturer).

Given that the specific average emissions of CO2 of Fisker’s electric passenger cars will be 0.000 CO2 g/km per vehicle registered in the EU, this will provide an opportunity for other manufacturers, which may not otherwise meet their specific CO2 emissions targets, to pay Fisker to consolidate their fleets with those of Fisker via a pooling arrangement for CO2 emissions compliance purposes.

China

The Chinese New Energy Vehicle (“NEV”) legislation is a modified version of the Californian ZEV Regulation. The NEV program assigns NEV credits to each passenger vehicle manufacturer. Passenger vehicle manufacturers are required to maintain NEV credits equal to a set percentage of non-electric vehicles sold registered in China.

Each NEV sold and registered in China earns a number of credits taking into account factors such as energy efficiency and driving range. Higher performance vehicles receive more credits, capped at six credits per vehicle.

The NEV credit target is 12% in 2020. The NEV credit target is set to increase to 14% in 2021, 16% in 2022 and 18% in 2023.

The system also allows passenger vehicle manufacturers to use surplus NEV credits to offset corporate average fuel consumption (“CAFC”) credit deficits.

The policy creates a market for credits that will benefit manufacturers of electric passenger vehicles such as Fisker. Surplus NEV credits can be sold to other companies, and surplus CAFC credits can be banked and carried forward to help with CAFC compliance in future years or transferred to affiliated companies to help offset a CAFC credit deficit.

If a passenger vehicle manufacturer fails to meet CAFC or NEV credit targets after adopting all possible compliance pathways, China’s Ministry of Industry and Information Technology may deny type approval for new models that cannot meet their specific fuel consumption standards until those deficits are fully offset.

EPA Emissions and Certificate of Conformity

The U.S. Clean Air Act requires that Fisker obtain a Certificate of Conformity issued by the EPA and a California Executive Order issued by the California Air Resources Board (“CARB”), concerning emissions for its vehicles. A Certificate of Conformity is required for vehicles sold in states covered by the Clean Air Act’s standards and an Executive Order is required for vehicles sold in states that have sought and received a waiver from the EPA to utilize California standards. CARB sets the California standards for emissions control for certain regulated pollutants for new vehicles and engines sold in California. States that have adopted the California standards as approved by EPA also recognize the Executive Order for sales of vehicles. There are currently four states which have adopted the California standard for heavy-duty vehicles.

The Greenhouse Gas Rule was incorporated into the Clean Air Act on August 9, 2011. Since Fisker’s vehicles have zero-emissions, Fisker is required to seek an EPA Certificate of Conformity for the Greenhouse Gas Rule, and a CARB Executive Order for the CARB Greenhouse Gas Rule.

Vehicle Safety and Testing

Fisker’s vehicles will be subject to, and will be required to comply with, numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. federal motor vehicle safety standards (“FMVSS”). Fisker intends that the Fisker Ocean will fully comply with all applicable FMVSSs without the need for any exemptions, and expects future Fisker vehicles to either fully comply or comply with limited exemptions related to new technologies. Additionally, there are regulatory changes being considered for several FMVSSs, and while Fisker anticipates compliance, there is no assurance until final regulation changes are enacted.

As a manufacturer, Fisker must self-certify that its vehicles meet all applicable FMVSSs, as well as the NHTSA bumper standard, or otherwise are exempt, before the vehicles can be imported or sold in the U.S. Numerous FMVSSs will apply to Fisker’s vehicles, such as crash-worthiness requirements, crash avoidance requirements and EV requirements. Fisker will also be required to comply with other federal laws administered by NHTSA, including the CAFE standards, Theft Prevention Act requirements, consumer information labeling requirements, Early Warning Reporting requirements regarding warranty claims, field reports, death and injury reports and foreign recalls and owner’s manual requirements.

The Automobile Information and Disclosure Act requires manufacturers of motor vehicles to disclose certain information regarding the manufacturer’s suggested retail price, optional equipment and pricing. In addition, this law allows inclusion of city and highway fuel economy ratings, as determined by EPA, as well as crash test ratings as determined by NHTSA if such tests are conducted.

Fisker’s vehicles that may be sold outside of the U.S. are subject to similar foreign safety, environmental and other regulations. Many of those regulations are different from those applicable in the U.S. and may require redesign and/or retesting. The European Union has established new rules regarding additional compliance oversight that are scheduled to commence in 2020, and there is also regulatory uncertainty related to the United Kingdom’s withdrawal from the European Union. These changes could impact the rollout of new vehicle features in Europe.

In addition to the various territorial legal requirements Fisker is obligated to meet, the Fisker Ocean is engineered to deliver 5-star performance in the two main voluntary vehicle safety performance assessment programs, U.S. New Car Assessment Program (“NCAP”) and Euro NCAP. Five-star is the maximum attainable score. These independent organizations have introduced a number of additional safety related tests aimed at improving the safety of passenger vehicles, both for occupants and pedestrians involved in collisions with vehicles. Some of these tests are derived from the legal tests, such as side impact, but have higher performance requirements. Others are unique to the program. Areas covered by these tests in 2020 include:

•	Mobile Progressive Deformable Barrier

•	Full Width Rigid Barrier

•	Mobile Side Impact Barrier

•	Side Pole

•	Far Side Impact

•	Whiplash

•	Vulnerable Road Users (Pedestrians and Cyclists)

•	Safety Assist

•	Rescue and Extrication

The Fisker Ocean will also be equipped with certain advanced driving assistance features which may allow Fisker to garner further Euro NCAP awards for features which are not yet a formal part of the 5 Star rating. This will help promote the advanced societal benefits of the Fisker Ocean.

Strategic Collaborations

Italdesign Giugiaro S.p.A.

In November 2018, Fisker entered into an engineering design services agreement purchase order with IDG for initial engineering design services relating to the Fisker Ocean, and such services were completed in accordance with the terms of such agreement. In May 2019, Fisker entered into a second engineering design services agreement purchase order with IDG for production of the demonstrator vehicle, and such services were completed in 2019.

In July 2020 Fisker entered into an agreement with IDG (the “Engineering Services Agreement”). Pursuant to the Engineering Services Agreement Fisker engaged IDG to provide engineering services relating to the development of the Fisker Ocean. The Engineering Services Agreement provides that the intellectual property developed by the work performed pursuant to the Engineering Services Agreement will be Fisker’s intellectual property, unless otherwise set forth in the Collaboration Agreement (as defined below). The Engineering Services Agreement will terminate upon the completion of the Fisker Ocean project unless earlier terminated by Fisker upon 60 business day written notice to IDG.

Manheim Memorandum of Understanding

In March 2020, Fisker entered into a non-exclusive Memorandum of Understanding with Manheim Remarketing Services, Inc. (“Manheim”) relating to fleet management services (the “Fleet MOU”). The Fleet MOU provides that Fisker will negotiate a definitive agreement for Manheim to provide services relating to fleet management, vehicle storage, dockside collection, mobile fleet servicing, end of lease collections and vehicle refurbishing, among other matters. The initial term of the Fleet MOU will continue until the execution of a definitive agreement. Either party may terminate the Fleet MOU upon 30 days’ written notice to the other party.

Electrify America Charging Network Program Agreement

On December 9, 2019, Fisker entered into a Charging Network Program Agreement with Electrify America, LLC (“Electrify America”) to establish a collaboration between the parties to set up a future customer promotional program whereby Fisker customers receive certain discounts and favorable pricing terms on Electrify America’s network of EV charging stations upon subscribing to Fisker’s vehicles (the “Charging Network Agreement”). The Charging Network Agreement provides that either party’s prior intellectual property remains the intellectual property of such party. The initial term of the Charging Network Agreement is for four years unless terminated earlier by either party.

Volkswagen

2017 Memorandum of Understanding

In November 2017, Fisker entered into a non-exclusive Memorandum of Understanding with VW (the “2017 MOU”). Pursuant to the 2017 MOU, Fisker and VW agreed to a number of non-binding provisions outlining the initial steps that would enable Fisker and VW to more fully determine the relationship between the companies in order for Fisker to potentially use the Modularer E-Antriebs-Baukasten (“MEB”) platform, including MEB parts and components. The 2017 MOU contemplated a number of matters relating to timeline, ZEV credits, part selling, part pricing, part selection process and intellectual property rights. The 2017 MOU additionally set forth a number of definitive agreements that would potentially be executed by the parties following good faith negotiation. The 2017 MOU also contemplated Fisker entering into a design services agreement with IDG (see above under “Italdesign Giugiaro S.p.A.”).

2018 Collaboration Agreement

In December 2018, Fisker entered into a non-exclusive Collaboration Agreement with IDG and VW (the “Collaboration Agreement”). The Collaboration Agreement provided a framework for Fisker and VW to propose specific projects relating to Fisker’s use of the MEB platform. In order to limit the exchange of certain sensitive technical information, the exchange of which could lead to adverse competition claims under applicable law, the Collaboration Agreement provided that IDG act as an intermediary between Fisker and VW to limit transfer of sensitive information to the other party only on a need-to-know basis. The initial term of the Collaboration Agreement was for one year.

Fisker entered into Project No. 1 under the Collaboration Agreement in December 2018 to evaluate and investigate the suitability and technical feasibility of certain components of the VW MEB platform and potentially other components for Fisker vehicles as carry-over parts or modified carry-over parts. Project No. 1 has been completed.

2019 Demonstrator Vehicle Agreement

Pursuant to the framework established in the Collaboration Agreement, in November 2019, Fisker entered into an Agreement Relating to the Handling of a Demonstrator Vehicle with IDG and VW (the “Demonstrator Agreement” and collectively with the 2017 MOU and Collaboration Agreement, the “VW Agreements”). Further, in May 2019, Fisker entered into a purchase order with IDG for the development of engineering and construction of a demonstrator Ultra-E vehicle based on the VW MEB Platform. The parties entered into the Demonstrator Agreement in order to set forth the rules, terms and conditions of use, display and storage of the demonstrator vehicle. The Demonstrator Agreement further reiterated that Fisker will have no intellectual property rights to the VW MEB Platform nor will IDG have intellectual property rights to Fisker’s design or demonstrator vehicle. The Demonstrator Agreement will terminate in August 2020, unless mutually extended by the parties.

On-Going Discussions

Fisker and VW have not entered into a binding definitive agreement for a platform sharing arrangement and there is no guarantee that such a binding definitive agreement will be reached. Fisker did not achieve its original goal of signing a cornerstone agreement with VW by the end of July 2020 as previously anticipated. Fisker expects to continue discussions with VW starting in September 2020 after the traditional European summer holidays.

Magna Memorandum of Understanding

In August 2020, Fisker entered into a non-exclusive Memorandum of Understanding with Magna Steyr Fahrzeugtechnik AG & Co KG (“Magna”) relating to Fisker’s use of Magna’s services in manufacturing of Fisker’s vehicles at Magna’s facilities in Graz, Austria and Hoce, Slovenia (or another location agreed by the parties) (the “Manufacturing MOU”). The Manufacturing MOU provides that Fisker will negotiate a definitive agreement for Magna to provide manufacturing services upon terms to be determined no later than December 1, 2020. Either party may terminate the Manufacturing MOU upon written notice to the other party. The Manufacturing MOU superseded a previous memorandum of understanding between Fisker and Magna entered into in January 2020 on substantially similar terms.

Fisker and Magna have not entered into a binding definitive agreement for manufacturing of Fisker’s vehicles and there is no guarantee that such a binding definitive agreement will be reached.

Other

Fisker remains in conversations with several other potential OEMs and suppliers that it believes will form the basis of the Fisker Ocean and achieve its development goals. Fisker believes it will enter into definitive manufacturing and supply agreements relating to the Fisker Ocean before the end of 2020.

Employees

Fisker prides itself on the quality of its diverse team by seeking to hire only employees dedicated and aligned with Fisker’s strategic mission. Fisker works to leverage partnerships and modulate hiring based on Fisker’s product roadmap. As of August 5, 2020, Fisker employed 49 full-time employees and 16 consultants based primarily in Fisker’s headquarters in Torrance, California. A majority of Fisker’s employees are engaged in research and development and related functions. To date, Fisker has not experienced any work stoppages and considers Fisker’s relationship with its employees to be in good standing. None of Fisker’s employees are either represented by a labor union or subject to a collective bargaining agreement.

Property

Fisker’s corporate headquarters are located in Torrance, California, where Fisker occupies facilities totaling approximately 11,255 rentable square feet under a sublease that expires in December 2020. Fisker expects to enter into a new lease prior to the expiration of its existing sublease. Fisker uses these facilities primarily for Fisker’s management, technology, product design, sales and marketing, finance, legal, human resources, general administrative and information technology teams.

Legal Proceedings

From time to time, Fisker may become involved in additional legal proceedings arising in the ordinary course of its business. Fisker is not currently a party to any legal proceedings the outcome of which, if determined adversely to Fisker, would individually or in the aggregate have a material adverse effect on its business, financial condition, and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SPARTAN

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Spartan included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting an Initial Business Combination. On August 14, 2018 (the “IPO Closing Date”), we consummated our IPO of 55,200,000 units, including 7,200,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $552,000,000.

On August 14, 2018, simultaneously with the consummation of the IPO, we completed the private sale of 9,360,000 private placement warrants at a purchase price of $1.50 per warrant to our Sponsor, generating gross proceeds to us of approximately $14,040,000.

Approximately $552,000,000 of the net proceeds from the IPO and the private placement with our Sponsor has been deposited in the Trust Account. The net proceeds from the IPO and the private placement of private placement warrants held in the Trust Account have been invested solely in U.S. government securities having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

Results of Operations

We have neither engaged in any significant operations nor generated any operating revenue. Our only activities from inception through the IPO Closing Date related to our formation and the IPO. Although we have not generated operating revenue, we have generated non-operating income in the form of interest income on cash and cash equivalents. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as costs in the pursuit of our acquisition plans.

For the three months ended June 30, 2019, we had net income of $2,566,970, which consisted of investment and interest income held in the Trust Account net of administrative service fees, general and administrative expenses and income tax provision. For the three months ended June 30, 2020, we had net loss of $894,960, which consisted of investment and interest income held in the Trust Account net of administrative service fees, general and administrative expenses and income tax provision.

For the six months ended June 30, 2019, we had net income of $4,735,560, which consisted of investment and interest income held in the Trust Account net of administrative service fees, general and administrative expenses and income tax provision. For the six months ended June 30, 2020, we had net income of $2,544,380, which consisted of investment and interest income held in the Trust Account net of administrative service fees, general and administrative expenses and income tax provision.

For the year ended December 31, 2018, we had net income of $2,653,250, which consisted of investment and interest income held in the Trust Account net of administrative service fees, general and administrative expenses and income tax provision. For the year ended December 31, 2019, we had net income of $8,809,060, which consisted of investment and interest income held in the Trust Account net of administrative service fees, general and administrative expenses and income tax provision.

Liquidity and Capital Resources

Until the consummation of the IPO, our only source of liquidity was an initial sale of Founder Shares to our Sponsor. Additionally, an affiliate of our Sponsor advanced funds totaling $294,354 to pay administrative and offering costs. Upon the closing of the IPO, we repaid the affiliate of our Sponsor $294,354 in settlement of the outstanding advances.

On the IPO Closing Date, we consummated the IPO of 55,200,000 units, including 7,200,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $552,000,000.

On August 14, 2018, simultaneously with the consummation of the IPO, we completed the private sale of 9,360,000 private placement warrants at a purchase price of $1.50 per warrant to our Sponsor, generating gross proceeds to us of approximately $14,040,000.

Approximately $552,000,000 of the net proceeds from the IPO and the private placement with our Sponsor has been deposited in the Trust Account. The $552,000,000 of net proceeds held in the Trust Account includes $19,320,000 of deferred underwriting discounts and commissions that will be released to the underwriters of the IPO upon completion of our Initial Business Combination. Of the gross proceeds from the IPO and the private placement with our Sponsor that were not deposited in the Trust Account, $11,040,000 was used to pay underwriting discounts and commissions in the IPO, $294,354 was used to repay advances from an affiliate of our Sponsor, and the balance was reserved to pay accrued offering and formation costs, business, legal and accounting due diligence expenses on prospective acquisitions and continuing general and administrative expenses.

At December 31, 2018, we had cash of $1,531,595 and working capital of $1,154,357.

At December 31, 2019, we had cash of $548,761 and working capital of $506,591.

At June 30, 2020, we had cash of $323,563 and working capital deficit of $1,388,805.

In addition, interest income on the funds held in the Trust Account may be released to us to pay our franchise and income taxes.

Going Concern and Liquidity Considerations

As of June 30, 2020, we had $323,563 in our operating bank account, approximately $18 million of cumulative investment income available in the Trust Account to pay for franchise and income taxes (less up to $100,000 of investment income to pay dissolution expenses), and working capital deficit of approximately $1.4 million.

Through June 30, 2020, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares to our Sponsor, an aggregate of approximately $1.6 million in advances due to related party and the net proceeds from investment income released from Trust Account since inception of approximately $3.9 million for taxes. We repaid the loans from our Sponsor in full in February 2018. We may not have sufficient liquidity to meets our future obligations and anticipate that we may need to obtain additional loans from our Sponsor or obtain funding from other sources in order to satisfy our working capital requirements through February 14, 2021, our mandatory liquidation date.

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that it could have a negative effect on our financial position, results of operations and/or the pending business combination, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” we determined that the liquidity, mandatory liquidation and subsequent dissolution provisions discussed above raise substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm’s report on our audited financial statements included elsewhere in this proxy statement contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.” No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after February 14, 2021.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of June 30, 2020.

Recent Accounting Pronouncements

We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

INFORMATION ABOUT SPARTAN

Overview

Spartan is a blank check company incorporated on October 13, 2017 as a Delaware corporation and formed for the purpose of effecting an Initial Business Combination. Spartan has neither engaged in any operations nor generated any revenue to date. Based on its business activities, it is a “shell company” as defined in the Exchange Act because it has no operations and nominal assets consisting solely of cash and/or cash equivalents.

In October 2017, our Sponsor purchased 14,375,000 shares of Class B Common Stock for $25,000, or approximately $0.002 per share. In July 2018, our Sponsor surrendered 2,875,000 shares of its Class B Common Stock for no consideration. In August 2018, we effected a stock dividend with respect to the Class B Common Stock of 2,300,000 shares thereof, resulting in our Sponsor holding an aggregate of 13,800,000 shares of Class B Common Stock. 412,500 Founder Shares were subsequently transferred to our independent directors and John J. MacWilliams, a non-independent member of the Spartan Board.

On the IPO Closing Date, we consummated the IPO of 55,200,000 units, including 7,200,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $552,000,000. Each unit consists of one share of Class A Common Stock and one-third of one warrant. Each public warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. The public warrants will become exercisable 30 days after the completion of our Initial Business Combination and will expire five years after the completion of our Initial Business Combination or earlier upon redemption or liquidation.

On August 14, 2018, simultaneously with the consummation of the IPO, we completed the private sale of 9,360,000 private placement warrants at a purchase price of $1.50 per warrant to our Sponsor, generating gross proceeds to us of approximately $14,040,000. Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Initial Business Combination.

Approximately $552,000,000 of the net proceeds from the IPO and the private placement with our Sponsor has been deposited in the Trust Account.

We received gross proceeds from the IPO and the sale of the private placement warrants of $552,000,000 and $14,040,000, respectively, for an aggregate of $566,040,000. $552,000,000 of the gross proceeds were deposited into the Trust Account. The $552,000,000 of net proceeds held in the Trust Account includes $19,320,000 of deferred underwriting discounts and commissions that will be released to the underwriters of the IPO upon completion of our Initial Business Combination. Of the gross proceeds from the IPO and the sale of the private placement warrants that were not deposited in the Trust Account, $11,040,000 was used to pay underwriting discounts and commissions in the IPO, $294,354 was used to repay loans and advances from an affiliate of our Sponsor, and the balance was reserved to pay accrued offering and formation costs, business, legal and accounting due diligence expenses on prospective acquisitions and continuing general and administrative expenses.

The shares of our Class B Common Stock that we issued prior to the IPO Closing Date will automatically convert into shares of our Class A Common Stock at the time of the business combination on a one-for-one basis. In connection with the execution of the Business Combination Agreement, on July 10, 2020, our Sponsor entered into a Sponsor Agreement with us pursuant to which our Sponsor will, immediately prior to, and conditioned upon, the Effective Time, automatically and irrevocably surrender and forfeit to us, for no consideration and as a contribution to our capital, 441,176 shares of Class B Common Stock, whereupon the Sponsor Shares will be canceled.

On September 28, 2018, we announced that, commencing October 1, 2018, holders of the units may elect to separately trade the shares of Class A Common Stock and public warrants included in the units. The shares of Class A Common Stock and public warrants that are separated will trade on the NYSE under the symbols “SPAQ” and “SPAQ WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “SPAQ.U.”

Initial Business Combination

The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in the Trust Account).

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to elect to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the business combination, subject to the limitations described herein. As of June 30, 2020, the amount in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, is approximately $10.32 per public share. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the business combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price.

Submission of Initial Business Combination to a Stockholder Vote

The special meeting of Spartan stockholders to which this proxy statement relates is being held to solicit your approval of, among other things, the business combination. Unlike many other blank check companies, Spartan public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, our Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 20% of the shares of Class A Common Stock included in the units sold in the IPO.

Employees

Spartan currently has two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our Initial Business Combination. The amount of time that they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in.

Management

Executive Officers and Directors

Our current executive officers and directors are set forth below:

Name	Age	Position
Geoffrey Strong*	45	Chief Executive Officer and Director
James Crossen*	47	Chief Financial Officer and Chief Accounting Officer
John J. MacWilliams	64	Director
Robert C. Reeves	50	Independent Director
John M. Stice	61	Independent Director
Jan C. Wilson	47	Independent Director

*	Denotes an executive officer.

Geoffrey Strong—Chief Executive Officer and Director. Geoffrey Strong has served as our Chief Executive Officer since October 18, 2017. Mr. Strong is a Senior Partner at Apollo Private Equity having joined in 2012. He currently serves as Co-Lead Infrastructure and Natural Resources, overseeing investing activities in those areas globally. Previously, Mr. Strong worked in the Private Equity group at Blackstone, where he focused primarily on investments in the energy sector. Before Blackstone, he was a Vice President of Morgan Stanley Capital Partners, the private equity business within Morgan Stanley. Mr. Strong serves or has served on the board of directors of the following Apollo portfolio companies or affiliates: Apex Energy, Apollo Royalties Management, AIE Caledonia Holdings LLC, Caelus Energy, Chisolm Oil and Gas, CPV Fairview, Double Eagle Energy I, Double Eagle Energy II, Double Eagle Energy III, Freestone Midstream, Momentum Minerals, Northwoods Energy, Pipeline Funding Company LLC, Roundtable Energy, Tumbleweed Royalty and Vistra Energy. Mr. Strong graduated summa cum laude with a BS in business administration from Western Oregon University, graduated cum laude with a JD from Lewis & Clark College, and graduated with an MBA from the University of Pennsylvania’s Wharton School of Business. Mr. Strong also serves as a member of the Wharton Alumni Board. Mr. Strong’s extensive experience investing in the energy industry makes him a valuable addition to our management team and board of directors.

James Crossen—Chief Financial Officer and Chief Accounting Officer. Mr. Crossen has served as our Chief Financial Officer and Chief Accounting Office since October 18, 2017. Mr. Crossen is Chief Financial Officer for Private Equity and Real Assets at Apollo, having joined the Firm in 2010. Prior to that time, Mr. Crossen was a Controller at Roundtable Investment Partners LLC. Prior thereto, Mr. Crossen was a Controller at Fortress Investment Group. Prior to that time, Mr. Crossen was a member of the Funds Management and Tax Group at JP Morgan Partners LLC. Mr. Crossen is a Certified Public Accountant in New York. Mr. Crossen served in the United States Marine Corps and graduated summa cum laude from the University of Connecticut. We believe Mr. Crossen’s extensive background in the energy industry makes him a valuable addition to our management team.

John J. MacWilliams—Director. Mr. MacWilliams has served as a member of the Spartan Board since June 25, 2020. Mr. MacWilliams previously served as a member of the Spartan Board from July 30, 2019 to April 7, 2020. Mr. MacWilliams is an Operating Partner at Apollo, having joined the Firm in February 2020. Mr. MacWilliams served as the Associate Deputy Secretary and Chief Risk Officer of the U.S. Department of Energy (the “DOE”) from August 2015 until January 2017 and as Senior Advisor to the Secretary of the DOE from June 2013 until August 2015. Prior to his appointment to the DOE, Mr. MacWilliams was Managing Partner at Tremont Energy Partners, LLC, a private investment and advisory firm specializing in the global energy industry. Mr. MacWilliams co-founded Tremont Energy in 2004 after serving as Vice Chairman, Investment Bank, at JP Morgan Chase and Partner at JP Morgan Partners from 2000 until 2003. Previously, Mr. MacWilliams was a founding partner in 1993 of The Beacon Group, LLC. Mr. MacWilliams’ prior positions include Executive Director of Goldman Sachs & Co.’s International Banking Division, Vice President for

Goldman Sach & Co.’s Private Finance Group, and attorney at Davis Polk & Wardwell. Mr. MacWilliams has served on Boards of Directors for Alliance Resource Partners, LP, Compagnie Generale de Geophysique, Longhorn Partners Pipeline, LP, SmartSync, Inc, Soft Switching Technologies, Inc., and Titan Methanol Company. Since 2017, Mr. MacWilliams has served as a Fellow at Columbia University’s Center on Global Energy Policy and Adjunct Professor at Columbia’s School of International and Public Affairs. Mr. MacWilliams holds a B.A. from Stanford University, an M.S. from Massachusetts Institute of Technology, and a J.D. from Harvard Law School. Mr. MacWilliams is well-qualified to serve as director due to his extensive experience in the global energy industry, including his substantial energy-related experience in both the private and public sectors.

Robert C. Reeves—Director. Mr. Reeves has served as a member of the Spartan Board since August 9, 2018. Mr. Reeves previously served as Athlon Energy’s Chairman, President, and CEO since its formation in August 2010 through to its $7.1 billion sale to Encana in November 2014. Mr. Reeves was Senior Vice President, Chief Financial Officer and Treasurer of Encore Acquisition Company and Encore Energy Partners until the $4.5 billion sale of both companies to Denbury Resources Inc. in March 2010. Prior to joining Encore, Mr. Reeves served as Assistant Controller for Hugoton Energy Corporation. Mr. Reeves serves on the Board of Directors for publicly held EP Energy Corp, which owns oil and gas properties in the Eagle Ford in South Texas, the Permian Basin of West Texas and the Altamont of Utah for privately held Incline Niobrara Partners LP and Incline Energy Partners LP, which focus on acquiring oil and liquids-rich minerals, royalties and non-operated working interest in the DJ basin of Colorado. Since February 2015, Mr. Reeves has served as Chairman and President of Solar Soccer Club, a private 501(c)3 non-profit organization focused on youth soccer development in the Dallas-Fort Worth area. Mr. Reeves received his BS in accounting from the University of Kansas and is a Certified Public Accountant. Mr. Reeves is well qualified to serve as a director due to his extensive experience in public and private company operations and with mergers and acquisitions execution and integration.

John M. Stice—Director. Mr. Stice has served as a member of the Spartan Board since August 9, 2018. Mr. Stice previously served as Chief Executive Officer of Access Midstream from the time it spun out of Chesapeake Energy until his retirement in 2015. Mr. Stice began his career in 1981 with Conoco, as an associate engineer. For more than 25 years, Mr. Stice held technical and managerial positions of increasing responsibility with ConocoPhillips in exploration, production, midstream, and gas marketing worldwide. In November 2008, Mr. Stice joined Chesapeake and served as President of Chesapeake Midstream Development and Senior Vice President of Natural Gas Projects for Chesapeake Energy. He retired in 2015 as Chief Executive Officer of Access Midstream, formerly Chesapeake Midstream Partners. Currently, Mr. Stice serves as Dean of the Mewbourne College of Earth & Energy at the University of Oklahoma, a position he assumed in August 2015. Mr. Stice serves on the boards of directors of Marathon Petroleum Corporation, MPLX and U.S. Silica Holdings, Inc. Mr. Stice holds a bachelor’s degree in chemical engineering from the University of Oklahoma, a master’s degree in business from Stanford University, and a doctorate in education from The George Washington University. As a result of his professional and academic experiences, Mr. Stice brings extensive breadth, depth and expertise in the oil and natural gas services industry to our board of directors.

Jan C. Wilson—Director. Ms. Wilson has served as a member of the Spartan Board since April 7, 2020. Ms. Wilson served as a consultant to the Royal Bank of Canada from September 2015 until April 2017. Prior to her service as a consultant to the Royal Bank of Canada, Ms. Wilson was a manager at Enron Corporation from May 1996 until January 2002, senior vice president of RBS Sempra Commodities LLC from January 2002 until January 2011 and director of Freepoint Commodities LLC from June 2011 until June 2013. Since April 2018, Ms. Wilson has served as a senior advisor for the Canada Pension Plan Investment Board and is the founder/president of JW 1000 Ltd. a company focused on advising on all project contracts that are required to support financing and allocation of risk for sustainable energy projects. Ms. Wilson was a private investor from March 2015 to August 2015 and from April 2017 through March 2018. Ms. Wilson holds a B.A. in Economics and a B.A. in Honours Business Administration from the University of Western Ontario and an M.B.A. from Queens University. Ms. Wilson is well-qualified to serve as director due to her extensive experience in risk management and asset acquisition in the electricity, oil & gas and energy storage industries.

Number and Terms of Office of Officers and Directors

Spartan has five directors. The Spartan Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Spartan’s first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of John M. Stice, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Robert C. Reeves and Jan C. Wilson, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Geoffrey Strong and John J. MacWilliams, will expire at the third annual meeting of stockholders.

Spartan’s officers are appointed by the Spartan Board and serve at the discretion of the Spartan Board, rather than for specific terms of office. The Spartan Board is authorized to appoint persons to the offices set forth in Spartan’s bylaws as it deems appropriate. Spartan’s bylaws provide that Spartan’s officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Board Leadership Structure and Role in Risk Oversight

The Spartan Board currently has no chairman. The Chief Executive Officer, who is also a director, is responsible for leading our management and operations. The Spartan Board believes that its small size and collaborative nature of the remaining members on oversight of the execution of the business plans and strategy of Spartan are such that a designated individual responsible solely for board leadership is not required at this time. The Spartan Board believes that the current leadership structure is efficient for a company of our size, and promotes good corporate governance. However, the Spartan Board will continue to evaluate its leadership structure and may change it if, in the opinion of the Spartan Board, a change is required by the needs of our business and operations.

The Spartan Board is actively involved in overseeing our risk assessment and monitoring processes. The Spartan Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Spartan Board include consideration of the challenges and risks of our businesses, and the Spartan Board and management actively engage in discussion on these topics. In addition, each of the Spartan Board’s committees considers risk within its area of responsibility.

Director Independence

The NYSE listing standards require that a majority of the Spartan Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Spartan Board has determined that John M. Stice, Robert C. Reeves and Jan C. Wilson are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Spartan Board

The Spartan Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The charter of each committee is available on our website.

Audit Committee

The Spartan Board has established an audit committee of the board of directors. John M. Stice, Robert C. Reeves and Jan C. Wilson, all of whom are independent, serve as members of our audit committee. John M. Stice serves as chair of the audit committee. All of the members of the audit committee are financially literate, and the Spartan Board has determined that Robert C. Reeves qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Spartan Board has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Compensation Committee

The Spartan Board has established a compensation committee of the board of directors. John M. Stice and Robert C. Reeves serve as members of our compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. John M. Stice and Robert C. Reeves are independent. Robert C. Reeves serves as chair of the compensation committee.

The Spartan Board has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

The Spartan Board has established a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance are John M. Stice and Robert C. Reeves. Robert C. Reeves serves as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee are to assist the board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Spartan Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing, recommending to the Spartan Board and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Spartan Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.

Committee Membership, Meetings and Attendance

During the fiscal year ended December 31, 2019, the Spartan Board held four meetings, our audit committee held four meetings, and our compensation and nominating and corporate governance committees did not meet.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the Spartan Board and the respective committees of which he or she is a member held during the period such incumbent director was a director during the fiscal year ended December 31, 2019. We encourage all of our directors to attend our annual meetings of stockholders.

Director Nominations

Our nominating and corporate governance committee recommends to the Spartan Board candidates for nomination for election at the annual meeting of the stockholders. The Spartan Board also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Spartan Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Stockholder Communications

The Spartan Board welcomes communications from our stockholders. Our stockholders may send communications to the Spartan Board, any committee of the Spartan Board or any other director in particular to:

Spartan Energy Acquisition Corp.

9 West 57th Street, 43rd Floor

New York, NY 10019

Our stockholders should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. Spartan’s Chief Executive Officer will review each communication received from our stockholders and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (a) the communication complies with the requirements of any applicable policy adopted by the Spartan Board relating to the subject matter of the communication; and (b) the communication falls within the scope of matters generally considered by the Spartan Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Spartan Board to a committee or to an executive officer of Spartan, then Spartan’s Chief Executive Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Spartan Board or an executive officer does not imply or create any fiduciary duty of any Spartan Board member or executive officer to the person submitting the communications.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. Our Code of Ethics and our audit, compensation and nominating and corporate governance committee charters are available on our website, http://www.spartanenergyspac.com/, under the “Governance” tab. In addition, a copy of the Code of Ethics will be provided without charge upon request from us in writing at 9 West 57th Street, 43rd Floor New York, NY 10019 or by telephone at (212) 258-0947. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Apollo manages several investment vehicles. Apollo and its affiliates, as well as funds for which Apollo provides asset management services (“Apollo Funds”), may compete with us for acquisition opportunities. If these entities or companies decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Apollo may be suitable for both us and for Apollo affiliates and/or current or future Apollo Funds and may be directed to such affiliates and/or Apollo Funds rather than to us. Neither Apollo nor members of our management team who are also employed by Apollo have any obligation to present us with any opportunity for a potential business combination of which they become aware. Apollo and/or our management, in their capacities as partners, officers or employees of Apollo or in their other endeavors, may be required to present potential business combinations to other entities, before they present such opportunities to us.

In addition, Apollo or its affiliates may sponsor other blank check companies similar to ours during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams. However, we do not expect that any such other blank check company would be focused on the energy industry and, as a result, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Notwithstanding the foregoing, we may pursue an acquisition opportunity jointly with our Sponsor, Apollo, or one or more of its affiliates, one or more Apollo Funds and/or investors in the Apollo Funds, which we refer to as an “Affiliated Joint Acquisition.” Such entities may co-invest with us in the target business at the time of our Initial Business Combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Each of our officers and directors presently has, and any of them in the future may have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. In addition, we may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our Initial Business Combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. In addition, Apollo and its affiliates and/or Apollo Funds, including our officers and directors who are affiliated with Apollo, may sponsor or form other blank check companies similar to ours during the period in which we are seeking an Initial Business Combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any such potential conflicts would materially affect our ability to complete our Initial Business Combination.

Investors and potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our initial stockholders have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of our Initial Business Combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our Initial Business Combination by the deadline specified in our Charter. If we do not complete our Initial Business Combination within such time period, the proceeds of the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. Furthermore, our initial stockholders have agreed not to transfer, assign or sell any Founder Shares held by them until one year after the date of the consummation of our Initial Business Combination or earlier if, subsequent to our Initial Business Combination, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Initial Business Combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A Common Stock underlying such warrants will not be transferable, assignable or saleable until 30 days after the completion of our Initial Business Combination. Since our Sponsor and officers and directors directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our Initial Business Combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our Initial Business Combination.

•

Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended Initial Business Combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing an Initial Business Combination with a company that is affiliated with Apollo, our Sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our Sponsor, officers or directors. In the event we seek to complete our Initial Business Combination with a business combination target that is affiliated with our Sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting firm that such Initial Business Combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, we pay an amount equal to $10,000 per month to our Sponsor for office space, utilities, secretarial support and administrative services provided to us.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our Initial Business Combination to our public stockholders for a vote, we will complete our Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. Our initial stockholders have agreed to vote any Founder Shares held by them and any public shares held by them in favor of our Initial Business Combination, and our officers and directors have also agreed to vote any public shares held by them in favor of our Initial Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an Initial Business Combination.

Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

Spartan

Two of our independent directors, John M. Stice and Robert C. Reeves, received a one-time cash retainer of $150,000. Our third independent director, Jan C. Wilson, received a one-time cash retainer of $37,500. Another director, John J. MacWilliams, received a one-time cash retainer of $75,000. Commencing on the date that our securities were first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we have agreed to pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. In addition, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to Apollo, our Sponsor, officers or directors, or our or their affiliates. Any such payments prior to an Initial Business Combination were or will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an Initial Business Combination. Other than these payments and reimbursements and the cash retainers to certain of our directors described above, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, officers and directors, or any of their respective affiliates, prior to completion of our Initial Business Combination.

We do not intend to take and have not taken any action to ensure that members of our management team will be part of our management team after the business combination although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after an Initial Business Combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

For more information about the interests of our Sponsor, directors and officers in the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Fisker

To achieve Fisker’s goals, Fisker has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.

Fisker believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. Fisker’s current compensation programs reflect its startup origins in that they consist primarily of salary and stock option awards. As Fisker’s needs evolve, Fisker intends to continue to evaluate its philosophy and compensation programs as circumstances require.

This section provides an overview of Fisker’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Fisker has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies,” within the meaning of the JOBS Act. These rules require reduced compensation disclosure for Fisker’s principal executive officer and its two most highly compensated executive officers other than its principal executive officer (the named executive officers).

Fisker’s board of directors, with input from its Chief Executive Officer, has historically determined the compensation for Fisker’s named executive officers. For the year ended December 31, 2019, Fisker’s named executive officers were:

•	Henrik Fisker, Chief Executive Officer;

•	Dr. Geeta Gupta, Chief Financial Officer; and

•	Martin T. Welch, Senior Vice President, Engineering.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of Fisker for services rendered to Fisker in all capacities for 2019.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)(1)	Total ($)
Henrik Fisker	2019	42,197	8,985	51,182
Chief Executive Officer and Chairman of the Board

Dr. Geeta Gupta	2019	45,673	6,500	52,173
Chief Financial Officer and Former President(2)

Martin T. Welch	2019	250,000	—	250,000
SVP, Engineering

(1)

Reflects policy premiums for term life insurance covering Mr. Fisker in the amount of $2,485, which Fisker pays. Fisker also provided the following auto allowances to certain of Fisker’s named executive officers: Mr. Fisker ($6,500) and Dr. Gupta ($6,500).

(2)	Effective June 25, 2020, Fisker hired Stefan Krause in the role of President.

Narrative Disclosure to Summary Compensation Table

For 2019, the compensation program for Fisker’s named executive officers consisted of base salary and certain perquisites.

Base Salary

Base salary for Mr. Welch is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus

Fisker has not had any formal arrangements with its named executive officers providing for annual cash bonus awards.

The Executive Incentive Bonus Plan, or Bonus Plan, was adopted by the Spartan Board on                    , 2020. The Bonus Plan will become effective on the Closing Date. The purpose of the Bonus Plan is to motivate and reward eligible officers and employees for their contributions toward the achievement of certain performance goals.

Administration. The Bonus Plan will be administered by the New Fisker compensation committee, which shall have the discretionary authority to interpret the provisions of the Bonus Plan, including all decisions on eligibility to participate, the establishment of performance goals, the number of awards payable under the plan, and the payment of awards. The New Fisker compensation committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Bonus Plan to one or more directors and/or officers of New Fisker.

Performance criteria. The New Fisker compensation committee may establish cash bonus targets and corporate performance metrics for a specific performance period or fiscal year pursuant to the Bonus Plan. Corporate performance goals may be based on one or more of the following criteria, as determined by the New Fisker compensation committee and any adjustments thereto established by the New Fisker compensation committee: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation, and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation, and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) gross margin; (xiv) operating margin or profit margin; (xv) capital expenditures, cost targets, reductions, and savings and expense management; (xvi) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (xvii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xviii) performance warranty and/or guarantee claims; (xix) stock price or total stockholder return; (xx) earnings or book value per share (basic or diluted); (xxi) economic value created; (xxii) pre-tax profit or after-tax profit; (xxiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, funded collaborations, joint ventures acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, or intellectual property asset metrics; (xxiv) objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, or completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, or technical progress against work plans; (xxvii) key regulatory objectives or milestones; and (xxviii) enterprise resource planning.

However, awards issued to participants may take into account other factors (including subjective factors). Performance goals may differ from participant to participant, performance period to performance period, and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to New Fisker), (iii) on a per share and/or share per capita basis, (iv) against New Fisker’s performance as a whole or against any of New Fisker’s affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of New Fisker or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

Service requirement. Unless otherwise determined by the New Fisker compensation committee, a participant must be actively employed and in good standing with New Fisker on the date the award is paid. The New Fisker compensation committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the New Fisker compensation committee in its sole discretion.

Amendment or Termination. The New Fisker compensation committee may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination. The New Fisker compensation committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Bonus Plan in whole or in part.

Fisker 2016 Stock Plan

General. Fisker’s board of directors originally adopted, and Fisker’s stockholders approved, the Fisker Inc. 2016 Stock Plan (the “2016 Plan”), on September 22, 2016. The 2016 Plan provides for the grant of incentive stock options to Fisker employees (and employees of any parent or subsidiary of Fisker), and for the grant of non-statutory stock options and stock purchase rights to Fisker employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of Fisker). Spartan intends to assume the 2016 Plan in the business combination and to amend, restate and re-name the 2016 Plan into the form of the 2020 Plan effective as of the Closing Date. The terms of the 2016 Plan as described herein will continue to govern the terms and conditions of the outstanding awards previously granted thereunder.

Share Reserve. Fisker reserved an aggregate of 8,823,530 shares of Fisker Class A Common Stock under the 2016 Plan. As of September 10, 2020, options to purchase 6,882,695 shares of Fisker Class A Common Stock were outstanding and 1,940,835 shares of Fisker Class A Common Stock were available for future grants.

Plan Administration. The Fisker board of directors has administered the 2016 Plan. We expect that the New Fisker compensation committee will administer the 2016 Plan following the Closing Date.

Types of Awards. The 2016 Plan provides for the grant of incentive stock options, non-statutory stock options, and stock purchase rights.

Stock Options. The Fisker board of directors granted incentive and/or non-statutory stock options under the 2016 Plan, provided that incentive stock options were only granted to employees. The exercise price per share applicable to such options was equal to at least the fair market value per share of Fisker Class A Common Stock on the date of grant. The term of options granted under the 2016 Plan did not exceed 10 years; provided, however, that any incentive stock option granted to a participant who owned more than 10% of the total combined voting power of all classes of Fisker stock, or of certain of Fisker’s subsidiary corporations, did not have a term in excess of five years and had an exercise price per share of at least 110% of the fair market value per share of Fisker Class A Common Stock on the grant date. Subject to the provisions of the 2016 Plan, the Fisker board of directors determined the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases except for a termination for cause, the option will generally remain exercisable for three months following the termination of service. In the event of a termination for cause, the option will immediately terminate. However, in no event may an option be exercised later than the expiration of its term.

Stock purchase rights. Fisker’s board of directors has discretion to grant stock purchase rights under the 2016 Plan. Stock purchase rights are rights to purchase Fisker Class A Common Stock that either are fully vested at grant or that will vest in accordance with terms and conditions established by the Fisker board of directors, in its sole discretion. The Fisker board of directors has discretion to determine the number of shares that the participant may purchase, the price to be paid (if any) and the time in which the participant must accept the offer. The offer must be accepted by execution of a restricted stock purchase agreement in the form determined by the Fisker board of directors. Once a stock purchase right is exercised, the participant has all the rights of a stockholder of Fisker.

Non-transferability of Awards. Unless the Fisker board of directors provides otherwise, the 2016 Plan generally does not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an option may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain corporate events or changes in Fisker capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2016 Plan, the Fisker board of directors will make adjustments to one or more of the number, kind and class of securities that may be delivered under the 2016 Plan and/or the number, kind, class and price of securities covered by each outstanding award.

Dissolution or liquidation. In the event of Fisker’s dissolution or liquidation, each option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Fisker board of directors.

Corporate Transaction. The 2016 Plan provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of Fisker’s assets, (ii) a merger, consolidation or other capital, reorganization or business combination transaction of Fisker with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of Fisker’s then outstanding capital stock, each outstanding award will be treated as the Fisker board of directors determines.

Amendment or Termination. Fisker’s board of directors may amend or terminate the 2016 Plan at any time, provided such action does not materially and adversely affect the rights of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws. Although the 2016 Plan will be assumed by Spartan and we expect that it will be amended and restated in the form of the 2020 Plan immediately prior to, and contingent upon, the Closing Date; the 2016 Plan will continue to govern the terms and conditions of awards previously granted under the 2016 Plan.

Benefits and Perquisites

Fisker provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; and short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which no match by Fisker is provided. Except for the term life insurance for Mr. Fisker and auto allowances for Mr. Fisker and Dr. Gupta described above, Fisker does not maintain any executive-specific benefit or perquisite programs.

Employment Agreements

Henrik Fisker

Fisker will enter into a new employment agreement with Mr. Fisker in connection with and prior to the Closing Date. Such new employment agreement will contain market terms for a public company of similar size and industry to Fisker.

Dr. Geeta Gupta

Fisker will enter into a new employment agreement with Dr. Gupta in connection with and prior to the Closing Date. Such new employment agreement will contain market terms for a public company of similar size and industry to Fisker.

Martin T. Welch

In February 2018, Fisker entered into an employment agreement with Mr. Welch, pursuant to which Mr. Welch was entitled to a base salary of $250,000 per year. In July 2020, Fisker entered into an amended and restated employment agreement with Mr. Welch. Pursuant to this agreement, Mr. Welch is entitled to a base salary of $300,000 per year and a cash bonus of $79,166.50 in recognition of Mr. Welch’s contributions to the Company and Mr. Welch is eligible to participate in Fisker’s employee benefits plans maintained by Fisker and generally made available to similarly situated employees. Mr. Welch’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Outstanding Equity Awards as of December 31, 2019

The following table sets forth information regarding unexercised stock options held by each of Fisker’s named executive officers as of December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Henrik Fisker	12/19/2016	2,647,060	(3)	—	0.15	12/19/2026
Chief Executive Officer and Chairman of the Board	04/26/2017	294,120	(3)	—	0.15	04/26/2027

Dr. Geeta Gupta	04/26/2017	2,941,180	(3)	—	0.15	04/26/2027
Chief Financial Officer

Martin T. Welch	05/09/2018	25,333	(4)	88,667	1.98	05/08/2028
SVP, Engineering

(1)	All stock options were granted pursuant to the Fisker Inc. 2016 Stock Plan.
(2)	This column represents the fair market value of a share of Fisker common stock on the date of grant, as determined by the Fisker board of directors.
(3)

These option shares were fully vested and exercisable on the date of grant, except that in the case of Mr. Fisker’s grant of December 19, 2016, the then unvested option shares were amended on May 4, 2017, to be fully vested and exercisable.

(4)

These option shares vested as to 1/72nd of the total shares subject to the option on September 10, 2018 and the remainder vested and will vest on each monthly anniversary thereafter, subject to the optionee’s continued service through each vesting date.

Director Compensation

Historically, Fisker has neither had a formal compensation policy for Fisker’s non-employee directors, nor has Fisker had a formal policy of reimbursing expenses incurred by Fisker non-employee directors in connection with their board service. However, Fisker has reimbursed Fisker’s non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings and occasionally granted stock options to Fisker’s non-employee directors. Directors who are also Fisker employees do not receive any compensation for their services as directors. Fisker expects that following the business combination, the compensation committee of the New Fisker Board will establish an outside director compensation policy that will set forth the annual compensation to be paid to the members of the New Fisker Board.

The table below summarizes the compensation of each person serving as a Fisker non-employee director in 2019. Neither Henrik Fisker, Fisker’s Chief Executive Officer, nor Dr. Geeta Gupta, Fisker’s Chief Financial Officer, received any additional compensation for service as directors in 2019. The compensation of Mr. Fisker and Dr. Gupta as named executive officers, is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Option awards ($)(1)	All other compensation ($)(2)	Total ($)
Roderick K. Randall	—	—	—
Morana Jovan(3)	—	28,961	28,961

(1)	The number of outstanding stock options held by each Fisker non-employee director, directly or indirectly, as of December 31, 2019, were: Mr. Randall (58,820).

(2)

With respect to Ms. Jovan, the amount in this column represents the value of a stock option provided in consideration of services Globeways Holdings Limited performed as a consultant to Fisker. Ms. Jovan is the sole owner of Globeways Holdings Limited. The services Globeways Holdings Limited performed as a consultant to Fisker were distinct from Ms. Jovan’s services as a director of Fisker. The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of stock options granted in 2019 under the Fisker 2016 Stock Plan as calculated in accordance with FASB ASC Topic 718. This amount reflects Fisker accounting expense for this stock option and does not represent the actual economic value that may be realized by the optionee. There can be no assurance that this amount will ever be realized. The valuation assumptions used in calculating the fair value of this stock option is set forth in Note 13 to the Fisker financial statements. As required by SEC rules, the amounts shown excludes the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Ms. Jovan resigned from the Fisker board of directors effective March 21, 2019.

New Fisker Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the business combination, Fisker intends to develop an executive compensation program that is designed to align compensation with New Fisker’s business objectives and the creation of stockholder value, while enabling New Fisker to attract, retain, incentivize and reward individuals who contribute to the long-term success of New Fisker. Decisions on the executive compensation program will be made by the compensation committee of the New Fisker Board.

Executive Compensation

The policies of New Fisker with respect to the compensation of its executive officers and following the business combination will be administered by the New Fisker Board in consultation with its compensation committee. The compensation policies followed by New Fisker will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of Fisker and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Equity Compensation

It is anticipated that equity-based compensation will be an important foundation in executive compensation packages as New Fisker believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. New Fisker believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the 2020 Plan described in Proposal No. 7 will be an important element of the New Fisker compensation arrangements for both executive officers and directors.

Director Compensation

It is anticipated that the compensation committee of the New Fisker Board will determine the annual compensation to be paid to the members of the New Fisker Board upon consummation of the business combination.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the business combination, the business and affairs of New Fisker will be managed by or under the direction of the New Fisker Board. Fisker is currently evaluating potential director nominees and executive officer appointments, but the following table sets forth the name, age and position of each of the expected directors and executive officers of New Fisker upon consummation of the business combination as of August 5, 2020.

Name	Age	Position
Executive Officers
Henrik Fisker	57	Chairman of the Board and Chief Executive Officer
Stefan G. Krause	57	President and Chief Operating Officer
Dr. Geeta Gupta	46	Chief Financial Officer and Director
Dr. Burkhard J. Huhnke	53	Chief Technology Officer
Blima Tuller	41	Chief Accounting Officer
Martin T. Welch	57	Senior Vice President, Engineering

Non-Employee Directors
Wendy J. Greuel(1)	59	Director
Mark E. Hickson(1)	53	Director
Roderick K. Randall	61	Director
Henry S. Ward(2)	44	Director
Nadine I. Watt (2)	52	Director

(1)	Member of the audit committee, effective upon the consummation of the business combination.
(2)	Member of the compensation committee, effective upon the consummation of the business combination.
(3)	Member of the nominating and corporate governance committee, effective upon the consummation of the business combination.

Executive Officers

Henrik Fisker. Upon the consummation of the business combination, Fisker’s co-founder, Mr. Fisker, will serve as Chairman of the New Fisker Board and as New Fisker’s Chief Executive Officer. Mr. Fisker has served as Chairman of Fisker’s Board of Directors and as Fisker’s Chief Executive Officer since September 2016, and he is married to Dr. Geeta Gupta, his co-founder and New Fisker’s Chief Financial Officer and a member of the New Fisker Board. Mr. Fisker also served as President of Fisker from September 2016 to July 2020. Although Mr. Fisker spends significant time with Fisker and is highly active in Fisker’s management, he does not devote his full time and attention to Fisker. Since 2013, Mr. Fisker has served as Managing Member of HF Design LLC (“HF Design”). Mr. Fisker served as a Senior Advisor at McKinsey & Company where he worked from 2013 to 2016. In addition, from 2015 to 2017, he served as the Chief of Product and Design of VLF Automotive, LLC, which he co-founded. From 2007 to 2011, Mr. Fisker served as Chief Executive Officer and Chief Design Officer of Fisker Automotive, Inc., which he co-founded, and he served as Executive Chairman from 2012 to 2013. In 2013, Fisker Automotive, Inc. voluntarily filed for Chapter 11 bankruptcy with the United States Bankruptcy Court for the District of Delaware after Mr. Fisker had stepped down as its Executive Chairman. Prior to that, from 2000 to 2005, Mr. Fisker served as Creative Director at Ford Motor Company and Design Director at Aston Martin Lagonda Ltd, which was a subsidiary of Ford Motor Company at the time. He was also the Designer at Bayerische Flugzeugwerke AG (“BMW”) from 1999 to 2000. Mr. Fisker holds a Bachelor of Science in Automotive Design from the ArtCentre College of Design, California.

We believe that Mr. Fisker is qualified to serve as a director because of his operational and historical expertise gained from serving as Fisker’s Chief Executive Officer, and his extensive professional and educational experience in the automotive industry.

Stefan G. Krause. Upon the consummation of the business combination, Mr. Krause will serve as President and Chief Operating Officer of New Fisker. Mr. Krause has served as Fisker’s President and Chief Operating Officer since July 2020. Prior to joining Fisker, Mr. Krause served as the Chief Executive Officer and Chairman of the board of directors of Canoo Inc., an electric car start-up company from 2017 to 2020. Prior to that, Mr. Krause was the Chief Financial Officer and Chief Operating Officer of Faraday&Future Inc., an electric car start-up, from March 2017 to October 2017. In addition, Mr. Krause served as the Chief Executive Officer of Celestial LTD, an investment company in London, United Kingdom from 2016 to 2017 and as the Chief Financial Officer and a Member of the Board of Deutsche Bank AG from 2008 to 2015 and then as a Member of the Supervisory Board of Deutsche Bank AG from 2016 to 2019. From 2002 to 2008 Mr. Krause served as a member of the management board and Chief Financial Officer at BMW in Munich, Germany. Mr. Krause holds a degree in Business Administration from Julius-Maximilians-University, Wuerzburg, Germany.

Dr. Geeta Gupta. Upon the consummation of the business combination, Dr. Gupta will serve as New Fisker’s Chief Financial Officer and as a member of the New Fisker Board. Dr. Gupta has served as Fisker’s Chief Financial Officer and as a member of Fisker’s Board of Directors since September 2016, and she is married to Henrik Fisker, her co-founder and New Fisker’s Chief Executive Officer and Chairman of the New Fisker Board. Prior to founding Fisker, Dr. Gupta served as an Entrepreneur and Investment Manager for the Fisker family from 2014 to 2020. Previously, Dr. Gupta served as an Investment Advisor at the Alfred Mann Foundation from 2013 to 2014. Dr. Gupta holds a Bachelor’s Degree in Zoology/Animal Biology from Maitrey College, New Delhi, India, a Master’s Degree in Biotechnology from the University of Kent, United Kingdom, a Doctor of Philosophy, Ph.D., in Biotechnology/Organic Chemistry from the University of Cambridge, United Kingdom, where she was an EPSRC Postdoctoral Research Newton Fellow.

We believe that Dr. Gupta is qualified to serve as a director because of her historical expertise gained from serving as Fisker’s Chief Financial Officer, and her financial and investing experience.

Dr. Burkhard J. Huhnke. Upon the consummation of the business combination, Dr. Huhnke will serve as New Fisker’s Chief Technical Officer. Dr. Huhnke has served as Fisker’s Chief Technical Officer since July 2020. Previously, Dr. Huhnke served as the Vice President Automotive at Synopsys Inc., from 2018 to July 2020. Prior to this, from 2016 to 2018, Dr. Huhnke served as the Senior Vice President of e-mobility at Volkswagen of America, Inc. From 2011 to 2014, Dr. Huhnke served as the Senior General Manager of Electronics Development at Volkswagen AG. Dr. Huhnke holds an electrical engineering diploma and a doctorate in engineering from the Technical University of Braunschweig, Germany.

Blima Tuller. Upon the consummation of the business combination, Ms. Tuller will serve as the Chief Accounting Officer of the New Fisker. Ms. Tuller has served as Fisker’s Chief Accounting Officer since July 2020. Prior to joining the company, Ms. Tuller served as the Chief Accounting Officer of Magnite since 2017. Ms. Tuller was Chief Financial Officer of Liberman Broadcasting, Inc., a Spanish-language broadcaster, from July 2012 to July 2017. Liberman Broadcasting filed for protection under Chapter 11 of the United States Bankruptcy Code in November 2018. She was previously at MRV Communications Inc., a publicly traded technology company, where she served as Vice President, Finance from 2009 to 2011 and as Director of Finance from 2008 to 2009. From 2006 to 2008, Ms. Tuller served as Vice President of Finance and Chief Accounting Officer of QPC Lasers, Inc., a start-up manufacturer and distributor of semiconductor lasers. Prior to joining QPC Lasers, Inc., Ms. Tuller was Vice President of Finance of Ameripath, Inc.’s Esoteric Division, an anatomic pathology laboratory and esoteric testing services provider, and served as Director of Finance and Director of Internal Audit of Specialty Laboratories, a clinical reference laboratory acquired by Ameripath, Inc., from 2003 to 2006. From 1998 to 2003, Ms. Tuller held various positions of increasing responsibility at the public accounting firms of Arthur Andersen LLP and KPMG LLP. Ms. Tuller holds a Bachelor of Sciences in Accounting from Cleveland State University, Ohio.

Martin T. Welch. Upon the consummation of the business combination, Mr. Welch will serve as New Fisker’s Senior Vice President of Engineering. Mr. Welch has served as Fisker’s Senior Vice President of

Engineering since April 2018. Previously, Mr. Welch served as and Global Director of Vehicle Integration at Tata Technologies Limited from 2011 to 2018. Mr. Welch holds a Mechanical Engineering degree from Northumbira University, Newcastle upon Tyne, England.

Non-Employee Directors

Wendy J. Greuel. Upon the consummation of the business combination, Ms. Gruel will serve as a member of the New Fisker Board. Ms. Greuel has served on Fisker’s Board of Directors since June 2020. Since 2013, Ms. Greuel has served as a consultant to the Discovery Cube Science Center. In addition, Ms. Greuel has served as Executive in Residence and Strategic Advisor at the David Nazarian College of Business and Economics (DNCBE), California State University Northridge (CSUN), since 2016. Previously, Ms. Greuel served as the Controller for the City of Los Angeles from 2009 to 2013. Ms. Greuel holds a Bachelor of Arts in Political Science from the University of California, Los Angeles.

We believe that Ms. Greuel’s extensive executive and professional experience as a business consultant qualify her to serve as a director.

Mark E. Hickson. Upon consummation of the business combination, Mr. Hickson will serve as a member of the New Fisker Board. Since 2012, Mr. Hickson has served as the Executive Vice President of Corporate Development, Strategy, Quality & Integration at NextEra Energy, Inc., a public company. Mr. Hickson also serves as the Executive Vice President of Corporate Development, Strategy, Quality & Integration at NextEra Energy Partners, LP, an affiliate of NextEra Energy, Inc., and Mr. Hickson serves on its board of directors. Previously, Mr. Hickson served as a Managing Director of Global M&A in the Global Energy & Power Group at Merrill Lynch & Co. Mr. Hickson holds a Bachelor of Science in Aerospace Engineering from Texas A&M University, and a Master of Business Administration, Finance from Columbia University, New York.

We believe that Mr. Hickson’s extensive executive and professional experience in the energy industry qualify him to serve as a director.

Roderick K. Randall. Upon the consummation of the business combination, Mr. Randall will serve as a member of the New Fisker Board. Mr. Randall has served on Fisker’s Board of Directors since March 2018. Mr. Randall is currently an Executive Partner at Siris Capital Group, LLC, a private equity firm focused on technology startups, where he has worked since 2010. Mr. Randall currently serves on the boards of the following private companies: MagLev Aero, Inc., Mavenir Systems, Inc., and Stratus Technologies, Inc. He is also a member of the board of Trustees at Vaughn College of Aeronautics and Technology, a private college in East Elmhurst, New York, specializing in aviation and engineering education. Mr. Randall holds a Bachelor of Electrical Engineering with Highest Honor from The Georgia Institute of Technology, and a Master of Sciences in Electrical Engineering and Computer Science from the University of California, Berkeley.

We believe that Mr. Randall is qualified to serve as a director because of his extensive experience in the technology industry, his experience as a venture capitalist and his service on multiple boards of various technology companies.

Henry S. Ward. Upon the consummation of the business combination, Mr. Ward will serve as a member of the New Fisker Board. Mr. Ward has served on Fisker’s Board of Directors since June 2020. Mr. Ward is the Founder of eShares, Inc. DBA Carta, Inc. and he has served as its Chief Executive Officer since 2012. Mr. Ward holds a Mathematics and Computer Science degree from University of Michigan and an MSC in Market Finance from EDHEC Business School.

We believe that Mr. Ward is qualified to serve as a director because of his management experience and his extensive experience with equity compensation.

Nadine I. Watt. Upon the consummation of the business combination, Ms. Watt will serve as a member of the New Fisker Board. Ms. Watt has served on Fisker’s Board of Directors since June 2020. Ms. Watt has served as the Chief Executive Officer of Watt Companies, Inc. since December 2019. She previously served as President from 2011 to 2019. She joined Watt Companies, Inc. in 2000 as an asset and project manager and she has served in various positions of increasing responsibility culminating in her current role as Chief Executive Officer. In addition, Ms. Watt has served as the Chair of the Los Angeles Business Council since 2015. She previously served on the board of two publicly traded companies: 1st Century Bancshares, Inc., from May 2008 until 2017 and The New Home Company Inc., from 2009 to 2018. Ms. Watt received her Bachelor of Science in Foreign Service from the Georgetown University School of Foreign Service, Washington D.C. and her Master of Arts from the School of Cinematic Arts at the University of Southern California.

We believe that Ms. Watt is qualified to serve as a director because of her extensive experience in management and her prior service on a number of public company boards, which provides an important perspective on operations and corporate governance matters.

Board Composition

New Fisker’s business and affairs will be organized under the direction of the New Fisker Board. We anticipate that the New Fisker Board will consist of seven members upon the consummation of the business combination. Henrik Fisker will serve as Chairman of the New Fisker Board. The primary responsibilities of the New Fisker Board will be to provide oversight, strategic guidance, counseling and direction to New Fisker’s management. The New Fisker Board will meet on a regular basis and additionally as required.

If the Proposed Second Amended and Restated Charter is approved, the New Fisker Board will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The New Fisker Board will be divided into the following classes:

•

Class I, which Fisker anticipates will consist of Wendy J. Greuel, Roderick K. Randall and Henry S. Ward, whose terms will expire at New Fisker’s first annual meeting of stockholders to be held after consummation of the business combination;

•

Class II, which Fisker anticipates will consist of Dr. Geeta Gupta and Nadine I. Watt, whose terms will expire at New Fisker’s second annual meeting of stockholders to be held after consummation of the business combination; and

•

Class III, which Fisker anticipates will consist of Henrik Fisker and Mark E. Hickson, whose terms will expire at New Fisker’s third annual meeting of stockholders to be held after consummation of the business combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the New Fisker Board may have the effect of delaying or preventing changes in New Fisker’s control or management. New Fisker’s directors may be removed for cause by the affirmative vote of the holders of at least two-thirds (2/3) of New Fisker’s voting stock.

Director Independence; Controlled Company Exemption

Upon the consummation of the business combination, the New Fisker Board is expected to determine that each of the directors on the New Fisker Board other than Henrik Fisker and Dr. Geeta Gupta will qualify as independent directors, as defined under the listing rules of the NYSE, and the New Fisker Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, New Fisker will be subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Following the completion of the business combination, Henrik Fisker and Dr. Geeta Gupta will control a majority of the voting power of our outstanding capital stock. As a result, New Fisker will be a “controlled company” under NYSE rules. As a controlled company, New Fisker will be exempt from certain NYSE corporate governance requirements, including those that would otherwise require New Fisker’s board of directors to have a majority of independent directors and require that New Fisker either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of New Fisker’s executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While New Fisker does not currently intend to rely on any of these exemptions, it will be entitled to do so for as long as New Fisker will be considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of New Fisker capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Board Leadership Structure

The New Fisker Board believes that it should maintain the flexibility to select the Chairman of the Board and adjust its board leadership structure from time to time. Mr. Fisker, who is expected to be New Fisker’s Chief Executive Officer is also expected to be the Chairman of the New Fisker Board. The New Fisker Board is expected to determine that having its Chief Executive Officer also serve as the Chairman of the New Fisker Board will provide Fisker with optimally effective leadership and is in its best interests and those of its stockholders. Mr. Fisker founded and has led Fisker since its inception. The New Fisker Board believes that Mr. Fisker’s strategic vision for the business, his in-depth knowledge of Fisker’s operations, the EV industry, and his experience serving as the Chairman of the Fisker Board and Chief Executive Officer since Fisker’s inception make him well qualified to serve as both Chairman of the Fisker Board and Chief Executive Officer.

Role of the New Fisker Board in Risk Oversight

Upon the consummation of business combination, one of the key functions of the New Fisker Board will be informed oversight of New Fisker’s risk management process. The New Fisker Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the New Fisker Board as a whole, as well as through various standing committees of the New Fisker Board that address risks inherent in their respective areas of oversight. In particular, the New Fisker Board will be responsible for monitoring and assessing strategic risk exposure and New Fisker’s audit committee will have the responsibility to consider and discuss New Fisker’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. The compensation committee will also assess and monitor whether New Fisker’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee will monitor the effectiveness of New Fisker’s governance guidelines.

Committees of New Fisker’s Board of Directors

Effective as of the consummation of the business combination, the New Fisker Board will establish an audit committee, a compensation committee and a nominating and corporate governance committee, each of which will have the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by the Fisker Board. Each committee will operate under a charter approved by the Fisker Board. Following the consummation of the business combination, copies of each charter will be posted on the Corporate Governance section of Fisker’s website at www.fiskerinc.com. Fisker’s website and the information contained on, or that can be accessed through, Fisker’s website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Audit Committee

Following the consummation of the Business Combination, New Fisker’s audit committee will be comprised of Wendy J. Greuel, Mark E. Hickson and [            ], with Wendy J. Greuel serving as audit committee chairperson. The New Fisker Board has determined that Wendy J. Greuel, Mark E. Hickson and [            ] will each meet the requirements for independence and financial literacy under the current NYSE listing standards and SEC rules and regulations, including Rule 10A-3. In addition, the New Fisker Board has determined that Ms. Greuel and Mr. Hickson are each an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the New Fisker Board. The audit committee will be responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit New Fisker’s financial statements;

•	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;

•

reviewing and discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, New Fisker’s interim and year-end operating results;

•	reviewing New Fisker’s financial statements and critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of New Fisker’s internal controls;

•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;

•	overseeing New Fisker’s policies on risk assessment and risk management;

•	overseeing compliance with New Fisker’s code of business conduct and ethics;

•	reviewing related party transactions; and

•

approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

The audit committee will operate under a written charter, to be effective on the date of the consummation of the business combination, which satisfies the applicable rules of the SEC and the listing standards of NYSE, and which will be available on New Fisker’s website upon the consummation of the business combination. All audit services to be provided to New Fisker and all permissible non-audit services, other than de minimis non-audit services, to be provided to New Fisker by New Fisker’s independent registered public accounting firm will be approved in advance by the audit committee.

Compensation Committee

Following the consummation of the business combination, New Fisker’s compensation committee will be comprised of Nadine I. Watt and Henry S. Ward. Ms. Watt will be the chairperson of the compensation committee. The New Fisker Board has determined that the composition of the compensation committee will meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of the committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Following the consummation of the business combination, the compensation committee will be responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to the New Fisker Board regarding, the compensation of New Fisker’s executive officers, including the Chief Executive Officer;

•	making recommendations regarding non-employee director compensation to New Fisker’s full board of directors;

•	administering New Fisker’s equity compensation plans and agreements with New Fisker executive officers;

•	reviewing, approving and administering incentive compensation and equity compensation plans; and

•	reviewing and approving New Fisker’s overall compensation philosophy.

The compensation committee will operate under a written charter, to be effective on the date of the consummation of the business combination, which satisfies the applicable rules of the SEC and the NYSE listing standards, and will be available on New Fisker’s website upon the consummation of the business combination.

Nominating and Corporate Governance Committee

Following the consummation of the business combination, the nominating and corporate governance committee will be comprised of             ,              and             .              will be the chairperson of the nominating and corporate governance committee. The New Fisker Board has determined that the composition of the nominating and corporate governance committee will meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Following the consummation of the business combination, the nominating and corporate governance committee will be responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the New Fisker Board regarding nominees for election to the board of directors and its committees;

•	considering and making recommendations to the New Fisker Board regarding the composition of the board of directors and its committees;

•	developing and making recommendations to the New Fisker Board regarding corporate governance guidelines and matters;

•	overseeing New Fisker’s corporate governance practices

•	overseeing the evaluation and the performance of the New Fisker Board and individual directors; and

•	contributing to succession planning.

The nominating and corporate governance committee will operate under a written charter, to be effective on the date of the consummation of the business combination, which satisfies the applicable rules of the SEC and the NYSE listing standards and will be available on New Fisker’s website upon the consummation of the business combination.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time one of New Fisker’s officers or employees. None of New Fisker’s executive officers currently serves, or in the past fiscal year has served, as a member of the New Fisker Board or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the New Fisker Board or compensation committee.

Code of Ethics

The New Fisker Board will adopt a Code of Business Conduct and Ethics that will apply to all of New Fisker’s directors, officers and employees, including New Fisker’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon the consummation of the business combination, the Code of Business Conduct and Ethics will be available on the Corporate Governance section of New Fisker’s website. In addition, New Fisker intends to post on the Corporate Governance section of New Fisker’s website all disclosures that are required by law or the listing standards of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. The reference to New Fisker’s website address in this proxy statement does not include or incorporate by reference the information on New Fisker’s website into this proxy statement.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Second Amended and Restated Charter, which will be effective upon consummation of the business combination, limits New Fisker’s directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of New Fisker’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and New Fisker’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide that New Fisker will, in certain situations, indemnify New Fisker’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, New Fisker will enter into separate indemnification agreements with New Fisker’s directors and officers. These agreements, among other things, will require New Fisker to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of New Fisker’s directors or officers or any other company or enterprise to which the person provides services at New Fisker’s request.

New Fisker plans to maintain a directors’ and officers’ insurance policy pursuant to which New Fisker’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Proposed Second Amended and Restated Charter, New Fisker’s amended and restated bylaws, which will be effective upon the consummation of the business combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF SECURITIES

If the business combination is consummated, New Fisker will replace its current Charter with the Proposed Second A&R Charter in the form attached to this proxy statement as Annex B, which, in the judgment of the Spartan Board, is necessary to adequately address the needs of the post-combination company.

The following table sets forth a summary of the principal proposed changes and the differences between Spartan’s stockholders’ rights under the existing Charter and the Proposed Second A&R Charter. This summary is qualified by reference to the complete text of the Proposed Second A&R Charter, a copy of which is attached to this proxy statement as Annex B. We urge you to read the Proposed Second A&R Charter in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the business combination.

For more information on the Charter Proposals, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal,” “Proposal No. 4—The Dual Class Charter Proposal” and “Proposal No. 5—The Additional Charter Proposal.”

	Existing Charter	Proposed Second A&R Charter
Number of Authorized Shares

The existing Charter provides that the total number of authorized shares of all classes of capital stock is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, par value $0.0001 per share, including (i) 200,000,000 shares of Class A Common Stock and (ii) 20,000,000 shares of Class B Common Stock and (b) 1,000,000 shares of Preferred Stock.

See Article IV of the existing Charter.

The Proposed Second A&R Charter increases the total number of authorized shares of all classes of capital stock to 915,000,000 shares, consisting of three classes: 750,000,000 shares of Class A Common Stock, $0.00001 par value per share, 150,000,000 shares of Class B Common Stock, $0.00001 par value per share, and 15,000,000 shares of Preferred Stock, $0.00001 par value per share.

See Article IV of the Proposed Second A&R Charter.

Class B Common Stock

The existing Charter authorizes 20,000,000 shares of Class B Common Stock. Under the existing Charter, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-to-one basis upon consummation of the business combination.

See Article IV of the of the existing Charter.

Upon the Proposed Second A&R Charter becoming effective, each issued and outstanding share of Class B Common Stock will automatically be reclassified, redesignated and changed into a validly issued, fully paid and non-assessable share of Class B Common Stock, carrying voting rights in the form of ten votes per such share.

New Fisker stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class B Common Stock.

	Existing Charter	Proposed Second A&R Charter

The Class B Common Stock will be convertible into shares of Class A Common Stock on a one-to-one basis at the option of the holders of the Class B Common Stock at any time upon written notice to New Fisker. In addition, the Class B Common Stock will automatically convert into shares of Class A Common Stock immediately prior to the close of business on the earliest to occur of certain events specified in the Proposed Second A&R Charter.

See Article IV and Article V of the Proposed Second A&R Charter.

Preferred Stock	The existing Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Spartan Board is authorized to fix the voting rights, if any, designations, powers, preferences, and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions, applicable to the shares of each series. The Spartan Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Class A Common Stock and Class B Common Stock and could have anti-takeover effects. The ability of the Spartan Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we	The Proposed Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The New Fisker Board will be authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of New Fisker entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such

	Existing Charter	Proposed Second A&R Charter
cannot assure you that we will not do so in the future.

holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.

The New Fisker Board will be able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the New Fisker Board to issue preferred stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of New Fisker or the removal of New Fisker’s management and may adversely affect the market price of New Fisker Class A Common Stock and the voting and other rights of the holders of New Fisker. New Fisker will have no preferred stock outstanding at the date the Proposed Second A&R Charter becomes effective. Although the Spartan Board does not currently intend to issue any shares of preferred stock, we cannot assure you that the New Fisker Board will not do so in the future.

Voting Power	Except as otherwise required by law, the Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock and Class B Common Stock possess all voting power for the election of our directors (subject to the limitation on director elections prior to an Initial Business	Except as otherwise expressly provided by the Proposed Second A&R Charter or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of New Fisker; provided, however, that,

	Existing Charter	Proposed Second A&R Charter

Combination) and all other matters requiring stockholder action. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

See Article IV of the existing Charter.

except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to the Proposed Second A&R Charter (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Proposed Second A&R Charter (including any certificate of designation relating to any series of Preferred Stock). Except as otherwise expressly provided in the Proposed Second A&R Charter or required by applicable law, each holder of Class A Common Stock will have the right to one vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock will have the right to ten votes per share of Class B Common Stock held of record by such holder.

See Article IV of the Proposed Second A&R Charter.

Director Elections

Currently, the Spartan Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Prior to the closing of an Initial Business Combination, the holders

Under the Proposed Second A&R Charter, the New Fisker Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders with the directors in the other classes continuing for the remainder of their respective three-year terms. There is no cumulative voting

	Existing Charter	Proposed Second A&R Charter

of Class B Common Stock have the exclusive right to elect, remove and replace any director, and the holders of Class A Common Stock have no such right to vote on the election, removal or replacement of any director.

See Article V and Article IX of the existing Charter.

with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

See Article VI of the Proposed Second A&R Charter.

Dividends

Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the Spartan Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions. Spartan has not paid any cash dividends on its Class A Common Stock or Class B Common Stock to date and does not intend to pay cash dividends prior to the completion of the business combination.

In August 2018, Spartan effected a stock dividend with respect to the Class B Common Stock of 2,300,000 shares of Class B Common Stock for no consideration thereof, resulting in our Sponsor holding an aggregate of 13,800,000 shares of Class B Common Stock. The Spartan Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, shares of Class A Common Stock and Class B Common Stock will be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the New Fisker Board out of any assets of New Fisker legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable.

Notwithstanding the foregoing, the New Fisker Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the

	Existing Charter	Proposed Second A&R Charter
amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

Exclusive Forum	Unless Spartan consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Spartan, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Spartan to Spartan or Spartan’s stockholders, (iii) any action asserting a claim against Spartan, its directors, officers or employees arising pursuant to any provision of the DGCL or the Charter or Spartan’s Bylaws, or (iv) any action asserting a claim against Spartan, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days	Unless New Fisker consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of New Fisker; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of New Fisker or any stockholder to New Fisker or New Fisker’s stockholders; (iii) any action or proceeding asserting a claim against New Fisker or any current or former director, officer or other employee of New Fisker or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the

	Existing Charter	Proposed Second A&R Charter

following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions described above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

DGCL, the Proposed Second A&R Charter or the Bylaws of New Fisker (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Proposed Second A&R Charter or the Bylaws of New Fisker; (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against DGCL or any director, officer or other employee of New Fisker or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Unless New Fisker consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Liquidation, Dissolution and Winding Up	Subject to applicable law and the rights, if any, of holders of outstanding Preferred Stock, in the event of Spartan’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of Spartan, the holders of the Common Stock will be entitled to receive all the remaining assets of	Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of New Fisker, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of New Fisker available for distribution to its stockholders

Existing Charter	Proposed Second A&R Charter
Spartan available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.	unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Initial Business Combination, provided that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. The warrants will expire five years after the completion of our Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our Initial Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our Initial Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends (initially defined as up to $0.10 per share in a 365 day period), (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed Initial Business Combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to approve an amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our Class A Common Stock if we have not consummated an Initial Business Combination within the time period set forth in the Charter, or (e) in connection with the redemption of our public shares upon our failure to complete our Initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The warrant exercise price will not be adjusted for other events.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrantholder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of our Initial Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor), and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in our Initial Public Offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in our Initial Public Offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Proposed Second A&R Charter and Bylaws

Although we have opted out of Section 203 of the DGCL under the existing Charter, we will not opt out of Section 203 of the DGCL under the Proposed Second A&R Charter. Under Section 203 of the DGCL, New Fisker will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of New Fisker (the “acquisition”), except if:

•	the New Fisker Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the New Fisker Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with New Fisker for a three-year period. This may encourage companies interested in acquiring New Fisker to negotiate in advance with the New Fisker Board because the stockholder approval requirement would be avoided if the New Fisker Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the New Fisker Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Proposed Second A&R Charter, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of New Fisker must be effected at a duly called annual or special meeting of stockholders of New Fisker and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under the Proposed Second A&R Charter, special meetings of stockholders of New Fisker may be called only by the chairperson of the New Fisker Board, the chief executive officer of New Fisker or the New Fisker

Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Proposed Second A&R Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of New Fisker shall be given in the manner and to the extent provided in New Fisker’s Bylaws.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such securities then-outstanding; or

•	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Founder Shares pursuant to Rule 144 without registration one year after we have completed an Initial Business Combination.

Listing of Securities

We intend to apply to continue the listing of our Class A Common Stock and public warrants on the NYSE under the symbols “FSR” and “FSR WS” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to Spartan regarding (a) the actual beneficial ownership of our voting common stock as of the record date (prior to the business combination and PIPE Financing) and (b) the expected beneficial ownership of our voting common stock immediately following consummation of the business combination and PIPE Financing, assuming that no public shares of Spartan are redeemed, and alternatively the Maximum Redemption Scenario, which assumes that 100% of the shares of Class A Common Stock are redeemed, resulting in an aggregate payment of approximately $569.5 million out of the Trust Account, in each case, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of our named executive officers and directors;

•	each person who will become a named executive officer or director of New Fisker post-business combination; and

•	all current executive officers and directors of Spartan, as a group pre-business combination and all executive officers and directors on the New Fisker Board post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our voting common stock prior to the business combination and PIPE Financing is based on 69,000,000 shares of Class A Common Stock and Class B Common Stock (including Founder Shares) issued and outstanding in the aggregate as of                      ..

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the business combination and PIPE Financing, assuming none of our public shares are redeemed, has been determined based upon the following assumptions: (a) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (b) 46, 318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (c) 129,122,242 shares of Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (d) all pre-merger Fisker Options have vested and been exercised prior to the merger, (e) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (f) there are no other issuances of equity interests of New Fisker.

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the business combination and PIPE Financing, assuming that 55,200,000 public shares have been redeemed, has been determined based on the following assumptions: (a) 50,000,000 shares of Class A Common Stock are issued in the PIPE Financing, (b) 46,318,959 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination (including 918,637 shares of Class A Common Stock issued to HF Holdco and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta), (c) 129,122,242 shares of Class B Common Stock are issued to Henrik Fisker and Dr. Geeta Gupta in the business combination, (d) all pre-merger Fisker Options have vested and been exercised prior to the merger, (e) none of Spartan’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (f) there are no other issuances of equity interests of New Fisker.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

					After the business combination
	Prior to the business combination(1)				Assuming No Redemption					Assuming Maximum Redemption
Name and Address of Beneficial Owners	Number of shares of Common Stock		%	% of Total Voting Power	Number of shares of New Fisker Class A Common Stock	%	Number of shares of New Fisker Class B Common Stock	%	% of Total Voting Power **	Number of shares of New Fisker Class A Common Stock	%	Number of shares of New Fisker Class B Common Stock	%	% of Total Voting Power **
Five Percent Holders of Spartan
Spartan Energy Acquisition Sponsor LLC(2) (3)	13,387,500		19.4	19.4	12,946,324	4.4	—	—	—	12,946,324	5.4	—	—	—
Adage Capital Partners, L.P.(4)	4,752,000		6.9	6.9	4,752,000	1.6	—	—	—	4,752,000	2.0	—	—	—
Directors and Named Executive Officers of Spartan							—	—	—			—	—	—
Geoffrey Strong	13,387,500		19.4	19.4	12,946,324	4.4	—	—	—	12,946,324	5.4	—	—	—
James Crossen	—		—	—	—	—	—	—	—	—	—	—	—	—
Robert C. Reeves(2)	150,000		*	*	150,000	*	—	—	—	150,000	*	—	—	—
John M. Stice(2)	150,000		*	*	150,000	*	—	—	—	150,000	*	—	—	—
John J. MacWilliams(2)	75,000		*	*	75,000	*	—	—	—	75,000	*	—	—	—
Jan C. Wilson(2)	37,500		*	*	37,500	*	—	—	—	37,500	*	—	—	—
All Directors and Executive Officers of Spartan as a Group (6 Individuals)	13,800,000	(5)	20.0	20.0	13,358,824	4.5	—	—	—	13,358,824	5.6	—	—	—
Directors and Named Executive Officers of New Fisker After Consummation of the Business Combination
Henrik Fisker(6)	—		—	—	8,186,883	2.8	64,561,121	50.0	44.9	8,186,883	3.4	64,561,121	50.0	46.7
Dr. Geeta Gupta(7)	—		—	—	8,226,633	2.8	64,561,121	50.0	44.9	8,226,633	3.4	64,561,121	50.0	46.7
Martin T. Welch(8)	—		—	—	307,388	*	—	—	—	307,388	*	—	—	—
Wendy J. Greuel(9)	—		—	—	13,250	*	—	—	—	13,250	*	—	—	—
Mark E. Hickson(10)	—		—	—	13,250	*	—	—	—	13,250	*	—	—	—
Roderick K. Randall(11)	—		—	—	3,554,951	1.2	—	—	—	3,554,951	1.5	—	—	—
Henry S. Ward(12)	—		—	—	13,250	*	—	—	—	13,250	*	—	—	—
Nadine I. Watt(13)	—		—	—	370,986	*	—	—	—	370,986	*	—	—	—
All Directors and Executive Officers of New Fisker as a Group (12 Individuals)	—		—	—	20,686,591	7.0	129,122,242	100.0	89.8	20,686,591	8.7	129,122,242	100.0	93.3

*	Less than one percent.
**

Percentage of total voting power represents voting power with respect to all shares of New Fisker Class A Common Stock and Class B Common Stock, as a single class. After the Business Combination, each share of New Fisker Class B Common Stock will be entitled to ten votes per share and each share of New Fisker Class A Common Stock will be entitled to one vote per share. For more information about the voting rights of New Fisker common stock after the Business Combination, see “Description of Securities.”

(1)

This table is based on 69,000,000 shares of Common Stock outstanding at , of which 55,200,000 were shares of Class A Common Stock and 13,800,000 were shares of Class B Common Stock. Unless otherwise noted, the business address of each of the following entities or individuals is 9 West 57th Street, 43rd Floor, New York, NY 10019.

(2)

Interests shown prior to the business combination consist solely of Founder Shares, classified as shares of Class B Common Stock. Such shares will automatically convert into shares of Class A Common Stock at the time of our Initial Business Combination on a one-for-one basis, subject to adjustment.

(3)

Spartan Energy Acquisition Sponsor LLC (“Sponsor”) is the record holder of the shares reported herein. Shares of New Fisker Class A Common Stock held after our Initial Business Combination reflects the forfeiture by Sponsor of 441,176 Founder Shares. Geoffrey Strong is the Chief Executive Officer of Spartan Energy Acquisition Sponsor LLC. Mr. Strong may be deemed to have or share beneficial ownership of the common stock held directly by Spartan Energy Acquisition Sponsor LLC. In addition, AP Spartan Energy Holdings, L.P., a wholly owned indirect subsidiary of alternative investment vehicles of Apollo Natural Resources Partners II, L.P. (“ANRP II”), directly owns all of the limited liability company interests of Spartan Energy Acquisition Sponsor LLC. Accordingly, ANRP II may be deemed to have or share beneficial ownership of the common stock held directly by Spartan Energy Acquisition Sponsor LLC.

(4)

Based solely on a Schedule 13G filed with the SEC on August 15, 2018 on behalf of Adage Capital Partners, L.P., a Delaware limited partnership (“ACP”), Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), Adage Capital Advisors, L.L.C., a Delaware limited liability company (“ACA”), Robert Atchinson and Phillip Gross, the shares reported herein are directly owned by ACP. ACPGP is the general partner of ACP, ACA is the managing member of ACPGP, and Messrs. Atchinson and Gross are managing members of ACA. ACP has the power to dispose of and the power to vote the shares of Class A common stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the shares of Class A Common Stock beneficially owned by ACP. The business address of this stockholder is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(5)	These shares represent 100% of the Founder Shares.
(6)

Consists of (i) 64,561,121 shares of New Fisker Class B Common Stock, (ii) 50% of the 918,637 shares (459,319 shares) of New Fisker Class A Common Stock held by HF Holdco, LLC, and (iii) 7,727,565 shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. Mr. Fisker, a member of Fisker’s Board of Directors serves as a Member of HF Holdco, LLC and as such, has shared voting and dispositive power with respect to the shares held by HF Holdco, LLC. and may be deemed to beneficially own the shares of Common Stock held by HF Holdco, LLC. The principal business address for Mr. Fisker is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

(7)

Consists of (i) 64,561,121 shares of New Fisker Class B Common Stock, (ii) 50% of the 918,637 shares (459,319 shares) of New Fisker Class A Common Stock held by HF Holdco, LLC, and (iii) 7,767,314 shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. Dr. Gupta, a member of Fisker’s Board of Directors serves as a Member of HF Holdco, LLC and as such, has shared voting and dispositive power with respect to the shares held by HF Holdco, LLC. and may be deemed to beneficially own the shares of Common Stock held by HF Holdco, LLC. The principal business address for Dr. Gupta is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

(8)

Represents shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. The principal business address for Mr. Welch is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

(9)

Represents shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. The principal business address for Ms. Greuel is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

(10)

Represents shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. The principal business address for Mr. Hickson is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501

(11)

Consists of (i) 1,785,033 shares of New Fisker Class A Common Stock, (ii) 235,364 shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options, (iii) 1,505,590 shares of New Fisker Class A Common Stock held by the Randall Group’s Series Fisker, and (iv) 28,964 shares of New Fisker Class A Common Stock held by the Randall Group’s Fisker Series C. Mr. Roderick Randall, a member of Fisker’s Board of Directors, is the Managing Director of the Randall Group’s Series Fisker and Fisker Series C (the “Randall Group”). As Managing Director of the Randall Group, Mr. Randall has voting and dispositive power with respect to the shares held by the Randall Group and he may be deemed to beneficially own the shares of common stock held by the Randall Group. The principal business address for Mr. Randall is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

(12)

Represents shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. The principal business address for Mr. Ward is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

(13)

Consists of (i) 357,736 shares of New Fisker Class A Common Stock held by the Nadine Watt Jameson Family Trust, of which Ms. Watt is the trustee, and (ii) 13,250 shares of New Fisker Class A Common Stock issuable upon the exercise of New Fisker options issued in exchange for outstanding pre-merger Fisker options. Ms. Watt is the sole trustee of the Nadine Watt Jameson Family Trust, and holds sole voting and dispositive power with respect to the shares held of record by Nadine Watt Jameson Family Trust. The principal business address for Ms. Watt is c/o Fisker Inc., 1580 Francisco Street, Suite B, Torrance, CA 90501.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

In October 2017, we issued an aggregate of 14,375,000 Founder Shares to our Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.002 per share. In July 2018, our Sponsor surrendered 2,875,000 shares of its Class B Common Stock for no consideration. In August 2018, we effected a stock dividend with respect to our Class B Common Stock of 2,300,000 shares thereof, resulting in our Sponsor holding an aggregate of 13,800,000 shares of Class B Common Stock. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of our Initial Public Offering. In August 2018, our Sponsor transferred 150,000 Founder Shares to two of our three independent directors at their original purchase price. In July 2019, our Sponsor transferred 75,000 Founder Shares to John J. MacWilliams, a non-independent member of the Spartan Board, at their original purchase price. In April 2020, our Sponsor transferred 37,500 Founder Shares to our third independent director at their original purchase price.

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, on July 10, 2020, our Sponsor entered into a Sponsor Agreement with us pursuant to which our Sponsor will, immediately prior to, and conditioned upon, the Effective Time, automatically and irrevocably surrender and forfeit to us, for no consideration and as a contribution to our capital, 441,176 shares of our Class B Common Stock, whereupon the Sponsor Shares will be canceled.

Private Placement Warrants

Our Sponsor purchased an aggregate of 9,360,000 private placement warrants for a purchase price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of our Initial Public Offering. As such, our Sponsor’s interest in this transaction is valued at approximately $14,040,000. Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Initial Business Combination.

Forward Purchase Agreement

We entered into a forward purchase agreement pursuant to which ANRP II, which is a private investment fund managed by Apollo, agreed to purchase an aggregate of up to 30,000,000 forward purchase units, consisting of 30,000,000 shares of our Class A Common Stock and 10,000,000 warrants, for $10.00 per unit, or an aggregate maximum amount of $300,000,000, in a private placement. ANRP II’s obligation to purchase forward purchase units was conditioned on our completing an Initial Business Combination with a company engaged in a business that is within the investment objectives of ANRP II and on the Initial Business Combination (including the target assets or business, and the terms of the Initial Business Combination) being reasonably acceptable to ANRP II. ANRP II has concluded that Fisker is not engaged in a business that is within the investment objectives of ANRP II and that the business combination is not reasonably acceptable to ANRP II. Accordingly, ANRP II is not purchasing forward purchase units pursuant to the forward purchase agreement.

Administrative Services Agreement

On August 9, 2018, we entered into an administrative services agreement with our Sponsor, pursuant to which we pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid by Spartan to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an Initial Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to Apollo, our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Loans and Advances

Until the consummation of our Initial Public Offering, our only source of liquidity was an initial sale of Founder Shares to our Sponsor. Additionally, an affiliate of our Sponsor advanced funds totaling $294,354 to pay administrative and offering costs. Upon the closing of our Initial Public Offering, we repaid the affiliate of our Sponsor $294,354 in settlement of the outstanding loan and advances.

In addition, in order to finance transaction costs in connection with an intended Initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an Initial Business Combination, we would repay such loaned amounts. In the event that our Initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our Initial Business Combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Registration Rights

The holders of the Founder Shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to the IPO Registration Rights Agreement, dated August 9, 2018, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Common Stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our Initial Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the IPO Registration Rights Agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (a) in the case of the Founder Shares, on the earlier of (A) one year after the completion of our Initial Business Combination or (B) subsequent to our business combination, (i) if the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Initial Business Combination or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (b) in the case of the private placement warrants and the respective Class A Common Stock underlying such warrants, 30 days after the completion of our Initial Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Closing, the IPO Registration Rights Agreement will be amended and restated and Spartan and the Reg Rights Holders will enter into the A&R Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, Spartan will agree that, within 30 calendar days after the Closing, Spartan will file the Founders Registration Statement with the SEC (at Spartan’s sole cost and expense), and Spartan will use its reasonable best efforts to have the Founders Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, Spartan will agree that, as soon as reasonably practicable after Spartan is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, Spartan will file the New Holders Registration Statement with the SEC (at Spartan’s sole cost and expense) and Spartan will use its reasonable best efforts to have the New Holders Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Spartan if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

HOUSEHOLDING INFORMATION

Unless Spartan has received contrary instructions, Spartan may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of Spartan’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of Spartan’s disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact Spartan at its offices at 9 West 57th Street, 43rd Floor, New York, New York 10019 or its telephone number at (212) 515-3200 to inform Spartan of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Spartan Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2021 annual meeting of stockholders will be held no later than                , 2021. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about                , 2021, such proposals must be received by New Fisker at its offices at 1850 Francisco Street, Suite B, Torrance, California 90501, within a reasonable time before New Fisker begins to print and send its proxy materials for the meeting.

In addition, New Fisker’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide notice procedures for stockholders to propose business (other than director nominations) to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Fisker not later than the close of business on the 90th day nor earlier than the close of business 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date such meeting is first made. Thus, for our 2021 annual meeting of stockholders, notice of a proposal must be delivered to our Secretary no later than                , 2021 and no earlier than                , 2021. The Chairman of the New Fisker Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Further, New Fisker’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide notice procedures for stockholders to nominate a person as a director to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Fisker (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting was first made. Thus, for our 2021 annual meeting of stockholders, notice of a nomination must be delivered to our Secretary no later than                , 2021 and no earlier than                , 2021. The Chairman of the New Fisker Board may refuse to acknowledge the introduction of any stockholder nomination not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Spartan files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Spartan’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination or the Proposals to be presented at the special meeting, you should contact Spartan’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers call collect at (203) 658-9400)

Email: SPAQ.info@investor.morrowsodali.com

If you are a Spartan stockholder and would like to request documents, please do so by                , 2020, in order to receive them before the special meeting. If you request any documents from Spartan, Spartan will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Spartan has been supplied by Spartan, and all such information relating to Fisker has been supplied by Fisker. Information provided by either Spartan or Fisker does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Spartan for the special meeting. Spartan has not authorized anyone to give any information or make any representation about the business combination, Spartan or Fisker that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPARTAN ENERGY ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalent	$323,563	$548,761
Advances to related party	11,801	—
Prepaid expenses	60,456	273,831

Total current assets	395,820	822,592
Investment held in Trust Account	569,592,365	565,152,589

Total assets	$569,988,185	$565,975,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$949,047	$116,001
Accrued income and franchise taxes	835,578	200,000

Total current liabilities	1,784,625	316,001
Deferred underwriting commissions	19,320,000	19,320,000

Total liabilities	21,104,625	19,636,001
Commitments and contingencies
Class A common stock subject to possible redemption; 54,388,355 and 54,133,917 shares at June 30, 2020 and December 31, 2019, respectively (at approximately $10.00 per share)	543,883,550	541,339,170
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value per share, 200,000,000 shares authorized, 811,645 and 1,066,083 shares issued and outstanding (excluding 54,388,355 and 54,113,917 shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively	81	107
Class B common stock, $0.0001 par value per share, 20,000,000 shares authorized, 13,800,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019	1,380	1,380
Additional paid-in capital	894,951	—
Retained earnings	4,103,598	4,998,523

Total stockholders’ equity	5,000,010	5,000,010

Total liabilities and stockholders’ equity	$569,988,185	$565,975,181

See accompanying notes to unaudited condensed financial statements.

SPARTAN ENERGY ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE	$—	$—	$—	$—

EXPENSES
Administrative fee – related party	30,000	30,000	60,000	60,000
General and administrative expenses	970,702	232,894	958,001	595,909

TOTAL EXPENSES	1,000,702	262,894	1,018,001	655,909

OTHER INCOME
Investment income from Trust Account	120,094	3,560,791	4,479,826	6,780,233
Interest income	397	6,368	2,376	14,258

TOTAL OTHER INCOME	120,491	3,567,159	4,482,202	6,794,491
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(880,211)	3,304,265	3,464,201	6,138,582

Income tax provision	14,749	737,295	919,821	1,403,022

Net Income (Loss)	$(894,960)	$2,566,970	$2,544,380	$4,735,560

Weighted average shares outstanding of Class A common stock	55,200,000	55,200,000	55,200,000	55,200,000

Basic and diluted net income (loss) per share, Class A	$(0.00)	$0.05	$0.06	$0.10

Weighted average shares outstanding of Class B common stock	13,800,000	13,800,000	13,800,000	13,800,000

Basic and diluted net loss per share, Class B	$(0.07)	$(0.01)	$(0.07)	$(0.04)

See accompanying notes to unaudited condensed financial statements.

SPARTAN ENERGY ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

For the six months ended June 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of December 31, 2019	1,066,083	$107	13,800,000	$1,380	$—	$4,998,523	$5,000,010
Change in Class A common stock subject to possible redemption	(254,438)	(26)	—	—	894,951	(3,439,305)	(2,544,380)
Net income	—	—	—	—	—	2,544,380	2,544,380

Balance as of June 30, 2020	811,645	$81	13,800,000	$1,380	$894,951	$4,103,598	$5,000,010

For the three months ended June 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of March 31, 2020	722,149	$72	13,800,000	$1,380	$—	$4,998,558	$5,000,010
Change in Class A common stock subject to possible redemption	89,496	9	—	—	894,951	—	894,960
Net loss	—	—	—	—	—	(894,960)	(894,960)

Balance as of June 30, 2020	811,645	$81	13,800,000	$1,380	$894,951	$4,103,598	$5,000,010

See accompanying notes to unaudited condensed financial statements.

SPARTAN ENERGY ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

For the six months ended June 30, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of December 31, 2018	1,946,989	$195	13,800,000	$1,380	$2,349,053	$2,649,382	$5,000,010
Change in Class A common stock subject to possible redemption	(473,556)	(47)	—	—	(2,349,053)	(2,386,460)	(4,735,560)
Net income	—	—	—	—	—	4,735,560	4,735,560

Balance as of June 30, 2019	1,473,433	$148	13,800,000	$1,380	$—	$4,998,482	$5,000,010

For the three months ended June 30, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of March 31, 2019	1,730,130	$173	13,800,000	$1,380	$180,485	$4,817,972	$5,000,010
Change in Class A common stock subject to possible redemption	(256,697)	(25)	—	—	(180,485)	(2,386,460)	(2,566,970)
Net income			—	—	—	2,566,970	2,566,970

Balance as of June 30, 2019	1,473,433	$148	13,800,000	$1,380	$—	$4,998,482	$5,000,010

See accompanying notes to unaudited condensed financial statements.

SPARTAN ENERGY ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities:
Net income	$2,544,380	$4,735,560
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on investment held in Trust Account	(4,479,826)	(6,780,233)
Changes in operating assets and liabilities:
Prepaid expenses	213,375	(25,317)
Accounts payable and accrued expenses	833,046	8,530
Related party advances	(11,801)	(55,432)
Accrued income and franchise taxes	635,578	(299,191)

Net Cash Used In Operating Activities	(265,248)	(2,416,083)

Cash Flows From Investing Activities:
Investment income released from Trust Account to pay taxes	40,050	1,867,812

Net Cash Provided By Investing Activities	40,050	1,867,812

Net change in cash and cash equivalent	(225,198)	(548,271)
Cash and cash equivalent at beginning of period	548,761	1,531,595

Cash and cash equivalent at end of period	$323,563	$983,324

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$1,667,762

Supplemental disclosure of non-cash financing activities:
Change in value of Class A common stock subject to possible redemption	$2,544,380	$4,735,560

See accompanying notes to unaudited condensed financial statements.

SPARTAN ENERGY ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Spartan Energy Acquisition Corp. (the “Company”) was incorporated in Delaware on October 13, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act’), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of June 30, 2020, the Company had not commenced any operations. All activity for the period from October 13, 2017 (inception) through June 30, 2020 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below, the identification and evaluation of prospective acquisition targets for an Initial Business Combination and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on investments from the net proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

Sponsor and Public Offering

The Company’s sponsor is Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). As described in Note 3, on August 14, 2018, the Company consummated the Public Offering of 55,200,000 of its units (the “Units”), including 7,200,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $552,000,000. As described in Note 4, on August 14, 2018, simultaneously with the closing of the Public Offering, the Sponsor purchased an aggregate of 9,360,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per warrant, or approximately $14,040,000 in the aggregate (the “Private Placement”).

The Company intends to finance its Initial Business Combination with proceeds from the Public Offering, the Private Placement, the private placement of forward purchase units (described in Note 4), the Company’s capital stock, debt or a combination of the foregoing.

The registration statement for the Company’s Public Offering (as described in Note 3) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2018.

Trust Account

Upon the closing of the Public Offering and the Private Placement, $552,000,000 was placed in a trust account (the “Trust Account”). The proceeds held in the Trust Account will be invested only in U.S. government securities with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Public Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote seeking to amend any provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-Initial Business Combination activity; or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination by February 14, 2021. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under New York Stock Exchange rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an Initial Business Combination by February 14, 2021, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination by February 14, 2021. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern and Liquidity Considerations

As of June 30, 2020, the Company had $323,563 in its operating bank account, approximately $18 million of cumulative investment income available in the Trust Account to pay for franchise and income taxes (less up to $100,000 of investment income to pay dissolution expenses), and working deficit of approximately $1.4 million.

Through June 30, 2020, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 4) to the Sponsor, an aggregate of approximately $1.6 million in advances due to related party, which is discussed in Note 4, and the net proceeds from investment income released from Trust Account since inception of approximately $3.9 million for taxes. The Company repaid the loans from the Sponsor in full in February 2018. The Company may not have sufficient liquidity to meets its future obligations and anticipates that it may need to obtain additional loans from the Sponsor or obtain funding from other sources in order to satisfy the Company’s working capital requirements through February 14, 2021, the Company’s mandatory liquidation date, if the Company does not consummate a business combination.

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that it could have a negative effect on the Company’s financial position, results of operations and pending business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company determined that the liquidity, mandatory liquidation and subsequent dissolution provisions discussed above raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 14, 2021.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2020 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 12, 2020.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement Warrants to purchase an aggregate of 27,760,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

The Company’s statements of operations include a presentation of income per share for Class A common stock subject to redemption in a manner similar to the two-class method of income per share. Net income (loss) per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $120,094 and $3,560,791, respectively, net of applicable taxes of $64,612 and $787,158, respectively, by the weighted average number of 55,200,000 shares of Class A common stock outstanding since the initial issuance for the three months ended June 30, 2020 and 2019, respectively. Net income per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $4,479,826 and $6,780,233, respectively, net of applicable taxes of $1,019,547 and $1,502,200, respectively, by the weighted average number of 55,200,000 shares of Class A common stock outstanding since the initial issuance for the six months ended June 30, 2020 and 2019, respectively. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to

Class A common stock, by the weighted average number of shares of Class B common stock outstanding for the period.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. As of June 30, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

As discussed in Note 1, all of the 55,200,000 Public Shares contain a redemption feature which allows for the redemption of Class A common stock under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid-in capital.

At June 30, 2020 and December 31, 2019, 54,388,355 and 54,133,917, respectively, of the 55,200,000 outstanding shares of Class A common stock were classified outside of permanent equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Management has determined that a full valuation allowance on the deferred tax asset (related to start-up costs) is appropriate at this time after consideration of all available positive and negative evidence related to the realization of the deferred tax asset.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2020 or December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

The Company sold 55,200,000 Units in the Public Offering, including 7,200,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, at a price of $10.00 per Unit. Simultaneously with the closing of the Public Offering, the Sponsor purchased an aggregate of 9,360,000 Private Placement Warrants at a purchase price of $1.50 per warrant, or approximately $14,040,000 in the aggregate.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one-third of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock has been at least $18.00 per share on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

As noted above, the underwriters exercised the 45-day option to purchase up to 7,200,000 additional Units to cover any over-allotments at the Public Offering price less the underwriting discounts and commissions. The Units that were issued in connection with the over-allotment option were identical to the other Units issued in the Public Offering.

The Company paid an underwriting discount of 2.0% of the gross offering proceeds, or $11.04 million in the aggregate, to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds, or $19.32 million in the aggregate, payable upon the Company’s completion of an Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes an Initial Business Combination.

NOTE 4. RELATED PARTY TRANSACTIONS

Founder Shares

In October 2017, the Sponsor purchased 14,375,000 shares of the Company’s Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.002 per share. In July 2018, the Sponsor surrendered 2,875,000 shares of its Class B common stock for no consideration. In August 2018, the Company effected a stock dividend with respect to the Class B common stock of 2,300,000 shares thereof, resulting in the Sponsor holding an aggregate of 13,800,000 shares of Class B common stock. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering except that the Founder Shares are shares of Class B common stock which automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. In August 2018, prior to the Public Offering, the Sponsor transferred 150,000 Founder Shares to each of the Company’s two independent directors at their original purchase price. In July 2019, the Company’s Sponsor transferred 75,000 Founder Shares to a newly appointed independent director at their original purchase price. In April 2020, the Sponsor transferred 37,500 Founder Shares to the Company’s third independent director at their original purchase price. The Founder Shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The holders of the Founders Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of an Initial Business Combination or (B) subsequent to an Initial Business Combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of an Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Concurrently with the closing of the Public Offering, the Sponsor purchased an aggregate of 9,360,000 Private Placement Warrants at a price of $1.50 per warrant ($14,040,000 in the aggregate) in the Private Placement. Each Private Placement Warrant is exercisable for one share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account. If the Initial Business Combination is not completed by February 14, 2021, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and equity securities that may be issued upon conversion of working capital loans, if any (and any Class A common shares issuable upon the conversion of any Founder Shares and the exercise of the Private Placement Warrants and equity securities that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement signed on August 9, 2018. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the registration rights agreement.

Related Party Advances

The Sponsor or affiliates of the Sponsor paid certain administrative expenses and offering costs on behalf of the Company. These advances are due on demand and are non-interest bearing. Since inception through June 30, 2020, the related party advanced an aggregate of approximately $1.6 million to the Company. During the six months ended June 30, 2020 and 2019, the related party paid $155,773 and $447,097, respectively, of other expenses on behalf of the Company and the Company had repaid the related party $155,773 and $502,529, respectively, for advances. As of June 30, 2020 and December 31, 2019, there were no amounts due to the related parties.

During the six months ended June 30, 2020, the Company paid certain expenses totaling $11,801 on behalf of the Sponsor. As of June 30, 2020, the amount due to the Company from the Sponsor was $11,801.

Prior to the closing of the Public Offering, an affiliate of the Sponsor advanced the Company $294,354 to be used for a portion of the expenses of the Public Offering. Upon the closing of the Public Offering, the Company repaid the affiliate of the Sponsor $294,354 in settlement of the outstanding advances.

Administrative Service Fee

The Company, commencing on August 10, 2018, has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid the Sponsor $30,000 and $30,000 for such services for the three months ended June 30, 2020 and 2019, respectively. The Company paid the Sponsor $60,000 and $60,000 for such services for the six months ended June 30, 2020 and 2019, respectively.

Forward Purchase Agreement

On August 9, 2018, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) pursuant to which an affiliate of the Sponsor agreed to purchase an aggregate of up to 30,000,000 shares of the Company’s Class A common stock (the “Forward Purchase Shares”), plus an aggregate of up to 10,000,000 warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Units”), for an aggregate purchase price of up to $300,000,000 or $10.00 per unit. Each Forward Purchase Warrant will have the same terms as each of the Private Placement Warrants.

The obligations under the Forward Purchase Agreement do not depend on whether any public stockholders elect to redeem their shares in connection with the Initial Business Combination and provide the Company with a minimum funding level for the Initial Business Combination. Additionally, the obligations of the affiliate of the Sponsor to purchase the Forward Purchase Units are subject to termination prior to the closing of the sale of the Forward Purchase Units by mutual written consent of the Company and such affiliate, or automatically: (i) if the Initial Business Combination is not consummated within 24 months from the closing of the Public Offering, unless extended up to a maximum of sixty (60) days in accordance with the amended and restated certificate of incorporation; or (ii) if the affiliate of the Sponsor or the Company become subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the affiliate of the Sponsor or the Company in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment. In addition, the obligations of the affiliate of the Sponsor to purchase the Forward Purchase Units are subject to fulfillment of customary closing conditions, including that the Initial Business Combination must be consummated substantially concurrently with the purchase of the Forward Purchase Units.

NOTE 5. DEFERRED UNDERWRITING COMMISSIONS

The Company is committed to pay the Deferred Discount of 3.5% of the gross proceeds of the Public Offering, or $19,320,000, to the underwriters of the Public Offering upon the Company’s completion of an Initial Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount, and no Deferred Discount is payable to the underwriters if an Initial Business Combination is not completed by February 14, 2021.

NOTE 6. STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes 200,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At June 30, 2020, there were 55,200,000 shares of Class A common stock issued and outstanding (of which 54,388,355 were classified outside of permanent equity) and 13,800,000 shares of Class B common stock issued and outstanding. At December 31, 2019, there were 55,200,000 shares of Class A common stock issued and outstanding (of which 54,133,917 were classified outside of permanent equity) and 13,800,000 shares of Class B common stock issued and outstanding. All shares and the associated amounts have been retroactively restated to reflect: (i) the forfeiture of 2,875,000 shares of Class B common stock in July 2018; and (ii) the stock dividend of 2,300,000 shares of Class B common stock in August 2018.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants

The Warrants will become exercisable on the later of  (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of its Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If the Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The

Warrants will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or any of its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption; and

•

if, and only if, the last reported sales price of the Class A common stock has been at least $18.00 per share on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the Warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a cashless basis. In no event will the Company be required to net cash settle the Warrant exercise. If the Company is unable to complete an Initial Business Combination by February 14, 2021 and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Warrants. Accordingly, the Warrants may expire worthless.

NOTE 7. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets that are measured on a recurring basis as of June 30, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account
June 30, 2020	$569,592,365	$569,592,365	$—	$—
December 31, 2019	$565,152,589	$565,152,589	$—	$—

At June 30, 2020 and December 31, 2019, the investments held in the Trust Account were held in marketable equity securities.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated events and transactions that have occurred since June 30, 2020 through September 11, 2020, the date the financial statements were available for issuance.

Entry into a Material Definitive Agreement

On July 10, 2020, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”) with Spartan Merger Sub Inc., a Delaware corporation and the Company’s wholly owned subsidiary of (“Merger Sub”), and Fisker Inc., a Delaware corporation (“Fisker”), pursuant to which Merger Sub will be merged with and into Fisker (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Fisker surviving the Merger as the Company’s wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the fourth quarter of 2020, subject to, among other things, the approval of the Proposed Transactions by the Company’s stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions.

In connection with the execution of the Business Combination Agreement, on July 10, 2020, the Sponsor entered into a Sponsor Agreement with the Company pursuant to which the Sponsor will, immediately prior to, and conditioned upon, the effective time of the Merger, automatically and irrevocably surrender and forfeit to the Company, for no consideration and as a contribution to our capital, 441,176 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Sponsor Shares”), whereupon the Sponsor Shares will be canceled.

In connection with the execution of the Business Combination Agreement, on July 10, 2020, the Company entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate of 50,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $500,000,000, in a private placement (the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Proposed Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the closing of the Merger.

Pursuant to the Subscription Agreements, the Company agreed that, within 30 calendar days after the consummation of the Proposed Transactions, the Company will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and that the Company will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

Extension of Mandatory Liquidation Date

On August 3, 2020, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved and adopted an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination for an additional six months, from August 14, 2020 to February 14, 2021. In connection with the Charter Amendment, the holders of 7,458 shares of Class A common stock exercised their right to redeem their shares for aggregate cash redemption amount of approximately $76,922.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Spartan Energy Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Spartan Energy Acquisition Corp. (the “Company”), as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to complete a an Initial Business Combination by the close of business on August 14, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 12, 2020

SPARTAN ENERGY ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalent	$548,761	$1,531,595
Prepaid expenses	273,831	248,329

Total current assets	822,592	1,779,924
Investment held in Trust Account	565,152,589	555,695,763

Total assets	$565,975,181	$557,475,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$116,001	$22,249
Advances from related party	—	204,949
Accrued income and franchise taxes	200,000	398,369

Total current liabilities	316,001	625,567
Deferred underwriting commissions	19,320,000	19,320,000

Total liabilities	19,636,001	19,945,567
Commitments and contingencies
Class A common stock subject to possible redemption; 54,133,917 and 53,253,011 shares at December 31, 2019 and 2018, respectively (at approximately $10.00 per share)	541,339,170	532,530,110
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value per share, 200,000,000 shares authorized, 1,066,083 and 1,946,989 shares issued and outstanding (excluding 54,133,917 and 53,253,011 shares subject to possible redemption) at December 31, 2019 and 2018, respectively	107	195
Class B common stock, $0.0001 par value per share, 20,000,000 shares authorized, 13,800,000 shares issued and outstanding as of December 31, 2019 and 2018	1,380	1,380
Additional paid-in capital	—	2,349,053
Retained earnings	4,998,523	2,649,382

Total stockholders’ equity	5,000,010	5,000,010

Total liabilities and stockholders’ equity	$565,975,181	$557,475,687

See accompanying notes to financial statements.

SPARTAN ENERGY ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2019	2018
REVENUE	$—	$—

EXPENSES
Administrative fee—related party	120,000	40,000
General and administrative expenses	1,132,661	811,091

TOTAL EXPENSES	1,252,661	851,091

OTHER INCOME
Interest income	22,557	6,947
Investment income from Trust Account	12,654,638	4,375,763

TOTAL OTHER INCOME	12,677,195	4,382,710
INCOME BEFORE INCOME TAX PROVISION	11,424,534	3,531,619

Income tax provision	2,615,474	878,369

Net Income	$8,809,060	$2,653,250

Weighted average shares outstanding of Class A common stock	55,200,000	55,200,000

Basic and diluted net income per share, Class A	$0.18	$0.06

Weighted average shares outstanding of Class B common stock	13,800,000	13,800,000

Basic and diluted net loss per share, Class B	$(0.07)	$(0.05)

See accompanying notes to financial statements.

SPARTAN ENERGY ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock(1)		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances as of December 31, 2017	—	—	13,800,000	$1,380	$23,620	$(3,868)	$21,132
Sale of Units in Public Offering	55,200,000	5,520	—	—	551,994,480	—	552,000,000
Underwriters’ discount and offering costs	—	—	—	—	(31,184,262)	—	(31,184,262)
Sale of Private Placement Warrants to Sponsor	—	—	—	—	14,040,000	—	14,040,000
Class A common stock subject to possible redemption	(53,253,011)	(5,325)	—	—	(532,524,785)	—	(532,530,110)
Net income	—	—	—	—	—	2,653,250	2,653,250

Balance as of December 31, 2018	1,946,989	$195	13,800,000	$1,380	$2,349,053	$2,649,382	$5,000,010

Change in Class A common stock subject to possible redemption	(880,906)	(88)	—	—	(2,349,053)	(6,459,919)	(8,809,060)
Net income	—	—	—	—	—	8,809,060	8,809,060

Balance as of December, 2019	1,066,083	$107	13,800,000	$1,380	$—	$4,998,523	$5,000,010

(1)

Share and associated amounts have been retroactively restated to reflect: (i) the forfeiture of 2,875,000 shares of Class B common stock in July 2018; and (ii) the stock dividend of 2,300,000 shares of Class B common stock in August 2018 (see Note 4).

See accompanying notes to financial statements.

SPARTAN ENERGY ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$8,809,060	$2,653,250
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on investment held in Trust Account	(12,654,638)	(4,375,763)
Changes in operating assets and liabilities:
Prepaid expenses	(25,502)	(248,329)
Accounts payable and accrued expenses	93,752	18,381
Advances from related party	(204,949)	204,949
Accrued income and franchise taxes	(198,369)	398,369

Net Cash Used In Operating Activities	(4,180,646)	(1,349,143)

Cash Flows From Investing Activities:
Cash deposited into Trust Account	—	(552,000,000)
Investment income released from Trust Account to pay taxes	3,197,812	680,000

Net Cash Provided By (Used In) Investing Activities	3,197,812	(551,320,000)

Cash Flows From Financing Activities:
Proceeds from sale of Units in Public Offering	—	552,000,000
Proceeds from sale of Private Placement Warrants	—	14,040,000
Payment of underwriter compensation	—	(11,040,000)
Payment of offering costs	—	(824,262)

Net Cash Provided By Financing Activities	—	554,175,738

Net change in cash and cash equivalent	(982,834)	1,506,595
Cash and cash equivalent at beginning of year	1,531,595	25,000

Cash and cash equivalent at end of year	$548,761	$1,531,595

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,997,762	$—

Supplemental disclosure of non-cash financing activities:
Deferred underwriters’ commissions charged to additional paid-in capital in connection with the Public Offering	$—	$19,320,000

Change in value of Class A common stock subject to possible redemption	$8,809,060	$532,530,110

See accompanying notes to financial statements.

SPARTAN ENERGY ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Spartan Energy Acquisition Corp. (the “Company”) was incorporated in Delaware on October 13, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act’), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2019, the Company had not commenced any operations. All activity for the period from October 13, 2017 (inception) through December 31, 2019 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below, the identification and evaluation of prospective acquisition targets for an Initial Business Combination and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on investments from the net proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

Sponsor and Public Offering

The Company’s sponsor is Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). As described in Note 3, on August 14, 2018, the Company consummated the Public Offering of 55,200,000 of its units (the “Units”), including 7,200,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $552,000,000. As described in Note 4, on August 14, 2018, simultaneously with the closing of the Public Offering, the Sponsor purchased an aggregate of 9,360,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per warrant, or approximately $14,040,000 in the aggregate (the “Private Placement”).

The Company intends to finance its Initial Business Combination with proceeds from the Public Offering, the Private Placement, the private placement of forward purchase units (described in Note 4), the Company’s capital stock, debt or a combination of the foregoing.

The registration statement for the Company’s Public Offering (as described in Note 3) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2018.

Trust Account

Upon the closing of the Public Offering and the Private Placement, $552,000,000 was placed in a trust account (the “Trust Account”). The proceeds held in the Trust Account will be invested only in U.S. government securities with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Public Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote seeking to amend any provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-Initial Business Combination activity; or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Public Offering. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under New York Stock Exchange rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Public Offering (until

August 14, 2020), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern Considerations

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company determined that the mandatory liquidation and subsequent dissolution provisions discussed above raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 14, 2020.

As of December 31, 2019, the Company had approximately $549,000 in its operating bank account, approximately $12.7 million of investment income available in the Trust Account to pay for franchise and income taxes (less up to $100,000 of investment income to pay dissolution expenses), and working capital surplus of approximately $378,000.

Through December 31, 2019, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, an aggregate of approximately $1.5 million in advances due to related party, which is discussed in Note 4, and the net proceeds from investment income released from Trust Account since inception of approximately $3.9 million for taxes. The Company repaid the loans from the Sponsor in full in February 2018. The Company anticipated that it may need to obtain additional loans from the Sponsor or obtain funding from other sources in order to satisfy our working capital requirements through August 14, 2020, our mandatory liquidation date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement Warrants to purchase an aggregate of 27,760,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

The Company’s statements of operations include a presentation of income per share for Class A common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $12,654,638 and $4,375,763, respectively, net of applicable taxes of $2,815,474 and $1,078,369, respectively, by the weighted average number of 55,200,000 shares of Class A common stock outstanding since the initial issuance for years ended December 31, 2019 and 2018, respectively. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income, less income attributable to Class A common stock, by the weighted average number of shares of Class B common stock outstanding for the period.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

As discussed in Note 1, all of the 55,200,000 Public Shares contain a redemption feature which allows for the redemption of Class A common stock under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid-in capital.

At December 31, 2019 and 2018, 54,133,917 and 53,253,011, respectively, of the 55,200,000 outstanding shares of Class A common stock were classified outside of permanent equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Management has determined that a full valuation allowance on the deferred tax asset (related to start-up costs) is appropriate at this time after consideration of all available positive and negative evidence related to the realization of the deferred tax asset.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 or 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 or 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

The Company sold 55,200,000 Units in the Public Offering, including 7,200,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, at a price of $10.00 per Unit. Simultaneously with the closing of the Public Offering, the Sponsor purchased an aggregate of 9,360,000 Private Placement Warrants at a purchase price of $1.50 per warrant, or approximately $14,040,000 in the aggregate.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one-third of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock has been at least $18.00 per share on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

As noted above, the underwriters exercised the 45-day option to purchase up to 7,200,000 additional Units to cover any over-allotments at the Public Offering price less the underwriting discounts and commissions. The Units that were issued in connection with the over-allotment option were identical to the other Units issued in the Public Offering.

The Company paid an underwriting discount of 2.0% of the gross offering proceeds, or $11.04 million in the aggregate, to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds, or $19.32 million in the aggregate, payable upon the Company’s completion of an Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes an Initial Business Combination.

NOTE 4. RELATED PARTY TRANSACTIONS

Founder Shares

In October 2017, the Sponsor purchased 14,375,000 shares of the Company’s Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.002 per share. In July 2018, the Sponsor surrendered 2,875,000 shares of its Class B common stock for no consideration. In August 2018, the Company effected a stock dividend with respect to the Class B common stock of 2,300,000 shares thereof, resulting in the Sponsor holding an aggregate of 13,800,000 shares of Class B common stock. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering except that the Founder Shares are shares of Class B common stock which automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. In August 2018, prior to the Public Offering, the Sponsor transferred 150,000 Founder Shares to each of the Company’s two independent directors at their original purchase price. In July 2019, the Company’s Sponsor transferred 75,000 Founder Shares to a newly appointed independent director at their original purchase price.

The holders of the Founders Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of an Initial Business Combination or (B) subsequent to an Initial Business Combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of an Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Concurrently with the closing of the Public Offering, the Sponsor purchased an aggregate of 9,360,000 Private Placement Warrants at a price of $1.50 per warrant ($14,040,000 in the aggregate) in the Private Placement. Each

Private Placement Warrant is exercisable for one share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and equity securities that may be issued upon conversion of working capital loans, if any (and any Class A common shares issuable upon the conversion of any Founder Shares and the exercise of the Private Placement Warrants and equity securities that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement signed on August 9, 2018. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Advances from Related Parties

Affiliates of the Sponsor paid certain administrative expenses and offering costs on behalf of the Company. These advances are due on demand and are non-interest bearing. During the year ended December 31, 2019 and 2018, the related party paid $605,442 and $788,786, respectively, of other expenses on behalf of the Company and the Company had repaid the related party $810,391 and $603,329, respectively, for advances. As of December 31, 2019 and 2018, there was $0 and $204,949, respectively, due to the related parties.

Prior to the closing of the Public Offering, an affiliate of the Sponsor advanced the Company $294,354 to be used for a portion of the expenses of the Public Offering. Upon the closing of the Public Offering, the Company repaid the affiliate of the Sponsor $294,354 in settlement of the outstanding advances.

Administrative Service Fee

The Company, commencing on August 10, 2018, has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid the Sponsor $120,000 and $40,000 for such services for the years ended December 31, 2019 and 2018, respectively.

Forward Purchase Agreement

On August 9, 2018, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) pursuant to which an affiliate of the Sponsor agreed to purchase an aggregate of up to 30,000,000 shares of the Company’s Class A common stock (the “Forward Purchase Shares”), plus an aggregate of up to 10,000,000 warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Units”), for an aggregate purchase price of up to $300,000,000 or $10.00 per unit. Each Forward Purchase Warrant will have the same terms as each of the Private Placement Warrants.

The obligations under the Forward Purchase Agreement do not depend on whether any public stockholders elect to redeem their shares in connection with the Initial Business Combination and provide the Company with a minimum funding level for the Initial Business Combination. Additionally, the obligations of the affiliate of the Sponsor to purchase the Forward Purchase Units are subject to termination prior to the closing of the sale of the Forward Purchase Units by mutual written consent of the Company and such affiliate, or automatically: (i) if the Initial Business Combination is not consummated within 24 months from the closing of the Public Offering, unless extended up to a maximum of sixty (60) days in accordance with the amended and restated certificate of incorporation; or (ii) if the affiliate of the Sponsor or the Company become subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the affiliate of the Sponsor or the Company in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment. In addition, the obligations of the affiliate of the Sponsor to purchase the Forward Purchase Units are subject to fulfillment of customary closing conditions, including that the Initial Business Combination must be consummated substantially concurrently with the purchase of the Forward Purchase Units.

NOTE 5. DEFERRED UNDERWRITING COMMISSIONS

The Company is committed to pay the Deferred Discount of 3.5% of the gross proceeds of the Public Offering, or $19,320,000, to the underwriters of the Public Offering upon the Company’s completion of an Initial Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount, and no Deferred Discount is payable to the underwriters if an Initial Business Combination is not completed within 24 months after the Public Offering.

NOTE 6. STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes 200,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At December 31, 2019, there were 55,200,000 shares of Class A common stock issued and outstanding (of which 54,133,917 were classified outside of permanent equity) and 13,800,000 shares of Class B common stock issued and outstanding. At December 31, 2018, there were 55,200,000 shares of Class A common stock issued and outstanding (of which 53,253,011 were classified outside of permanent equity) and 13,800,000 shares of Class B common stock issued and outstanding. All shares and the associated amounts have been retroactively restated to reflect: (i) the forfeiture of 2,875,000 shares of Class B common stock in July 2018; and (ii) the stock dividend of 2,300,000 shares of Class B common stock in August 2018.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants

The Warrants will become exercisable on the later of  (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of its Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If the Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or any of its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption; and

•

if, and only if, the last reported sales price of the Class A common stock has been at least $18.00 per share on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the Warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a cashless basis. In no event will the Company be required to net cash settle the Warrant exercise. If the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Public Offering and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Warrants. Accordingly, the Warrants may expire worthless.

NOTE 7. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account
December 31, 2019	$565,152,589	$565,152,589	$—	$—
December 31, 2018	$555,695,763	$555,695,763	$—	$—

At December 31, 2019 and 2018, the investments held in the Trust Account were held in marketable equity securities.

NOTE 8. INCOME TAXES

The Company’s deferred tax assets are as follows at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Deferred tax asset
Startup expenses/Organizational costs	$357,788	136,729

Valuation Allowance	(357,788)	(136,729)

Deferred tax asset, net of allowance	$—	—

The income tax provision (benefit) consists of the following at December 31, 2019 and 2018:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Federal
Current	$2,615,474	$878,369
Deferred	(221,059)	(136,729)
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	221,059	136,729

Income tax provision (benefit)	$2,615,474	$878,369

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2019 and 2018, the change in the valuation allowance was $221,059 and $136,729, respectively.

A reconciliation of the statutory tax rate to the Company’s effective tax rates as of December 31, 2019 and 2018 is as follows:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Other	0.0%	0.0%
Change in valuation allowance	1.9%	3.9%

Income tax provision (benefit)	22.9%	24.9%

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	As of June 30,	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$3,624,437	$1,858,093
Prepaid expenses and other current assets	35,354	18,401

Total current assets	3,659,791	1,876,494

Non-current assets:
Property and equipment, net	53,514	65,261
Right-of-use asset, net	67,910	134,672

Total non-current assets	121,424	199,933

TOTAL ASSETS	$3,781,215	$2,076,427

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$666,468	$2,134,696
Accrued expenses	2,118,619	927,516
Founders demand note payable	—	250,000
Lease liabilities	72,373	143,599

Total current liabilities	2,857,460	3,455,811

Non-current liabilities:
Customer deposits	2,252,359	945,812
Bridge notes payable	7,642,103	3,797,200

Total non-current liabilities	9,894,462	4,743,012

Total liabilities	12,751,922	8,198,823

COMMITMENTS AND CONTINGENCIES (NOTE 16)
Temporary equity:
Series A Convertible Preferred stock, $0.00001 par value; 6,252,530 shares authorized, issued and outstanding as of June 30, 2020 and December 31, 2019 (liquidation value of $4,676,892 as of June 30, 2020 and December 31, 2019)	4,634,416	4,634,416
Series B Convertible Preferred stock, $0.00001 par value; 2,126,750 shares authorized, 1,386,370 shares issued and outstanding as of June 30, 2020 and December 31, 2019 (liquidation value of $6,518,712 as of June 30, 2020 and December 31, 2019)	6,386,267	6,386,267
Stockholders’ deficit:
Founders Convertible Preferred stock, $0.00001 par value; 10,000,000 shares authorized, issued and outstanding as of June 30, 2020 and December 31, 2019	100	100
Class A Common stock, $0.00001 par value; 150,000,000 shares authorized; 97,936 and 77,631 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	—
Class B Common stock, $0.00001 par value; 40,000,000 shares authorized; 38,727,340 shares issued and outstanding as of June 30, 2020 and December 31, 2019	387	387
Additional paid-in capital	849,121	756,479
Accumulated deficit	(20,840,998)	(17,900,045)

Total stockholders’ deficit	(19,991,390)	(17,143,079)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$3,781,215	$2,076,427

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Six Months Ended June 30,
	2020	2019
Operating costs and expenses:
General and administrative	$1,535,005	$2,016,886
Research and development	560,340	1,908,363

Total operating costs and expenses	2,095,345	3,925,249

Loss from operations	(2,095,345)	(3,925,249)
Other income (expense):
Other income	8,125	—
Interest income	5,357	5,671
Interest expense	(561,648)	(579)
Change in fair value of embedded derivative	(260,114)	—
Foreign currency loss	(37,328)	(7,293)

Total other income (expense)	(845,608)	(2,201)

Net loss	$(2,940,953)	$(3,927,450)

Net loss per common share
Net loss per share attributable to Class A and Class B Common shareholders- Basic and Diluted	$(0.08)	$(0.10)
Weighted average shares outstanding
Weighted average Class A and Class B Common shares outstanding- Basic and Diluted	38,810,078	38,772,900

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Temporary Equity and Stockholders’ Deficit

	Series A Convertible Preferred		Series B Convertible Preferred		Founders Convertible Preferred		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2019	6,252,530	$4,634,416	1,386,370	$6,386,267	10,000,000	$100	77,631	$—	38,727,340	$387	$756,479	$(17,900,045)	$(17,143,079)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	69,547	—	69,547
Exercise of stock options	—	—	—	—	—	—	20,305	—	—	—	23,095	—	23,095
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,940,953)	(2,940,953)

Balance at June 30, 2020	6,252,530	$4,634,416	1,386,370	$6,386,267	10,000,000	$100	97,936	$—	38,727,340	$387	$849,121	$(20,840,998)	$(19,991,390)

	Series A Convertible Preferred		Series B Convertible Preferred		Founders Convertible Preferred		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2018	6,252,530	$4,634,416	1,386,370	$6,386,267	10,000,000	$100	34,272	$—	38,727,340	$387	$663,678	$(7,021,295)	$(6,357,130)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	25,458	—	25,458
Exercise of stock options	—	—	—	—	—	—	26,959	—	—	—	4,093	—	4,093
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,927,450)	(3,927,450)

Balance at June 30, 2019	6,252,530	$4,634,416	1,386,370	$6,386,267	10,000,000	$100	61,231	$—	38,727,340	$387	$693,229	$(10,948,745)	$(10,255,029)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(2,940,953)	$(3,927,450)
Reconciliation of net loss to net cash used in operating activities:
Stock-based compensation	69,547	25,458
Depreciation and amortization	11,747	12,152
Amortization of right-of-use asset	66,762	64,575
Amortization of debt discount	451,051	—
Change in fair value of embedded derivative	260,114	—
Unrealized gain on foreign currency	(8,569)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(16,952)	7,450
Accounts payable and accrued expenses	(267,381)	1,382,167
Customer deposits	1,306,546	(74,000)
Change in operating lease liability	(71,226)	(66,909)

Net cash used in operating activities	(1,139,314)	(2,576,557)

Cash Flows from Investing Activities:
Purchase of property and equipment	—	(13,890)

Net cash used in investing activities	—	(13,890)

Cash Flows from Financing Activities:
Proceeds from the issuance of bridge notes	2,882,563	—
Proceeds from the exercise of stock options	23,095	4,093

Net cash provided by financing activities	2,905,658	4,093

Net increase (decrease) in cash and cash equivalents	1,766,344	(2,586,354)
Cash and cash equivalents, beginning of the period	1,858,093	5,545,663

Cash and cash equivalents, end of the period	$3,624,437	$2,959,309

Non-cash financing activities
Issuance of bridge note for founders demand note	$250,000	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Fisker Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Information as of June 30, 2020 and for the three months ended June 30, 2020 and 2019 is unaudited. Information as of December 31, 2019 is derived from the audited financial statements)

1. Overview of the Company

Fisker Inc. (“Fisker” or the “Company”) was incorporated in the state of Delaware on September 21, 2016. The Company is currently designing and developing sustainable electric vehicles. The Company is currently accepting reservations for the Fisker Ocean.

In connection with its formation, the Company entered into stock purchase agreements with the Company’s founders, whereby the founders contributed certain IP (primarily trademarks) and interests in Platinum IPR LLC. Platinum IPR LLC is an entity solely owned by the Company’s founders, which held Fisker trademarks registered in a variety of jurisdictions around the world. The founders’ transfer of its interest in Platinum IPR LLC and the transfer of trademarks was accounted for as a transfer of assets between entities under common control. The carrying amount of the transferred assets is recorded based on the prior carrying value, which was de minimis.

In December 2018, the Company effected a 10-for-1 stock split of its outstanding common and preferred stock, and a proportional adjustment to the existing conversion ratios for each series of preferred stock was made at the time of the effectiveness of the reverse stock split. Accordingly, all share and per share amounts for all periods presented in these condensed consolidated financial statements and notes thereto, have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratio.

Going Concern, Liquidity and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through September 2021. Since inception, the Company has incurred significant losses of approximately $20.8 million. As of June 30, 2020, the Company had approximately $3.6 million in cash and cash equivalents. The Company expects to continue to incur significant operating losses for the foreseeable future. The Company has historically funded its operations primarily through the sale of convertible debt and equity securities.

In order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt, equity or both. Until such time, if ever, the Company can generate revenue sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all.

As a result, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the condensed consolidated financial statements and accompanying notes. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

Unaudited Interim Condensed Consolidated Financial Statements

The accompanying interim condensed consolidated balance sheet as of June 30, 2020, the interim condensed consolidated statements of temporary equity and stockholders’ deficit, the interim condensed consolidated statements of operations, and the interim condensed consolidated statements of cash flows for the six months ended June 30, 2020 and 2019, are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in management’s opinion, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of June 30, 2020 and its results of operations and cash flows for the six months ended June 30, 2020 and 2019. The financial data and the other financial information disclosed in the notes to these condensed consolidated financial statements related to the six-month periods are also unaudited. The results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s annual financial statements for the fiscal year ended December 31, 2019.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU No. 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements.

F-41

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. This AU also provides updated guidance regarding the impairment of available-for-sale debt securities and includes additional disclosure requirements. The new guidance is effective for non-public companies, and public business entities that meet the definition of a Smaller Reporting Company as defined by the Securities and Exchange Commission, for interim and annual periods beginning after December 15, 2022. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements.

3. Fair Value Measurements

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measured as of June 30, 2020 Using:
	Level 1	Level 2	Level 3	Total
Assets included in:
Money market funds included in cash and cash equivalents	$3,431,577	$—	$—	$3,431,577

Total fair value	$3,431,577	$—	$—	$3,431,577

Liabilities included in:
Embedded derivative in bridge notes	$—	$—	$2,670,237	$2,670,237

Total fair value	$—	$—	$2,670,237	$2,670,237

	Fair Value Measured as of December 31, 2019 Using:
	Level 1	Level 2	Level 3	Total
Assets included in:
Money market funds included in cash and cash equivalents	$1,731,455	$—	$—	$1,731,455

Total fair value	$1,731,455	$—	$—	$1,731,455

Liabilities included in:
Embedded derivative in bridge notes	$—	$—	$1,325,049	$1,325,049

Total fair value	$—	$—	$1,325,049	$1,325,049

The fair value of the Company’s money market funds is determined using quoted market prices in active markets for identical assets.

The carrying amounts included in the Condensed Consolidated Balance Sheets under Current assets approximate fair value because of the short maturity of these instruments.

The carrying amount of bridge notes approximate fair value due to management’s opinion that current rates and terms that would be available to the Company with the same maturity and security structure would be essentially equivalent to that of the Company’s bridge notes. Certain features of the bridge notes were determined to be an embedded derivative requiring separate measurement from the loan host instrument.

F-42

The Company measures the embedded derivative liability at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the embedded derivative uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the embedded derivative related to updated assumptions and estimates are recognized within the Condensed Consolidated Statements of Operations.

The embedded derivative liability may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

Level 3 Disclosures

The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs:

	Fair Value as of June 30, 2020	Valuation Technique	Unobservable Input Description	Input
Embedded derivative in bridge notes	$2,670,237	Probability-adjusted discounted cash flow	Probabilities of Completion of Next Equity Financing	100%
			Period in which outcomes are expected to be achieved	0.1 years
			Discount rate	11.5% - 16.7%

The fair value of the embedded derivative liability represents the fair value of the Company’s liability for all potential payments if the holders of the bridge notes elected to convert into cash or shares of common stock. The significant unobservable inputs used in the fair value measurement of the Company’s embedded derivative liability are the probabilities of the Company’s closing of the sale of capital stock on or prior to the bridge notes’ maturity dates, resulting in gross proceeds in excess of at least $20.0 million (the “Completion of the Next Equity Financing”), which would trigger conversion of the embedded derivative liability, probabilities as to the periods in which the outcomes are expected to be achieved and a discount rate. Significant changes in any of the probabilities of the Completion of the Next Equity Financing or significant changes in the period in which outcomes are expected to be achieved would result in a significantly higher or lower fair value measurement, respectively.

F-43

The following table presents changes in Level 3 liabilities measured at fair value for the six months ended June 30, 2020:

Embedded derivative in bridge notes
Balance, December 31, 2019	$1,325,049
Issuance of bridge notes	1,085,074
Change in fair value	260,114

Balance, June 30, 2020	$2,670,237

For the six months ended June 30, 2020, the changes in the fair value of the embedded derivative liability resulted from an adjustment to the remaining period to the expected outcome and probabilities of completion. No other changes in valuation techniques or inputs occurred during the six months ended June 30, 2020. There was no activity for the six months ended June 30, 2019.

4. Property and Equipment, net

Property and equipment, net, consists of the following as of June 30, 2020 and as of December 31, 2019:

	As of June 30,	As of December 31,
	2020	2019
Leasehold improvements	$59,485	$59,485
Furniture and fixtures	45,377	45,377
Computer equipment	11,662	11,662

Total property and equipment	116,524	116,524
Less: Accumulated depreciation and amortization	(63,010)	(51,263)

Property and equipment, net	$53,514	$65,261

Depreciation and amortization expense during the six months ended June 30, 2020 and 2019 was $11,747 and $12,152, respectively.

5. Leases

The Company currently leases its headquarters space in the Los Angeles area under a single lease classified as an operating lease expiring on December 30, 2020. Fixed rent escalates each year, but the Company is not responsible for any portion of the landlord’s operating expenses. Under the lease, the Company has one 18-month renewal option with specified fixed rent, which has not been included in the calculation of lease liabilities and right of use assets; at the adoption date, exercise of the option was not reasonably certain. This lease does not have any contingent rent payments, does not impose any financial restrictions, and does not contain residual value guarantees.

The Company does not act as a lessor or have any leases classified as financing leases.

At June 30, 2020 and December 31, 2019, the Company had operating lease liabilities of $72,373 and $143,599, respectively, and right-of-use assets of $67,910 and $134,672, respectively, in the Condensed Consolidated Balance Sheets.

F-44

The tables below present information regarding the Company’s lease assets and liabilities:

	As of June 30,	As of December 31,
	2020	2019
Assets:
Operating lease right-of-use assets	$67,910	$134,672
Liabilities:
Current
Operating	$72,373	$143,599

The components of lease related expense are as follows:

	Six months ended June 30,
	2020	2019
Lease costs:
Operating lease expense	$68,587	$68,587
Short-term lease expense	6,600	6,300
Variable rent concession	(1,340)	—

Total lease costs	$73,847	$74,887

The components of supplemental cash flow information related to leases are as follows:

	Six months ended June 30,
	2020	2019
Cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$73,050	$70,920
Non-cash activity:
ROU asset obtained in exchange for lease obligations	$—	$264,900
Other Information
Weighted average remaining lease term (in years)	0.50	1.50
Weighted average discount rate	3.20%	3.20%

F-45

Future minimum payments during the next five years and thereafter are as follows:

Operating Leases
Six Months Ended December 31, 2020	$73,050
Year Ended December 31, 2021	—
Year Ended December 31, 2022	—
Year Ended December 31, 2023	—
Year Ended December 31, 2024	—
Thereafter	—

Total	73,050
Less present value discount	(677)

Operating lease liabilities	$72,373

The Company’s lease agreement does not provide an implicit rate, so the Company used an estimated incremental borrowing rate, which was derived from third-party information available at the time the Company adopted ASC 842, in determining the present value of lease payments. The rate used is for a secured borrowing of a similar term as the lease.

6. Accrued Expenses

A summary of the components of accrued expenses is as follows:

	As of June 30,	As of December 31,
	2020	2019
Accrued payroll	$172,976	$84,726
Accrued professional fees	1,040,398	39,396
Accrued research and development	2,133	9,853
Accrued other	—	1,236
Accrued interest	153,109	42,305
Accrued legal settlement	750,000	750,000

Total accrued expenses	$2,118,616	$927,516

7. Customer Deposits

Customer deposits consists of the following as of June 30, 2020 and as of December 31, 2019:

	As of June 30,	As of December 31,
	2020	2019
Customer reservation deposits	$1,585,725	$466,500
Customer SUV option	666,634	479,312

Total customer deposits	$2,252,359	$945,812

F-46

8. Founders Demand Note

In connection with the Company formation in September 2016, HF Holdco LLC, an entity controlled by Henrik Fisker, the Company’s Chief Executive Officer and founder, and Dr. Geeta Gupta, the Company’s Chief Financial Officer and founder, advanced the Company $250,000 in the form of a demand note.

In May 2020, in satisfaction of the advances made by HF Holdco LLC, the Company issued a bridge note payable to HF Holdco LLC with the principal sum of $250,000. The bridge note bears substantially the same terms as the bridge notes payable as described in Note 9.

As of December 31, 2019, the entire amount of the founder demand note is outstanding.

9. Bridge Notes Payable

From July 2019 to June 2020, the Company entered into note agreements with investors. As of June 30, 2020 and December 31, 2019, the aggregate principal amount of the bridge notes is approximately $7.4 million and $4.1 million, respectively, which are due July 29, 2021, with simple interest rate of 5% per annum. No notes mature in less than twelve months from June 30, 2020. The outstanding principal and any accrued but unpaid interest under the bridge notes shall be automatically converted into equity securities issued by the Company at the initial closing of the Company’s next sale of capital stock occurring on or prior to the notes’ maturity date resulting in gross proceeds in excess of at least $20.0 million, (the “Next Equity Financing”), at an exchange price equal to 75% of the per share price received from investors in the Next Equity Financing.

In June 2020, the Company entered into an amendment to the note agreements with holders of the Company’s outstanding bridge notes to provide for amendments to the definition of the Next Equity Financing such that in the event of a Special Purpose Acquisition Corporation (“SPAC”) Transaction, as defined, prior to repayment or conversion in full of the note, immediately prior to such SPAC Transaction, the outstanding principal and any accrued but unpaid interest under the bridge notes shall automatically convert into shares of Class A Common Stock of the Company (or, at the election of the Company, directly into proceeds paid to the holders of Class A Common Stock in connection with such SPAC Transaction) at a price per share that is 75% of the price per share of Class A Common Stock paid in such SPAC Transaction.

In the event the Next Equity Financing has not been consummated on or before the maturity date, at the option of the Company, the outstanding principal and any accrued but unpaid interest under the bridge notes shall convert into shares of the Company’s Series B Convertible Preferred Stock at the Series B Convertible Preferred Stock original issue price of $4.702.

In the event of a change in control, as defined in the note agreements, prior to repayment or conversion, the outstanding principal and any accrued but unpaid interest under the bridge notes shall, at the option of the majority holders, settle in cash equal to 1.5 times the outstanding principal and unpaid interest or settle with common stock of the Company at a price per share that is 75% of the price per share of common stock paid at the change of control.

Certain holders of the bridge notes were issued option agreements providing the holder with a non-binding right to receive a base model Fisker Ocean SUV within the first 12 months of production, subject to the terms and conditions. The proceeds received from these holders were allocated to the bridge notes and option agreements on a relative fair value basis, resulting in an initial discount to the bridge notes.

The automatic exchange feature is the predominant settlement feature and the change of control feature within the bridge notes are embedded contingent put options that, collectively, are required to be bifurcated from the

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debt host and measured at fair value with changes in fair value recognized in earnings (see Note 3). After bifurcation of the embedded derivative, the initial carrying value of the bridge notes are accreted to their stated principal value over the contractual term of the bridge notes, using the effective interest method. The Company recognized approximately $0.5 million of accretion of debt discount from the issuance dates of the bridge notes through June 30, 2020, classified as interest expense in the Condensed Consolidated Statement of Operations.

The estimated fair value of the embedded derivative at issuance was $2,330,373. The Company recognized $260,114 of other expense due to the change in fair value of the embedded derivative for the six months ended June 30, 2020.

The following table summarizes the aggregate values recorded for the bridge notes as of June 30, 2020 and December 31, 2019:

		As of June 30,
	At Issuance	2020
Principal	$7,414,362	$7,419,298
Embedded derivative	2,330,373	2,670,237
Unamortized discounts and fees	(3,033,556)	(2,447,432)

Net carrying amount	$6,711,179	$7,642,103

		As of December 31,
	At Issuance	2019
Principal	$4,094,448	$4,099,080
Embedded derivative	1,245,298	1,325,049
Unamortized discounts and fees	(1,761,159)	(1,626,929)

Net carrying amount	$3,578,587	$3,797,200

Certain of the Company’s bridge notes include a covenant as to the use of proceeds from the issuance. Proceeds of $1.0 million are to be used for the development of certain battery technology. As of June 30, 2020, the Company is in compliance with such covenant.

10. Temporary Equity

Series A and Series B Convertible Preferred Stock

As of June 30, 2020, the Company is authorized to issue 8,379,280 shares of Preferred stock with a par value of $0.00001, of which, 6,252,530 shares are designated Series A Convertible Preferred Stock and 2,126,750 are designated as Series B Convertible Preferred Stock. The original issue price and the liquidation value, as of June 30, 2020, of each class of Convertible Preferred Stock is as follows:

	Shares Issued and Outstanding	Original Issue Price	Original Issue value	Aggregate Liquidation Preference
Series A	6,252,530	$0.748	$4,676,892	$4,676,892
Series B	1,386,370	$4.702	$6,518,712	$6,518,712

Dividends

Series A holders receive non-cumulative dividends at a rate per annum equal to $0.045 per share, if and when declared by the Company’s Board of Directors. Series A holders receive dividends prior to and in preference to

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any dividends on Series B Convertible Preferred Stock, Founders Convertible Preferred and Common Stockholders. After payment of any Series A dividends, any additional dividends are distributed to Founders Convertible Preferred and Common Stockholders pro-rata based on the number of shares of Common Stock held (assuming conversion of all such Founders Convertible Preferred into Common Stock). No dividends have been declared or paid as of June 30, 2020.

Liquidation

Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive a liquidation preference prior to any distribution to holders of Founders Convertible Preferred and Common Stock.

Upon the occurrence of a liquidation transaction, Convertible Preferred Stock Series A and Convertible Preferred Stock Series B will be redeemed by the Company at the greater of (i) $0.748 per share (Series A) or $4.702 (Series B) (adjusted for stock splits, stock dividends, reclassifications etc.) and (ii) such amount per share as would have been payable had all shares of Convertible Preferred Series A or Convertible Preferred Series B been converted into Class A Common Stock immediately prior to the liquidation transaction (a “Deemed Conversion”).

Remaining assets are distributed among the holders of Founders Convertible Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of Founders Convertible Preferred into Common Stock).

Conversion

Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are convertible at any time, at the option of the holder, into Class A Common Stock as is determined by dividing the then-original issue price, as adjusted, for such share of preferred stock by the conversion price, as adjusted, in effect on the date the certificate is surrendered for conversion (“Conversion Price”).

The Conversion Prices of Series A and Series B Convertible Preferred Stock as of June 30, 2020 and December 31, 2019 are as follows:

Conversion Price
Series A	$0.748
Series B	$4.702

Additionally, all outstanding shares of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall automatically be converted into shares of underlying Class A Common Stock upon either (a) the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, which results in aggregate cash proceeds to the Company of not less than $50,000,000, net of underwriting discounts and commissions (a “Qualified IPO”); or (b) the date, or upon the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Convertible Preferred Stock, voting together as a single class on an as-converted basis.

Voting Rights

Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to the same voting rights as the Common Stockholders and to notice of stockholders’ meeting. The holders of Common Stock, Founders Convertible Preferred, Series A Convertible Preferred Stock and Series B Convertible Preferred

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Stock shall vote together as a single class (on an as-converted basis) on all matters. Each holder of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of Class A Common Stock into which such shares of Preferred Stock could be converted.

Each of the Series A and Series B Convertible Preferred Stock is conditionally puttable by the holders upon a “deemed liquidation event,” which includes a merger, consolidation, reorganization or recapitalization in which a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such transaction, or a sale of substantially all of the Company’s assets. A “deemed liquidation event” is not solely within the control of the Company given holders of the Series A Convertible Preferred Stock have representation on the Company’s board of directors. As such, the Series A and Series B Convertible Preferred Stock is classified as temporary equity. Any discount to liquidation preference of the Series A and Series B Convertible Preferred Stock is not being accreted as a deemed dividend, as it is not currently probable that the Series A and Series B Convertible Preferred Stock will become redeemable. Subsequent adjustments to increase the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

11. Stockholders’ Deficit

Common Stock

As of June 30, 2020 and December 31, 2019, the Company is authorized to issue 150,000,000 shares of Class A Common Stock and 40,000,000 shares of Class B Common Stock. Both classes of common stock qualify and share equally in dividends, if declared by the Company’s Board of Directors. In the event of liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of both classes of common stock have equal rights to receive all the assets of the Company, after rights of the holders of the preferred stock, if any, have been satisfied.

Class A Common Stock

Holders of Class A Common Stock are entitled to one vote per share on matters to be voted upon by stockholders. Holders of Class A Common Stock have no preemptive rights to subscribe for or to purchase any additional shares of Class A Common Stock or other obligations convertible into shares of Class A Common Stock which the Company may issue in the future.

All of the outstanding shares of Class A Common Stock are fully paid and non-assessable. Holders of Class A Common Stock are not liable for further calls or assessments.

Class B Common Stock

Holders of Class B Common Stock are entitled to ten votes per share on matters to be voted upon by stockholders.

Holders of the Class B Common Stock may, at any time, convert their Class B Common Stock into one share of Class A Common Stock.

Founders Convertible Preferred Stock

As of June 30, 2020 and December 31, 2019, the Company is authorized to issue 10,000,000 shares of Founders Convertible Preferred Stock with a par value of $0.00001, of which 10,000,000 shares are issued and outstanding.

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Holders of Founders Convertible Preferred Stock are entitled to ten votes for each share of Class A Common Stock into which such Founders Convertible Preferred Stock could be then directly converted.

Founders Convertible Preferred Stock are convertible at any time, at the option of the holder, into Class A Common Stock as is determined by dividing $0.10, as adjusted, for such share of preferred stock by the conversion price, as adjusted, in effect on the date the certificate is surrendered for conversion.

Additionally, all outstanding shares of the Founders Convertible Preferred Stock shall automatically be converted (i) upon any transfer, as defined, into Class A Common Stock (ii) upon any exempt transfer, as defined, into Class B Common Stock (iii) into Class A Common Stock upon the earlier of (a) the Company’s sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933 which results in aggregate cash proceeds to the Company of not less than $50,000,000, net of underwriting discounts and commissions (a “Qualified IPO”); or (b) the date, or upon the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Founders Convertible Preferred Stock, voting together as a single class on an as-converted basis.

12. Loss Per Share

Founders Convertible Preferred Stock are participating securities as the Founders Convertible Preferred Stock participates in undistributed earnings on an as-if converted basis. The Company computes earnings (loss) per share of Class A Common Stock and Class B Common Stock using the two-class method required for participating securities. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential Class A Common Stock and Class B Common Stock outstanding would have been anti-dilutive. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. The following table sets forth the computation of basic and diluted loss per Class A Common Stock and Class B Common Stock:

	Six months ended June 30,
	2020	2019
Numerator:
Net loss	$(2,940,953)	$(3,927,450)

Net loss attributable to common shareholders	$(2,940,953)	$(3,927,450)

Denominator:
Weighted average Class A common shares outstanding	82,738	45,560
Weighted average Class B common shares outstanding	38,727,340	38,727,340

Weighted average Class A and Class B common shares outstanding- Basic	38,810,078	38,772,900

Dilutive effect of potential common shares	—	—

Weighted average Class A and Class B common shares outstanding- Diluted	38,810,078	38,772,900

Net loss per share attributable to Class A and Class B Common shareholders- Basic	$(0.08)	$(0.10)

Net loss per shares attributable to Class A and Class B Common shareholders- Diluted	$(0.08)	$(0.10)

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The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	Six months ended June 30,
	2020	2019
Series A Convertible Preferred Stock	6,252,530	6,252,530
Series B Convertible Preferred Stock	1,386,370	1,386,370
Founders Convertible Preferred Stock	10,000,000	10,000,000
Bridge notes	1,610,680	—
Stock Options	6,792,657	6,388,114

Total	26,042,237	24,027,014

13. Stock Based Compensation

The Company maintains the 2016 Stock Plan (the “Plan”). The Plan is a stock-based compensation plan which provides for the grants of options and restricted stock to employees and consultants of the Company. Options granted under the Plan may be either incentive options (“ISO”) or nonqualified stock options (“NSO”). The maximum aggregate number of shares of the Company’s Class A Common Stock that may be issued under the Plan is 8,823,530 shares (subject to adjustments upon changes in capitalization, merger or certain other transactions).

Options under the Plan may be granted at prices as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The fair value of the shares is determined by the Board of Directors on the date of grants. Stock options generally have a contractual life of 10 years.

In 2016 and 2017, the Company’s founders were granted an aggregate of 5,882,360 options which are fully vested. Options granted to other employees and consultants become vested and are exercisable over a range of up to six years from the date of grant.

The following table summarizes option activity under the Plan:

	Shares available for Grant	Options	Weighted average exercise price	Weighted average contractual term (in years)
Balance as of December 31, 2019	2,335,588	6,410,311	0.24	7.2
Granted	(458,000)	458,000	5.43
Exercised	—	(20,305)	1.14
Forfeited	55,349	(55,349)	3.23

Balance as of June 30, 2020	1,932,937	6,792,657	$0.57	6.9

Additional information regarding stock options exercisable as of June 30, 2020 is summarized below:

	Options Exercisable at June 30, 2020
Range of Exercise Price	Number	Weighted average exercise price	Weighted average contractual term (in years)
$0.152 - $3.69	6,060,971	$0.181	6.69

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The aggregate intrinsic value represents the total pretax intrinsic value (i.e., the difference between the fair value of the Company’s common stock price and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options. The aggregate intrinsic value of options outstanding as of June 30, 2020 was $37.1 million. The intrinsic value of options exercisable was $35.4 million as of June 30, 2020. The total intrinsic value of options exercised was $99,141 for the six months ended June 30, 2020.

The weighted-average grant date fair value per share for the stock option grants during the six months ended June 30, 2020 was $3.95. As of June 30, 2020, the total unrecognized compensation related to unvested stock option awards granted was $2.0 million, which the Company expects to recognize over a weighted-average period of approximately 1.9 years.

The fair value of each stock option grant under the Plan was estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted-average assumptions:

	Six months ended June 30,
	2020	2019
Expected term (in years)	6.1	6.5
Volatility	88.5%	83.4%
Dividend yield	0%	0%
Risk-free interest rate	0.5%	2.6%
Common Stock Price	$5.43	$1.98

The Black-Scholes option pricing model requires various highly subjective assumptions that represent management’s best estimates of the fair value of the Company’s common stock, volatility, risk-free interest rates, expected term, and dividend yield. Given the absence of an active market for the Company’s common stock, the Company determines its common stock value generally using the market approach valuation methods. The valuation results are reviewed and approved by the Company’s board of directors.

The expected term represents the weighted-average period that options granted are expected to be outstanding giving consideration to vesting schedules. Since the Company does not have an extended history of actual exercises, the Company has estimated the expected term using a simplified method which calculates the expected term as the average of the time-to-vesting and the contractual life of the awards. The Company has never declared or paid cash dividends and does not plan to pay cash dividends in the foreseeable future; therefore, the Company used an expected dividend yield of zero. The risk-free interest rate is based on U.S. Treasury rates in effect during the expected term of the grant. The expected volatility is based on historical volatility of publicly-traded peer companies.

Stock-based compensation expense for the six months ended June 30, 2020 and 2019 is as follows:

	Six months ended June 30,
	2020	2019
General and administrative expense	$37,347	$13,194
Research and development	32,200	12,264

Total	$69,547	$25,458

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14. Income Taxes

On March 27, 2020, the U.S. President signed into law the CARES Act, an economic stimulus package in response to the COVID-19 global pandemic. The CARES Act contains several corporate income tax provisions, including making remaining alternative minimum tax credits immediately refundable; providing a 5-year carryback of net operating loss carryforwards (“NOLs”) generated in tax years 2018, 2019, and 2020, and removing the 80% taxable income limitation on utilization of those NOLs if carried back to prior tax years or utilized in tax years beginning before 2021; and temporarily liberalizing the interest deductibility rules under Section 163(j) of the Tax Cuts and Jobs Act, by raising the adjusted taxable income limitation from 30% to 50% for tax years 2019 and 2020 and giving taxpayers the election of using 2019 adjusted taxable income for purposes of computing 2020 interest deductibility. The Company is still evaluating the impact but does not currently expect the provisions of the CARES Act to have a material effect on the realizability of deferred income tax assets or tax expense. There is no material impact for the six months ended June 30, 2020. As additional guidance is released, the Company will evaluate whether there would need to be a change in the period when such guidance is issued.

As of June 30, 2020, there were no material changes to either the nature or the amounts of the uncertain tax positions previously determined for the year ended December 31, 2019.

15. Related Party Transactions

In July 2019 and in June 2020, the Company entered into bridge note payables with Roderick K. Randall, a member of the Company’s Board of Directors, for the principal sum of $100,000 and $220,000, respectively. As of June 30, 2020, the bridge notes with an aggregate principal balance of $320,000 are outstanding and the accrued interest balance of the notes is $4,866. As of December 31, 2019, the principal balance of $100,000 is outstanding and the accrued interest balance of the notes is $2,068.

As described in Note 8, in connection with the Company formation in September 2016, HF Holdco LLC, an entity controlled by Mr. Fisker and Dr. Gupta advanced the Company $250,000 in the form of a demand note. In May 2020, in satisfaction of the advances made by HF Holdco LLC, the Company issued a bridge note payable to HF Holdco LLC with the principal sum of $250,000.

In February 2020, the Company temporarily suspended the disbursement of cash compensation to Mr. Fisker and Dr. Gupta. In March 2020, the Company also temporarily furloughed employees and reduced the cash compensation disbursed to such employees. As of June 30, 2020 compensation of $33,280 is accrued for compensation due to Mr. Fisker and Dr. Gupta and $88,866 is accrued for furloughed employee compensation. This accrued compensation is included within accrued expenses as disclosed in Note 6.

16. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time however, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Beginning in early March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and vehicle development and timelines, will depend, in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

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17. Subsequent Events

The Company has completed an evaluation of all subsequent events through September 11, 2020, which is the date the condensed consolidated financial statements were available to be issued, to ensure that these condensed consolidated financial statements include appropriate disclosure of events both recognized in the condensed consolidated financial statements and events which occurred but were not recognized in the condensed consolidated financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

In July 2020, the Company entered into bridge note agreements with investors with an aggregate principal amount of approximately $2.6 million. The notes are due July 29, 2021 with simple interest rate of 5% per annum. The terms of the note agreements contain substantially the same terms as the bridge notes described in Note 9.

On July 1, 2020, the Company entered into an agreement with Italdesign Giugiaro S.p.A. (“IDG”) pursuant to which IDG has agreed to provide engineering services relating to the development of the Fisker Ocean. The anticipated costs associated with the agreement are approximately $13.4 million of which a first installment of approximately $4.6 million was paid by the Company upon execution.

On July 7, 2020, the Company issued an investor a convertible equity security (the “Security”) in the amount of $50.0 million. The Security is automatically convertible into shares of capital stock of the combined entity upon the closing of a transaction with a special purpose acquisition company at a conversion price equal to 85% of the price per share upon consummation of such transaction (a “SPAC Transaction”). In the event the SPAC Transaction contemplated at the time of entering into the transaction terminates or does not occur by December 31, 2020, the Security is automatically convertible into a newly created Series C Convertible Preferred stock at price per share equal to $1.4 billion divided by the number of shares of capital stock of the Company (on an as-converted basis) then issued and outstanding, assuming exercise and/or conversion of all outstanding options, warrants and other convertible securities.

In July 2020, the Company entered into a legal settlement agreement related to claims brought in April 2019 alleging trade secret misappropriation by former employees. Pursuant to the settlement agreement, while the Company did not admit to any wrongdoing, it agreed to a settlement payment of $750,000 in cash, which was paid in July 2020. The legal settlement is accrued in the unaudited condensed consolidated balance sheet as of June 30, 2020 and December 31, 2019; see Note 6.

On July 10, 2020, Spartan Energy Acquisition Corp. (“Spartan”) (NYSE:SPAQ), a special purpose acquisition company sponsored by a legal entity which is associated with Apollo Global Management, Inc. (NYSE:APO) (together with its consolidated subsidiaries, “Apollo”), announced they have entered into a definitive agreement for a business combination that would result in the Company merging into a newly created subsidiary of Spartan. If such business combination is ultimately completed, the Company would effectively comprise all of Spartan’s material operations.

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Report of Independent Registered Public Accounting Firm

To the stockholders and the Board of Directors of Fisker Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fisker Inc. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, temporary equity and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. The Company has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 7, 2020

We have served as the Company’s auditor since 2020.

Fisker Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,858,093	$5,545,663
Prepaid expenses and other current assets	18,401	29,549

Total current assets	1,876,494	5,575,212

Non-current assets:
Property and equipment, net	65,261	76,090
Right-of-use asset, net	134,672	—

Total non-current assets	199,933	76,090

TOTAL ASSETS	$2,076,427	$5,651,302

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,134,696	$172,014
Accrued expenses	927,516	198,808
Founders demand note payable	250,000	250,000
Lease liabilities	143,599	—

Total current liabilities	3,455,811	620,822

Non-current liabilities:
Customer deposits	945,812	358,000
Bridge notes payable	3,797,200	—
Other long-term liabilities	—	8,927

Total non-current liabilities	4,743,012	366,927

Total liabilities	8,198,823	987,749

COMMITMENTS AND CONTINGENCIES (Note 16)
Temporary equity:
Series A Convertible Preferred stock, $0.00001 par value; 6,252,530 shares authorized, issued and outstanding as of December 31, 2019 and 2018 (liquidation value of $4,676,892 as of December 31, 2019 and 2018)	4,634,416	4,634,416
Series B Convertible Preferred stock, $0.00001 par value; 2,126,750 shares authorized, 1,386,370 shares issued and outstanding as of December 31, 2019 and 2018 (liquidation value of $6,518,712 as of December 31, 2019 and 2018)	6,386,267	6,386,267

Stockholders’ deficit:
Founders Convertible Preferred stock, $0.00001 par value; 10,000,000 shares authorized, issued and outstanding as of December 31, 2019 and 2018	100	100
Class A Common stock, $0.00001 par value; 150,000,000 shares authorized; 77,631 and 34,272 shares issued and outstanding as of December 31, 2019 and 2018, respectively	—	—
Class B Common stock, $0.00001 par value; 40,000,000 shares authorized; 38,727,340 shares issued and outstanding as of December 31, 2019 and 2018	387	387
Additional paid-in capital	756,479	663,678
Accumulated deficit	(17,900,045)	(7,021,295)

Total stockholders’ deficit	(17,143,079)	(6,357,130)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$2,076,427	$5,651,302

The accompanying notes are an integral part of these consolidated financial statements.

Fisker Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2019	2018
Operating costs and expenses:
General and administrative	$3,625,833	$1,475,613
Research and development	6,961,981	1,938,871

Total operating costs and expenses	10,587,814	3,414,484

Loss from operations	(10,587,814)	(3,414,484)
Other income (expense):
Other income (expense)	575	(21,000)
Interest income	8,503	7,427
Interest expense	(177,997)	(1,590)
Change in fair value of embedded derivative	(79,751)	—
Foreign currency gain (loss)	(42,266)	(1,298)

Total other income (expense)	(290,936)	(16,461)

Net loss	$(10,878,750)	$(3,430,945)

Deemed dividend attributable to preferred stock	—	$(1,222,368)

Net loss attributable to common shareholders	$(10,878,750)	$(4,653,313)

Net loss per common share
Net loss per share attributable to Class A and Class B Common shareholders- Basic and Diluted	$(0.28)	$(0.12)
Weighted average shares outstanding
Weighted average Class A and Class B Common shares outstanding- Basic and Diluted	38,784,479	38,747,380

The accompanying notes are an integral part of these consolidated financial statements.

Fisker Inc. and Subsidiaries

Consolidated Statements of Temporary Equity and Stockholders’ Deficit

	Series A Convertible Preferred		Series B Convertible Preferred		Founders Convertible Preferred		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at January 1, 2018	4,614,850	$3,412,048	—	$—	10,000,000	$100	—	$—	38,727,340	$387	$598,104	$(3,590,350)	$(2,991,759)

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	60,141	—	60,141

Exercise of stock options	—	—	—	—	—	—	34,272	—	—	—	5,433	—	5,433

Issuance of Series A Convertible Preferred stock, net of issuance costs	1,637,680	1,222,368	—	—	—	—	—	—	—	—	—	—	—

Allocation of Series A Convertible Preferred stock to beneficial conversion feature	—	(1,222,368)	—	—	—	—	—	—	—	—	1,222,368	—	1,222,368

Deemed dividend on Series A Convertible Preferred stock	—	1,222,368	—	—	—	—	—	—	—	—	(1,222,368)	—	(1,222,368)

Issuance of Series B Convertible Preferred stock, net of issuance costs	—	—	1,386,370	6,386,267	—	—	—	—	—	—	—	—	—

Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,430,945)	(3,430,945)

Balance at December 31, 2018	6,252,530	$4,634,416	1,386,370	6,386,267	10,000,000	$100	34,272	$—	38,727,340	$387	$663,678	$(7,021,295)	$(6,357,130)

Stock-based compensation	—	—	—	—	—	—	—	—	—	—	85,197	—	85,197

Exercise of stock options	—	—	—	—	—	—	43,359	—	—	—	7,604	—	7,604

Net loss	—	—	—	—	—	—	—	—	—	—	—	(10,878,750)	(10,878,750)

Balance at December 31, 2019	6,252,530	$4,634,416	1,386,370	$6,386,267	10,000,000	$100	77,631	$—	38,727,340	$387	$756,479	$(17,900,045)	$(17,143,079)

The accompanying notes are an integral part of these consolidated financial statements.

Fisker Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(10,878,750)	$(3,430,945)
Reconciliation of net loss to net cash used in operating activities:
Stock-based compensation	85,197	60,141
Depreciation and amortization	24,719	16,732
Deferred rent	—	13,594
Amortization of right-of-use asset	130,228	—
Amortization of debt discount	136,866	—
Change in fair value of embedded derivative	79,751
Unrealized loss on foreign currency	11,599	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	11,147	(4,922)
Accounts payable and accrued expenses	2,686,501	(228,027)
Customer deposits	587,812	156,000
Change in operating lease liability	(134,895)	—

Net cash used in operating activities	(7,259,825)	(3,417,427)

Cash Flows from Investing Activities:
Purchase of property and equipment	(13,890)	(48,247)

Net cash used in investing activities	(13,890)	(48,247)

Cash Flows from Financing Activities:
Proceeds from the issuance of bridge notes	3,578,541	—
Proceeds from the issuance of Series A Convertible Preferred shares, net of issuance costs	—	1,222,368
Proceeds from the issuance of Series B Convertible Preferred shares, net of issuance costs	—	6,386,267
Proceeds from the exercise of stock options	7,604	5,433

Net cash provided by financing activities	3,586,145	7,614,068

Net increase (decrease) in cash and cash equivalents	(3,687,570)	4,148,394
Cash and cash equivalents, beginning of the period	5,545,663	1,397,269

Cash and cash equivalents, end of the period	$1,858,093	$5,545,663

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Fisker Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Overview of the Company

Fisker Inc. (“Fisker” or the “Company”) was incorporated in the state of Delaware on September 21, 2016. The Company is currently designing and developing sustainable electric vehicles. The Company is currently accepting reservations for the Fisker Ocean.

In connection with its formation, the Company entered into stock purchase agreements with the Company’s founders, whereby the founders contributed certain IP (primarily trademarks) and interests in Platinum IPR LLC. Platinum IPR LLC is an entity solely owned by the Company’s founders, which held Fisker trademarks registered in a variety of jurisdictions around the world. The founders’ transfer of its interest in Platinum IPR LLC and the transfer of trademarks was accounted for as a transfer of assets between entities under common control. The carrying amount of the transferred assets is recorded based on the prior carrying value, which was de minimis.

In December 2018, the Company effected a 10-for-1 stock split of its outstanding common and preferred stock, and a proportional adjustment to the existing conversion ratios for each series of preferred stock was made at the time of the effectiveness of the reverse stock split. Accordingly, all share and per share amounts for all periods presented in these consolidated financial statements and notes thereto, have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratio.

Going Concern, Liquidity and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through August 2021. Since inception, the Company has incurred significant losses of approximately $17.9 million. As of December 31, 2019, the Company had approximately $1.9 million in cash and cash equivalents. The Company expects to continue to incur significant operating losses for the foreseeable future. The Company has historically funded its operations primarily through the sale of convertible debt and equity securities.

In order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt, equity or both. Until such time, if ever, the Company can generate revenue sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all.

As a result, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP required management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and accompanying notes. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Fisker Inc. and its wholly owned subsidiaries. All inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less at acquisition to be cash equivalents. Cash and cash equivalents include cash held in banks and money market mutual funds.

Concentrations of Credit Risk and Off-balance Sheet Risk

Cash and cash equivalents are financial instruments that are potentially subject to concentrations of credit risk. The Company’s cash and cash equivalents are deposited in accounts at large financial institutions, and amounts may exceed federally insured limits. The Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the cash and cash equivalents are held. The Company has no financial instruments with off-balance sheet risk of loss.

Fair Value Measurements

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Useful Life (in years)
Leasehold improvements	5
Furniture and fixtures	5
Computer equipment	3

Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the related lease. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repair expenditures are expensed as incurred, while major improvements that increase functionality of the asset are capitalized and depreciated ratably to expense over the identified useful life.

Long-lived assets primarily consist of property, plant and equipment, net and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset group to its carrying amount. The Company assesses impairment for asset groups, which represent a combination of assets that produce distinguishable cash flows. If the carrying amount of the asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company has not recorded any impairment charges during the periods presented.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, lessees classify arrangements meeting the definition of a lease as operating or financing leases, and leases are recorded on the consolidated balance sheet as both a right-of-use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right-of-use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right-of-use asset and lease liability, the Company elects to combine lease and non-lease components for all classes of assets. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and instead recognizes rent expense on a straight-line basis over the lease term.

The Company continues to account for leases in the prior period financial statements under ASC 840.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to interest rate, market, or foreign currency risks. The Company evaluates all of its financial instruments, including notes payable, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract in the Company’s balance sheet.

From July 2019 to December 2019, the Company entered into note agreements that were determined to have embedded derivative instruments in the form of a contingent put option. The notes are recognized at the value of proceeds received after allocating issuance proceeds to the separable instruments issued with the notes and to the bifurcated contingent put option. The notes are subsequently measured at amortized cost using the effective interest method to accrete interest over their term to bring the notes’ initial carrying value to their principal balance at maturity. The bifurcated put option is initially measured at fair value which is included in the Bridge notes payable balance on the Consolidated Balance Sheets and subsequently measured at fair value with changes in fair value recognized as a component of Other income (expense) in the Consolidated Statements of Operations (see Note 9).

Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

Revenue Recognition

The Company recognizes revenue from contracts with customers in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as the customer obtains control of that good or service. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligation(s) in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation(s) in the contract

•	Step 5: Recognize revenue when or as the company satisfies a performance obligation

The Company’s customers may reserve a Fisker vehicle by making a deposit, which is refundable, and in certain instances, subject to a 10% administration and process fee in the event of cancellation. The Company has yet to deliver and recognize revenue related to the delivery of a vehicle.

Certain holders of the Company’s bridge notes were issued option agreements providing the holder with a non-binding right to receive a base model Fisker Ocean SUV within the first 12 months of production, subject to the terms and conditions. The proceeds received from these holders were allocated to the bridge notes and option agreements on a relative fair value basis, resulting in an initial discount to the bridge notes.

See Note 7 for the balance of the Company’s customer reservation deposits.

Foreign Currency Remeasurement and Transactions

The functional currency of the Company’s U.K. subsidiary is the U.S. Dollar. For this subsidiary, monetary assets and liabilities denominated in non U.S. currencies are re-measured to U.S. Dollars using current exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities denominated in non-U.S. currencies are maintained at historical U.S. Dollar exchange rates. Expenses are re-measured at average U.S. Dollar monthly rates.

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Transaction gains and losses have not been significant for any periods presented.

Stock-based Compensation

The Company expenses stock-based compensation over the requisite service period based on the estimated grant-date fair value of the awards. The Company accounts for forfeitures as they occur.

Prior to the adoption of ASU 2018-07 on January 1, 2018, the Company remeasured the fair value of non-employee awards at each reporting period prior to vesting and finally at the vesting date of the award. Changes in the estimated fair value of these non-employee awards were recognized as compensation expense in the period of change. Subsequent to the adoption of ASU 2018-07, the Company recognizes non-employee compensation costs over the requisite service period based on a measurement of fair value for each stock award.

From inception through December 31, 2019, the Company has primarily granted service based awards. Stock-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. All stock-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations based upon the underlying individual’s role at the Company.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development expenses consist primarily of payroll, benefits and stock-based compensation of those employees engaged in research, design and development activities, costs related to design tools, protype development work, supplies and services, depreciation and other occupancy costs.

Advertising Expense

All advertising costs are expensed as incurred. For the years ended December 31, 2019 and 2018, advertising expense was $82,641 and $144,905, respectively.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Net Loss per Share of Common Stock

Basic net loss per share of common stock is calculated using the two-class method under which earnings are allocated to both common shares and participating securities. Undistributed net losses are allocated entirely to common shareholders since the participating security has no contractual obligation to share in the losses. Basic net loss per share is calculated by dividing the net loss attributable to common shares by the weighted-average number of shares of common stock outstanding for the period. The diluted net loss per share of common stock is computed by dividing the net loss using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of stock options to purchase common stock (using the treasury stock method) and the conversion of convertible preferred stock and convertible notes payable (using the if-converted method).

Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which was codified with its subsequent amendments as ASC 606. This guidance applies to any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance supersedes existing revenue recognition guidance, including most industry-specific guidance, as well as certain related guidance on accounting for contract costs. The Company adopted ASC 606 on January 1, 2018 using the modified retrospective method. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The changes take effect for public business entities for fiscal years starting after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. The Company adopted ASU 2018-07 as of January 1, 2018. The adoption of this update did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which was codified with its subsequent amendments as ASC 842. ASC 842 requires a lessee to recognize a lease asset representing its right to use the underlying asset for the lease term, and a lease liability for the payments to be made to lessor, on its balance sheet for all operating leases greater than 12 months. The Company adopted ASC 842 as of January 1, 2019, using the modified retrospective transition approach by recording a right-of-use asset and lease liability for operating leases of $264,900 and $278,984, respectively, at that date; the Company did not have any finance lease assets and liabilities upon adoption or any arrangements where it acts as a lessor. Adoption of ASC 842 did not have an effect on the Company’s accumulated deficit. The Company availed itself of the practical expedients provided under ASC 842 regarding identification of leases, lease classification, indirect costs, and the combination of lease and non-lease components for all classes of assets. The Company continues to account for leases in the prior period financial statements under ASC 840.

Recently issued accounting pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU No. 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

3. Fair value measurements

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measured as of December 31, 2019 Using:
	Level 1	Level 2	Level 3	Total
Assets included in:
Money market funds included in cash and cash equivalents	$1,731,455	$—	$—	$1,731,455

Total fair value	$1,731,455	$—	$—	$1,731,455

Liabilities included in:
Embedded derivative in bridge notes	$—	$—	$1,325,049	$1,325,049

Total fair value	$—	$—	$1,325,049	$1,325,049

	Fair Value Measured as of December 31, 2018 Using:
	Level 1	Level 2	Level 3	Total
Assets included in:
Money market funds included in cash and cash equivalents	$5,055,517	$—	$—	$5,055,517

Total fair value	$5,055,517	$—	$—	$5,055,517

The fair value of the Company’s money market funds is determined using quoted market prices in active markets for identical assets.

The carrying amounts included in the Consolidated Balance Sheets under Current assets approximate fair value because of the short maturity of these instruments.

The carrying amount of bridge notes approximate fair value due to management’s opinion that current rates and terms that would be available to the Company with the same maturity and security structure would be essentially equivalent to that of the Company’s bridge notes. Certain features of the bridge notes were determined to be an embedded derivative requiring separate measurement from the loan host instrument.

The Company measures the embedded derivative liability at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the embedded derivative uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the embedded derivative related to updated assumptions and estimates are recognized within the Consolidated Statements of Operations.

The embedded derivative liability may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

Level 3 Disclosures

The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs:

	Fair Value as of December 31, 2019	Valuation Technique	Unobservable Input Description	Input
Embedded derivative in bridge notes	$1,325,049	Probability-adjusted discounted cash flow	Probabilities of Completion of Next Equity Financing	99%
			Period in which outcomes are expected to be achieved	0.5 years
			Discount rate	11.5%-13.1%

The fair value of the embedded derivative liability represents the fair value of the Company’s liability for all potential payments if the holders of the bridge notes elected to convert into cash or shares of common stock. The significant unobservable inputs used in the fair value measurement of the Company’s embedded derivative liability are the probabilities of the Company’s closing of the sale of capital stock on or prior to the bridge notes’ maturity dates, resulting in gross proceeds in excess of at least $20.0 million, (the “Completion of the Next Equity Financing”), which would trigger conversion of the embedded derivative liability, probabilities as to the periods in which the outcomes are expected to be achieved and a discount rate. Significant changes in any of the probabilities of the Completion of the Next Equity Financing would result in a significantly higher or lower fair value measurement, respectively. Significant changes in the probabilities as to the periods in which outcomes will be achieved would result in a significantly lower or higher fair value measurement, respectively.

The following table presents changes in Level 3 liabilities measured at fair value for the year ended December 31, 2019:

	Embedded derivative in bridge notes	Total
Balance, December 31, 2018	$—	$—
Issuance of bridge notes	1,245,298	1,245,298
Change in fair value	79,751	79,751

Balance, December 31, 2019	$1,325,049	$1,325,049

For the year ended December 31, 2019, the changes in the fair value of the embedded derivative liability resulted from an adjustment to the remaining period to the expected outcome. No other changes in valuation techniques or inputs occurred during the year ended December 31, 2019.

4. Property and Equipment, net

Property and equipment, net, consists of the following as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Leasehold improvements	$59,485	$48,355
Furniture and fixtures	45,377	45,376
Computer equipment	11,662	8,903

Total property and equipment	116,524	102,634
Less: Accumulated depreciation and amortization	(51,263)	(26,544)

Property and equipment, net	$65,261	$76,090

Depreciation and amortization for the years ended December 31, 2019 and 2018 was $24,719 and $16,732, respectively.

5. Leases

The Company currently leases its headquarters space in the Los Angeles area under a single lease classified as an operating lease expiring on December 31, 2020. Fixed rent escalates each year, but the Company is not responsible for any portion of the landlord’s operating expenses. Under the lease, the Company has one 18-month renewal option with specified fixed rent, which has not been included in the calculation of lease liabilities and right of use assets; at the adoption date, exercise of the option was not reasonably certain. This lease does not have any contingent rent payments, does not impose any financial restrictions, and does not contain residual value guarantees.

The Company does not act as a lessor or have any leases classified as financing leases.

At December 31, 2019, the Company had operating lease liabilities of $143,599 and right-of-use assets of $134,672, in the Consolidated Balance Sheet.

The tables below present information regarding the Company’s lease assets and liabilities:

As of December 31,
2019
Assets:
Operating lease right-of-use assets	$134,672
Liabilities:
Current
Operating	$143,599

The components of lease related expense are as follows:

Year Ended December 31,
2019
Lease costs:
Operating lease expense	$137,173
Short-term lease expense	11,550

Total lease costs	$148,723

The components of supplemental cash flow information related to leases are as follows:

Year Ended December 31,
2019
Cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$141,840
Non-cash activity:
ROU asset obtained in exchange for lease obligations	$264,900
Other Information
Weighted average remaining lease term (in years)	1.00
Weighted average discount rate	3.20%

As of December 31, 2019, future minimum payments during the next five years and thereafter are as follows:

Operating
Leases
Year Ended December 31, 2020	$146,100
Year Ended December 31, 2021	—
Year Ended December 31, 2022	—
Year Ended December 31, 2023	—
Year Ended December 31, 2024	—
Thereafter	—

Total	146,100
Less present value discount	(2,501)

Operating lease liabilities	$143,599

The Company’s lease agreement does not provide an implicit rate, so the Company used an estimated incremental borrowing rate, which was derived from third-party information available at the time the Company adopted ASC 842, in determining the present value of lease payments. The rate used is for a secured borrowing of a similar term as the lease.

Rent expense for the year ended December 31, 2018 was $151,170.

Future minimum lease payments on non-cancellable operating leases as of December 31, 2018 are as follows:

Payments
Year Ended December 31, 2019	$141,840
Year Ended December 31, 2020	146,100
Year Ended December 31, 2021	—
Year Ended December 31, 2022	—
Year Ended December 31, 2023	—
Thereafter	—

$287,940

6. Accrued Expenses

A summary of the components of accrued expenses is as follows:

	As of December 31,
	2019	2018
Accrued payroll	84,726	81,672
Accrued professional fees	39,396	44,215
Accrued research and development	9,853	—
Accrued other	1,236	66,822
Accrued interest	42,305	1,432
Accrued legal settlement	750,000	—
Deferred rent	—	4,667

Total accrued expenses	$927,516	$198,808

7. Customer Deposits

Customer deposits consists of the following as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Customer reservation deposits	$466,500	$358,000
Customer SUV option	479,312	—

Total customer deposits	$945,812	$358,000

8. Founders Demand Note

In connection with the Company formation in September 2016, HF Holdco LLC, an entity controlled by the Company’s Chief Executive Officer, and founder, and the Company’s Chief Financial Officer, and founder, advanced the Company $250,000 in the form of a demand note. As of December 31, 2019 and 2018, the entire amount of the founder demand note is outstanding. The demand note bears an annual interest rate of 0.25% and is repayable on demand.

9. Bridge Notes Payable

From July 2019 to February 2020, the Company entered into note agreements with investors. As of December 31, 2019, the aggregate principal amount of the bridge notes is approximately $4.1 million, which are due July 29, 2021, with simple interest rate of 5% per annum. No notes mature in less than twelve months from December 31, 2019. The outstanding principal and any accrued but unpaid interest under the bridge notes shall be automatically converted into equity securities issued by the Company at the initial closing of the Company’s next sale of capital stock occurring on or prior to the notes’ maturity date resulting in gross proceeds in excess of at least $20.0 million, (the “Next Equity Financing”), at an exchange price equal to 75% of the per share price received from investors in the Next Equity Financing.

In the event the Next Equity Financing has not been consummated on or before the maturity date, at the option of the Company, the outstanding principal and any accrued but unpaid interest under the bridge notes shall convert into shares of the Company’s Series B Convertible Preferred Stock at the Series B Convertible Preferred Stock original issue price of $4.702.

In the event of a change in control, as defined in the note agreements, prior to repayment or conversion, the outstanding principal and any accrued but unpaid interest under the bridge notes shall, at the option of the majority holders, settle in cash equal to 1.5 times the outstanding principal and unpaid interest or settle with common stock of the Company at a price per share that is 75% of the price per share of common stock paid at the change of control.

Certain holders of the bridge notes were issued option agreements providing the holder with a non-binding right to receive a base model Fisker Ocean SUV within the first 12 months of production, subject to the terms and conditions. The proceeds received from these holders were allocated to the bridge notes and option agreements on a relative fair value basis, resulting in an initial discount to the bridge notes.

The automatic exchange feature is the predominant settlement feature and the change of control feature within the bridge notes are embedded contingent put options that, collectively, are required to be bifurcated from the debt host and measured at fair value with changes in fair value recognized in earnings (see Note 2). After bifurcation of the embedded derivative, the initial carrying value of the bridge notes are accreted to their stated principal value over the contractual term of the bridge notes, using the effective interest method. The Company recognized approximately $0.1 million of accretion of debt discount from the issuance dates of the bridge notes through December 31, 2019, classified as Interest expense in the Consolidated Statement of Operations.

The estimated fair value of the embedded derivative at issuance was $1,245,298. The Company recognized $79,751 of other expense due to the change in fair value of the embedded derivative.

The following table summarizes the aggregate values recorded for the bridge notes as of and December 31, 2019:

	At Issuance	As of December 31, 2019
Principle	$4,094,448	$4,099,080
Embedded derivative	1,245,298	1,325,049
Unamortized discounts and fees	(1,761,159)	(1,626,929)

Net carrying amount	$3,578,587	$3,797,200

Certain of the Company’s bridge notes include a covenant as to the use of proceeds from the issuance. Proceeds of $1.0 million are to be used for the development of certain battery technology. As of December 31, 2019, the Company is in compliance with such covenant.

The Company had no bridge notes payable outstanding as of December 31, 2018.

10. Temporary Equity

Series A and Series B Convertible Preferred Stock

As of December 31, 2019, the Company is authorized to issue 8,379,280 shares of Preferred stock with a par value of $0.00001, of which, 6,252,530 shares are designated Series A Convertible Preferred Stock and 2,126,750 are designated as Series B Convertible Preferred Stock (collectively, the “Convertible Preferred Stock”). The original issue price and the liquidation value, as of December 31, 2019, of each class of Convertible Preferred Stock is as follows:

	Shares Issued and Outstanding	Original Issue Price	Original Issue value	Aggregate Liquidation Preference
Series A	6,252,530	$0.748	$4,676,892	$4,676,892
Series B	1,386,370	$4.702	$6,518,712	$6,518,712

Dividends

Series A holders receive non-cumulative dividends at a rate per annum equal to $0.045 per share, if and when declared by the Company’s Board of Directors. Series A holders receive dividends prior to and in preference to any dividends on Series B Convertible Preferred Stock, Founders Convertible Preferred and Common Stockholders. After payment of any Series A dividends, any additional dividends are distributed to Founders Convertible Preferred and Common Stockholders pro-rata based on the number of shares of Common Stock held (assuming conversion of all such Founders Convertible Preferred into Common Stock). No dividends have been declared or paid as of December 31, 2019.

Liquidation

Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive a liquidation preference prior to any distribution to holders of Founders Convertible Preferred and Common Stock. Upon the occurrence of a liquidation transaction, Convertible Preferred Stock Series A and Convertible Preferred Stock Series B will be redeemed by the Company at the greater of (i) $0.748 per share (Series A) or $4.702 (Series B) (adjusted for stock splits, stock dividends, reclassifications etc.) and (ii) such amount per share as would have been payable had all shares of Convertible Preferred Series A or Convertible Preferred Series B been converted into Class A Common Stock immediately prior to the liquidation transaction (a “Deemed Conversion”).

Remaining assets are distributed among the holders of Founders Convertible Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of Founders Convertible Preferred into Common Stock).

Conversion

Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible at any time, at the option of the holder, into Class A Common Stock as is determined by dividing the then-original issue price, as adjusted, for such share of preferred stock by the conversion price, as adjusted, in effect on the date the certificate is surrendered for conversion (“Conversion Price”).

The Conversion Prices of Series A and Series B Convertible Preferred Stock as of December 31, 2019 is as follows:

Conversion Price
Series A	$0.748
Series B	$4.702

Additionally, all outstanding shares of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall automatically be converted into shares of underlying Class A Common Stock upon either (a) the Company’s sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933 which results in aggregate cash proceeds to the Company of not less than $50,000,000, net of underwriting discounts and commissions (a “Qualified IPO”); or (b) the date, or upon the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Convertible Preferred Stock, voting together as a single class on an as-converted basis.

Voting Rights

Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to the same voting rights as the Common Stockholders and to notice of stockholders’ meeting. The holders of Common Stock, Founders Convertible Preferred, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall vote together as a single class (on an as-converted basis) on all matters. Each holder of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of Class A Common Stock into which such shares of Convertible Preferred Stock could be converted.

Significant stock transactions

In March 2018, the Company issued 1,637,680 shares of Series A Convertible Preferred Stock at $0.748 per share, for net proceeds of approximately $1.2 million. From April through November 2018, the Company issued an aggregate of 1,386,370 shares of Series B Convertible Preferred stock at $4.702 per share, for net proceeds of approximately $6.4 million.

Each of the Series A and Series B Convertible Preferred Stock is conditionally puttable by the holders upon a “deemed liquidation event,” which includes a merger, consolidation, reorganization or recapitalization in which a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such transaction, or a sale of substantially all of the Company’s assets. A “deemed liquidation event” is not solely within the control of the Company given holders of the Series A Convertible Preferred Stock have representation on the Company’s board of directors. As such, the Series A and Series B Convertible Preferred Stock is classified as temporary equity. Any discount to liquidation preference of the Series A and Series B Convertible Preferred Stock is not being accreted as a deemed dividend, as it is not currently probable that the Series A and Series B Convertible Preferred Stock will become redeemable. Subsequent adjustments to increase the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

11. Stockholders’ Deficit

Common Stock

As of December 31, 2019, the Company is authorized to issue 150,000,000 shares of Class A Common Stock and 40,000,000 shares of Class B Common Stock. Both classes of common stock qualify and share equally in dividends, if declared by the Company’s Board of Directors. In the event of liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of both classes of common stock have equal rights to receive all the assets of the Company, after rights of the holders of the preferred stock, if any, have been satisfied.

Class A Common Stock

Holders of Class A Common Stock are entitled to one vote per share on matters to be voted upon by stockholders. Holders of Class A Common Stock have no preemptive rights to subscribe for or to purchase any additional shares of Class A Common Stock or other obligations convertible into shares of Class A Common Stock which the Company may issue in the future.

All of the outstanding shares of Class A Common Stock are fully paid and non-assessable. Holders of Class A Common Stock are not liable for further calls or assessments.

Class B Common Stock

Holders of Class B Common Stock are entitled to ten votes per share on matters to be voted upon by stockholders. Holders of the Class B Common Stock may, at any time, convert their Class B Common Stock into one share of Class A Common Stock.

Founders Convertible Preferred Stock

As of December 31, 2019, the Company is authorized to issue 10,000,000 shares of Founders Convertible Preferred Stock with a par value of $0.00001, of which 10,000,000 shares are issued and outstanding.

Holders of Founders Convertible Preferred Stock are entitled to ten votes for each share of Class A Common Stock into which such Founders Convertible Preferred Stock could be then directly converted.

Founders Convertible Preferred Stock are convertible at any time, at the option of the holder, into Class A Common Stock as is determined by dividing $0.10, as adjusted, for such share of preferred stock by the conversion price, as adjusted, in effect on the date the certificate is surrendered for conversion.

Additionally, all outstanding shares of the Founders Convertible Preferred Stock shall automatically be converted (i) upon any transfer, as defined, into Class A Common Stock (ii) upon any exempt transfer, as defined, into Class B Common Stock (iii) into Class A Common Stock upon the earlier of (a) the Company’s sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933 which results in aggregate cash proceeds to the Company of not less than $50,000,000, net of underwriting discounts and commissions (a “Qualified IPO”); or (b) the date, or upon the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Founders Convertible Preferred Stock, voting together as a single class on an as-converted basis.

12. Earnings (Loss) Per Share

Founders Convertible Preferred Stock are participating securities as the Founders Convertible Preferred Stock participates in undistributed earnings on an as-if-converted basis. The Company computes earnings (loss) per share of Class A Common Stock and Class B Common Stock using the two-class method required for participating securities. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential Class A Common Stock and Class B Common Stock outstanding would have been anti-dilutive. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. The following table sets forth the computation of basic and diluted loss per Class A Common Stock and Class B Common Stock:

	Year Ended December 31,
	2019	2018
Numerator:
Net loss	$(10,878,750)	$(3,430,945)
Deemed dividend attributable to preferred stock	—	(1,222,368)

Net loss attributable to common shareholders	$(10,878,750)	$(4,653,313)

Denominator:
Weighted average Class A common shares outstanding	57,139	20,040
Weighted average Class B common shares outstanding	38,727,340	38,727,340

Weighted average Class A and Class B common shares outstanding- Basic	38,784,479	38,747,380

Dilutive effect of potential common shares	—	—

Weighted average Class A and Class B common shares outstanding- Diluted	38,784,479	38,747,380

Net loss per share attributable to Class A and Class B Common shareholders- Basic	$(0.28)	$(0.12)

Net loss per shares attributable to Class A and Class B Common shareholders- Diluted	$(0.28)	$(0.12)

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	Year Ended December 31,
	2019	2018
Series A Convertible Preferred Stock	6,252,530	6,252,530
Series B Convertible Preferred Stock	1,386,370	1,386,370
Founders Convertible Preferred Stock	10,000,000	10,000,000
Bridge notes	880,334	—
Stock Options	6,410,311	6,611,058

Total	24,929,545	24,249,958

13. Stock Based Compensation

The Company maintains the 2016 Stock Plan (the “Plan”). The Plan is a stock-based compensation plan which provides for the grants of options and restricted stock to employees and consultants of the Company. Options granted under the Plan may be either incentive options (“ISO”) or nonqualified stock options (“NSO”). The maximum aggregate number of shares of the Company’s Class A Common Stock that may be issued under the Plan is 8,823,530 shares (subject to adjustments upon changes in capitalization, merger or certain other transactions).

Options under the Plan may be granted at prices as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The fair value of the shares is determined by the Board of Directors on the date of grants. Stock options generally have a contractual life of 10 years.

In 2016 and 2017, the Company’s founders were granted an aggregate of 5,882,360 options which are fully vested. Options granted to other employees and consultants become vested and are exercisable over a range of up to six years from the date of grant.

The following table summarizes option activity under the Plan:

	Shares Available For Grant	Options	Weighted Average Exercise Price	Weighted Average Contractual Term (in Years)
Balance as of January 1, 2018	2,063,530	6,760,000	$0.15	9.2
Granted	(363,875)	363,875	1.70
Exercised	—	(34,272)	0.15
Forfeited	478,545	(478,545)	0.24

Balance as of December 31, 2018	2,178,200	6,611,058	0.23	8.2
Granted	(66,597)	66,597	3.05
Exercised	—	(43,359)	0.18
Forfeited	223,985	(223,985)	0.73

Balance as of December 31, 2019	2,335,588	6,410,311	0.24	7.2

Additional information regarding stock options exercisable as of December 31, 2019 is summarized below:

	Options Exercisable at December 31, 2019
Range of Exercise Price	Number	Weighted Average Exercise Price	Weighted Average Contractual Term (in Years)
$0.152—$3.69	6,036,764	$0.177	7.18

The aggregate intrinsic value represents the total pretax intrinsic value (i.e., the difference between the fair value of the Company’s common stock price and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options. The aggregate intrinsic value of options outstanding as of December 31, 2019 was $22.1 million. The intrinsic value of options exercisable was $21.2 million as of December 31, 2019. The total intrinsic value of options exercised was $152,392 and $62,512 for the years ended December 31, 2019 and 2018, respectively.

The weighted-average grant date fair value per share for the stock option grants during the years ended December 31, 2019 and 2018 was $2.18 and $1.47, respectively. As of December 31, 2019, the total unrecognized compensation related to unvested stock option awards granted was $329,885, which the Company expects to recognize over a weighted-average period of approximately 1.9 years.

The fair value of each stock option grant under the Plan was estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted-average assumptions:

	Year Ended December 31,
	2019	2018
Expected term (in years)	6.3	6.3
Volatility	83.7%	84.0%
Dividend yield	0.0%	0.0%
Risk-free interest rate	2.0%	2.8%
Common stock price	$3.05	$1.94

The Black-Scholes option pricing model requires various highly subjective assumptions that represent management’s best estimates of the fair value of the Company’s common stock, volatility, risk-free interest rates, expected term, and dividend yield. Given the absence of an active market for the Company’s common stock, the Company determines its common stock value generally using the market approach valuation methods. The valuation results are reviewed and approved by the Company’s board of directors.

The expected term represents the weighted-average period that options granted are expected to be outstanding giving consideration to vesting schedules. Since the Company does not have an extended history of actual exercises, the Company has estimated the expected term using a simplified method which calculates the expected term as the average of the time-to-vesting and the contractual life of the awards. The Company has never declared or paid cash dividends and does not plan to pay cash dividends in the foreseeable future; therefore, the Company used an expected dividend yield of zero. The risk-free interest rate is based on U.S. Treasury rates in effect during the expected term of the grant. The expected volatility is based on historical volatility of publicly-traded peer companies.

Stock-based compensation expense for the years ended December 31, 2019 and 2018 is as follows:

	Year Ended December 31,
	2019	2018
General and administrative expense	$29,799	$28,858
Research and development	55,398	31,283

Total	85,197	60,141

14. Income Taxes

The Company has limited foreign operations and pre-tax loss from its foreign operations has no material impact on Income tax. Income tax expense attributable to loss from continuing operations consists of:

	Current	Deferred	Total
Year ended December 31, 2019
U.S. operations	$—	$(2,310,819)	$(2,310,819)
State and local	—	(807,732)	(807,732)
Valuation allowance	—	3,118,551	3,118,511

	$ —	$ —	$ —

Year ended December 31, 2018
U.S. operations	$—	$(811,547)	$(811,547)
State and local	—	(313,854)	(313,854)
Valuation allowance	—	1,125,401	1,125,401

	$ —	$ —	$ —

Deferred Tax Assets and Liabilities

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

The Company records income tax expense for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, the Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company records valuation allowances to reduce its deferred tax assets to the net amount that it believes is more likely than not to be realized. Its assessment considers the recognition of deferred tax assets on a jurisdictional basis. The Company has placed a full valuation allowance against U.S. federal and state deferred tax assets since the recovery of the assets is uncertain.

The tax effects of significant items comprising the Company’s deferred taxes are as follows:

	As of December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$5,540,098	$2,801,576
Tax credits	672,463	500,165
Stock options	161,717	151,781
Legal reserve	209,877	—
Lease liability	40,184	—
Trademarks	19,980	19,980
Other	4,091	4,091

Total gross deferred income tax assets	6,648,410	3,477,593
Deferred tax liabilities:
ROU asset	(41,490)	—
Research and development expense	(26,456)	(26,456)
Depreciation	(18,335)	(9,337)
Amortization	(6,363)	(4,620)
Other	(5,194)	(5,159)

Total gross deferred income tax liabilities	(97,838)	(45,572)
Net deferred income tax assets	6,550,572	3,432,021
Valuation allowance	(6,550,572)	(3,432,021)

Deferred tax asset, net of allowance	$—	$—

ASC 740 requires that the tax benefit of net operating losses (“NOLs”), temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits from operating loss carryforwards is currently not likely to be realized and, accordingly, has provided a valuation allowance against its deferred tax assets.

The changes in the valuation allowance related to current year operating activity was an increase in the amount of $3,118,551 during the year ended December 31, 2019.

	Year Ended December 31,
	2019	2018
Beginning of the year	$3,432,021	$2,306,620
Increase – income tax benefit	3,118,551	1,125,401

End of the year	$6,550,572	$3,432,021

The effective tax rate of the Company’s (provision) benefit for income taxes differs from the federal statutory rate as follows:

	Year Ended December 31,
	2019	2018
Expected federal income tax benefit	21.0%	21.0%
State taxes net of federal benefit	6.7	6.8
Tax credits	1.7	5.4
Valuation allowance	(28.7)	(32.8)
Other	(0.7)	(0.4)

Income taxes provision (benefit)	—%	—%

Net Operating Losses

Federal and state laws impose substantial restrictions on the utilization of NOLs and tax credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. Depending on the significance of past and future ownership changes, the Company’s ability to realize the potential future benefit of tax losses and tax credits that existed at the time of the ownership change may be significantly reduced.

As of December 31, 2019, the Company has approximately $16.0 million and $5.6 million of federal and state NOLs respectively. Federal NOLs generated prior to 2017 begin expiring in the calendar year 2036. Under the new Tax Cuts and Jobs Act, all NOLs incurred after December 31, 2017 are carried forward indefinitely for federal tax purposes. The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) signed in to law on March 27, 2020, provided that NOLs generated in a taxable year beginning in 2018, 2019, or 2020, may now be carried back five years and forward indefinitely. In addition, the 80% taxable income limitation is temporarily removed, allowing NOLs to fully offset net taxable income. California has not conformed to the indefinite carryforward period for NOLs. The NOLs begin expiring in the calendar year 2036 for state purposes.

In the ordinary course of its business, the Company incurs costs that, for tax purposes, are determined to be qualified research and development (“R&D”) expenditures within the meaning of IRC §41 and are, therefore, eligible for the Increasing Research Activities credit under IRC §41. The R&D tax credit carryforward as of December 31, 2019 is $469,825 and $302,639 for Federal and State, respectively. The R&D tax credit carryforwards begin expiring in the calendar year 2036 for federal purposes. The Company has adjusted the deferred tax assets related to Federal R&D credit carryover to account for any expiring tax credits.

Uncertain Tax Positions

The Company recognizes tax benefits from uncertain tax positions only if it believes that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. As the Company expands, it will face increased complexity in determining the appropriate tax jurisdictions for revenue and expense items. The Company’s policy is to adjust these reserves when facts and circumstances change, such as the closing of a tax audit or refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the income tax expense in the period in which such determination is made and could have a material impact on its financial condition and operating results. The income tax expense includes the effects of any accruals that the Company believes are appropriate, as well as the related net interest and penalties.

As of December 31, 2019, the Company has total uncertain tax positions of $100,000 of which $100,000 is related to R&D tax credits, which is recorded as a reduction of the deferred tax asset. No interest or penalties have been recorded related to the uncertain tax positions. A reconciliation of the beginning and ending balances of unrecognized tax benefits is as follows:

	Year Ended December 31,
	2019	2018
Beginning of the year	$—	$—
Increase—current year positions	100,000	—

End of the year	$100,000	$—

It is not expected that there will be a significant change in uncertain tax positions in the next 12 months. The Company is subject to U.S. federal and state income tax and one foreign jurisdiction. In the normal course of business, the Company is subject to examination by tax authorities. There are no tax examinations in progress as of December 31, 2019. The Company’s federal and state tax years for 2016 and forward are subject to examination by taxing authorities.

15. Related Party Transactions

In March 2018, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement with HF Holdco LLC for the purchase of 334,220 shares of Series A Convertible Preferred Stock for aggregate gross proceeds of $249,997. Henrik Fisker, the Company’s Chief Executive Officer and founder and Geeta Gupta, the Company’s Chief Financial Officer and founder, are the sole members of HF Holdco LLC.

In March 2018, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement with Series Fisker, a separate series of The Randall Group, LLC, for the purchase of 568,170 shares of Series A Convertible Preferred Stock for aggregate proceeds of $424,991. Roderick K. Randall, a member of the Company’s Board of Directors, is the managing member of The Randall Group, LLC.

In July 2019, the Company entered into a Convertible Promissory Note Agreement with Mr. Randall for the principal sum of $100,000. As of December 31, 2019 the bridge note is outstanding and the accrued interest balance of this note is $2,069.

As described in Note 8, in connection with the Company formation in September 2016, HF Holdco LLC, an entity controlled by Mr. Fisker and Dr. Gupta advanced the Company $250,000 in the form of a demand note. As of December 31, 2019, the note is outstanding and the accrued interest balance of this note is $2,057.

16. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time however, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

17. Subsequent Events

The Company has completed an evaluation of all subsequent events through August 7, 2020 to ensure that these consolidated financial statements include appropriate disclosure of events both recognized in the consolidated financial statements and events which occurred but were not recognized in the consolidated financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

In February 2020, the Company temporarily suspended the disbursement of cash compensation to Mr. Fisker and Dr. Gupta. In March 2020, the Company also temporarily furloughed employees and reduced the cash compensation disbursed to such employees.

Beginning in early March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and vehicle development and timelines, will depend, in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

In May 2020, in satisfaction of the advances made by HF Holdco LLC, an entity controlled by the Company’s founders, the Company issued a convertible promissory note to HF Holdco LLC with the principal sum of $250,000. The convertible promissory note bears substantially the same terms as the bridge notes payable as described in Note 9.

In June 2020, the Company entered into a Convertible Promissory Note Agreement with Mr. Randall for the principal sum of $220,000.

From January through July 2020, the Company entered into note agreements with investors with an aggregate principal amount of approximately $5.9 million. The notes are due July 29, 2021, with simple interest rate of 5%

per annum. The terms of the note agreements contain substantially the same terms as the bridge notes described in Note 9.

In June 2020, the Company entered into an Amendment to Convertible Notes with holders of the Company’s outstanding bridge notes to provide for amendments to the definition of the Next Equity Financing such that in the event of a Special Purpose Acquisition Corporation (“SPAC”) Transaction, as defined, prior to repayment or conversion in full of the note, immediately prior to such SPAC Transaction, the outstanding principal and any accrued but unpaid interest under the bridge notes shall automatically convert into shares of Class A Common Stock of the Company (or, at the election of the Company, directly into proceeds paid to the holders of Class A Common Stock in connection with such SPAC Transaction) at a price per share that is 75% of the price per share of Class A Common Stock paid in such SPAC Transaction.

On July 1, 2020, the Company entered into an agreement with Italdesign Giugiaro S.p.A. (“IDG”) pursuant to which IDG has agreed to provide engineering services relating to the development of the Fisker Ocean. The anticipated costs associated with the agreement are approximately $13.4 million of which a first installment of approximately $4.6 million was paid by the Company upon execution.

On July 7, 2020, the Company issued an investor a convertible equity security (the “Security”) in the amount of $50.0 million. The Security is automatically convertible into shares of capital stock of the combined entity upon the closing of a transaction with a special purpose acquisition company at a conversion price equal to 85% of the price per share upon consummation of such transaction (a “SPAC Transaction”). In the event the SPAC Transaction contemplated at the time of entering into the transaction terminates or does not occur by December 31, 2020, the Security is automatically convertible into a newly created Series C Convertible Preferred stock at price per share equal to $1.4 billion divided by the number of shares of capital stock of the Company (on an as-converted basis) then issued and outstanding, assuming exercise and/or conversion of all outstanding options, warrants and other convertible securities.

In July 2020, the Company entered into a legal settlement agreement related to claims brought in April 2019 alleging trade secret misappropriation by former employees. Pursuant to the settlement agreement, while the Company did not admit to any wrongdoing, it agreed to a settlement payment of $750,000 in cash. The legal settlement is accrued in the Consolidated Balance Sheet as of December 31, 2019; see Note 6.

On July 10, 2020, Spartan Energy Acquisition Corp. (“Spartan”) (NYSE:SPAQ), a special purpose acquisition company sponsored by a legal entity which is associated with Apollo Global Management, Inc. (NYSE:APO) (together with its consolidated subsidiaries, “Apollo”), announced they have entered into a definitive agreement for a business combination that would result in the Company merging into a newly created subsidiary of Spartan. If such business combination is ultimately completed, the Company would effectively comprise all of Spartan’s material operations.

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

by and among

SPARTAN ENERGY ACQUISITION CORP.,

SPARTAN MERGER SUB INC.,

and

FISKER INC.

Dated as of July 10, 2020

A-i

A-ii

Page
SECTION 9.04	Amendment	A-60
SECTION 9.05	Waiver	A-60

ARTICLE X. GENERAL PROVISIONS		A-60

SECTION 10.01	Notices	A-60
SECTION 10.02	Nonsurvival of Representations, Warranties and Covenants	A-61
SECTION 10.03	Severability	A-61
SECTION 10.04	Entire Agreement; Assignment	A-61
SECTION 10.05	Parties in Interest	A-61
SECTION 10.06	Governing Law	A-62
SECTION 10.07	Waiver of Jury Trial	A-62
SECTION 10.08	Headings	A-62
SECTION 10.09	Counterparts	A-62
SECTION 10.10	Specific Performance	A-62
SECTION 10.11	No Recourse	A-63

EXHIBIT A	Form of Amended and Restated Registration Rights Agreement
EXHIBIT B	Form of Lock-Up Agreement
EXHIBIT C	Form of Second Amended and Restated Certificate of Incorporation of Surviving Corporation
EXHIBIT D	Form of Amended and Restated Bylaws of Surviving Corporation
EXHIBIT E	Form of Second Amended and Restated Certificate of Incorporation of Spartan
EXHIBIT F	Directors and Officers of the Surviving Corporation and Spartan
EXHIBIT G	Form of Written Consent
SCHEDULE A	Company Knowledge Parties
SCHEDULE B	Key Company Stockholders

A-iii

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 10, 2020 (this “Agreement”), by and among Spartan Energy Acquisition Corp., a Delaware corporation (“Spartan”), Spartan Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Fisker Inc., a Delaware corporation (the “Company”).

WHEREAS, Merger Sub is a wholly owned direct subsidiary of Spartan;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Spartan and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Spartan;

WHEREAS, after consultation with their respective Tax advisors, Spartan and the Company intend, for U.S. federal and applicable state income Tax purposes, that the Merger will be treated as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and by executing this Agreement, hereby adopt a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, and intend to file the statement required by Treasury Regulations Section 1.368-3(a);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) has recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company;

WHEREAS, the Board of Directors of Spartan (the “Spartan Board”) has (a) approved and adopted this Agreement and declared its advisability and approved the payment of the applicable Per Share Merger Consideration to stockholders of the Company pursuant to this Agreement and the other transactions contemplated by this Agreement, and (b) has recommended the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Spartan;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub;

WHEREAS, promptly following the execution and delivery of this Agreement (and in any event within one (1) Business Day of the execution of this Agreement), the Company shall seek the Company Stockholder Approval and deliver a copy of the Written Consent to Spartan;

WHEREAS, in connection with the Closing, Spartan and certain stockholders of the Company and Spartan shall enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A;

WHEREAS, in connection with the Closing, certain stockholders of the Company shall enter into separate Lock-Up Agreements (each, a “Lock-Up Agreement”) substantially in the form attached hereto as Exhibit B;

WHEREAS, Spartan, its officers and directors, and Sponsor are parties to that certain Letter Agreement, dated August 9, 2018 (the “Letter Agreement”), providing that, among other things, such parties will vote their shares of Spartan Founders Stock in favor of this Agreement, the Merger, and the other transactions contemplated by this Agreement;

WHEREAS, Spartan, concurrently with the execution and delivery of this Agreement, is entering into subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, have agreed to purchase shares of Spartan Class A Common Stock at a purchase price of $10.00 in a private placement or placements (the “Private Placements”) to be consummated concurrently with the consummation of the transactions contemplated hereby;

WHEREAS, Sponsor, concurrently with the execution and delivery of this Agreement, is entering into a Sponsor Agreement with Spartan pursuant to which Sponsor will, immediately prior to, and conditioned upon, the Effective Time, automatically and irrevocably surrender and forfeit to Spartan, for no consideration and as a contribution to the capital of Spartan, 441,176 shares of Spartan Founders Stock (the “Sponsor Shares”), whereupon the Sponsor Shares shall be cancelled; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01    Certain Definitions. For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Ancillary Agreements” means the Registration Rights Agreement, the Lock-Up Agreements and all other agreements, certificates and instruments executed and delivered by Spartan, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“ANRP II” means Apollo Natural Resources Partners II, L.P., a Delaware limited partnership.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company or any Company Subsidiary from time to time.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service”, that are owned or used in the conduct of the business of the Company or any Company Subsidiaries.

“CCC” means the Corporations Code of the State of California.

“Closing Cash” means (i) the sum of the fair market value (expressed in United States dollars) of all cash and cash equivalents (including marketable securities, checks, bank deposits and short term investments) of the Company and the Company Subsidiaries, minus (ii) all amounts in respect of any outstanding checks written by the Company or any Company Subsidiary, in each case, calculated in accordance with Section 2.03; provided that Closing Cash shall not include Excluded Cash.

“Closing Debt” means the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any prepayment premiums, breakage costs and other related fees or liabilities payable on the Closing Date as a result of the prepayment thereof or the consummation of the transactions contemplated by this Agreement) arising under, any obligations of the Company or any Company Subsidiary consisting of (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money, or (ii) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, calculated in accordance with Section 2.03. Notwithstanding the foregoing, “Closing Debt” shall not include any (v) obligations under operating leases or capitalized leases, (w) undrawn letters of credit, (x) obligations under any interest rate, currency or other hedging agreements (other than breakage costs payable upon termination thereof on the Closing Date), (y) expenses incurred in connection with this Agreement and the Transactions or (z) outstanding principal and accrued but unpaid interest due on the Company Convertible Notes that will convert to Company Class A Common Stock pursuant to Section 3.01(b).

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company dated December 10, 2018, as such may have been amended, supplemented or modified from time to time.

“Company Class A Common Stock” means the shares of the Company’s Class A Common Stock, par value $0.00001 per share.

“Company Class B Common Stock” means the shares of the Company’s Class B Common Stock, par value $0.00001 per share.

“Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock.

“Company Convertible Equity Security” means the Convertible Equity Security issued pursuant to the Convertible Equity Security Purchase Agreement, dated July 7, 2020, by and between the Company and the purchaser named therein.

“Company Convertible Notes” means the convertible notes issued pursuant to Convertible Note Purchase Agreement, dated July 29, 2019, by and among the Company and the purchasers named therein.

“Company Founders Stock” means the shares of the Company’s Founders Preferred Stock, par value $0.00001 per share.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities) (provided that this clause (f) shall not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby), (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (g) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect, or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which Spartan has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (d), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Merger Shares” means a number of shares equal to (i) the quotient determined by dividing (a) the Company Valuation by (b) $10.00, minus (ii) the number of shares of Spartan Class A Common Stock ultimately issuable to the holder of the Company Convertible Equity Security pursuant to Section 3.01(d)(i)(B), plus (iii) the number of Sponsor Shares. For the avoidance of doubt, $10.00 shall be the “SPAC Price” for all purposes of the Company Convertible Equity Security.

“Company Options” means all options to purchase outstanding shares of Company Class A Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Company Stock Plan or otherwise.

“Company Outstanding Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Company Common Stock basis, and including, without limitation or duplication, (i) the number of shares of Company Class A Common Stock issuable upon conversion of the Company Preferred Stock and Company Convertible Notes pursuant to Section 3.01(a) and Section 3.01(b), respectively, (ii) the number of shares of Company Class A Common Stock that would be issuable upon the conversion of the shares of Company Founders Stock issued and outstanding immediately prior to the Effective Time at the then-effective conversion rate as calculated pursuant to Article IV(C)4(a) of the Company Certificate of Incorporation, and (iii) the number of shares of Company Class A Common Stock subject to unexpired, issued and outstanding Company Options as of immediately prior to the Effective Time; and for the avoidance of doubt, “Company Outstanding Shares” shall not include the number of shares of Company Class A Common Stock issuable upon conversion of the Company Convertible Equity Security pursuant to Section 3.01(c).

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Preferred Stock” means the Company Series A Preferred Stock and the Company Series B Preferred Stock.

“Company Series A Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.00001 per share, designated as Series A Preferred Stock in the Company Certificate of Incorporation.

“Company Series B Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.00001 per share, designated as Series B Preferred Stock in the Company Certificate of Incorporation.

“Company Stock” means the Company Common Stock, Company Preferred Stock, the Company Founders Stock and the Company Convertible Equity Security.

“Company Stock Plan” means the Fisker Inc. 2016 Stock Plan, as such may have been amended, supplemented or modified from time to time.

“Company Subsidiary” means each subsidiary of the Company.

“Company Valuation” means $1,750,000,000, plus the aggregate amount of Closing Cash and minus the aggregate amount of Closing Debt.

“Confidential Information” means any information, knowledge or data concerning the businesses or affairs of (i) the Company or the Company Subsidiaries that is not already generally available to the public, or (ii) any Suppliers or customers of the Company or any Company Subsidiaries or Spartan or its subsidiaries (as applicable) that is bound by any written confidentiality agreements.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company or the applicable third party intentionally to protect Company IP from misuse.

“Employee Benefit Plan” means any plan that is an “employee benefit plan” as defined in Section 3(3) of ERISA, any nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, other equity-based compensation arrangement, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements, whether written or unwritten.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Ratio” means the following ratio (rounded to four decimal places): the quotient obtained by dividing (i) the Company Merger Shares by (ii) the Company Outstanding Shares.

“Excluded Cash” means the aggregate amount of (a) restricted cash and cash equivalents held or retained by the Company and the Company Subsidiaries for the benefit, or pursuant to the requirement of, any other person, and (b) any cash and cash equivalents held or deposited as security deposits or escrow deposits.

“Hazardous Substance(s)” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon, and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, including as amended by the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means (i) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof, (iv) trade secrets, know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), and database rights, including rights to use any Personal Information, (v) Internet domain names and social media accounts, (vi) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description, (vii) copies and tangible embodiments of any of the foregoing, in whatever form or medium, and (viii) all legal rights arising from items (i) through (vi), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Key Company Stockholders” means the persons and entities listed on Schedule B.

“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule A after reasonable inquiry, and in the case of Spartan, the actual knowledge of Geoffrey Strong, James Crossen, Joseph Romeo, and John MacWilliams after reasonable inquiry.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Open Source Software” means any Software in source code form that is licensed pursuant to (i) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation, or (iii) any Reciprocal License.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.

“Permitted Liens” means (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for Taxes not yet due and delinquent, or if delinquent, being contested in good faith and for which appropriate reserves have been made, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (v) revocable, non-exclusive licenses (or sublicenses) of Company-Owned IP granted in the ordinary course of business, (vi) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (vii) Liens identified in the Unaudited Financial Statements, and (viii) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (i) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (ii) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, (iii) any other, similar information or data regulated by Privacy/Data Security Laws and (iv) any information that is covered by PCI DSS.

“Privacy/Data Security Laws” means all Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Company’s Business Systems or Business Data, including the following Laws and their implementing regulations: HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, state data security Laws, state data breach notification Laws, state consumer protection Laws, the General Data Protection Regulation (EU) 2016/679, applicable Laws relating to the transfer of Personal Information, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software, (iv) a requirement that such other Software be redistributable by other licensees, or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Redemption Rights” means the redemption rights provided for in Sections 9.2 and 9.7 of Article IX of the Spartan Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that is the subject of registration (or an application for registration), including domain names.

“Requisite Approval” means the affirmative vote of (i) the holders of at least a majority of the outstanding shares of Company Common Stock, Company Preferred Stock (on an as-converted basis) and Company Founders Stock (on an as-converted basis), voting together as a single class, (ii) the holders of at least a majority of the outstanding shares of Company Preferred Stock, voting together as a single class on an as-converted basis and (iii) the holders of at least a majority of the outstanding shares of Company Founders Stock, voting together as a single class on an as-converted basis.

“Sanctioned Person” means at any time any person (i) listed on any Sanctions-related list of designated or blocked persons, (ii) the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region), or (iii) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Treasury Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the

United Nations, (iv) Her Majesty’s Treasury, or (v) any other similar governmental authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Software” means all computer software (in object code or source code format), and related documentation and materials.

“Spartan Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Spartan dated August 9, 2018.

“Spartan Class A Common Stock” means Spartan’s Class A Common Stock, par value $0.0001 per share.

“Spartan Founders Stock” means Spartan’s Class B Common Stock, par value $0.0001 per share.

“Spartan Common Stock” means Spartan Class A Common Stock and the Spartan Founders Stock.

“Spartan Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or is reasonably expected to be materially adverse to the business, financial condition or results of operations of Spartan, or (ii) would prevent, materially delay or materially impede the performance by Spartan or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Spartan Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which Spartan operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by Spartan as required by this Agreement or any Ancillary Agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warrant is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby), or (g) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (d), to the extent that Spartan is materially disproportionately affected thereby as compared with other participants in the industry in which Spartan operates.

“Spartan Organizational Documents” means the Spartan Certificate of Incorporation, the bylaws of Spartan, and Trust Agreement of Spartan, in each case as amended, modified or supplemented from time to time.

“Spartan Units” means one share of Spartan Class A Common Stock and one-third of one Spartan Warrant.

“Spartan Warrant Agreement” means that certain warrant agreement dated August 9, 2018 by and between Spartan and Continental Stock Transfer & Trust Company.

“Spartan Warrants” means whole warrants to purchase shares of Spartan Class A Common Stock as contemplated under the Spartan Warrant Agreement, with each whole warrant exercisable for one share of Spartan Class A Common Stock at an exercise price of $11.50.

“Sponsor” means Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company and indirect subsidiary of ANRP II.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, Spartan or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company or any Company Subsidiary.

“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental assessments in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case provided or required to be provided to a Tax authority.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Spartan, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Virtual Data Room” means the virtual data room established by the Company, access to which was given to Spartan in connection with its due diligence investigation of the Company relating to the transactions contemplated hereby.

SECTION 1.02    Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2019 Balance Sheet	§ 4.07(a)
Action	§ 4.09
Agreement	Preamble
Alternative Transaction	§ 7.05
Antitrust Laws	§ 7.12(a)
Audited Financial Statements	§ 7.17
Blue Sky Laws	§ 4.05(b)
Certificate of Merger	§ 2.02(a)
Certificates	§ 3.02(b)(i)
Claims	§ 6.03
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Closing Statement	§ 2.03
Code	§ 3.02(h)
Company	Preamble

Defined Term	Location of Definition
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Permits	§ 4.06
Company Share Awards	§ 4.03(a)
Company Stockholder Approval	§ 4.18
Confidentiality Agreement	§ 7.04(b)
Continuing Employees	§ 7.06(c)
Contracting Parties	§ 10.11
Conversion	§ 4.03(h)
D&O Insurance	§ 7.07(b)
Data Security Requirements	§ 4.13(k)
DGCL	Recitals
Effective Time	§ 2.02(a)
Employment Agreements	§ 7.06(e)
Environmental Permits	§ 4.15
ERISA Affiliate	§ 4.10(c)
Exchange Act	§ 3.01(d)(v)
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Exchanged Option	§ 3.01(d)(v)
GAAP	§ 4.07(a)
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.10(k)
Interim Financial Statements	§ 4.07(b)
IRS	§ 4.10(b)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Letter Agreement	Recitals
Letter of Transmittal	§ 3.02(b)(i)
Lock-Up Agreement	Recitals
Material Contracts	§ 4.16(a)
Maximum Annual Premium	§ 7.07(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
Nonparty Affiliates	§ 10.11
Outside Date	§ 9.01(b)
Per Share Class A Merger Consideration	§ 3.01(d)(i)
Per Share Class B Merger Consideration	§ 3.01(d)(ii)
Per Share Merger Consideration	§ 3.01(d)(ii)
Plans	§ 4.10(a)
PPACA	§ 4.10(k)
Private Placements	Recitals
Proxy Statement	§ 7.01(a)
Registration Rights Agreement	Recitals
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
SEC	§ 5.07(a)
Securities Act	§ 4.05(b)
Spartan	Preamble

Defined Term	Location of Definition
Spartan Board	Recitals
Spartan Class B Common Stock	§ 2.05(c)
Spartan Preferred Stock	§ 5.03(a)
Spartan Proposals	§ 7.01(a)
Spartan SEC Reports	§ 5.07(a)
Spartan Stockholders’ Meeting	§ 7.01(a)
Sponsor Shares	Recitals
Subscription Agreements	Recitals
Surviving Corporation	§ 2.01
Terminating Company Breach	§ 9.01(f)
Terminating Spartan Breach	§ 9.01(g)
Trust Account	§ 5.13
Trust Agreement	§ 5.13
Trust Fund	§ 5.13
Trustee	§ 5.13
Unaudited Financial Statements	§ 4.07(a)
Written Consent	§ 7.03

SECTION 1.03    Construction.

(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (ix) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b)    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II.

AGREEMENT AND PLAN OF MERGER

SECTION 2.01    The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 2.02    Effective Time; Closing.

(a)    As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b)    Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

SECTION 2.03    Determination of Company Valuation. No later than three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Spartan a statement (the “Closing Statement”) setting forth the Closing Cash and Closing Debt as of the date of the Closing Statement, together with a calculation of the Company Valuation based on such amounts. The Closing Statement and the determinations and calculations set forth therein shall be prepared in accordance with this Agreement. Spartan shall be entitled to review and comment on the Closing Statement, and the Company shall provide, or cause to be provided to, Spartan and its Representatives access to information that any of them reasonably requests relating to the Closing Statement and the Company’s preparation of the foregoing. The Company shall consider in good faith any comments Spartan may provide in respect of the Closing Statement prior to the Closing Date and, based on the Company’s good faith assessment, deliver a revised Closing Statement to Spartan prior to the Closing Date reflecting any such changes that the Company determines in its sole discretion are warranted or appropriate. A revised Closing Statement delivered in accordance with the immediately preceding sentence (if any) shall be deemed to be the Closing Statement for all purposes hereof.

SECTION 2.04    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.05    Certificate of Incorporation; Bylaws.

(a)    At the Effective Time, the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth on Exhibit C attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 7.07).

(b)    At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as set forth on Exhibit D attached hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 7.07).

(c)    At the Closing, Spartan shall amend and restate, effective as of the Effective Time, the Spartan Certificate of Incorporation to be as set forth on Exhibit E, in order to, among other things, implement a dual class structure and authorize the issuance of shares of Class B Common Stock, par value $0.0001 per share, of Spartan that will carry voting rights in the form of ten (10) votes per such share (the “Spartan Class B Common Stock”).

SECTION 2.06    Directors and Officers.

(a)    The parties will take all requisite actions such that the initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation immediately after the Effective Time shall be the individuals set forth on Exhibit F hereto, each to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed.

(b)    The parties shall cause the Spartan Board and the officers of Spartan as of immediately following the Effective Time to be comprised of the individuals set forth on Exhibit F, each to hold office in accordance with the DGCL and the Spartan Certificate of Incorporation and the bylaws of Spartan and until their respective successors are, in the case of the directors, duly elected or appointed and qualified and, in the case of the officers, duly appointed.

ARTICLE III.

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01    Conversion of Securities.

(a)    Immediately prior to the Effective Time, the Company shall cause each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Company Class A Common Stock at the then-effective conversion rate as calculated pursuant to Article IV(B)4(a) of the Company Certificate of Incorporation. All of the shares of Company Preferred Stock converted into shares of Company Class A Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities.

(b)    Immediately prior to the Effective Time, the Company shall cause the outstanding principal and accrued but unpaid interest due on the Company Convertible Notes immediately prior to the Effective Time to be automatically converted into a number of shares of Company Class A Common Stock at the per share conversion price set forth in the section entitled “SPAC Transaction Conversion” of the applicable Company Convertible Note. All of the Company Convertible Notes converted into shares of Company Class A Common Stock shall no longer be outstanding and shall cease to exist and each holder of Company Convertible Notes shall thereafter cease to have any rights with respect to such securities.

(c)    Immediately prior to the Effective Time, the Company shall cause the Company Convertible Equity Security that is issued and outstanding immediately prior to the Effective Time to be automatically converted into 5,882,352 shares of Company Class A Common Stock. The Company Convertible Equity Security that is converted into shares of Company Class A Common Stock shall no longer be outstanding and shall cease to exist, and each holder of the Company Convertible Equity Security shall thereafter cease to have any rights with respect to such security.

(d)    At the Effective Time, by virtue of the Merger and without any action on the part of Spartan, Merger Sub, the Company or the holders of any of the following securities:

(i)    (A) each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Class A Common Stock resulting from the conversion of Company Preferred Stock and Company Convertible Notes described in Section 3.01(a) and Section 3.01(b), respectively, but excluding shares of Company Class A Common Stock resulting from the conversion of the Company Convertible Equity Security described in Section 3.01(c)) shall be canceled and converted into the right to receive the number of shares of Spartan Class A Common Stock equal to the Exchange Ratio and (B) each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of the Company Convertible Equity Security described in Section 3.01(c) shall be canceled and converted into the right to receive one share of Spartan Class A Common Stock (collectively, the “Per Share Class A Merger Consideration”);

(ii)    (A) each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the number of shares of Spartan Class B Common Stock equal to the Exchange Ratio and (B) each share of Company Founders Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the number of shares of Spartan Class B Common Stock equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (x) the number of shares of Company Class A Common Stock that would have been issuable upon the conversion of such share of Company Founders Stock at the then-effective conversation rate as calculated pursuant to Article IV(C)4(a) of the Company Certificate of Incorporation and (y) the Exchange Ratio (collectively, the “Per Share Class B Merger Consideration” and together with the Per Share Class A Merger Consideration, the “Per Share Merger Consideration”);

(iii)    all shares of Company Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iv)    each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one-tenth of a validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation; and

(v)    each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into an option to purchase a number of shares of Spartan Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (x) the number of shares of Company Class A Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Spartan Class A Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of Spartan Class A Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection, or to cause any disposition or acquisition of equity securities of Spartan pursuant to this Section 3.01(d)(v) by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to Spartan or who will (or is reasonably expected to) become subject to such reporting requirements with respect to Spartan to be exempt under Rule 16b-3 under the Exchange Act. Effective as of the Effective Time or as soon thereafter as permitted under applicable Law, Spartan shall file an appropriate registration statement or registration statements with respect to the shares of Spartan Class A Common Stock subject to such Exchanged Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.

(e)    Pursuant to the terms of the Spartan Certificate of Incorporation, the Spartan Founders Stock will convert into Spartan Class A Common Stock at the Closing. All of the shares of Spartan Founders Stock converted into shares of Spartan Class A Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Spartan Founders Stock shall thereafter cease to have any rights with respect to such securities.

SECTION 3.02    Exchange of Certificates.

(a)    Exchange Agent. On the Closing Date, Spartan shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Spartan and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of the Company Stock, for exchange in accordance with this Article III, the number of shares of Spartan Class A Common Stock and Spartan Class B Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of Spartan Class A Common Stock and Spartan Class B Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.02(c), being hereinafter referred to as the “Exchange Fund”). Spartan shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) hereof, the Exchange Fund shall not be used for any other purpose.

(b)    Exchange Procedures.

(i)    As promptly as practicable after the date hereof, Spartan shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Stock evidenced by certificates (the “Certificates”) entitled to receive the applicable Per Share Merger Consideration pursuant to Section 3.01: a letter of transmittal, which shall be in a form reasonably acceptable to Spartan and the Company (the “Letter of Transmittal”) and shall specify (A) that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and (B) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and Spartan shall cause the Exchange Agent to deliver the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the applicable Per Share Merger Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(ii)    Within two (2) Business Days (but in no event prior to the Effective Time), Spartan shall cause the Exchange Agent to deliver to each holder of Company Stock, as of immediately prior to the Effective Time, represented by book-entry (including shares of Company Class A Common Stock resulting from the conversion of Company Preferred Stock not evidenced by Certificates and Company Convertible Notes and the Company Convertible Equity Security described in Section 3.01(a), Section 3.01(b) and Section 3.01(c), respectively), the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.01, and such Company Stock shall forthwith be cancelled.

(c)    Distributions with Respect to Unexchanged Shares of Spartan Class A Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Spartan Class A Common Stock or Spartan Class B Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Spartan Class A Common Stock or Spartan Class B Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, Spartan shall pay or cause to be paid to the holder of the shares of Spartan Class A Common Stock or Spartan Class B Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Spartan Class A Common Stock or Spartan Class B Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Spartan Class A Common Stock or Spartan Class B Common Stock.

(d)    No Further Rights in Company Common Stock. The Per Share Merger Consideration payable upon conversion of the Company Stock (including shares of Company Class A Common Stock resulting from the conversion of Company Preferred Stock, Company Convertible Notes and the Company Convertible Equity Security described in Section 3.01(a), Section 3.01(b) and Section 3.01(c), respectively) in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Stock.

(e)    Adjustments to Per Share Consideration. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Spartan Class A Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Stock for one year after the Effective Time shall be delivered to Spartan, upon demand, and any holders of Company Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to Spartan for the applicable Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Spartan free and clear of any claims or interest of any person previously entitled thereto.

(g)    No Liability. None of the Exchange Agent, Spartan or the Surviving Corporation shall be liable to any holder of Company Stock (including shares of Company Class A Common Stock resulting from the conversion of Company Preferred Stock, Company Convertible Notes and the Company Convertible Equity Security described in Section 3.01(a), Section 3.01(b) and Section 3.01(c), respectively) for any Spartan Class A Common Stock or Spartan Class B Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.02.

(h)    Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of the Company, the Surviving Corporation, Merger Sub, Spartan, and the Exchange Agent shall be entitled to deduct and withhold from amounts (including shares, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement to any holder of a Company Option or Company Stock (including shares of Company Class A Common Stock resulting from the conversion of Company Preferred Stock, Company Convertible Notes and the Company Convertible Equity Security described in Section 3.01(a), Section 3.01(b) and Section 3.01(c), respectively), such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the United States Internal Revenue Code of 1986 (the “Code”) or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld and timely paid to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the holder of the Company Stock (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made.

(i)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange

Agent will issue in exchange for such lost, stolen or destroyed Certificate, the applicable Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

(j)    Fractional Shares. No certificates or scrip or shares representing fractional shares of Spartan Class A Common Stock or Spartan Class B Common Stock shall be issued upon the exchange of Company Common Stock or Company Founders Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Spartan or a holder of shares of Spartan Class A Common Stock or Spartan Class B Common Stock. In lieu of any fractional share of Spartan Class A Common Stock or Spartan Class B Common Stock to which any holder of Company Common Stock or Company Founders Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole share of Spartan Class A Common Stock or Spartan Class B Common Stock, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

SECTION 3.03    Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Spartan for any reason shall be converted into the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.01.

SECTION 3.04    Appraisal and Dissenters’ Rights.

(a)    Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL or, to the extent applicable, the CCC, shares of Company Common Stock and Company Founders Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal or dissenters’ rights for such Company Common Stock and Company Founders Stock in accordance with Section 262 of the DGCL, or to the extent applicable, Chapter 13 of the CCC, and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of appraisal rights or, to the extent applicable, complied with all of the provisions of the CCC relevant to the exercise and perfection of dissenters’ rights, shall not be converted into, and such stockholders shall have no right to receive, the applicable Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL, or to the extent applicable, right to dissenters’ rights under the CCC. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock and Company Founders Stock under Section 262 of the DGCL, or to the extent applicable, dissenters’ rights pursuant to Chapter 13 of the CCC, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Per Share Merger Consideration, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 3.02(b), of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock or Company Founders Stock (as the case may be).

(b)    Prior to the Closing, the Company shall give Spartan (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL, or to the extent applicable, demands for dissenters’ rights under the CCC. The Company shall not, except with the prior written consent of Spartan (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”) (provided that any matter required to be disclosed for purposes of Section 4.01, Section 4.02, Section 4.03, or Section 4.04 shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedules), the Company hereby represents and warrants to Spartan and Merger Sub as follows:

SECTION 4.01    Organization and Qualification; Subsidiaries.

(a)    The Company and each Company Subsidiary, is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate expected to have a Company Material Adverse Effect.

(b)    A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owed by the Company and each other Company Subsidiary, is set forth in Section 4.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own, and has never owned, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

SECTION 4.02    Certificate of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available to Spartan in the Virtual Data Room a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

SECTION 4.03    Capitalization.

(a)    The authorized capital stock of the Company consists of 150,000,000 shares of Company Class A Common Stock, 40,000,000 shares of Company Class B Common Stock, 10,000,000 shares of Company Founders Stock and 8,379,280 shares of Company Preferred Stock, consisting of (i) 6,252,530 shares of Company Series A Preferred Stock and (ii) 2,126,750 shares of Company Series B Preferred Stock. As of the date hereof, (i) 84,437 shares of Company Class A Common Stock are issued and outstanding, (ii) 38,727,340 shares of Company Class B Common Stock are issued and outstanding, (iii) 10,000,000 shares of Company Founders Stock are issued and outstanding, (iv) 6,252,530 shares of Company Series A Preferred Stock are issued and outstanding, (v) 1,386,370 shares of Company Series B Preferred Stock are issued and outstanding, (vi) no shares of Company Common Stock, Company Preferred Stock or Company Founders Stock are held in the treasury of the Company, (vii) 8,736,097 shares of Company Class A Common Stock are reserved for future issuance pursuant to outstanding Company Options, and other purchase rights (the “Company Share Awards”) granted pursuant to the Company Stock Plan or otherwise, and (viii) 58,379,280 shares of Company Class A Common Stock are reserved for future issuance pursuant to the conversion of the Company Preferred Stock, the Company Founders Stock and the Company Class B Common Stock.

(b)    Other than the Company Options, the Company Preferred Stock, the Company Founders Stock, the Company Class B Common Stock, the Company Convertible Equity Security and the Company Convertible Notes, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares of capital stock, or other equity or other voting interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any Company Subsidiary. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which the Company or any Company Subsidiary is a party, or to the Company’s knowledge, among any holder of Company Stock or any other equity interests or other securities of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is not a party, with respect to the voting or transfer of the Company Stock or any of the equity interests or other securities of the Company. The Company does not own any equity interests in any person.

(c)    Section 4.03(c) of the Company Disclosure Schedule sets forth, the following information with respect to each Company Share Award outstanding: (i) the name of the Company Share Award recipient; (ii) the Company Stock Plan, if any, pursuant to which such Company Share Award was granted; (iii) the number of shares of the Company subject to such Company Share Award; (iv) the exercise or purchase price of such Company Share Award; (v) the date on which such Company Share Award was granted; and (vi) the date on which such Company Share Award expires. The Company has made available to Spartan in the Virtual Data Room accurate and complete copies of the Company Stock Plan pursuant to which the Company has granted the Company Share Awards that are currently outstanding and the form of all stock and stock-based award agreements evidencing such Company Share Awards. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Class A Common Stock as of the date such Company Option was granted. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(d)    There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(e)    (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Share Award or Company Option as a result of the proposed transactions herein, and (ii) all outstanding Company Stock, all outstanding Company Share Awards and Company Options and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (A) all applicable securities laws and other applicable laws and (B) all preemptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party and the organizational documents of the Company and the Company Subsidiaries.

(f)    Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned 100% by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(g)    The stockholders of the Company and the holders of the Company Convertible Notes collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of Company Common Stock, Company Preferred Stock and Company Founders Stock, the Company Convertible Notes and the Company Convertible Equity Security). Except for the Company Stock held by the stockholders of the Company, the Company Options and the Company Convertible Notes, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(h)    Immediately prior to the Effective Time, (i) each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into Company Class A Common Stock at the then effective conversion rate as calculated pursuant to Article IV(B)4(a) of the Company Certificate of Incorporation and (ii) the Company Convertible Equity Security issued and outstanding immediately prior to the Effective Time shall be converted into 5,882,352 shares of Company Class A Common Stock (the “Conversion”). Section 4.03(h) of the Company Disclosure Schedule sets forth (i) the currently effective conversion rate for each series of Company Preferred Stock as calculated pursuant to Article IV(B)4(a) of the Company Certificate of Incorporation and (ii) the “Stated Amount” and the “SPAC Discount Price” under Section 1(a) of the Company Convertible Equity Security. After the Conversion, all of the shares of Company Preferred Stock and the Company Convertible Equity Security shall no longer be outstanding and shall cease to exist, and each previous holder of Company Preferred Stock and the Company Convertible Equity Security shall thereafter cease to have any rights with respect to such securities. Subject to and upon receipt of the Company Stockholder Approval, the Conversion will have been duly and validly authorized by all corporate action and all required approvals and consents will have been obtained by the Company.

(i)    Immediately prior to the Effective Time, the outstanding principal and accrued but unpaid interest due on the Company Convertible Notes immediately prior to the Effective Time shall be automatically converted into a number of shares of Company Class A Common Stock at the per share conversion price set forth in the section entitled “SPAC Transaction Conversion” of the applicable Company Convertible Note. Section 4.03(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Convertible Note outstanding: (i) the holder of such Company Convertible Note; (ii) the principal amount and interest rate of such Company Convertible Note and the amount of any accrued but unpaid interest thereon; (iii) the conversion price of such Company Convertible Note for purposes of Section 3.01(b); (iv) the date on which such Company Convertible Note was issued; and (v) the date on which such Company Convertible Note matures.

(j)    At the Effective Time, each share of Company Founders Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the number of shares of Spartan Class B Common Stock equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (x) the number of shares of Company Class A Common Stock that would have been issuable upon the conversion of such share of Company Founders Stock at the then-effective conversation rate as calculated pursuant to Article IV(C)4(a) of the Company Certificate of Incorporation and (y) the Exchange Ratio. Section 4.03(j) of the Company Disclosure Schedule sets forth the currently effective conversion rate for each series of Company Founders Stock as calculated pursuant to Article IV(C)4(a) of the Company Certificate of Incorporation. After such conversion, the Company Founders Stock shall no longer be outstanding and shall cease to exist, and the previous holders of the Company Founders Stock shall thereafter cease to have any rights with respect to such securities. Subject to and upon receipt of the Company Stockholder Approval, such conversion will have been duly and validly authorized by all corporate action and all required approvals and consents will have been obtained by the Company.

SECTION 4.04    Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Spartan and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

SECTION 4.05    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.05(b) and assuming all other required filings, waivers, approvals, consents, authorizations and notices disclosed in Section 4.05(a) of the Company Disclosure Schedule, including the Written Consent, and other notifications provided in the ordinary course of business have been made, obtained or given, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect.

(b)    The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933 (the “Securities Act”), state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.06    Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.07    Financial Statements.

(a)    The Company has made available to Spartan in the Virtual Data Room true and complete copies of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2018 and December 31, 2019 (the balance sheet as of December 31, 2019, the “2019 Balance Sheet”), and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended (collectively, the “Unaudited Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Unaudited Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b)    The Company has made available to Spartan in the Virtual Data Room true and complete copies of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of March 31, 2019 and March 31, 2020, and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the three months then ended (collectively, the “Interim Financial Statements”), which are attached as Section 4.07(b) of the Company Disclosure Schedule. The Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments.

(c)    Except as and to the extent set forth on the 2019 Balance Sheet, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of such 2019 Balance Sheet, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party or (iii) such other liabilities and obligations which are not, individually or in the aggregate, expected to result in a Company Material Adverse Effect.

(d)    Since January 1, 2017, (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(e)    To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

SECTION 4.08    Absence of Certain Changes or Events. Since December 31, 2019 and on and prior to the date of this Agreement, except as otherwise reflected in the Unaudited Financial Statements or Interim Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place” or similar direction of any Governmental Authority, (b) the Company and the Company Subsidiaries have not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of their respective material assets (including Company-Owned IP) other than revocable non-exclusive licenses (or sublicenses) of Company-Owned IP granted in the ordinary course of business, (c) there has not been a Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

SECTION 4.09    Absence of Litigation. There is no material litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is, subject to any material continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.10    Employee Benefit Plans.

(a)    Section 4.10(a) of the Company Disclosure Schedule lists all employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party or bound, with respect to which the Company or any Company Subsidiary has any obligation (other than (i) the Company or any Company Subsidiary’s standard form of at-will offer letter, which form(s) of offer letter has or have been made available to Spartan in the Virtual Data Room, and permit(s) termination of employment: (x) by the Company or a Company Subsidiary with no more than one (1) day’s advance notice, and (y) without severance or other payment or penalty obligations of the Company or any Company Subsidiary, or (ii) customary employee or officer (or similar) indemnification obligations under employment and consulting agreements that have terminated and as to which no indemnity claim is presently outstanding or unpaid). Section 4.10(a) of the Company Disclosure Schedule also lists, as of the date of this Agreement, all material Employee Benefit Plans that are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company or any Company Subsidiary has or could reasonably be expected to incur any liability (contingent or otherwise) (collectively, whether or not material, the “Plans”).

(b)    With respect to each material Plan, the Company has made available to Spartan in the Virtual Data Room, if applicable (i) a true and complete copy of the current plan document and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the 2019 filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules (or, if not yet filed, the most recent draft thereof), (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three

(3) years. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c)    None of the Plans is or was within the past six (6) years, nor does the Company nor any ERISA Affiliate have or reasonably expect to have any liability or obligation under, (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d)    Neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code.

(e)    None of the Plans provides, nor does the Company nor any Company Subsidiary have or reasonably expect to have any obligation to provide, retiree medical to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any analogous state law.

(f)    Each Plan is and has been within the past six (6) years in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the ERISA Affiliates have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g)    Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income Taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h)    There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i)    All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries.

(j)    The Company and each ERISA Affiliate have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any Tax year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k)    The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise Taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l)    Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan.

SECTION 4.11    Labor and Employment Matters.

(a)    Schedule 4.11(a)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company or any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) name and employing entity; (ii) title or position (including whether full- or part- time) and location of employment; (iii) hire date and service date (if different); (iv) current annualized base salary or (if paid on an hourly basis) hourly rate of pay, and status as exempt or non-exempt under the Fair Labor Standards Act; (v) commission, bonus or other incentive-based compensation eligibility, and all other compensation for which he or she is eligible; (vi) details of any visa or work permit; and (vii) leave status (including expected duration). As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements). Schedule 4.11(a)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete list of all individuals who provide material services to the Company or any Company Subsidiary in the capacity of an independent contractor, and sets forth for each individual: (x) a description of the services provided; (y) the compensation applicable to such services; and (z) details of any contract or other agreement applicable to such services.

(b)    No employee of the Company or any Company Subsidiary is represented by a labor union, works council, trade union, or similar representative of employees and neither the Company nor any Company Subsidiary is a party to, subject to, or bound by a collective bargaining agreement or any other contract or agreement with a labor union, works council, trade union, or similar representative of employees. There are no, and there have never been any, strikes, lockouts or work stoppages existing or, to the company’s knowledge, threatened, with respect to any employees or the Company or any Company Subsidiaries or any other individuals who have provided services with respect to the Company or any Company Subsidiaries. There have been no union certification or representation petitions or demands with respect to the Company or any Company Subsidiaries or any of their employees and, to the Company’s knowledge, no union organizing campaign or similar effort is pending or threatened with respect to the Company, any Company Subsidiaries, or any of their employees.

(c)    There are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees.

(d)    The Company and the Company Subsidiaries are and have been since January 1, 2017 in compliance in all material respects with all applicable Laws relating to labor and employment, including all such Laws regarding employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave and all other employee leave, recordkeeping, classification of employees and independent contractors, wages and hours, pay checks and pay stubs, employee seating, anti-harassment and anti-retaliation (including all such Laws relating to the prompt and thorough investigation and remediation of any complaints) and occupational safety and health requirements, and neither the Company nor any Company Subsidiary is liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing. Each employee of the Company and each Company Subsidiary and any other individual who has provided services with respect to the Company or any Company Subsidiary has been paid (and as of the Closing will have been paid) all wages, bonuses, compensation and other sums owed and due to such individual as of such date.

SECTION 4.12    Real Property; Title to Assets.

(a)    The Company does not own any real property.

(b)    Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to Spartan in the Virtual Data Room. (i) There are no leases, subleases, sublicenses, concessions or other contracts granting to any person other than the Company or Company Subsidiaries the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not have a Company Material Adverse Effect.

(c)    Other than due to any actions taken due to a “shelter in place” or similar direction of any Governmental Authority, there are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not have a Company Material Adverse Effect. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.

(d)    Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not have a Company Material Adverse Effect.

SECTION 4.13    Intellectual Property.

(a)    Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned or purported to be owned, used or held for use by the Company and/or the Company Subsidiaries: (i) Registered Intellectual Property constituting Company-Owned IP (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar),

(ii) all contracts or agreements to use any Company-Licensed IP, including for the Software or Business Systems of any other person (other than (x) unmodified, commercially available, “off-the-shelf” Software with a replacement cost and aggregate annual license and maintenance fees of less than $50,000 and (y) commercially available service agreements to Business Systems that have an individual service or subscription fee of less than $50,000 or less per annum); and (iii) any Software or Business Systems constituting Company-Owned IP that are either (A) incorporated into or used in connection with the Products or (B) otherwise material to the business of the Company or any Company Subsidiary as currently conducted or as contemplated to be conducted as of the date hereof. The Company IP constitutes all Intellectual Property rights used in, or necessary for, the operation of the business of the Company and the Company Subsidiaries and is sufficient for the conduct of such business as currently conducted as of the date hereof.

(b)    The Company or one of the Company Subsidiaries solely owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written contract or license, all Company-Licensed IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any of the Company-Owned IP is threatened in writing, or, to the Company’s knowledge, pending.

(c)    The Company and each of its applicable Company Subsidiaries have taken and take reasonable actions to maintain, protect and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries has disclosed any trade secrets or other Confidential Information that relates to the Products or is otherwise material to the business of the Company and any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information.

(d)    (i) There have been no claims filed and served or threatened in writing, against the Company or any Company Subsidiary, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging any infringement or misappropriation of, or other violation of, any Intellectual Property rights of other persons (including any unsolicited demands or offers to license any Intellectual Property rights from any other person); (ii) the operation of the business of the Company and the Company Subsidiaries (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) neither the Company nor any of the Company Subsidiaries has received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing.

(e)    All persons who have contributed, developed or conceived any Company-Owned IP have executed valid and enforceable written agreements with the Company or one of the Company Subsidiaries, substantially in the form made available to Merger Sub or Spartan in the Virtual Data Room, and pursuant to which such persons assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property.

(f)    Neither the Company nor any of the Company Subsidiaries or, to the Company’s knowledge, any other person is in material breach or in material default of any agreement specified in Section 4.13(a)(ii) of the Company Disclosure Schedule.

(g)    Section 4.13(g) of the Company Disclosure Schedule sets forth a list of all Open Source Software that has been used in, incorporated into, integrated or bundled with any Products, and for each such item of Open Source Software: (i) the name and version number of the applicable license; and (ii) the manner in which such

Open Source Software is used in, incorporated into, integrated or bundled with any Products (including, as applicable, the applicable Product or Products, the manner and extent to which such item of Open Source Software interoperates with any Products, such as by static or dynamic linking, inheritance, pipes, files, APIs, function calls, etc.).

(h)    The Company and Company Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof (i) in a manner that would grant or purport to grant to any other person any rights to or immunities under any of the Company IP, or (ii) under any Reciprocal License, to license or provide the source code to any of the Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Business Systems or Product components at no or minimal charge.

(i)    To the Company’s knowledge, there are no defects or technical concerns or problems, in each case that are current, unresolved and material, in any of the Products currently under development which are not of the type that are capable of being remediated in the ordinary course of business without delaying the Company’s commercialization timeline as currently planned.

(j)    The Company and the Company Subsidiaries maintain commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities, including by implementing systems and procedures (i) that manage mobile devices, including those provided to employees or contractors by the Company or any Company Subsidiary and those provided by such individuals themselves (and the Company and the Company Subsidiaries do not permit such individuals to use devices in connection with the business that are not monitored by the Company or a Company Subsidiary), (ii) that provide continuous monitoring and alerting of any problems or issues with the Business Systems, and (iii) that monitor network traffic for threats and scan and assess vulnerabilities in the Business Systems. All of such plans and procedures have been proven effective upon testing in all material respects, since January 1, 2017. To the Company’s knowledge since January 1, 2018, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. The Company and each of the Company Subsidiaries have purchased a sufficient number of licenses for the operation of their Business Systems that constitute Company-Licensed IP as currently conducted or as contemplated to be conducted as of the date hereof.

(k)    Except as would not be expected to result in a Company Material Adverse Effect, the Company and each of the Company Subsidiaries currently and previously have complied with (i) all Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (ii) any applicable privacy or other policies of the Company and/or the Company Subsidiary, respectively, concerning the collection, dissemination, storage or use of Personal Information or other Business Data, including any policies or disclosures posted to websites or other media maintained or published by the Company or a Company Subsidiary, (iii) industry standards to which the Company or any Company Subsidiary is bound or purports to adhere, (iv) PCI DSS and (v) all contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented reasonable data security safeguards designed to protect the security and integrity of the Business Systems constituting Company-Owned IP and any Business Data, including where applicable, implementing industry standard procedures preventing unauthorized access and the introduction of Disabling Devices, and the taking and storing on-site and off-site of back-up copies of critical data. The Company’s and the Company Subsidiaries’ employees and contractors receive reasonable training on information security issues. There is no Disabling Device in any of the Business Systems constituting Company-Owned IP or Product components. Since January 1, 2018, neither the Company nor any of the Company Subsidiaries has (x) to the Company’s knowledge, experienced any data security breaches, unauthorized access or use of any of the Business Systems constituting Company-Owned IP, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Business Data; or (y) to the Company’s knowledge, been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same.

(l)    Except as would not be expected to result in a Company Material Adverse Effect, the Company and/or one of the Company Subsidiaries (i) owns or possesses all right, title and interest in and to the Business Data constituting Company-Owned IP free and clear of any restrictions other than those imposed by applicable Privacy/Data Security Laws, or (ii) has the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions contemplated hereunder, that would prohibit Merger Sub or Spartan from receiving or using Personal Information or other Business Data after the Closing Date, in the manner in which the Company and the Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements

(m)    All past and current employees and independent contractors of the Company and the Company Subsidiaries are under written obligation to the Company and the Company Subsidiaries to maintain in confidence all Confidential Information acquired or contributed by them in the course of their employment.

(n)    Neither the Company nor any Company Subsidiary is, nor has it ever been, a member or promoter of, or a contributor to, any industry standards body or similar standard setting organization that could require or obligate the Company or any Company Subsidiary to grant or offer to any other person any license or right to any Company-Owned IP.

SECTION 4.14    Taxes.

(a)    The Company and each of its Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns they are required to file as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or otherwise being contested in good faith and are disclosed in Section 4.14(a) of the Company Disclosure Schedule, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to them; (iii) with respect to all material Tax Returns filed by or with respect to them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending, asserted or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the Interim Financial Statements for any material Taxes of the Company or any Company Subsidiary as of the date of the Interim Financial Statements that have not been paid.

(b)    Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c)    Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount received prior to the Closing outside the ordinary course of business.

(d)    Each of the Company and its Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the reporting and withholding of Taxes.

(e)    Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which the Company was the common parent).

(f)    Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any person (other than the Company and its Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract or otherwise, in each case other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(g)    Neither the Company nor any Company Subsidiary has any request for a material ruling in respect of Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand.

(h)    The Company has made available to Spartan true, correct and complete copies of the U.S. federal income Tax Returns filed by the Company and its Company Subsidiaries for tax years 2018 and 2019.

(i)    Neither the Company nor any Company Subsidiary has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)    Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)    Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing or, to the knowledge of the Company or any Company Subsidiary, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

(l)    There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(m)    Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Company Subsidiary: (A) is a “controlled foreign corporation” as defined in Section 957 of the Code, (B) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (C) has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)    Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction.

(o)    For U.S. federal income tax purposes, the Company is, and has been since its formation, classified as a corporation.

(p)    Each of the Company and its Company Subsidiaries: (i) has had a reasonable opportunity to consult with Tax advisors of its own choosing (and prior to Closing, has advised its owners to consult with Tax advisors of their own choosing), in each case regarding this Agreement, the Transactions, and the Tax structure of the Transactions; (ii) is aware of the anticipated Tax consequences of the Transactions and that such consequences may not be free from doubt; (iii) is relying solely upon its own Representatives and not relying upon any other party or its Representatives for Tax advice regarding the Transactions; (iv) other than representations and warranties explicitly provided pursuant to this Agreement and advice from its own Representatives, is not relying upon any representation, warranty, assurance, statement or expectation of any other person in determining the Tax consequences of the Transactions; and (v) prior to Closing, has advised its owners that neither the Company nor any its affiliates (nor any of their Representatives) is providing them any representation, warranty or assurance regarding the Tax consequences of the Transactions or otherwise providing them Tax advice.

SECTION 4.15    Environmental Matters. (a) Neither the Company nor any of the Company Subsidiaries has violated since January 1, 2017, nor is it in violation of, applicable Environmental Law; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws, or which could give rise to a liability of the Company or any Company Subsidiary under Environmental Laws; (c) to the Company’s knowledge, none of the Company or any of the Company Subsidiaries is actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”); (e) each of the Company and each Company Subsidiary, and their Products, are in compliance with Environmental Laws and Environmental Permits; and (f) neither the Company nor any Company Subsidiary is the subject of any pending or threatened Action alleging any violation or, or liability under, Environmental Laws, except in each case as would not have a Company Material Adverse Effect. The Company has provided all environmental site assessments, reports, studies or other evaluations in its possession or reasonable control relating to any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary.

SECTION 4.16    Material Contracts.

(a)    Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company or any Company Subsidiary is a party, excluding for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth Section 4.16(a) of the Company Disclosure Schedule, excluding any Plan listed on Section 4.10(a) of the Company Disclosure Schedule, being the “Material Contracts”):

(i)    each contract and agreement with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $50,000, in the aggregate, over any 12-month period;

(ii)    each contract and agreement with Suppliers to the Company or any Company Subsidiary, including those relating to the design, development, manufacture or sale of Products of the Company or any Company Subsidiary, for expenditures paid or payable by the Company or any Company Subsidiary of more than $50,000, in the aggregate, over any 12-month period;

(iii)    each contract and agreement between the Company and Volkswagen Aktiengesellschaft, Italdesign Giugiaro S.p.A. or any of their respective affiliates;

(iv)    all management contracts (excluding contracts for employment) and contracts with other consultants;

(v)    all contracts or agreements involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(vi)    all contracts and agreements evidencing indebtedness for borrowed money in an amount greater than $25,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or lien on any of the property or assets of the Company or any Company Subsidiary, and all agreements or instruments guarantying the debts or other obligations of any person;

(vii)    all partnership, joint venture or similar agreements;

(viii)    all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(ix)    all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(x)    all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective business;

(xi)    all contracts involving use of any Company-Licensed IP required to be listed in Section 4.13(a)(ii) of the Company Disclosure Schedule;

(xii)    contracts which involve the license or grant of rights to Company-Owned IP by the Company;

(xiii)    all contracts or agreements under which the Company has agreed to purchase goods or services from a vendor, Supplier or other person on a preferred supplier or “most favored supplier” basis; and

(xiv)    agreement for the development of Company-Owned IP for the benefit of the Company (other than employee invention assignment and confidentiality agreements entered into on the Company’s standard form of such agreement made available to Spartan in the Virtual Data Room).

(b)    (i) each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in breach or violation of, or default under, any Material Contract nor has any Material

Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract, except for any such conflicts, violations, breaches, defaults or other occurrences which would not be expected to result in a Company Material Adverse Effect. The Company has, in all respects, furnished or made available to Spartan in the Virtual Data Room true and complete copies of all Material Contracts, including amendments thereto that are material in nature.

SECTION 4.17    Insurance.

(a)    Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b)    With respect to each such insurance policy, except as would not be expected to result in a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

SECTION 4.18    Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

SECTION 4.19    Certain Business Practices.

(a)    Since January 1, 2017, none of the Company, any Company Subsidiary, any of their respective directors, officers, or employees, or to the Company’s knowledge agents, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of any applicable Anti-Corruption Law; or (iii) made any payment in the nature of criminal bribery.

(b)    Since January 1, 2017, none of the Company, any Company Subsidiary, any of their respective directors, officers, or employees, or to the Company’s knowledge agents (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or has otherwise violated applicable Sanctions; or (iii) has violated any Ex-Im Laws.

(c)    There are no, and since January 1, 2017, there have not been, any internal or external investigations, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a

Governmental Authority, with respect to any apparent or suspected violation by the Company, any Company Subsidiary, or any of their respective officers, directors, employees, or agents with respect to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.

SECTION 4.20    Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.20. The Company and the Company Subsidiaries have not, since January 1, 2017, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

SECTION 4.21    Exchange Act. Neither the Company nor any Company Subsidiary is currently (nor has it previously been) subject to the requirements of Section  12 of the Exchange Act.

SECTION 4.22    Brokers. Except for Cowen and Company, LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided Spartan with a true and complete copy of all contracts, agreements and arrangements including its engagement letter, between the Company and Cowen and Company, LLC, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

SECTION 4.23    Sexual Harassment and Misconduct. Except as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries, (a) none of the Company or the Company Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of the Company Subsidiaries resolving allegations of sexual harassment or misconduct in writing by an executive officer, director or employee of the Company or any of the Company Subsidiaries, and (b) there are no, and since the 2019 Balance Sheet, there have not been any Actions pending or, to the knowledge of the Company, threatened in writing, against the Company or any of the Company Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of the Company Subsidiaries. Since January 1, 2017, the Company and its Subsidiaries have used reasonable best efforts to investigate all material sexual harassment or other material discrimination allegations with respect to current or former employees of which the Company has or had knowledge.

SECTION 4.24    Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Spartan, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Spartan, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Spartan, its affiliates or any of their respective Representatives or any other person, and any such representations or warranties are expressly disclaimed.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SPARTAN AND MERGER SUB

Except as set forth in the Spartan SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Spartan SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a Spartan SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement)), Spartan hereby represents and warrants to the Company as follows:

SECTION 5.01    Corporate Organization.

(a)    Each of Spartan and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not be a Spartan Material Adverse Effect.

(b)    Merger Sub is the only subsidiary of Spartan. Except for Merger Sub, Spartan does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

SECTION 5.02    Organizational Documents. Each of Spartan and Merger Sub has heretofore furnished to the Company complete and correct copies of the Spartan Organizational Documents and the Merger Sub Organizational Documents. The Spartan Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Spartan nor Merger Sub is in violation of any of the provisions of the Spartan Organizational Documents and the Merger Sub Organizational Documents.

SECTION 5.03    Capitalization.

(a)    The authorized capital stock of Spartan consists of (i) 200,000,000 shares of Spartan Class A Common Stock, (ii) 20,000,000 shares of Spartan Founders Stock and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Spartan Preferred Stock”). As of the date of this Agreement (i) 55,200,000 shares of Spartan Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 13,800,000 shares of Spartan Founders Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of Spartan Class A Common Stock or Spartan Founders Stock are held in the treasury of Spartan, (iv) 27,760,000 Spartan Warrants are issued and outstanding, and (v) 27,760,000 shares of Spartan Class A Common Stock are reserved for future issuance pursuant to the Spartan Warrants. As of the date of this Agreement, there are no shares of Spartan Preferred Stock issued and outstanding. Each Spartan Warrant is exercisable for one share of Spartan Class A Common Stock at an exercise price of $11.50, subject to the terms of such Spartan Warrant and the Spartan Warrant Agreement. The Spartan Founders Stock will convert into Spartan Class A Common Stock at the Closing pursuant to the terms of the Spartan Certificate of Incorporation.

(b)    As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”). As of the date hereof, 10,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Spartan free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c)    All outstanding Spartan Units, shares of Spartan Class A Common Stock, shares of Spartan Founders Stock and Spartan Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Spartan Organizational Documents.

(d)    The Per Share Merger Consideration being delivered by Spartan hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the Spartan Organizational Documents. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e)    Except for the Subscription Agreements, this Agreement, the Spartan Warrants and the Spartan Founders Stock, Spartan has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Spartan or obligating Spartan to issue or sell any shares of capital stock of, or other equity interests in, Spartan. All shares of Spartan Class A Common Stock and Spartan Class B Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither Spartan nor any subsidiary of Spartan is a party to, or otherwise bound by, and neither Spartan nor any subsidiary of Spartan has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for the Letter Agreement, Spartan is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Spartan Common Stock or any of the equity interests or other securities of Spartan or any of its subsidiaries. Except with respect to the Redemption Rights and the Spartan Warrants, there are no outstanding contractual obligations of Spartan to repurchase, redeem or otherwise acquire any shares of Spartan Common Stock. There are no outstanding contractual obligations of Spartan to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

SECTION 5.04    Authority Relative to This Agreement. Each of Spartan and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Spartan and Merger Sub and the consummation by each of Spartan and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Spartan or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Spartan Common Stock and by the holders of a majority of the then outstanding shares of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL, and (b) with respect to the issuance of Spartan Class A Common Stock and Spartan Class B Common Stock and the amendment and restatement of the Spartan Certificate of Incorporation pursuant to this Agreement, the approval of a majority of the then-outstanding shares of Spartan Common Stock). This Agreement has been duly and validly executed and delivered by Spartan and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of

Spartan or Merger Sub, enforceable against Spartan or Merger Sub in accordance with its terms subject to the Remedies Exceptions. The Spartan Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in the Spartan Certificate of Incorporation shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of Spartan, no other state takeover statute is applicable to the Merger or the other Transactions.

SECTION 5.05    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by each of Spartan and Merger Sub do not, and the performance of this Agreement by each of Spartan and Merger Sub will not, (i) conflict with or violate the Spartan Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to each of Spartan or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Spartan or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Spartan or Merger Sub is a party or by which each of Spartan or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Spartan Material Adverse Effect.

(b)    The execution and delivery of this Agreement by each of Spartan and Merger Sub do not, and the performance of this Agreement by each of Spartan and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Spartan or Merger Sub from performing its material obligations under this Agreement.

SECTION 5.06    Compliance. Neither Spartan nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Spartan or Merger Sub or by which any property or asset of Spartan or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Spartan or Merger Sub is a party or by which Spartan or Merger Sub or any property or asset of Spartan or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Spartan Material Adverse Effect. Each of Spartan and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Spartan or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 5.07    SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)    Spartan has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since August 9, 2018, together with any amendments, restatements or supplements thereto (collectively, the “Spartan SEC Reports”). Spartan has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Spartan with the SEC to all agreements, documents and other instruments that previously had been filed by Spartan with the SEC and are currently in effect. As of their respective dates, the Spartan SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of any Spartan SEC Report that is a registration statement, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any other Spartan SEC Report. Each director and executive officer of Spartan has filed with the SEC on a timely basis all documents required with respect to Spartan by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b)    Each of the financial statements (including, in each case, any notes thereto) contained in the Spartan SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Spartan as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). Spartan has no off-balance sheet arrangements that are not disclosed in the Spartan SEC Reports. No financial statements other than those of Spartan are required by GAAP to be included in the consolidated financial statements of Spartan.

(c)    Except as and to the extent set forth in the Spartan SEC Reports, neither Spartan nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Spartan’s and Merger Sub’s business.

(d)    Spartan is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(e)    Spartan has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Spartan and other material information required to be disclosed by Spartan in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Spartan’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Spartan’s principal executive officer and principal financial officer to material information required to be included in Spartan’s periodic reports required under the Exchange Act.

(f)    Spartan maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Spartan maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Spartan has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Spartan to Spartan’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Spartan to record, process, summarize and report financial data. Spartan has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Spartan. Since March 31, 2020, there have been no material changes in Spartan’s internal control over financial reporting.

(g)    There are no outstanding loans or other extensions of credit made by Spartan to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Spartan, and Spartan has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)    Neither Spartan (including any employee thereof) nor Spartan’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Spartan, (ii) any fraud, whether or not material, that involves Spartan’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Spartan or (iii) any claim or allegation regarding any of the foregoing.

(i)    As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Spartan SEC Reports. To the knowledge of Spartan, none of the Spartan SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

SECTION 5.08    Absence of Certain Changes or Events. Since December 31, 2019 and prior to the date of this Agreement, except as expressly contemplated by this Agreement, (a) Spartan has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) Spartan has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets, (c) there has not been a Spartan Material Adverse Effect, and (d) Spartan has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02.

SECTION 5.09    Absence of Litigation. There is no Action pending or, to the knowledge of Spartan, threatened against Spartan, or any property or asset of Spartan, before any Governmental Authority. Neither Spartan nor any material property or asset of Spartan is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Spartan, continuing investigation by, any Governmental Authority.

SECTION 5.10    Board Approval; Vote Required.

(a)    The Spartan Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Spartan and its stockholders, (ii) approved this Agreement and the transactions contemplated by this Agreement and declared their advisability, (iii) recommended that the stockholders of Spartan approve and adopt this Agreement and the Merger, and directed that this Agreement and the Merger, be submitted for consideration by the stockholders of Spartan at the Spartan Stockholders’ Meeting.

(b)    The only vote of the holders of any class or series of capital stock of Spartan necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Spartan Common Stock.

(c)    The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Merger Sub.

(d)    The only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

SECTION 5.11    No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

SECTION 5.12    Brokers. Except for Cowen and Company, LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Spartan or Merger Sub. Spartan has provided the Company with a true and complete copy of all contracts, agreements and arrangements including its engagement letters, with Cowen and Company, LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

SECTION 5.13    Spartan Trust Fund. As of the date of this Agreement, Spartan has no less than $569,000,000 in the trust fund established by Spartan for the benefit of its public stockholders (the “Trust Fund”) (including, if applicable, an aggregate of approximately $19,320,000 of deferred underwriting discounts and commissions being held in the Trust Fund) maintained in a trust account at JP Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of August 9, 2018, between Spartan and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Spartan has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Spartan or the Trustee. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied): (i) between Spartan and the Trustee that would cause the description of the Trust Agreement in the Spartan SEC Reports to be inaccurate in any material respect; or (ii) that would entitle any person (other than stockholders of Spartan who shall have elected to redeem their shares of Spartan Class A Common Stock pursuant to the Spartan Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Spartan Organizational Documents. To Spartan’s knowledge, as of the date of this Agreement, following the Effective Time, no stockholder of Spartan shall be entitled to receive any amount from the Trust Account except to the extent such stockholder is exercising its Redemption Rights. There are no Actions pending or, to the knowledge of Spartan, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Spartan shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Spartan as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Spartan due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of Spartan who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement, and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Spartan in connection with its efforts to effect the Merger. Spartan has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Spartan at the Effective Time.

SECTION 5.14    Employees. Other than any officers as described in the Spartan SEC Reports, Spartan and Merger Sub have no employees on their payroll, and have not retained any contractors, other than consultants and advisors in the ordinary course of business. Other than reimbursement of any out-of-pocket expenses incurred by Spartan’s officers and directors in connection with activities on Spartan’s behalf in an aggregate amount not in excess of the amount of cash held by Spartan outside of the Trust Account, Spartan has no unsatisfied material liability with respect to any officer or director. Spartan and Merger Sub have never and do not currently maintain, sponsor, or contribute to any Employee Benefit Plan.

SECTION 5.15    Taxes.

(a)    Spartan and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns they are required to file as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or otherwise being contested in good faith or that are described in clause (a)(v) below, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to them; (iii) with respect to all material Tax Returns filed by or with respect to them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending, asserted or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of Spartan for any material Taxes of Spartan as of the date of such financial statements that have not been paid.

(b)    Neither Spartan nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case, other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c)    Neither Spartan nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing, (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing, or (v) prepaid amount received prior to the Closing outside the ordinary course of business.

(d)    Each of Spartan and Merger Sub has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the reporting and withholding of Taxes.

(e)    Neither Spartan nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which Spartan was the common parent).

(f)    Neither Spartan nor Merger Sub has any material liability for the Taxes of any person (other than Spartan and Merger Sub) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract or otherwise, in each case other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(g)    Neither Spartan nor Merger Sub has any request for a material ruling in respect of Taxes pending between Spartan or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(h)    Spartan has made available to the Company true, correct and complete copies of the U.S. federal income Tax Returns filed by Spartan for tax years 2018 and 2019.

(i)    Neither Spartan nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)    Neither Spartan nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)    Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing or, to the knowledge of Spartan or Merger Sub, has threatened to assert against Spartan or Merger Sub any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

(l)    There are no Tax liens upon any assets of Spartan or Merger Sub except for Permitted Liens.

(m)    Neither Spartan nor Merger Sub has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Spartan nor Merger Sub (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)    Neither Spartan nor Merger Sub has received written notice of any claim from a Tax authority in a jurisdiction in which Spartan or Merger Sub does not file Tax Returns stating that Spartan or Merger Sub is or may be subject to Tax in such jurisdiction.

(o)    For U.S. federal income tax purposes, Spartan is, and has been since its formation, classified as a corporation.

(p)    Each of Spartan and Merger Sub: (i) has had a reasonable opportunity to consult with Tax advisors of its own choosing (and prior to Closing, has advised its owners to consult with Tax advisors of their own choosing), in each case regarding this Agreement, the Transactions, and the Tax structure of the Transactions; (ii) is aware of the anticipated Tax consequences of the Transactions and that such consequences may not be free from doubt; (iii) is relying solely upon its own Representatives and is not relying upon any other party or its Representatives for Tax advice regarding the Transactions; (iv) other than representations and warranties explicitly provided pursuant to this Agreement and advice from its own Representatives, is not relying upon any representation, warranty, assurance, statement or expectation of any other person in determining the Tax consequences of the Transactions; and (v) prior to Closing, has advised its owners that neither the Spartan nor any its affiliates (nor any of their Representatives) is providing them any representation, warranty or assurance regarding the Tax consequences of the Transactions or otherwise providing them Tax advice.

SECTION 5.16    Registration and Listing. The issued and outstanding Spartan Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SPAQ.U.” The issued and outstanding shares of Spartan Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SPAQ.” The issued and outstanding Spartan Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SPAQ WS.” As of the date of this Agreement, there is no Action pending or, to the knowledge of Spartan, threatened in writing against Spartan by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the Spartan Units, the shares of Spartan Class A Common Stock, or Spartan Warrants or terminate the listing of Spartan on the New York Stock Exchange. None of Spartan or any of its affiliates has taken any action in an attempt to terminate the registration of the Spartan Units, the shares of Spartan Class A Common Stock, or the Spartan Warrants under the Exchange Act.

SECTION 5.17    Spartan’s and Merger Sub’s Investigation and Reliance. Each of Spartan and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by Spartan and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. Spartan, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and the Company Subsidiaries and the Transactions. Neither Spartan nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement. Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to Spartan, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to Spartan or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Spartan and Merger Sub acknowledge that neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and/or any Company Subsidiary.

ARTICLE VI.

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01    Conduct of Business by the Company Pending the Merger.

(a)    The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless Spartan shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)    the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice; and

(ii)    the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations (provided that neither the Company nor any Company Subsidiaries shall be required to amend or otherwise change any Plan for purposes of this Section 6.01(a)(ii)).

(b)    By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Spartan (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)    amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, provided that (x) the exercise or settlement of any Company Options in effect on the date of this Agreement or grants of Company Options in the ordinary course of business consistent with past practice, and (y) the issuance of shares of Company Class A Common Stock (or other class of equity security of the Company, as applicable) pursuant to the terms of the Company Preferred Stock, Company Founders Stock, Company Class B Common Stock and the Company Convertible Notes, in each case, in effect on the date of this Agreement shall not require the consent of Spartan; or (B) any material assets of the Company or any Company Subsidiary;

(iii)    form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(iv)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(v)    reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vi)    (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(vii)    (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant, (B) enter into any new (except as permitted under clause (E)), or materially amend any existing, employment, retention, bonus, change in control, severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant, (D) establish or become obligated under any collective bargaining agreement or other contract or agreement with a labor union, trade union, works council, or other representative of employees; (E) hire any new employees unless (1) necessary to replace an employee whose employment has ended, as permitted hereunder (and in which case such hiring shall be on terms substantially similar to the terms applicable to the employment of the employee being replaced) or (2) such employees are hired on an at-will basis with (I) total direct compensation below $250,000 on an annualized basis, and (II) employment terms that permit(s) termination of employment: (x) by the Company or a Company Subsidiary with no more than one (1) day’s advance notice, and (y) without severance or other payment or penalty obligations of the Company or any Company Subsidiary; or (F) transfer any employee or terminate the employment or service of any employee other than any such termination for cause; except that the Company may (1) take action as required under any Plan or other employment or consulting agreement in effect on the date of this Agreement, (2) change the title of its employees in the ordinary course of business consistent with past practice and (3) make annual or quarterly bonus or commission payments in the ordinary course of business and in accordance with the bonus or commission plans existing on the date of this Agreement);

(viii)    adopt, amend and/or terminate any material Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

(ix)    materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

(x)    (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(xi)    (A) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business or (B) enter into any contract or agreement that would have been a Material Contract had it been entered into prior to the date of this Agreement;

(xii)    fail to maintain the existence of, or use reasonable efforts to protect, Company-Owned IP;

(xiii)    enter into any contract, agreement or arrangement that obligates the Company or any Company Subsidiary to develop any Intellectual Property related to the business of the Company or the Products;

(xiv)    intentionally permit any material item of Company-Owned IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Company-Owned IP;

(xv)    waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $200,000 individually or $500,000 in the aggregate; or

(xvi)    enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Company to obtain consent from Spartan to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to Spartan, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company or any of the Company Subsidiaries prior to the Closing Date. Prior to the Closing Date, each of Spartan and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

SECTION 6.02    Conduct of Business by Spartan and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements) and except as required by applicable Law (including as may be requested or compelled by any Governmental Authority), Spartan agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Spartan and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements) and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither Spartan nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)    amend or otherwise change the Spartan Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of Spartan other than Merger Sub;

(b)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Spartan Organizational Documents;

(c)    reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Spartan Common Stock or Spartan Warrants except for redemptions from the Trust Fund and conversions of the Spartan Founders Stock that are required pursuant to the Spartan Organizational Documents;

(d)    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Spartan or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Spartan or Merger Sub, except in connection with conversion of the Spartan Founders Stock pursuant to the Spartan Organizational Documents and in connection with a loan from the Sponsor or an affiliate thereof or certain of Spartan’s officers and directors to finance Spartan’s transaction costs in connection with the transactions contemplated hereby;

(e)    acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f)    incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Spartan, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from the Sponsor or an affiliate thereof or certain of Spartan’s officers and directors to finance Spartan’s transaction costs in connection with the transactions contemplated hereby;

(g)    make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h)    (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(i)    liquidate, dissolve, reorganize or otherwise wind up the business and operations of Spartan or Merger Sub;

(j)    amend the Trust Agreement or any other agreement related to the Trust Account; or

(k)    enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Spartan to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.02 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of Spartan prior to the Closing Date. Prior to the Closing Date, each of Spartan and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

SECTION 6.03    Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Spartan on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against Spartan, Merger Sub or any other person (a) for legal relief against monies or other assets of Spartan or Merger Sub held outside of the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or for specific performance or other equitable relief in connection with the Transactions (including a claim for Spartan to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Redemption Rights)) or for fraud or (b) for damages for breach of this Agreement against Spartan (or any successor entity) or Merger Sub in the event this Agreement is terminated for any reason and Spartan consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, Spartan shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event Spartan prevails in such action or proceeding.

ARTICLE VII.

ADDITIONAL AGREEMENTS

SECTION 7.01    Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, subject to the terms of this Section 7.01, Spartan (with the assistance and cooperation of the Company as reasonably requested by Spartan) shall prepare and file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Spartan relating to the meeting of Spartan’s stockholders (including any adjournment or postponement thereof, the “Spartan Stockholders’ Meeting”) to be held to consider (i) approval and adoption of this Agreement and the Merger, (ii) approval of the issuance of Spartan Class A Common Stock and Spartan Class B Common Stock as contemplated by this Agreement and the Subscription Agreements, (ii) the second amended and restated Spartan Certificate of Incorporation as set forth on Exhibit E and (iii) any other proposals the parties deem necessary to effectuate the Merger (collectively, the “Spartan Proposals”). The Company shall furnish all information concerning the Company as Spartan may reasonably request in connection with such actions and the preparation of the Proxy Statement. Spartan and the Company each shall use their reasonable best efforts to (x) cause the Proxy Statement, when filed with the SEC, to comply in all material respects with all legal requirements applicable thereto and (y) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement. As promptly as practicable following the clearance of the Proxy Statement by the SEC, Spartan shall mail the Proxy Statement to its stockholders. Each of Spartan and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement.

(b)    No filing of, or amendment or supplement to the Proxy Statement will be made by Spartan without the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed). Spartan will advise the Company, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Spartan and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned, or delayed) any response to comments of the SEC with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto.

(c)    Spartan represents that the information supplied by Spartan for inclusion in the Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Spartan, (ii) the time of the Spartan Stockholders’ Meeting and (iii) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to Spartan or Merger Sub, or their respective officers or directors, should be discovered by Spartan which should be set forth in an amendment or a supplement to the Proxy Statement, Spartan shall promptly inform the Company. All documents that Spartan is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d)    The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Spartan, (ii) the time of the Spartan Stockholders’ Meeting and (iii) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Spartan. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

SECTION 7.02    Spartan Stockholders’ Meeting; and Merger Sub Stockholder’s Approval.

(a)    Spartan shall call and hold the Spartan Stockholders’ Meeting as promptly as practicable following the clearance of the Proxy Statement by the SEC for the purpose of voting solely upon the Spartan Proposals, and Spartan shall use its reasonable best efforts to hold the Spartan Stockholders’ Meeting as soon as practicable following the clearance of the Proxy Statement by the SEC; provided that Spartan may postpone or adjourn the Spartan Stockholders’ Meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the Spartan Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Spartan Proposals or otherwise take actions consistent with Spartan’s obligations pursuant to Section 7.09 of this Agreement. Spartan shall use its reasonable best efforts to obtain the approval of the Spartan Proposals at the Spartan Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the Spartan Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The Spartan Board shall recommend to its stockholders that they approve the Spartan Proposals and shall include such recommendation in the Proxy Statement. Notwithstanding the foregoing, if the Spartan Board, after consultation with its outside legal counsel, determines in good faith that failure to withdraw or modify its recommendation would be inconsistent with its fiduciary duties to Spartan’s stockholders under applicable Law, then the Spartan Board may withdraw or modify its recommendation in the Proxy Statement so long as Spartan (to the extent lawful and reasonably practicable) first provides the Company with at least 48 hours advance written notice of such withdrawal or modification.

(b)    Promptly following the execution of this Agreement, Spartan shall approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, as the sole stockholder of Merger Sub.

SECTION 7.03    Company Stockholders’ Written Consent. Promptly following the execution of this Agreement (and in any event within one (1) Business Day), the Company shall seek the irrevocable written consent, substantially in the form attached hereto as Exhibit G, of holders of the Requisite Approval (including the Key Company Stockholders) in favor of the approval and adoption of this Agreement and the Transactions, including the Merger (the “Written Consent”) and deliver a copy of the Written Consent to Spartan.

SECTION 7.04    Access to Information; Confidentiality.

(a)    From the date of this Agreement until the Effective Time, the Company and Spartan shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor Spartan shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b)    All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the confidentiality agreement, dated June 15, 2020 (the “Confidentiality Agreement”), between Spartan and the Company.

(c)    Notwithstanding anything in this Agreement to the contrary, each party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such advisor as if reasonably necessary, the intended Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

SECTION 7.05    Exclusivity. From the date of this Agreement and ending on the earlier of (a) the Closing and (b) the termination of this Agreement, but only, in the case of Spartan, to the extent not inconsistent with the fiduciary duties of the Spartan Board, the parties shall not, and shall cause their respective Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such party or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s Subsidiaries other than with the other parties to this Agreement and their respective Representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 7.05. Each party shall, and shall cause its Subsidiaries and its and their respective affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Each party also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof (to the extent so permitted under, and in accordance with the terms of, such confidentiality agreement). If a party or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing that such party is subject to an exclusivity agreement with respect to the Transaction that prohibits such party from considering such inquiry or proposal, but only, in the case of Spartan, to the extent not inconsistent with the fiduciary duties of the Spartan Board. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.05 by a party or any of its Subsidiaries or its or their respective affiliates or Representatives shall be deemed to be a breach of this Section 7.05 by such party.

SECTION 7.06    Employee Benefits Matters.

(a)    The parties shall cooperate to establish, prior to the filing of the definitive Proxy Statement, an equity incentive award plan that will allow the parties to effectuate the actions set forth in Section 3.01(d)(vi), which may include Spartan assuming the Company Stock Plan or establishing a new equity incentive award plan. In the event that Spartan determines to assume the Company Stock Plan, Spartan, Merger Sub and the Company shall cooperate to take all actions necessary for the adoption to take place prior to the Effective Time.

(b)    The Company shall cause all notices to be timely provided to each participant under the Company Stock Plan as required by the Company Stock Plan.

(c)    Spartan shall, or shall cause the Surviving Corporation or its applicable subsidiary to provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries (excluding any retiree health plans or programs, or defined benefit retirement plans or programs) for service accrued or deemed accrued prior to the Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, subject to the terms of all governing documents, Spartan shall use reasonable best efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by the Surviving Corporation or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing

Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, Surviving Corporation will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing with respect to the calendar year in which the Closing occurs.

(d)    Prior to the filing of the definitive Proxy Statement, Spartan will adopt a customary equity incentive plan that is reasonably acceptable to the Company.

(e)    Prior to the filing of the definitive Proxy Statement, the Company will amend and restate the employment agreements with each of the Company’s current chief executive officer and current chief financial officer (the “Employment Agreements”), which Employment Agreements shall contain market terms for a public company of similar size and industry to the Company.

(f)    The provisions of this Section 7.06 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, Spartan, the Surviving Corporation and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

SECTION 7.07    Directors’ and Officers’ Indemnification.

(a)    The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. Spartan further agrees that with respect to the provisions of the bylaws or limited liability company agreements of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law. For a period of six years from the Effective Time, Spartan agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Certificate of Incorporation or the bylaws of the Company in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(b)    For a period of six years from the Effective Time, Spartan shall maintain in effect directors’ and officers’ liability insurance (“D&O Insurance”) covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (true, correct and complete copies of which have been heretofore made available to Spartan or its agents or Representatives in the Virtual Data Room) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Spartan be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company for such insurance policy for the year ended December 31, 2019 (the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then Spartan will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, Spartan will maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Spartan is unable to obtain the insurance described in this Section 7.07(b) for an amount less than or equal to the Maximum Annual Premium, Spartan will instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Annual Premium.

(c)    On the Closing Date, Spartan shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Spartan with the post-Closing directors and officers of Spartan, which indemnification agreements shall continue to be effective following the Closing.

SECTION 7.08    Notification of Certain Matters. The Company shall give prompt notice to Spartan, and Spartan shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

SECTION 7.09    Further Action; Reasonable Best Efforts.

(a)    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b)    Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting, or video or telephone conference, with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting or conference. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

(c)    Notwithstanding the generality of the foregoing, Spartan shall use its reasonable best efforts to consummate the Private Placement in accordance with the Subscription Agreements, and the Company shall cooperate with Spartan in such efforts. Spartan shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), permit or consent to any amendment, supplement or modification to any Subscription Agreement that would reasonably be expected to cause the condition set forth in Section 8.02(j) to fail.

SECTION 7.10    Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Spartan and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the New York Stock Exchange, each of Spartan and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other party. Furthermore, nothing contained in this Section 7.10 shall prevent Spartan or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.10.

SECTION 7.11    Stock Exchange Listing. Spartan will use its reasonable best efforts to cause the Spartan Class A Common Stock issued in connection with the Transactions to be approved for listing on the New York Stock Exchange at Closing. During the period from the date hereof until the Closing, Spartan shall use its reasonable best efforts to keep the Spartan Units, Spartan Class A Common Stock and Spartan Warrants listed for trading on the New York Stock Exchange.

SECTION 7.12    Antitrust.

(a)    To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than ten (10) Business Days after the date of this Agreement, the Company and Spartan each shall file (or cause to be filed) with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report From as required by the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b)    Spartan and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications (with the exception of the filings, if any, submitted under the HSR Act); (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or video or telephonic conference with, any

Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give the other the opportunity to attend and participate in such in person, video or telephonic meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any in person, video or telephonic meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 7.12(b) may be restricted to outside counsel and may be redacted (i) to remove references concerning the valuation of the Company, and (ii) as necessary to comply with contractual arrangements.

(c)    No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 7.13    Trust Account. As of the Effective Time, the obligations of Spartan to dissolve or liquidate within a specified time period as contained in the Spartan Certificate of Incorporation will be terminated and Spartan shall have no obligation whatsoever to dissolve and liquidate the assets of Spartan by reason of the consummation of the Merger or otherwise, and no stockholder of Spartan shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, Spartan shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Spartan (to be held as available cash for immediate use on the balance sheet of Spartan, and to be used (a) to pay the Company’s and Spartan’s unpaid transaction expenses in connection with this Agreement and the Transactions and (b) thereafter, for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

SECTION 7.14    Tax Matters. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of Spartan, Merger Sub and the Company shall (a) use its respective reasonable best efforts to: (i) cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) not (and not permit or cause any of their affiliates, subsidiaries or Representatives to) take any action which to its knowledge could reasonably be expected to materially prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and (b) report the Merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger. For the avoidance of doubt, except as otherwise required pursuant to this Agreement, no party (or its respective affiliates and owners) shall be required to satisfy its obligations pursuant to this Section 7.14 by foregoing, reducing, or adversely modifying the amount, rights or nature of any shares, options or other property such party (or its respective affiliates or owners) is entitled to retain or receive pursuant to this Agreement (including indirectly by agreeing to grant, increase, or modify the amount, rights or nature of any shares, options or other property to which another party (or its respective affiliates or owners) is entitled to retain or receive pursuant to this agreement) without reasonable compensation therefor. To the extent the parties reasonably determine the

Transactions qualify as a tax-free incorporation pursuant to Section 351 of the Code, either in addition to or in lieu of the “reorganization” treatment discussed above, the parties agree to undertake similar obligations as set forth in this Section 7.14 in respect of such tax-free incorporation treatment.

SECTION 7.15    Directors. Spartan shall take all necessary action so that immediately after the Effective Time, the board of directors of Spartan is comprised of the individuals designated on Exhibit F.

SECTION 7.16    Extension. Spartan shall take all actions necessary to seek the approval of the stockholders of Spartan to extend the deadline for Spartan to consummate its initial business combination to a date after August 14, 2020 in accordance with the Spartan Organizational Documents so as to permit the consummation of the Transactions, including the Merger.

SECTION 7.17    Audited Financial Statements. The Company shall use reasonable best efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2018 and December 31, 2019, and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for such years, each audited in accordance with the auditing standards of the PCAOB (collectively, the “Audited Financial Statements”) not later than 30 days from the date of this Agreement.

ARTICLE VIII.

CONDITIONS TO THE MERGER

SECTION 8.01    Conditions to the Obligations of Each Party. The obligations of the Company, Spartan and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:

(a)    Written Consent. The Written Consent shall have been delivered to Spartan.

(b)    Spartan Stockholders’ Approval. The Spartan Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of Spartan in accordance with the Proxy Statement, the DGCL, the Spartan Organizational Documents and the rules and regulations of the New York Stock Exchange.

(c)    No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d)    HSR. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(e)    Stock Exchange Listing. The shares of Spartan Class A Common Stock shall be listed on the New York Stock Exchange, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

SECTION 8.02    Conditions to the Obligations of Spartan and Merger Sub. The obligations of Spartan and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company contained in (i) Section 4.01, Section 4.03 (other than clauses (a), (b), (c), (h) and (i) thereof, which is subject to clause

(iii) below), Section 4.04 and Section 4.22 shall each be true and correct in all material respects as of the date hereof and the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 4.08(c) shall be true and correct in all respects as of the date hereof and the Effective Time, (iii) Section 4.03(a), Section 4.03(b), Section 4.03(c), Section 4.03(h) and Section 4.03(i) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.01 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, Spartan, Merger Sub or their affiliates and (iv) the other provisions of Article IV shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)    Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)    Officer Certificate. The Company shall have delivered to Spartan a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d)    Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Effective Time.

(e)    Resignation. Other than those persons identified as continuing directors on Exhibit F, all members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Effective Time.

(f)    Registration Rights Agreement. All parties to the Registration Rights Agreement (other than Spartan and the Spartan stockholders party thereto) shall have delivered, or cause to be delivered, to Spartan copies of the Registration Rights Agreement duly executed by all such parties.

(g)    Lock-Up Agreements. All parties to the Lock-Up Agreements shall have delivered, or cause to be delivered, to Spartan copies of the Lock-Up Agreements duly executed by all such parties.

(h)    FIRPTA Tax Certificates. At least two (2) days prior to the Closing, the Company shall deliver to Spartan in a form reasonably acceptable to Spartan, a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which shall be filed by Spartan with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(i)    Spartan Net Tangible Assets. Spartan shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the Spartan Organizational Documents.

(j)    Private Placements. The sale and issuance by Spartan of Spartan Class A Common Stock in connection with the Private Placements shall have been consummated prior to or in connection with the Effective Time.

(k)    Financial Statements. The Company shall have delivered to Spartan the Audited Financial Statements.

SECTION 8.03    Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of Spartan and Merger Sub contained in (i) Section 5.01, Section 5.03 (other than clauses (a) and (e) thereof, which is subject to clause (iii) below), Section 5.04 and Section 5.12 shall each be true and correct in all material respects as of as of the date hereof and the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 5.08(c) shall be true and correct in all respects as of the date hereof and the Effective Time, (iii) Section 5.03(a) and Section 5.03(e) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.02 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, Spartan, Merger Sub or their affiliates and (iv) the other provisions of Article V shall be true and correct in all respects (without giving effect to any “materiality,” “Spartan Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Spartan Material Adverse Effect.

(b)    Agreements and Covenants. Spartan and Merger Sub shall have performed or complied (i) in all respects with the covenant in Section 7.16, and (ii) in all material respects with all other agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)    Officer Certificate. Spartan shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of Spartan, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d)    Material Adverse Effect. No Spartan Material Adverse Effect shall have occurred between the date of this Agreement and the Effective Time.

(e)    Registration Rights Agreement. Spartan shall have delivered a copy of the Registration Rights Agreement duly executed by Spartan and the Spartan stockholders party thereto.

(f)    Trust Fund. Spartan shall have made all necessary and appropriate arrangements with the Trustee to have all of the Trust Funds disbursed to Spartan immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available for immediate use to Spartan in respect of all or a portion of the payment obligations set forth in Section 7.13 and the payment of Spartan’s fees and expenses incurred in connection with this Agreement and the Transactions.

ARTICLE IX.

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or Spartan, as follows:

(a)    by mutual written consent of Spartan and the Company; or

(b)    by either Spartan or the Company if the Effective Time shall not have occurred prior to the date that is 180 days after the date hereof (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; and provided, further, that in the event that any Law is enacted after the date hereof extending the applicable waiting period under the HSR Act, the Outside Date shall automatically be extended by the length of any such extension; or

(c)    by either Spartan or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger; or

(d)    by either Spartan or the Company if any of the Spartan Proposals shall fail to receive the requisite vote for approval at the Spartan Stockholders’ Meeting; or

(e)    by Spartan if the Company shall have failed to deliver the Written Consent to Spartan within one (1) Business Day of execution of this Agreement; or

(f)    by Spartan upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that Spartan has not waived such Terminating Company Breach and Spartan and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Spartan may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Spartan to the Company; or

(g)    by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Spartan and Merger Sub set forth in this Agreement, or if any representation or warranty of Spartan and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating Spartan Breach”); provided that the Company has not waived such Terminating Spartan Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Spartan Breach is curable by Spartan and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as Spartan and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Spartan.

SECTION 9.02    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

SECTION 9.03    Expenses. Except as set forth in this Section 9.03 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated; provided that if the Closing shall occur, Spartan shall pay or cause to be paid, (i) the unpaid expenses of the Company incurred in connection with this Agreement and the Transactions, and (ii) any expenses of Merger Sub or its affiliates incurred in connection with this Agreement and the Transactions; it being understood that any payments to be made (or to cause to be made) by Spartan under this Section 9.03 shall be paid as soon as reasonably practicable upon consummation of the Merger and release of proceeds from the Trust Account.

SECTION 9.04    Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05    Waiver. At any time prior to the Effective Time, (i) Spartan may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of Spartan or Merger Sub, (b) waive any inaccuracy in the representations and warranties of Spartan or Merger Sub contained herein or in any document delivered by Spartan and/or Merger pursuant hereto and (c) waive compliance with any agreement of Spartan or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X.

GENERAL PROVISIONS

SECTION 10.01    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to Spartan or Merger Sub:

Spartan Energy Acquisition Corp.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Geoffrey Strong; Joseph Romeo

Email: gstrong@apollo.com; jromeo@apollo.com

with a copy to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: James Fox; Ramey Layne; John Kupiec

Email: jfox@velaw.com; rlayne@velaw.com; jkupiec@velaw.com

if to the Company:

Fisker Inc.

1850 Francisco Street, Suite B

Torrance, CA 90501

Attention: Henrik Fisker; Dr. Geeta Gupta-Fisker

Email: legal@fiskerinc.com

with a copy to:

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: David Schwartz; Albert Vanderlaan; Hari Raman; Mitch Zuklie

Email: dschwartz@orrick.com; avanderlaan@orrick.com; hraman@orrick.com; mzuklie@orrick.com

SECTION 10.02    Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.

SECTION 10.03    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04    Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any party without the prior express written consent of the other parties hereto.

SECTION 10.05    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.06    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10.07    Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

SECTION 10.08    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.09    Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10    Specific Performance.

(a)    The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(b)    Notwithstanding anything to the contrary in this Agreement, if prior to the Outside Date any party initiates an Action to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Outside Date will be automatically extended by: (A) the amount of time during which such Action is pending plus 20 Business Days; or (B) such other time period established by the court presiding over such Action.

SECTION 10.11    No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the other Transaction Documents, or the negotiation, execution, or performance or non-performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as parties to this Agreement or the applicable Transaction Document (the “Contracting Parties”) except as set forth in this Section 10.11. In no event shall any Contracting Party have any shared or vicarious liability for the actions or omissions of any other person. No person who is not a Contracting Party, including without limitation any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, financing source, attorney or Representative or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, financing source, attorney or Representative or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the other Transaction Documents or for any claim based on, in respect of, or by reason of this Agreement or the other Transaction Documents or their negotiation, execution, performance, or breach, except with respect to willful misconduct or common law fraud against the person who committed such willful misconduct or common law fraud, and, to the maximum extent permitted by applicable Law; and each party hereto waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. The parties acknowledge and agree that the Nonparty Affiliates are intended third-party beneficiaries of this Section 10.11. Notwithstanding anything to the contrary herein, none of the Contracting Parties or any Nonparty Affiliate shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing.

[Signature Page Follows.]

IN WITNESS WHEREOF, Spartan, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPARTAN ENERGY ACQUISITION CORP.

By	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

SPARTAN MERGER SUB INC.

By	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

FISKER INC.

By	/s/ Henrik Fisker
Name:	Henrik Fisker
Title:	Ceo

[Signature Page to Business Combination Agreement and Plan of Reorganization]

Annex B

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SPARTAN ENERGY ACQUISITION CORP.

Spartan Energy Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

A. The name of this corporation is Spartan Energy Acquisition Corp. Its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 13, 2017.

B. This Second Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of this corporation and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C. The text of the Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Fisker Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Section 1. Total Authorized

1.1    The total number of shares of all classes of stock that the Corporation has authority to issue is 915,000,000 shares, consisting of three classes: 750,000,000 shares of Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”), 150,000,000 shares of Class B Common Stock, $0.00001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and 15,000,000 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”).

1.2     The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor.

Section 2. Preferred Stock

2.1    The Corporation’s Board of Directors (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

2.2    Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.

Section 3. Rights of Class A Common Stock and Class B Common Stock

3.1    Except as otherwise provided in this Restated Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

3.2    Except as otherwise expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

3.3    Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B

Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

3.4    Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

3.5    Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

3.6    In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

ARTICLE V

Section 1. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

Section 2. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earliest of (i) the later of (a) ten (10) years from the Effectiveness Date (as defined below) and (b) the date that is one (1) year after the Separation Date (as defined below) of the last to Separate (as defined below) of the Founders (as defined below); and (ii) the date that is one (1) year after the death or Permanent Disability (as defined below) of the last to die or become Disabled (as defined below) of the Founders; and (iii) the date specified by the affirmative vote of the holders of Class B Common Stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class (each of the events referred to in (i), (ii) and (iii) are referred to herein as an “Automatic Conversion”). The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 2 of Article V to record holders of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person registered on the Corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Automatic Conversion shall be registered on the Corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

Section 3. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.

Section 4. Each share of Class B Common Stock held of record by a natural person, or by such person’s Permitted Transferees, shall automatically, without any further action by the Corporation or the holder thereof, convert into one share of Class A Common Stock upon the death or Permanent Disability of such holder; provided, however, that upon the death or Permanent Disability of the first to die or become Disabled of the Founders, subject to the other provisions of Section 2 of this Article V, the shares of Class B Common Stock held by such Founder prior to his or her death or Permanent Disability shall not convert into shares of Class A Common Stock unless the other Founder or a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of such other Founder does not have (whether by operation of law or pursuant to transfer agreements to be provided by the Corporation) voting and dispositive power with respect to such shares from and after such death or Permanent Disability; provided, further, that upon the death or Permanent Disability of the last to die or become Disabled of the Founders, the shares of Class B Common Stock held by such Founder shall automatically, without any further action by the Corporation or the holder thereof, convert into one share of Class A Common Stock in accordance with Section 2 of this Article V.

Section 5. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Restated Certificate of Incorporation or the Bylaws, relating to the administration of the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined in good faith by the Board) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

Section 6. Definitions.

6.1     “Convertible Security” shall mean any evidences of indebtedness, shares or other securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.

6.2     “Effectiveness Date” shall mean the date of the filing of this Restated Certificate of Incorporation.

6.3     “Founder” shall mean either Henrik Fisker or Dr. Geeta Gupta.

6.4     “Option” shall mean rights, options, restricted stock units or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or any Convertible Security.

6.5     “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

6.6     “Permitted IRA” shall mean an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (the “Code”), or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust.

6.7     “Permanent Disability” or “Disabled” shall mean a permanent and total disability such that the natural person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which would reasonably be expected to result in death within twelve (12) months or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.

6.8     “Permitted Entity” shall mean with respect to a Qualified Stockholder: (i) a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B

Common Stock held by such corporation; (ii) a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; or (iii) a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company.

6.9     “Permitted Foundation” shall mean with respect to a Qualified Stockholder: (i) a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Code so long as such Qualified Stockholder has dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust or organization and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Qualified Stockholder.

6.10     “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock: (i) by a Qualified Stockholder to (A) any Permitted Trust of such Qualified Stockholder, (B) any Permitted IRA of such Qualified Stockholder, (C) any Permitted Entity of such Qualified Stockholder, and (D) any Permitted Foundation of such Qualified Stockholder; or (ii) by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of a Qualified Stockholder to (A) such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

6.11     “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Permitted Transfer.

6.12     “Permitted Trust” shall mean with respect to a Qualified Stockholder: (i) a trust for the benefit of such Qualified Stockholder and for the benefit of no other person so long as the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to such Qualified Stockholder; (ii) a trust for the benefit of such Qualified Stockholder and/or persons other than such Qualified Stockholder so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to such Qualified Stockholder; or (iii) a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code or a reversionary interest so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust.

6.13     “Qualified Stockholder” shall mean: (i) the record holder of a share of Class B Common Stock as of the Effectiveness Date; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effectiveness Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, was outstanding as of the Effectiveness Date; (iii) each natural person who, prior to the Effectiveness Date, Transferred shares of capital stock of the Corporation to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder; (iv) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder; and (v) a Permitted Transferee.

6.14     “Separation Date” or “Separate” shall mean, with respect to a Founder, the date that both of the following conditions are met: (1) a Founder no longer serves as an “executive officer” (within the meaning of

Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Corporation and (2) the Founder no longer serves as a member of the Board.

6.15    “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 6 of Article V:

(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the Corporation is a party;

(iv) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(v) the fact that, as of the Effectiveness Date or at any time after the Effectiveness Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order); or

(vi) in connection with a merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, that has been approved by the Board, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation or if there occurs a Transfer on a cumulative basis, from and after the Effectiveness Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Effectiveness Date, holders of voting securities of any such entity or Parent of such entity, or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effectiveness Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Effectiveness Date, holders of voting securities of any such entity or Parent of such entity.

6.16    “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

Section 7. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.

Section 8. Notwithstanding anything to the contrary in Sections 1, 2, 3 or 4 of this Article V, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections 1, 2, 3 or 4 of this Article V occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock, such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock and no shares of Class B Common Stock shall be issued in payment thereof.

Section 9. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

ARTICLE VI

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board is authorized to assign members of the Board already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the Effectiveness Date, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Effectiveness Date and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Effectiveness Date. At each annual meeting of stockholders following the Effectiveness Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

Section 4. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the special rights of the holders of any series of Preferred Stock, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.

Section 5. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VII

Section 1. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Section 2. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII

The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, further, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE IX

Section 1. Subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2. Special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer or the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the General Corporation Law, this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws of the Corporation (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article X shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

ARTICLE XI

If any provision of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Restated Certificate of Incorporation (including without limitation, all portions of any section of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.

ARTICLE XII

Section 1. The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1 and 2.1 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 1.2 and 2 of Article IV, or Article V, Article VI, Article VI, Article VIII, Article IX, Article X, Article XI, or Section 1 of this Article XII (the “Specified Provisions”); provided, further, that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

Section 2. Notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), the affirmative vote of the holders of Class A Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Class B Common Stock, each voting separately as single classes, shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of Article XII.

* * *

IN WITNESS WHEREOF, Spartan Energy Acquisition Corp. has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer on this [        ][th] day of [        ], 2020.

Henrik Fisker
Chief Executive Officer

Annex C

FISKER INC.

2020 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals, (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Other Cash-Based Awards.

This Plan is a continuation of the Company’s 2016 Stock Plan, which the Company assumed from a Subsidiary and amended, restated and re-named into the form of this Plan effective as of the Effective Date.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and/or one or more Subsidiaries own a controlling interest.

(c)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(d)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Other Stock-Based Awards and Other Cash-Based Awards.

(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Parent or Subsidiary or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(h)    “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii)    The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization that does not result in a Change in Control under Section 2(h)(i));

(iii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)    The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)    a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)    a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3)    the Company; and

(4)    a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Code Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)    “Code Section 409A” means Code Section 409A, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(k)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(l)    “Common Stock” means the Class A common stock of the Company.

(m)    “Company” means Fisker Inc., a Delaware corporation, or any successor thereto.

(n)    “Director” means a member of the Board.

(o)    “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)    “Effective Date” means [●], 2020.

(q)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (A) any action described in Section 15 or any action taken in connection with a Change in Control transaction nor (B) any transfer or other disposition permitted under Section 14. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.

(t)     “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Code Section 409A.

(u)    “Fiscal Year” means the fiscal year of the Company.

(v)    “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(w)    “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or a Parent or Subsidiary to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(x)    “Inside Director” means a Director who is an Employee.

(y)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)    “Option” means a stock option granted pursuant to the Plan.

(bb)    “Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 11 other than an Other Stock-Based Award.

(cc)    “Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock pursuant to Section 11, including but not limited to (i) unrestricted Common Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Common Stock from the Company containing terms and conditions prescribed by the Administrator.

(dd)    “Outside Director” means a Director who is not an Employee.

(ee)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ff)    “Participant” means the holder of an outstanding Award.

(gg)    “Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Administrator: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(hh)    “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Performance Shares or Performance Units.

(ii)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(jj)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(kk)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ll)    “Plan” means this 2020 Equity Incentive Plan.

(mm)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(nn)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(qq)    “Service Provider” means an Employee, Director or Independent Contractor.

(rr)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ss)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(tt)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu)    “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.    Stock Subject  to the Plan.

(a)    Stock Subject  to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 24,097,751 Shares (the “Share Reserve”). The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the Share Reserve plus, to the extent allowable under Code Section 422 and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).

(b)    Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be automatically increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the lessor of (i) three percent (3%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year and (ii) such number of Shares determined by the Board.

(c)    Lapsed Awards. To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares that are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(d)    Shares Available Following Certain Transactions. Awards granted in accordance with applicable stock exchange requirements that are in substitution or exchange for awards previously granted by a company acquired by the Company or a Parent or Subsidiary or with which the Company or a Parent or Subsidiary combines shall not reduce the Shares authorized for issuance under the Plan or the limitations on grants to Outside Directors under Section 12, nor shall Shares subject to such Awards be added to the Shares available for issuance under the Plan as provided above (whether or not such Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or a Parent or Subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided above); provided that Awards using such available Shares shall not be made beyond the latest date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, Employees, Independent Contractors or Outside Directors immediately prior to such acquisition or combination.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value in accordance with Section 2(c);

(ii)    to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)    to institute and determine the terms and conditions of an Exchange Program; provided, however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders;

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

(ix)    to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to the terms and conditions of the Plan and compliance with all Applicable Laws, including, without limitation, Code Section 409A);

(x)    to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)    Delegation by the Administrator. To the extent permitted by Applicable Laws, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Any such delegation shall not limit the right of such Directors or officers to receive Awards; provided, however, that such Directors or officers may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or a Parent or Subsidiary, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or a Parent or Subsidiary. The Committee may also appoint agents who are not executive officers of the Company or Directors to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Common Stock.

(e)    Limitation of Liability. The Administrator and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished thereto by any officer or employee of the Company or any Parent, Subsidiary or Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Administrator and any officer or employee of the Company or any Parent, Subsidiary or Affiliate acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

5.    Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

(a)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted.

(b)    Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)    In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination as a result of the Participant’s Disability. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)    Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such notification. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

7.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued shares to the Company and again will become available for grant under the Plan.

8.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. The Administrator may provide that such dividend equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Administrator may specify. Absent a contrary provision in the Award Agreement, such dividend equivalents shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock Units with respect to which the dividends accrue and shall not be paid unless and until such Restricted Stock Units have settled.

(e)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement, which shall specify whether earned Restricted Stock Units may be settled in cash, Shares, or a combination of both.

(f)    Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.    Performance Units and Performance Shares.

(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Goals and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Without limiting the foregoing, the Administrator shall adjust any Performance Goals or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.    Other Stock-or Cash-Based Awards. The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Code Section 409A, unless the Administrator shall determine otherwise, the awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award. The Administrator may establish such other rules applicable to the Other Stock- or Cash-Based Awards as it deems appropriate, to the extent not inconsistent with the Plan.

12.    Outside Director Limitations. No Outside Director may receive Awards under the Plan with a total grant date fair value that, when combined with cash compensation received for service as an Outside Director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as an Outside Director. Grant date fair value for purposes of Awards to Outside Directors under the Plan will be determined as follows: (a) for Options and Stock Appreciation Rights, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or Stock Appreciation Right and (b) for all other Awards other than Options and Stock Appreciation Rights, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 12.

13.    Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Participant’s employer or

(b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

14.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)    Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award under this clause (D) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder; or (E) the opportunity for Participants to exercise the Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto.

(d)    Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

16.    Tax.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares or cash (including, without limitation, withholding cash from the proceeds of a sale of Shares subject to an Award), (iii) delivering to the Company already-owned Shares, or (iv) such other method as may be set forth in the Award Agreement; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c)    Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.

17.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary or Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary or Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.    Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

20.    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

21.    Term of Plan. Subject to Section 25 of the Plan, the restatement of the Company’s 2016 Stock Plan into this Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves the restatement of the Company’s 2016 Stock Plan into this Plan or the approval of such restatement by the Company’s stockholders, unless terminated earlier under Section 22 of the Plan.

22.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.    Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

27.    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would unintentionally disqualify the Plan or any Award under any Applicable Laws, such provision shall be construed or deemed amended to conform to the Applicable Laws or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16 of the Exchange Act) or Code Section 422 (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Code Section 422 (unless the Administrator has expressly determined that the Plan or such Award should not comply with Rule 16b-3 or Code Section 422, as applicable), in each case, only to the extent Rule 16b-3 and Code Section 422 are applicable. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Code Section 422, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

28.    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or a Parent or Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or a Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Parent or Subsidiary.

29.    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, nor its submission to the stockholders of the Company for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or a Parent or Subsidiary from taking any corporate action which is deemed by the Company or such Parent or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or a Parent or Subsidiary as a result of any such action.

30.    Status under ERISA. It is the intent of the Company that the Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

o O o

Annex D

FISKER INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

1.    General; Purpose.

(a)    The Plan provides a means by which Eligible Employees and/or Eligible Service Providers of either the Company or a Designated Company may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees and/or Eligible Service Providers.

(b)    The Company, by means of the Plan, seeks to retain and assist its Related Corporations or Affiliates in retaining the services of such Eligible Employees and Eligible Service Providers, to secure and retain the services of new Eligible Employees and Eligible Service Providers and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates.

(c)    The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminating basis. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan and, except with respect to a Non-423 Component, the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Company is participating in each separate Offering and if any Eligible Service Providers will be eligible to participate in a separate Offering. Eligible Employees will be able to participate in the 423 Component or Non-423 Component of the Plan. Eligible Service Providers will only be able to participate in the Non-423 Component of the Plan.

2.    Administration.

(a)    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)    To designate from time to time which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii)    To designate from time to time which persons will be Eligible Service Providers and which Eligible Service Providers will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iv)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(v)    To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(vi)    To suspend or terminate the Plan at any time as provided in Section 12.

(vii)    To amend the Plan at any time as provided in Section 12.

(viii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(ix)    To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees or Eligible Service Providers who are non-U.S. nationals or employed or providing services or located or otherwise subject to the laws of a jurisdiction outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements.

(c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    Shares of Common Stock Subject to the Plan.

(a)    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 3,213,034 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending on (and including) the first day of the 2032 Fiscal Year, in an amount equal to one-half percent (0.5%) of the total number of shares of Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)    If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)    The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.    Grant of Purchase Rights; Offering.

(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees and/or Eligible Service Providers under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)    The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Offering Period and Purchase Period.

5.    Eligibility.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or, solely with respect to the Non-423 Component, Employees of an Affiliate or Eligible Service Providers.

(b)    The Board may provide that Employees will not be eligible to be granted Purchase Rights under the Plan if, on the Offering Date, the Employee (i) has not completed at least two (2) years of service since the Employee’s last hire date (or such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board in its discretion), (iv) is an Officer, (v) is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, or (vi) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the Code. Unless otherwise determined by the Board for any Offering Period, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee customarily works more than twenty (20) hours per week and more than five (5) months per calendar year.

(c)    No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)    An Eligible Service Provider will not be eligible to be granted Purchase Rights unless the Eligible Service Provider is providing bonafide services to the Company or a Designated Company on the applicable Offering Date.

(f)    Notwithstanding anything set forth herein except for Section 5(e) above, the Board may establish additional eligibility requirements, or fewer eligibility requirements, for Employees and/or Eligible Service Providers with respect to Offerings made under the Non-423 Component even if such requirements are not consistent with Section 423 of the Code.

6.    Purchase Rights; Purchase Price.

(a)    On each Offering Date, each Eligible Employee or Eligible Service Provider, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock (rounded down to the nearest whole share) purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of Eligible Employees, such percentage or maximum dollar amount will in either case not exceed 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering, unless otherwise provided for in an Offering.

(b)    The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable on exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.    Participation; Withdrawal; Termination.

(a)    An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified by the Company, an enrollment form provided by the Company or any third party designated by the Company (each, a “Company Designee”). The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a Company Designee or otherwise be segregated.

(b)    If permitted in the Offering, a Participant may begin Contributions with the first payroll or payment date occurring on or after the Offering Date (or, in the case of a payroll date or payment date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll or payment will be included in the new Offering) or on such other date as set forth in the Offering. If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable laws or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.

(c)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. On such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions without interest and such Participant’s Purchase Right in that Offering will then terminate. A Participant’s withdrawal from that Offering will have no effect on his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(d)    Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Eligible Employee or Eligible Service Provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services and the date of the termination of employment or service for purposes of the Plan. As soon as practicable, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(e)    During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f)    Unless otherwise specified in the Offering or required by applicable laws, the Company will have no obligation to pay interest on Contributions.

8.    Exercise of Purchase Rights.

(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock (rounded down to the nearest whole share), up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)    Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date in an Offering, then such remaining amount will roll over to the next Offering.

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued on such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, non-U.S. and other securities, exchange control, and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than three (3) months from the original Purchase Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest.

9.    Covenants of the Company. The Company will seek to obtain from each U.S. federal or state, non-U.S. or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights or to issue and sell Common Stock on exercise of such Purchase Rights.

10.    Designation of Beneficiary.

(a)    The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock or Contributions from the Participant’s account under the Plan if the Participant dies before such shares or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation or change must be on a form approved by the Company or as approved by the Company for use by a Company Designee.

(b)    If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.    Capitalization Adjustments; Dissolution or Liquidation; Corporate Transactions.

(a)    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding, and conclusive.

(b)    In the event of a dissolution or liquidation of the Company, the Board will shorten any Offering then in progress by setting a New Purchase Date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

(c)    In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) prior to the Corporate Transaction under the outstanding Purchase Rights (with such actual date to be determined by the Board in its sole discretion), and the Purchase Rights will terminate immediately after such purchase. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

12.    Amendment, Termination or Suspension of the Plan.

(a)    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Common Stock available for issuance under the Plan, (ii) expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

(b)    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)    Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right or the 423 Component complies with the requirements of Section 423 of the Code.

13.    Section 409A of the Code; Tax Qualification.

(a)    Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled, or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b)    Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan and in no event will the Company, any Related Corporation or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

14.    Effective Date of Plan. The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within twelve (12) months before or after the date the Plan is adopted (or, if required under Section 12(a) above, amended) by the Board.

15.    Miscellaneous Provisions.

(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired on exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)    The Plan and the Offerings do not constitute an employment or service contract. Nothing in the Plan or in the Offerings will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue his or her employment or service relationship with the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment or service of a Participant.

(d)    The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules. For purposes of litigating any dispute that may arise directly or indirectly from the Plan or any Offering, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

(e)    If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)    If any provision of the Plan does not comply with applicable laws or regulations, such provision will be construed in such a manner as to comply with applicable laws or regulations.

16.    Withholding of Taxes; Other Charges. To the extent tax withholding or the payment of similar tax obligations is required by applicable federal, state, local or non-U.S. law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan or any Offering including, without limitation, any such taxes payable on (a) any Contributions, (b) the benefit derived from acquiring shares of Common Stock at an exercise price that is less than the Fair Market Value of such shares, and (c) the transfer of shares of Common Stock to the Participant or a person designated by the Participant, including a sale or other disposition of the shares. The obligations of the Company under the Plan shall be conditioned on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Participants shall be solely responsible for any commissions or other charges imposed with respect to the sale or transfer of shares of Common Stock pursuant to the terms of this Plan. Each of the Company and any Related Corporation, as applicable, is authorized to deduct, or cause to be deducted, from any amounts payable to a Participant, and may also undertake any other action reasonably necessary to permit compliance with applicable tax withholding laws, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable to or for the account of a Participant or requiring, as a condition to the transfer of shares of Common Stock to such Participant or a person designated by such Participant, payment of any applicable withholding tax.

17.    Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b)    “Affiliate” means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Capitalization Adjustment” means, with respect to the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board, a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Common Stock, subdivision of the Common Stock, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs.

(e)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f)    “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(g)    “Common Stock” means the Class A common stock of the Company.

(h)    “Company” means Fisker Inc., a Delaware corporation.

(i)    “Contributions” means the payroll deductions or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and other payments during the Offering.

(j)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a transfer of all or substantially all of the Company’s assets;

(ii)    a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or

(iii)    the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock.

(k)    “Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.

(l)    “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component will not be a Related Corporation participating in the Non-423 Component.

(m)    “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(n)    “Director” means a member of the Board.

(o)    “Effective Date” means [●], 2020.

(p)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan. For purposes of the Plan, the employment relationship will be treated as continuing intact while the Employee is on sick leave or other leave of absence approved by the Company or a Related Corporation or Affiliate that directly employs the Employee. Where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(q)    “Eligible Service Provider” means a natural person other than an Employee or Director who (i) is designated by the Committee to be an “Eligible Service Provider,” (ii) provides bonafide services to the Company or a Related Corporation, (iii) is not a U.S. taxpayer and (iv) meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such person also meets the requirements for eligibility to participate set forth in the Plan.

(r)    “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation or Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(t)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(u)    “Fair Market Value” means, as of any date, the value of a share of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in such source as the Board deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in such source as the Board deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board in compliance with applicable laws and regulations and in a manner that complies with Section 409A of the Code.

(v)    “Fiscal Year” means the fiscal year of the Company.

(w)    “New Purchase Date” means a new Purchase Date set by shortening any Offering then in progress.

(x)    “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees and Eligible Service Providers.

(y)    “Offering” means the grant to Eligible Employees or Eligible Service Providers of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(z)    “Offering Date” means a date selected by the Board for an Offering to commence.

(aa)    “Officer” means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.

(bb)    “Participant” means an Eligible Employee or Eligible Service Provider who holds an outstanding Purchase Right.

(cc)    “Plan” means this Fisker Inc. 2020 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(dd)    “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ee)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(ff)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(gg)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(hh)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ii)    “Trading Day” means any day on which the exchange or market on which shares of Common Stock are listed is open for trading.

o O o

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Spartan Energy Acquisition Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Geoffrey Strong and James Crossen (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Spartan Energy Acquisition Corp. (the “Company” or “Spartan”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on                     , 2020 at             [a.m./p.m.] Eastern Time via live webcast at             , and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7 AND 8 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	☒	SPARTAN ENERGY ACQUISITION CORP.—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7 AND 8 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 9.

(1)

The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of July 10, 2020 (the “Business Combination Agreement”), among Spartan Energy Acquisition Corp. (“Spartan”), Spartan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Spartan (“Merger Sub”), and Fisker Inc., a Delaware corporation (“Fisker”), pursuant to which Merger Sub will merge with and into Fisker, with Fisker surviving the merger as a wholly owned subsidiary of Spartan and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(4)

The Dual Class Charter Proposal—To consider and vote upon a proposal to implement a dual class stock structure comprised of Class A Common Stock, which will carry one vote per share, and Class B Common Stock, which will carry 10 votes per share (the “Dual Class Charter Proposal”). The Dual Class Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

							FOR ☐	AGAINST ☐	ABSTAIN ☐
					(5)

The Additional Charter Proposal—To consider and vote upon a proposal to eliminate provisions in Spartan’s amended and restated certificate of incorporation relating to Spartan’s initial business combination that will no longer be applicable to Spartan following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Fisker Inc.” and make certain other changes that the Spartan Board deems appropriate for a public operating company (the “Additional Charter Proposal” and, together with the Authorized Share Charter Proposal, the Director Classification Charter Proposal and the Dual Class Charter Proposal, the “Charter Proposals”). The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

							FOR ☐	AGAINST ☐	ABSTAIN ☐

	Stockholder Certification. I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other stockholder with respect to the Shares in connection with the proposed business combination.	STOCKHOLDER CERTIFICATION ☐

(2)

The Authorized Share Charter Proposal—To consider and vote upon a proposal to (a) increase the number of authorized shares of Spartan’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 200,000,000 shares to 750,000,000 shares, (b) increase the number of authorized shares of Spartan’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), from 20,000,000 shares to 150,000,000 shares, and (c) increase the number of authorized shares of Spartan’s Preferred Stock, par value $0.0001 per share, from 1,000,000 shares to 15,000,000 shares. The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(6)	The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Fisker options) of 46,318,959 shares of Class A Common Stock (including 918,637 shares of Class A Common Stock issued to HF Holdco, LLC, an affiliate of Henrik Fisker and Dr. Geeta Gupta and 15,494,879 shares of Class A Common Stock underlying options to purchase Class A Common Stock held by Henrik Fisker and Dr. Geeta Gupta) and 129,122,242 shares of Class B Common Stock in the business combination and (b) the issuance and sale of 50,000,000 shares of Class A Common Stock in the private offering of securities to certain investors in connection with the business combination (the “NYSE Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Director Classification Charter Proposal—To consider and vote upon a proposal to reclassify the board of directors (the “Spartan Board”) of Spartan (the “Director Classification Charter Proposal”). The Director Classification Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the Fisker Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”). The 2020 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	The ESPP Proposal—To consider and vote upon a proposal to approve and adopt the Fisker Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) and material terms thereunder (the “ESPP Proposal”). The ESPP Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(9)

The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2021 annual meeting of stockholders, two directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

	Nominees:	FOR ALL NOMINEES ☐	WITHHOLD VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT* ☐
01 Henrik Fisker 02 Dr. Geeta Gupta 03 Wendy J. Greuel 04 Mark E. Hickson 05 Roderick K. Randall 06 Henry S. Ward 07 Nadine I. Watt
Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominee(s) on the line below:

(10)	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated

Signature

(Signature If Held Jointly)

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7 and 8 and “FOR ALL NOMINEES” on Proposal No. 9. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.